     As filed with the Securities and Exchange Commission on June 23, 2006

                                                     Registration No. 333-132586

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                 AMENDMENT NO. 3
                                       TO

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                            RELATIONSERVE MEDIA, INC.
                 (Name of Small Business Issuer in Its Charter)

           DELAWARE                         4899                 43-2053462
(State or Other Jurisdiction of (Primary Standard Industrial  (I.R.S. Employer
Incorporation or Organization)   Classification Code Number) Identification No.)

                   877 EXECUTIVE CENTER DRIVE WEST, SUITE 300
                          ST. PETERSBURG, FLORIDA 33702
                                 (727) 576-6630
   (Address and Telephone Number of Registrant's Principal Executive Offices)

                                   ----------

                                  PAUL SOLTOFF
                             CHIEF EXECUTIVE OFFICER
                            RELATIONSERVE MEDIA, INC.
                   877 EXECUTIVE CENTER DRIVE WEST, SUITE 300
                          ST. PETERSBURG, FLORIDA 33702
                                 (727) 576-6630
            (Name, Address and Telephone Number of Agent for Service)

                                    Copy to:
                             HARVEY J. KESNER, ESQ.
                 OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                               65 EAST 55TH STREET
                            NEW YORK, NEW YORK 10022
                                 (212) 451-2300

                                   ----------

 AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT
                (Approximate Date of Proposed Sale to the Public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933 ("Securities Act"), check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the
Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

================================================================================

                         CALCULATION OF REGISTRATION FEE


                                                         PROPOSED
                                                         MAXIMUM
                                                         OFFERING    PROPOSED MAXIMUM      AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES        AMOUNT TO BE   PRICE PER   AGGREGATE OFFERING   REGISTRATION
TO BE REGISTERED                        REGISTERED(1)     SHARE            PRICE              FEE
-------------------------------------   -------------   ---------   ------------------   ------------

Common Stock, par value $0.001 per
share outstanding                         39,798,393    $1.945(2)     $ 77,407,874.77    $ 8,282.64
Common Stock underlying $2.00 per
share Warrants                               812,500    $1.945(3)     $  1,580,312.50    $   169.09
Common Stock underlying $3.50 per
share Warrants                               524,257    $ 3.50(4)     $  1,834,899.50    $   196.33
Common Stock underlying $0.25 per
share Warrants                             4,419,000    $1.945(3)     $     8,594,955    $   919.66
Common Stock underlying $1.50
Debentures                                25,630,000    $1.945(3)     $    49,850,350    $ 5,333.97
Common Stock underlying $0.01
Warrants                                   6,647,515    $1.945(3)     $ 12,929,415.70    $ 1,383.45
Common Stock Underlying $3.85 Options        600,000    $ 3.85(5)     $     2,310,000    $   247.17
   TOTAL                                  78,431,665                  $154,507,807.48    $16,532.34(6)


(1)  Pursuant to Rule 416 of the Securities Act, the shares of common stock offered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions. A portion of the securities to be registered are subject to provisions which require the Registrant to register the resale of 130% of the Common Stock issuable upon the exercise of certain warrants and convertible debentures.

(2)  Estimated at $1.945 per share, the average of the bid and ask price of common stock as reported on the OTC Bulletin Board regulated quotation service on March 14, 2006, for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act.

(3)  Estimated at $1.945 per share, the average of the bid and ask price of common stock as reported on the OTC Bulletin Board regulated quotation service on March 14, 2006, for the purpose of calculating the registration fee in accordance with Rule 457(g)(3) under the Securities Act.

(4)  Based on the exercise price of the warrants, for the purpose of calculating the registration fee in accordance with Rule 457(g)(3) under the Securities
     Act.

(5)  Based on the exercise price of the options, for the purpose of calculating the registration fee in accordance with Rule 457(g)(3) under the Securities
     Act.

(6)  The filing fee has been previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the
Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                                        2

                  Subject to completion, dated June 23, 2006

                                   PROSPECTUS

                            RELATIONSERVE MEDIA, INC.
                   877 Executive Center Drive West, Suite 300
                          St. Petersburg, Florida 33702
                                 (727) 576-6630

                        75,042,845 Shares of Common Stock

This prospectus relates to the sale by certain selling stockholders identified in this prospectus of up to an aggregate of 75,044,398 shares of common stock, par value $0.001 per share. All of such shares of common stock are being offered for resale by the selling stockholders.

The prices at which the selling stockholders may sell shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any of the proceeds from the sale of these shares by the selling stockholders. However, we will receive proceeds from the exercise of warrants if exercised by the selling stockholder.

We will bear all costs relating to the registration of the common stock, other than any selling stockholder's legal or accounting costs or commissions.

Our common stock is quoted on the regulated quotation service of the OTC
Bulletin Board under the symbol "RSVM.OB." The last sales price of our common stock on June 21, 2006 as reported by the OTC Bulletin Board was $0.95 per share.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the Registration Statement filed with the
Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD READ
THIS ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE SECTION ENTITLED "RISK FACTORS"
BEGINNING ON PAGE 5 WHICH DESCRIBES CERTAIN MATERIAL RISK FACTORS YOU SHOULD
CONSIDER BEFORE INVESTING.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS
PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                  The date of this prospectus is June __, 2006

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
   OF OPERATIONS.........................................................    23
MANAGEMENT'S DISCUSSION AND ANALYSIS OF RELATIONSERVE'S FINANCIAL
   CONDITION AND RESULTS OF OPERATION....................................    29
DESCRIPTION OF BUSINESS..................................................    43
RELATIONSERVE MEDIA, INC. UNAUDITED CONDENSED COMBINED PRO FORMA

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES
   ACT LIABILITIES.......................................................    86
CHANGES IN ACCOUNTANT....................................................    87

You should rely only on the information contained in this prospectus and in any prospectus supplement we may file after the date of this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The
Selling Stockholders will not make an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus or any supplement is accurate as of the date on the front cover of this prospectus or any supplement only, regardless of the time of deliversxy of this prospectus or any supplement or of any sale of
Common Stock. Our business, financial condition, results of operations and prospects may have changed since that date.

                                        i

                               PROSPECTUS SUMMARY

The following summary highlights aspects of the offering. This prospectus does not contain all of the information that may be important to you. You should read this entire prospectus carefully, including the "Risk Factors" section and the financial statements, related notes and the other more detailed information appearing elsewhere in this prospectus before making an investment decision.
Unless otherwise indicated, all references to "we", "us", "our" and similar terms and any references to the "Registrant" refer to RelationServe Media, Inc.
and its subsidiaries, and not to the selling stockholders.

OVERVIEW

We are a holding company organized for the purpose of acquiring, owning, and managing various marketing and advertising businesses, primarily involving the
Internet. Since February 2006 our SendTec marketing services business has become our dominant operation. On March 17, 2006, our board of directors authorized that our name be changed to SendTec, Inc., subject to stockholder approval. For the twelve months ended December 31, 2005, we reported revenues of $11,302,780 derived solely from our RelationServe Access and Friendsand.com businesses, all of which is attributable to our RelationServe Access business. As indicated
below under Recent Developments, we recently sold our RelationServe Access business. On a pro-forma basis (prior to the sale of RelationServe Access), our consolidated revenues for 2005, including SendTec's revenues as if it had been owned during the entire 2005 fiscal year, was $49,072,522. In addition, for the three months ended March 31, 2006, we had revenues of $8.5 million of which $7.2 million is attributable to SendTec and $1.3 million is attributable to
RelationServe Access. However, on a combined pro forma basis for the year ended
December 31, 2006 (prior to the sale of RelationServe Access) we had a net loss for the 2005 fiscal year of $15,068,650 (including the pro forma effect of
$8,737,500 of non-cash interest associated with financing the transaction and stock-based compensation of $4,774,323) and for the quarter ended March 31, 2006 we had a net loss of $5,134,529. We are unable to predict if we will achieve profitability in future periods.

SendTec is a marketing company, primarily involved in direct response marketing, a type of advertising that sells products and services directly to the consumer using the internet, television, print, radio and other forms of advertising media. SendTec's clients include national advertisers in over 50 industries, including but not limited: publishing, entertainment services, auto, financials services, retail, health and beauty, public storage and software. SendTec's services include: (1) developing marketing and advertising plans, (2) producing
Internet advertising such as emails, websites, display ads and other forms of
Internet advertising tactics to sell products and services, or generate consumer leads, (3) produce television commercials, print advertisements, and radio commercials to sell products and generate consumer leads, (4) plan, buy and sell media on the Internet and in other media channels such as television, radio, print, etc., and; (5) produce sales or leads for advertising clients by using media we own, or venture with internet media outlets and traditional media outlets. In providing services to our clients, SendTec generates revenue in the following ways: First, receiving media commissions as a percentage of media purchased. In other words, the advertiser pays SendTec $1,000 and SendTec retains a 15% agency commission equating to $150 in consideration for planning and facilitating the media purchase. Second, buying or venturing unsold media inventory to generate sales and leads for SendTec's clients. The industry refers to this as performance-based media, and in this example, SendTec retains the net difference between what the advertisers pays SendTec for producing a sale or generating a consumer lead, and what the media outlet, such as an Internet publisher or television station charges SendTec. For example, SendTec is paid
$100 to generate a customer, and the media outlet agrees to charge SendTec $75 for using its media time to generate the customer. We consider this performance-based media, because if sale or lead does not result, then SendTec does not have to pay for the media, and the advertiser client does not owe
SendTec anything. Third providing marketing and business consulting services on an hourly basis. Fourth charging for production services at cost plus markups.

In addition to SendTec, we also own and operate one smaller business,
Friendsand.com.

RECENT DEVELOPMENTS

We were unable to satisfy the EBITDA financial covenant for the quarter ended
March 31, 2006 required under the securities purchase agreement relating to the purchase of debentures issued by our subsidiary SendTec Acquisition Corp. We have been granted a waiver for our failure to comply with the financial covenants contained in the

                                        1

securities purchase agreement for the three months ended March 31, 2006 and we are currently taking steps to avoid non-compliance in the future which include reviewing our cost structure and negotiating to revise the terms of the financial covenants in the securities purchase agreement. Accordingly in the event that we are unsuccessful in revising such covenants and we are unable to comply with the financial covenants for the periods subsequent to March 31,
2006, the debenture holders could declare our debentures to be in default and accelerate the maturity of the debentures and require us to pay increased interest and any default penalties.

On May 3, 2006, we increased the size of our board of directors from two to four directors, and elected Robert Beauregard and Vincent Addonisio to fill the vacancies created by such increase. Messrs. Beauregard and Addonisio were both appointed, along with Paul Soltoff, to the newly formed special committee of the board of directors, which is authorized to consider strategic alternatives relating to our subsidiaries RelationServe Access, Inc. and Friendsand, Inc.
including the negotiating and sale of such entities. On June 5, 2006, we entered into a definitive agreement to sell substantially all of the business and assets of RelationServe Access. The closing of the agreement occurred on June 15, 2006 and the purchase price includes $1.4 million in cash and the assumption of certain liabilities. Pursuant to the Agreement, we agreed to remain liable for certain contingencies and liabilities, and any liabilities in excess of $3 million. In addition to the foregoing, we will discontinue the business of
Friendsand.com, Inc. ("Friendsand") and will cease all operations by June 30,
2006 unless a purchaser is identified for some or all of the assets or business of Friendsand.

CORPORATE HISTORY

RelationServe, Inc., was incorporated in Delaware in March 2005. On May 16, 2005
RelationServe (Delaware), through two wholly-owned subsidiaries, acquired certain internet marketing assets from Omni Point Marketing, LLC, a Florida limited liability company, and the internet social networking community,
Friendsand.com LLC, a Delaware limited liability company from its owners. Prior to such acquisitions, RelationServe had no business or assets until it acquired assets from Omni Point Marketing, LLC and Friendsand.com LLC.

On June 13, 2005 we completed a reverse merger whereupon RelationServe
(Delaware) stockholders acquired a controlling interest in Chubasco Resources
Corp., a Nevada corporation, which was an exploration stage company engaged in the business of mineral exploration in British Columbia.

In connection with the Merger certain Chubasco stockholders also cancelled their shares of Chubasco common stock.

On June 15, 2005 Chubasco filed an amendment to its articles of incorporation to change its name to RelationServe Media, Inc. from Chubasco Resources Corp. As a result of these transactions, RelationServe Media became the public reporting company, RelationServe (Delaware) became our wholly-owned subsidiary, all business operations of Chubasco ceased, and our principal executive offices were relocated to Fort Lauderdale, Florida.

On August 29, 2005, RelationServe Media, Inc., a Nevada corporation, reincorporated in Delaware by merging with and into RelationServe (Delaware), so that RelationServe (Nevada) and RelationServe (Delaware) became a single corporation named RelationServe Media, Inc.

As a result of the merger, all of the assets, property, rights, privileges, powers and franchises of RelationServe (Nevada) became vested in and held by the surviving corporation and the surviving corporation assumed all of the obligations of RelationServe (Nevada). We decided to reincorporate in Delaware due to the sophistication of the Delaware Chancery Court which generally oversees matters involving Delaware's General Corporate Law and the overall predictability of its corporate law.

BACKGROUND OF THE SENDTEC ACQUISITION

On August 9, 2005, we entered into an asset purchase agreement with
theglobe.com, Inc. for the purchase of the business and substantially all of the assets of SendTec. The purchase price for SendTec under the agreement was
$37,500,000, subject to adjustment, and the assumption of certain liabilities.
Since at the time of the execution and delivery of the asset purchase agreement we lacked sufficient financing to consummate the transaction, our

                                        2

commitment to purchase the assets included as a condition to closing that we obtain adequate financing to consummate the transaction on or before October 31,
2005. As part of our negotiations to provide financing for the acquisition of
SendTec, we were required to restructure the transaction so that the acquiring entity of the assets of SendTec would initially operate independently from the date of the purchase (October 31, 2005). The reason for this structure was that the entities providing the financing desired that their lien on the SendTec assets be structurally senior to the remainder of our business until such time as we had audited financials for the nine months ended September 30, 2005 and we could demonstrate that we met the following financial milestones for the nine months ended September 30, 2005: (i) revenues of at least $9 million for the nine months ended September 30, 2005, (ii) adjusted EBITDA of at least $1.00 million for the nine matters ended September 20, 2005, (iii) our allowance for doubtful accounts together with other charges incurred that reduced accounts receivables for the nine matters ended September 30, 2005 were less than 50% of the consolidated revenues set forth in the audited financials and (iv) our cash collected attributable to consolidated revenues was at least $4 million for the nine months ended September 30, 2005.

Accordingly, on October 31, 2005 we assigned our rights under the agreement to an affiliated company, SendTec Acquisition Corp., or STAC, and entered into agreements providing for financing of the transactions. STAC financed its purchase of SendTec by issuing (a) 10,000,000 shares of its par value $0.001 common stock to the Company for $10,000,000 in cash and (b) $34,950,000 of its
6% debentures due October 30, 2009 to institutional investors. In addition, three of the debenture holders also purchased 279,669 shares of STAC's redeemable preferred stock at a price of $1.00 per share for net proceeds of approximately $280,000 and STAC management purchased 531,700 shares of STAC common stock for $531,700. STAC also issued, non-cash consideration, an additional 4,774,323 shares of its common stock to the management team of
SendTec. Each share of STAC preferred stock possessed 100 votes per share, representing approximately 64% of the total voting interests of STAC. We retained approximately 23% of the total voting interests in STAC. The remaining voting interests in STAC were owned by the management team.

As a result of requirements under the acquisition financing arrangements described herein, from October 31, 2005, the acquisition date of SendTec, through February 3, 2006, the date that we provided evidence reasonably satisfactory to the purchasers that we had achieved the milestones, as amended,
STAC operated independently and was our minority-owned affiliate. Following the satisfaction of these financial milestones, on February 3, 2006, among other transactions STAC became our wholly-owned subsidiary. Among the other transactions which occurred on February 3, 2006 were that we guaranteed the obligations of STAC and pledged our assets as security for the debentures in the principal amount of $34,950,000 that SendTec entered into on October 31, 2005 and the debentures became convertible into our common stock. In addition, the
STAC common stock held by the management team also was exchanged for 9,506,380 shares of our common stock and the our preferred stock was converted into
7,621,991 shares of our common stock.

We maintain our principal executive offices at 877 Executive Center Drive West,
Suite 300, St. Petersburg, Florida 33702. SendTec also maintains an office in
New York City. We presently have 131 employees.

RATIONALIZATION PLAN

Upon becoming our wholly-owned subsidiary, SendTec management and RelationServe management commenced a joint review of the collective operations, synergies, and, opportunities, which is ongoing. During the three month period following
October 31, 2005 and prior to February 3, 2006, we operated RelationServe and
Friendsand.com wholly-independently from SendTec due to legal and structural limitations imposed under the STAC financing arrangements. During the first quarter of 2006, initial steps were taken to reduce staff at RelationServe and
Friendsand.com, eliminate redundant positions and activities, replace certain members of management, and evaluate additional opportunities for cost savings through consolidation, reduction, disposition of assets or businesses, and other means in an emphasis to streamline the businesses and implement a workable plan to consolidate the management and operations of two synergistic but highly divergent companies operating in two locations, with potential inefficiencies and redundant administration. As a result of this review we replaced Danielle
Karp as our president and Ohad Jehassi as our chief operating officer. We also hired Paul Soltoff as our chief executive officer, Eric Obeck as our president and Donald Gould as our chief financial officer all of whom were long-term
SendTec senior management. We also retained Michael Brauser as Chairman of the
Board as well as certain other officers. In addition, we may take additional steps which can not be determined at this time, which may include further reducing

                                        3

our staff, combining administrative functions, relocating all or a portion of its operations, terminating certain activities or operations, or selling or disposing of assets of operations. Certain actions may require the consent of our debenture holders and require us to recognize accounting charges for discontinued or disposed operations.

During the initial phase of management's review, we recognized that certain financial covenants required under the securities purchase agreement relating to the purchase of the debentures would likely not be met during the fourth quarter of 2005, and possibly thereafter. These covenants included STAC having a minimum
EBITDA of $1,725,000 and $5,200,000 for the fourth quarter of 2005 and the fiscal year ended December 31, 2005, respectively. In addition, management believed that, without amendments to the financial covenants in the securities purchase agreement, we could potentially have been in breach of certain of the financial covenants for 2006 and thereafter. Under the terms of the debentures, failure to satisfy the financial covenants in the securities purchase agreement could be an event of default. As a result, in consideration of the issuance of an aggregate of 525,000 shares of our common stock to the debenture holders, the financial covenants in the securities purchase agreement were revised so that
STAC was required to have minimum EBITDA for the fourth quarter of 2005 and the fiscal year ended December 31, 2005 of $625,000 and $4,350,000, respectively. In addition, certain of our covenants for 2006 and thereafter were revised. We believe that our ability to satisfy the original financial covenants was adversely affected by, among other things, non-cash accounting charges, unexpected costs and inefficiencies of operating as two separate entities required by the terms of the debentures until STAC became wholly-owned, the impact of Hurricane Katrina and Wilma on the national economy and on Florida in particular where both RelationServe and SendTec were forced to close or operate at reduced staffing levels for several weeks, significant senior management and extensive junior personnel changes at RelationServe and Friendsand, poor morale, cultural differences, and uncertainty during the transition period, and increased costs at Friendsand. In addition, the business of RelationServe experienced a downturn, and social networking sites, such as Friendsand, became the focus of regulatory and public scrutiny as concerns have been raised by individuals and regulatory agencies relating to (1) what represents legitimate content and (2) the possibility for exploitation and predation using the medium.
In particular there is a concern that certain content in social networking and community interest sites may only be appropriate for adults and may be exploited by persons to the detriment of minors. These factors continue to impact us as a whole and we were unable to satisfy the EBITDA financial covenant for the quarter ended March 31, 2006 required under the securities purchase agreement.
We have received a waiver for our failure to comply with this covenant. We are negotiating to revise the terms of the financial covenants in the securities purchase agreement for the period subsequent to March 31, 2006. In addition, we recently formed a special committee of the board of directors which is authorized to consider strategic alternatives relating to RelationServe Access and Friendsand including the negotiation and sale of such entities. On June 5,
2006, we entered into a definitive agreement to sell substantially all of the business and assets of RelationServe Access. The closing of the agreement occurred on June 15, 2006 and the purchase price includes $1.4 million in cash and the assumption of certain liabilities. Pursuant to the Agreement, we agreed to remain liable for certain contingencies and liabilities, and any liabilities in excess of $3 million. In addition to the foregoing, we will discontinue the business of Friendsand and will cease all operations by June 30, 2006 unless a purchaser is identified for some or all of the assets or business of Friendsand.

THE OFFERING

Common Stock Offered by
Selling Stockholders             75,042,845 shares of common stock of which
                                 35,698,952 shares are issuable upon the
                                 exercise of options, warrants and debentures.
                                 In addition, we are registering 3,388,820
                                 additional shares that we were required to
                                 register pursuant to the terms of our
                                 registration rights agreement with the
                                 debenture holders.

Use of Proceeds                  We will not receive any proceeds from the sale
                                 of shares in this offering by the selling
                                 stockholders. However, we will receive proceeds
                                 from the exercise of the warrants if they are
                                 exercised by the selling stockholders. We
                                 intend to use any proceeds for working capital
                                 and general corporate purposes.

OTC Bulletin Board Symbol        RSVM.OB

Common Stock Outstanding         As of June 9, 2006, we had 42,755,082 shares of
                                 common stock issued and outstanding. Except for
                                 3,216,500 shares, the resale of which was
                                 registered in February 2005, the balance of our
                                 issued and outstanding shares, which represents
                                 approximately 92% of our issued and outstanding
                                 shares, are being offered by this prospectus.

                                        4

                                  RISK FACTORS

                   RISKS RELATING TO THE CONSOLIDATED COMPANY

Our acquisition of SendTec occurred on February 3, 2006. All references to
SendTec's risks herein are intended to refer prospectively to periods on and following the acquisition.

WE PREVIOUSLY AMENDED FINANCIAL COVENANTS TO ENSURE THAT WE WERE NOT IN DEFAULT
UNDER DEBENTURES AND WE RECEIVED A WAIVER FOR OUR FAILURE TO COMPLY WITH
FINANCIAL COVENANTS FOR THE THREE MONTHS ENDED MARCH 31, 2006.

Following the issuance of the Debentures we recognized that certain financial covenants required under the Securities Purchase Agreement relating to the
Debentures would likely not be met during the fourth quarter of 2005, and possibly thereafter. These covenants included STAC having minimum EBITDA of
$1,725,000 and $5,200,000, for the fourth quarter of 2005 and fiscal 2005, respectively. As a result on February 3, 2006, in consideration of us issuing
525,000 shares of our common stock to the holders of the Debentures in accordance with their respective ownership of the Debentures, the covenants in the Debentures were revised so that STAC was required to have minimum EBITDA for the fourth quarter of 2005 and the fiscal year ended December 31, 2005 of
$625,000 and $4,350,000, respectively. In addition, based on our own view that we could potentially be in default of certain financial covenants for 2006, certain of our financial covenants were revised for 2006. These include requiring us to have EBITDA of $8,434,000 for fiscal 2006 (including EBITDA of at least $1,257,000, $2,013,000, $2,824,000 for the first quarter, second quarter, third quarter and fourth quarter of 2006, respectively) as opposed to
$9,730,000 and thereafter quarterly EBITDA of $2,840,000 until the Debentures are paid in full as opposed to $2,875,000. While we were able to satisfy the
EBITDA financial covenants for the fourth quarter of 2005 and fiscal 2005 because we had EBITDA for such periods of $714,542 and $4,415,277, respectively, for the first quarter of 2006, we only had EBITDA of ($2,507,544) which is below the required covenant amount. Our failure to comply with the first quarter
EBITDA requirement is due to decreased activity and increased losses in the
RelationServe and Friendsand businesses, among other things. While we have been granted a waiver for our failure to comply with the EBITDA financial covenant for the first quarter of 2006 and we are currently taking steps to avoid non-compliance in the future which include reviewing our cost structure and negotiating to again revise the terms of the financial covenants in the
Securities Purchase Agreement for periods subsequent to March 31, 2006 to date we have not reached an agreement with the debenture holders to revise the financial covenants. Accordingly in the event that we are unsuccessful in revising the terms of the financial covenants and we are unable to comply with the financial covenants for the periods subsequent to March 31, 2006, the debenture holders could declare our debentures to be in default, and accelerate the maturity of the debentures, plus increased interest, and any default penalties. Because all of our subsidiaries are pledged to the debenture holders and are guarantors of the debt owing to Debentureholders, such action would have a material adverse effect on our business and operations, and our ability to continue to operate.

IF AN EVENT OF DEFAULT OCCURS UNDER THE DEBENTURES OTHER THAN A COVENANT
DEFAULT, IT COULD RESULT IN A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, OPERATING
RESULTS, OR FINANCIAL CONDITION AS THE DEBENTURE HOLDERS MAINTAIN A FIRST
PRIORITY SECURITY INTEREST ON ALL OF OUR ASSETS AND ON THE ASSETS OF OUR
SUBSIDIARIES.

On October 31, 2005, STAC issued $34.95 million of Senior Secured Convertible
Debentures due October 30, 2009 that effective February 3, 2006 became convertible into shares of our Common Stock at a conversion price of $1.50 per share and are guaranteed by us and each of our subsidiaries. The Debenture holders have a first priority security interest on all of our assets and on the assets of our subsidiaries. In addition to failing to satisfy financial covenants in the securities purchase agreement, events of default include, but are not limited to, the following:

     o    failure to pay interest, principal payments or liquidated damages if and when due;

     o    a breach of any material covenant or term or condition of the
          Debenture or any of the transaction documents;

                                        5

     o    a default or event of default (subject to any grace or cure period provided for in the applicable agreement, document or instrument)
          under any of the transaction documents, or any other material agreement, lease, document or instrument;

     o    a breach of any representation or warranty made in the Debenture or the other transaction documents;

     o    certain bankruptcy and bankruptcy related matters;

     o    a default by us or any of our subsidiaries in any of its material obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of any of them in an amount exceeding $75,000 ($150,000 in the case of the Company); and

     o    a Registration Statement for the shares issuable upon conversion of the Debentures and exercise of certain warrants shall not have been declared effective by the SEC on or prior to the 120th calendar day after February 3, 2006; or shall lapse after effectiveness.

In addition to the foregoing, the failure to satisfy financial covenants in the securities purchase agreement could be deemed an event of default under the debentures. If we default on our obligations under our Debentures or related agreements, the cash required to pay such amounts will most likely come out of our working capital. Since we rely on our working capital for our day-to-day operations, such a default would have a material adverse effect on our business, operating results, or financial condition. In such event, we may be forced to restructure, file for bankruptcy, sell assets, or cease operations, any of which would put our Company, our investors and the value of our Common Stock, at significant risk. Further, our obligations under the Debentures are secured by substantially all of our assets. Failure to fulfill our obligations under the
Debentures and related agreements could lead to loss of these assets, which would be detrimental to our operations.

THE RESTRICTIONS ON OUR ACTIVITIES CONTAINED IN THE DEBENTURES COULD NEGATIVELY
IMPACT OUR ABILITY TO OBTAIN FINANCING FROM OTHER SOURCES.

So long as any portion of the Debentures remain outstanding, we are restricted from incurring additional indebtedness other than certain permitted indebtedness consisting of (i) a working capital credit facility up to $3,000,000 which may have a second priority interest in our accounts receivables and inventory, (ii)
trade payables and indebtedness consisting of capitalized lease obligations and purchase money indebtedness incurred in connection with the acquisition of capital assets and obligations under sale-leaseback arrangements with respect to newly acquired or leased assets and (iii) such obligations which are not secured by liens on any of our assets or STAC assets existing as of the date that the
Debentures were originally issued. To the extent that additional debt financing is required for us to conduct our operations, the restrictions from incurring additional indebtedness in the Debentures could materially adversely impact our ability to achieve our operational objective.

WE HAD A NET LOSS FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND ON A COMBINED
PRO FORMA BASIS WE EXPERIENCED A SIGNIFICANT LOSS FOR THE YEAR ENDED DECEMBER
31, 2005.

While we had $1,095,993 of operating income on a combined pro forma basis for the year ended December 31, 2005, we experienced a net loss of $15,068,650 on a combined pro forma basis for the year ended December 31, 2005 and we had a net loss of $5,134,529 for the three months ended March 31, 2006. We are unable to predict if we will achieve profitability in future periods. In order to achieve and maintain profitability, we will need to generate significant revenues. If we do not continue to increase our revenues, our business, results of operations, and financial condition could be materially and adversely affected.

                                        6

WE MAY BE UNABLE TO EFFECTIVELY INTEGRATE SENDTEC OR ADDITIONAL TARGETED ASSETS
OR MAY INCORRECTLY ASCERTAIN THE MERITS OR RISKS OF OUR OR SUCH TARGETED ASSETS
OPERATIONS.

The success of the SendTec acquisition will depend, in part, on our ability to realize the benefits of enhanced resources, growth opportunities and other synergies of combining with SendTec and to effectively leverage the SendTec marketing and technical resources. We are exposed to risks related to the integration, management, and retention of acquired client relationships, operations and personnel. Integration of the businesses will be complex, time-consuming and may disrupt the combined company's businesses if not completed in a timely and efficient manner. Some of the difficulties that the combined company may encounter include:

     o    diversion of management's attention from other business concerns;

     o    inability to use the acquired resources effectively; and

     o    demonstrating to the combined company's customers, vendors and partners that the acquisition will not result in adverse changes to their relationships.

We may also be affected by numerous risks inherent in our operations and the operations of additional targeted assets. Although our management will endeavor to evaluate the risks inherent in our business, other targeted businesses, and the industry generally, we cannot assure that we will properly ascertain or assess all of the significant risk factors.

WE MAY REQUIRE ADDITIONAL FUNDING TO SUPPORT OUR OPERATIONS AND CAPITAL
EXPENDITURES, WHICH MAY NOT BE AVAILABLE AND WHICH LACK OF AVAILABILITY COULD
ADVERSELY AFFECT OUR BUSINESS.

We may need additional funds to support our growth, fund future acquisitions, pursue business opportunities, react to unforeseen difficulties and to respond to competitive pressures. There can be no assurance that any financing arrangements will be available in amounts or on terms acceptable, if at all.
Furthermore, the sale of additional equity or convertible debt securities may result in further dilution to existing stockholders. If we raise additional funds through the issuance of debt, we will be required to service that debt and we are likely to become subject to restrictive covenants and other restrictions contained in the instruments governing that debt, which may limit our operational flexibility. If adequate additional funds are not available, we may be required to delay, reduce the scope of, or eliminate material parts of the implementation of our business strategy, including the possibility of additional acquisitions or internally developed businesses.

WE MAY MAKE ADDITIONAL ACQUISITIONS, WHICH COULD DIVERT MANAGEMENT'S ATTENTION,
CAUSE OWNERSHIP DILUTION, AND BE DIFFICULT TO INTEGRATE.

Our business strategy depends in part upon our ability to identify, structure, and integrate acquisitions, in addition to SendTec, that are complementary with our business model. Acquisitions, strategic relationships, and investments in the technology and Internet sectors involve a high degree of risk. We may also be unable to find a sufficient number of attractive opportunities, if any, to meet our objectives. Although many technology and Internet companies have grown in terms of revenue, few companies are profitable or have competitive market share. Our potential acquisitions, relationships, investment targets, and partners may have histories of net losses and may expect net losses for the foreseeable future.

Acquisition transactions are accompanied by a number of risks that could harm us and our business, operating results, and financial condition. These risks apply to our completed acquisitions and acquisitions we may undertake in the future, including:

     o    We could experience a substantial strain on our resources, including time and money, and may not be successful;

                                        7

     o    Our management's attention may be diverted from our ongoing business concerns;

     o    While integrating new companies, we may lose key executives or other employees of these companies;

     o    We could experience customer dissatisfaction or performance problems with an acquired company or technology;

     o    We may become subject to unknown or underestimated liabilities of an acquired entity or incur unexpected expenses or losses from such acquisitions; and

     o    We may incur possible impairment charges related to goodwill or other intangible assets or other unanticipated events or circumstances, any of which could harm our business.

Consequently, we might not be successful in integrating any acquired businesses, products or technologies, and might not achieve anticipated revenue and cost benefits.

WE MAY BE UNABLE TO EFFECT AN ADDITIONAL ACQUISITION OR INCORRECTLY ASCERTAIN
THE MERITS OR RISKS OF AN ADDITIONAL ACQUIRED COMPANY.

To the extent we complete an acquisition, we may be affected by numerous risks inherent in its business operations. Although our management will endeavor to evaluate the risks inherent in a business or industry, we cannot assure an investor that we will properly ascertain or assess all of the significant risk factors.

WE MAY BE UNABLE TO ATTRACT AND RETAIN KEY EMPLOYEES.

Failure to attract and retain necessary technical personnel and skilled management could adversely affect our business. Our success depends to a significant degree upon our ability to attract, retain and motivate highly skilled and qualified personnel. Our ability to attract and retain employees was negatively impacted by the unexpected costs and inefficiencies of operating as two separate entities as required by the Debentures and the impact of Hurricane
Katrina and Wilma with the result being that we had significant senior management and extensive junior personnel changes, and poor morale, since we needed two separate management groups and there was confusion and uncertainty among our employees relating to our corporate structure. While we believe these problems have been substantially rectified, if we fail to attract, train and retain sufficient numbers of these highly qualified people, our prospects, business, financial condition, and results of operations will be materially and adversely affected. Our success also depends on the skills, experience, and performance of key members of our management team. The loss of any key employee, could have an adverse effect on our prospects, business, financial condition, and results of operations.

The lack of experience of our management team puts us at a competitive disadvantage. Our management team lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. The individuals who now constitute management have never had responsibility for managing a publicly traded company.
Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. There can be no assurance that our management will be able to implement and affect programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance, and reporting requirements. Our failure to do so could lead to penalties, loss of trading liquidity, and regulatory actions and further result in the deterioration of our business.

WE MAY NOT BE ABLE TO EFFECTIVELY MANAGE OUR GROWTH.

Our strategy envisions continuing to grow our business. If we fail to effectively manage growth, our financial results could be adversely affected.
Additional growth may place a strain on management systems and resources. We must continue to refine and expand our business development capabilities, systems, and processes as well as our access to financing sources. As we grow, we must continue to hire, train, supervise, and manage new employees. We may not be able to:

                                        8

     o    meet our capital needs;

     o    expand our systems effectively or efficiently or in a timely manner;

     o    allocate our human resources optimally;

     o    identify and hire qualified employees or retain valued employees; or

     o    incorporate effectively the components of additional business that we may acquire in our effort to achieve growth.

IF WE ARE UNABLE TO OBTAIN ADEQUATE INSURANCE, OUR FINANCIAL CONDITION COULD BE
ADVERSELY AFFECTED IN THE EVENT OF UNINSURED OR INADEQUATELY INSURED LOSS OR
DAMAGE. OUR ABILITY TO EFFECTIVELY RECRUIT AND RETAIN QUALIFIED OFFICERS AND
DIRECTORS COULD ALSO BE ADVERSELY AFFECTED IF WE EXPERIENCE DIFFICULTY IN
OBTAINING ADEQUATE DIRECTORS' AND OFFICERS' LIABILITY INSURANCE.

We may not be able to obtain insurance policies on terms affordable to us that would adequately insure our business and property against damage, loss, or claims by third parties. To the extent our business or property suffers any damages, losses, or claims by third parties that are not covered or adequately covered by insurance, our financial condition may be materially adversely affected.

We may be unable to secure or maintain insurance as a public company to cover liability claims made against our officers and directors. If we are unable to adequately insure our officers and directors, we may not be able to retain or recruit qualified officers and directors. Our Debentures require $8 million of directors and officers insurance and key man insurance on the life of Paul
Soltoff, without which the Debentures may be in default.

IF WE ARE UNABLE TO COMPETE IN THE HIGHLY COMPETITIVE PERFORMANCE-BASED
ADVERTISING AND SEARCH MARKETING INDUSTRIES, WE MAY EXPERIENCE REDUCED DEMAND
FOR OUR PRODUCTS AND SERVICES.

We expect to operate in a highly competitive environment. We principally compete with other companies in the following main areas:

     o    sales to merchant advertisers of performance-based advertising; and

     o    services that allow merchants to manage their advertising campaigns across multiple networks and track the success of these campaigns.

Although we expect to pursue a strategy that allows us to potentially partner with all relevant companies in the industry, there are certain companies in the industry that may not wish to partner with us.

We expect competition to intensify in the future because current and new competitors can enter our market with little difficulty. The barriers to entering such markets are relatively low. In fact, many current Internet and media companies presently have the technical capabilities and advertiser bases to enter the search marketing service industry. Further, if the consolidation trend continues among the larger media and search engine companies with greater brand recognition, the share of the market remaining for us and other smaller search marketing services providers could decrease, even though the number of smaller providers could continue to increase. These factors could adversely affect our competitive position in the search marketing services industry.

Some of our competitors, as well as potential entrants into our market, may be better positioned to succeed in this market. They may have:

     o    longer operating histories;

                                        9

     o    more management experience;

     o    an employee base with more extensive experience;

     o    a better ability to service customers in multiple cities in the United
          States and internationally by virtue of the location of sales offices;

     o    larger customer bases;

     o    greater brand recognition; and

     o    significantly greater financial, marketing and other resources.

In addition, many current and potential competitors can devote substantially greater resources than we can to promotion, web site development, and systems development. Furthermore, there are numerous larger, more well-established and well-financed entities with which we will compete and that could acquire or create competing companies and/or invest in or form joint ventures in categories or countries of interest to us, all of which could adversely impact our business. Any of these trends could increase competition and reduce the demand for any of our services.

WE ARE SUSCEPTIBLE TO GENERAL ECONOMIC CONDITIONS, AND A DOWNTURN IN ADVERTISING
AND MARKETING SPENDING BY MERCHANTS COULD ADVERSELY AFFECT OUR OPERATING
RESULTS.

Our operating results will be subject to fluctuations based on general economic conditions, in particular those conditions that impact merchant-consumer transactions. If there were to be a general economic downturn that affected consumer activity in particular, however slight, then we would expect that business entities, including our merchant advertisers and potential merchant advertisers, could substantially and immediately reduce their advertising and marketing budgets. We believe that during periods of lower consumer activity, merchant spending on advertising and marketing is more likely to be reduced, and more quickly, than many other types of business expenses. These factors could cause a material adverse effect on our operating results.

                       RISKS RELATED TO SENDTEC'S BUSINESS

ANY DECREASE IN DEMAND FOR SENDTEC'S ONLINE MARKETING SERVICES COULD
SUBSTANTIALLY REDUCE SENDTEC'S REVENUES.

To date, a substantial portion of SendTec's revenues have been derived from
Internet advertising. SendTec expects that online advertising will continue to account for a substantial portion of revenues for the foreseeable future.
However, SendTec's revenues from Internet advertising may decrease in the future for a number of reasons, including the following:

     o    the rate at which Internet users click on advertisements or take action in response to an advertisement has always been low and could decline as the volume of Internet advertising increases;

     o    Internet users can install software programs that allow them to prevent advertisements from appearing on their screens or block the receipt of emails;

     o    advertisers may prefer an alternative Internet advertising format, product or service which SendTec might not offer at that time; and

     o    SendTec may be unable to make the transition to new Internet advertising formats preferred by advertisers.

                                       10

IF SENDTEC'S PRICING MODELS ARE NOT ACCEPTED BY ITS ADVERTISER CLIENTS, SENDTEC
COULD LOSE CLIENTS AND ITS REVENUES COULD DECLINE.

Most of SendTec's services are offered to advertisers based on cost-per-action or cost-per-click pricing models, under which advertisers only pay SendTec if
SendTec provides the results they specify. These results-based pricing models differ from the fixed-rate pricing model used by many Internet advertising companies, under which the fee is based on the number of times the advertisement is shown without regard to effectiveness. SendTec's ability to generate significant revenues from advertisers will depend, in part, on SendTec's ability to demonstrate the effectiveness of these primary pricing models to advertisers, who may be more accustomed to a fixed-rate pricing model.

Furthermore, intense competition among websites and other Internet advertising providers has led to the development of a number of alternative pricing models for Internet advertising. The proliferation of multiple pricing alternatives may confuse advertisers and make it more difficult for them to differentiate among alternatives. In addition, it is possible that new pricing models may be developed and gain widespread acceptance that are not compatible with SendTec's business model or SendTec's technology. These alternatives, and the likelihood that additional pricing models will be introduced, make it difficult for SendTec to project the levels of advertising revenues or the margins that SendTec, or the Internet advertising industry in general, will realize in the future. If advertisers do not understand the benefits of SendTec's pricing models, then the market for SendTec's services may decline or develop more slowly than SendTec expects, which may limit SendTec's ability to grow their revenues or cause their revenues to decline.

SENDTEC DEPENDS ON A LIMITED NUMBER OF CLIENTS FOR A SIGNIFICANT PERCENTAGE OF
THEIR REVENUES, AND THE LOSS OF ONE OR MORE OF THESE ADVERTISERS COULD CAUSE
SENDTEC'S REVENUES TO DECLINE.

For the year ended December 31, 2005, revenues from SendTec's two largest clients, Sureclick Promotions and Real Networks accounted for an aggregate of
43.8% of its total revenues. SendTec believes that a limited number of clients will continue to be the source of a substantial portion of their revenues for the foreseeable future. Key factors in maintaining SendTec's relationships with these clients include SendTec's performance on individual campaigns, the strength of SendTec's professional reputation, and the relationships of
SendTec's key executives with client personnel. To the extent that SendTec's performance does not meet client expectations, or its reputation or relationships with one or more major clients are impaired, SendTec's revenues could decline and its operating results could be adversely affected.

ANY LIMITATION ON SENDTEC'S USE OF DATA DERIVED FROM CLIENTS' ADVERTISING
CAMPAIGNS COULD SIGNIFICANTLY DIMINISH THE VALUE OF SENDTEC'S SERVICES AND CAUSE
SENDTEC TO LOSE CLIENTS AND REVENUES.

When an individual visits SendTec's clients' websites, SendTec uses technologies, including cookies and web beacons, to collect information such as the user's IP address, advertisements delivered by SendTec that have been viewed by the user, and responses by the user to such advertisements. SendTec aggregates and analyzes this information to determine the placement of advertisements across SendTec's affiliate network of advertising space. Although the data SendTec collects from campaigns of different clients, once aggregated, are not identifiable, SendTec's clients might decide not to allow SendTec to collect some or all of this data or might limit SendTec's use of this data. Any limitation on SendTec's ability to use such data could make it more difficult for SendTec to deliver online marketing programs that meet client demands.

In addition, although SendTec's contracts generally permit SendTec to aggregate data from advertising campaigns, SendTec's clients might nonetheless request that SendTec discontinue using data obtained from their campaigns that have already been aggregated with other clients' campaign data. It would be difficult, if not impossible, to comply with these requests, and such requests could result in significant expenditures of resources, interruptions, failures or defects or use in SendTec's data collection, mining, and storage systems.
Privacy concerns regarding the collection or use of user data, could also limit
SendTec's ability to aggregate and analyze data from SendTec's clients. Under such circumstances, SendTec may lose clients and their revenues may decline.

                                       11

IF THE MARKET FOR INTERNET ADVERTISING FAILS TO CONTINUE TO DEVELOP, SENDTEC'S
REVENUES AND SENDTEC'S OPERATING RESULTS COULD BE HARMED.

SendTec's future success is highly dependent on the continued use and growth of the Internet as an advertising medium. The Internet advertising market is relatively new and rapidly evolving, and it uses different measurements than traditional media to gauge effectiveness. As a result, demand for and market acceptance of Internet advertising services is uncertain and subject to change.
Many of SendTec's current or potential advertiser clients have little or no experience using the Internet for advertising purposes and have allocated only limited portions of their advertising budgets to the Internet. The adoption of
Internet advertising, particularly by those entities that have historically relied upon traditional media for advertising, requires the acceptance of a new way of conducting business, exchanging information, measuring success, and evaluating new advertising products and services. Such clients find Internet advertising to be less effective for promoting their products and services than traditional advertising media. SendTec cannot assure that the market for
Internet advertising will continue to grow or become sustainable. If the market for Internet advertising fails to continue to develop or develops more slowly than SendTec expects, SendTec's revenues and business could be harmed.

                RISKS RELATED TO THE SUPPLY OF ADVERTISING SPACE

SENDTEC DEPENDS ON ONLINE PUBLISHERS FOR ADVERTISING SPACE TO DELIVER ITS
CLIENTS' ADVERTISING CAMPAIGNS, AND ANY DECLINE IN THE SUPPLY OF ADVERTISING
SPACE AVAILABLE THROUGH SENDTEC'S NETWORK COULD CAUSE SENDTEC'S REVENUES TO
DECLINE.

The websites, search engines, and email publishers that sell or venture their advertising space to or with SendTec are not bound by long-term contracts that ensure SendTec a consistent supply of advertising space, which SendTec refers to as their inventory. SendTec generates a significant portion of revenues from the advertising inventory provided by a limited number of publishers. In most instances, publishers can change the amount of inventory they make available to
SendTec at any time, as well as the price at which they make it available. In addition, publishers may place significant restrictions on SendTec's use of their advertising inventory. These restrictions may prohibit advertisements from specific advertisers or specific industries, or restrict the use of certain creative content or format. If a publisher decides not to make inventory available to SendTec, or decides to increase the price, or places significant restrictions on the use of such inventory, SendTec may not be able to replace this with inventory from other publishers that satisfy SendTec's requirements in a timely and cost-effective manner. If this happens, SendTec's revenues could decline or SendTec's cost of acquiring inventory may increase.

SENDTEC'S GROWTH MAY BE LIMITED IF IT IS UNABLE TO OBTAIN SUFFICIENT ADVERTISING
INVENTORY THAT MEETS SENDTEC'S PRICING AND QUALITY REQUIREMENTS.

SendTec's growth depends on its ability to effectively manage and expand the volume of its inventory of advertising space. To attract new advertisers,
SendTec must increase its supply of inventory that meets its performance and pricing requirements. SendTec's ability to purchase or venture sufficient quantities of suitable advertising inventory will depend on various factors, some of which are beyond its control. These factors include:

     o    SendTec's ability to offer publishers a competitive price for their inventory;

     o    SendTec's ability to estimate the quality of the available inventory;
          and

     o    SendTec's ability to efficiently manage its existing advertising inventory.

In addition, the number of competing Internet advertising networks that purchase advertising inventory from websites, search engine and email publishers continues to increase. SendTec cannot assure that SendTec will be able to purchase or venture advertising inventory that meets its performance, price, and quality requirements, and if it cannot do so, SendTec's ability to generate revenues could be limited.

ANY LIMITATION ON SENDTEC'S ABILITY TO POST ADVERTISEMENTS THROUGHOUT ITS
NETWORK OF ADVERTISING SPACE COULD HARM SENDTEC'S BUSINESS.

                                       12

SendTec executes advertising programs for clients primarily by posting advertisements, which it refers to as ad delivery, on SendTec's affiliate network of advertising space. SendTec's business could suffer from a variety of factors that could limit or reduce its ability to post advertisements across
SendTec's affiliate network, including:

     o    technological changes that render the delivery of SendTec's advertisements obsolete or incompatible with the operating systems of consumers and/or the systems of online publishers;

     o    lawsuits or injunctions based on claims that SendTec's ad delivery methodologies violate the proprietary rights of other parties and regulatory or legal restrictions; and

     o    interruptions, failures or defects in SendTec's ad delivery and tracking systems.

CONSOLIDATION OF ONLINE PUBLISHERS MAY IMPAIR SENDTEC'S ABILITY TO PROVIDE
MARKETING SERVICES, ACQUIRE ADVERTISING INVENTORY AT FAVORABLE RATES AND COLLECT
CAMPAIGN DATA.

The consolidation of Internet advertising networks, web portals, search engines and other online publishers could eventually lead to a concentration of desirable advertising inventory on a very small number of networks and large websites. Such concentration could:

     o    increase SendTec's costs if these publishers use their greater bargaining power to increase rates for advertising inventory;

     o    impair SendTec's ability to provide marketing services if these publishers prevent SendTec from distributing SendTec's clients'
          advertising campaigns on their websites or if they adopt ad delivery systems that are not compatible with SendTec's ad delivery methodologies.

SENDTEC'S BUSINESS COULD BE HARMED IF THE USE OF TRACKING TECHNOLOGY IS
RESTRICTED OR BECOMES SUBJECT TO NEW REGULATION.

In conjunction with the delivery of advertisements to websites, SendTec typically places small files of information, commonly known as cookies, on an
Internet user's hard drive, generally without the user's knowledge or consent.
Cookie information is passed to SendTec through an Internet user's browser software. SendTec uses cookies to collect information regarding the advertisements SendTec delivers to Internet users and their interaction with these advertisements. SendTec uses this information to identify Internet users who have received SendTec's advertisements in the past and to monitor and prevent potentially fraudulent activity. In addition, SendTec's technology uses this information to monitor the performance of ongoing advertising campaigns and plan future campaigns.

Some Internet commentators and privacy advocates have proposed limiting or eliminating the use of cookies and other Internet tracking technologies, and legislation has been introduced in some jurisdictions to regulate Internet tracking technologies. The European Union has already adopted a directive requiring that when cookies are used, the user must be informed and offered an opportunity to opt-out of the cookies' use. If there is a further reduction or limitation in the use of Internet tracking technologies such as cookies:

     o    SendTec may have to replace or re-engineer SendTec's tracking technology, which could require significant amounts of SendTec's time and resources, may not be completed in time to avoid losing clients or advertising inventory, and may not be commercially or technically feasible;

     o    SendTec may have to develop or acquire other technology to prevent fraud; and

     o    SendTec may become subject to costly and time-consuming litigation or investigations due to SendTec's use of cookie technology or other technologies designed to collect Internet usage information.

                                       13

Any one or more of these occurrences could result in increased costs, require
SendTec to change its business practices or divert management's attention.

IF SENDTEC OR ITS ADVERTISER OR PUBLISHER CLIENTS FAIL TO COMPLY WITH
REGULATIONS GOVERNING CONSUMER PRIVACY, SENDTEC COULD FACE SUBSTANTIAL COSTS AND
SENDTEC'S BUSINESS COULD BE HARMED.

SendTec's collection, maintenance and sharing of information regarding Internet users could result in lawsuits or government inquiries. These actions may include those related to U.S. federal and state legislation or European Union directives limiting the ability of companies like SendTec to collect, receive and use information regarding Internet users. Litigation and regulatory inquiries are often expensive and time-consuming and the outcome is uncertain.
Any involvement by SendTec in any of these matters could require SendTec to:

     o    spend significant amounts on SendTec's legal defense;

     o    divert the attention of senior management from other aspects of
          SendTec's business;

     o    defer or cancel new product launches as a result of these claims or proceedings; and

     o    make changes to SendTec's present and planned products or services.

Further, SendTec cannot assure that its advertiser and publisher clients are currently in compliance, or will remain in compliance, with their own privacy policies, regulations governing consumer privacy or other applicable legal requirements. SendTec may be held liable if its clients use SendTec's technology or its data or SendTec collects on their behalf in a manner that is not in compliance with applicable laws or regulations or its or their own stated
privacy standards.

SENDTEC MAY BE LIABLE FOR CONTENT IN THE ADVERTISEMENTS IT DELIVERS FOR
SENDTEC'S CLIENTS.

SendTec may be liable to third parties for content in the advertisements they deliver if the artwork, text or other content involved violates copyrights, trademarks, or other intellectual property rights of third parties or if the content is defamatory. Although SendTec generally receives warranties from its advertisers that they have the right to use any copyrights, trademarks or other intellectual property included in an advertisement and are normally indemnified by the advertisers, a third party may still file a claim against SendTec. Any claims by third parties against SendTec could be time-consuming, could result in costly litigation and adverse judgments, and could require SendTec to change its business or practices.

MISAPPROPRIATION OF CONFIDENTIAL INFORMATION HELD BY SENDTEC COULD CAUSE SENDTEC
TO LOSE CLIENTS OR INCUR LIABILITY.

SendTec retains highly confidential information on behalf of its clients in
SendTec's systems and databases. Although SendTec maintains security features in its systems, SendTec's operations may be susceptible to hacker interception, break-ins and other disruptions. These disruptions may jeopardize the security of information stored in and transmitted through SendTec's systems. If confidential information is compromised, SendTec could be subject to lawsuits by the affected clients or Internet users, which could damage SendTec's reputation among its current and future potential clients, require significant expenditures of capital and other resources, and cause SendTec to lose business and revenues.

            ADDITIONAL BUSINESS RISKS RELATING TO OUR BUSINESS

SENDTEC GENERALLY DOES NOT HAVE LONG-TERM CONTRACTS WITH ITS CLIENTS.

SendTec's clients typically hire SendTec on a project-by-project basis or on an annual contractual relationship. Moreover, SendTec's clients generally have the right to terminate their relationships with SendTec without penalty

                                       14

and with relatively short or no notice. Once a project is completed SendTec cannot assure that a client will engage SendTec for further services. From time to time, highly successful engagements have ended because SendTec's client was acquired and the new owners decided not to retain SendTec. A client that generates substantial revenue for SendTec in one period may not be a substantial source of revenue in a subsequent period. SendTec expects a relatively high level of client concentration to continue, but not necessarily involve the same clients from period to period. The termination of SendTec's business relationships with any of its significant clients, or a material reduction in the use of SendTec's services by any of their significant clients, could adversely affect SendTec's future financial performance.

IF SENDTEC FAILS TO MANAGE ITS GROWTH EFFECTIVELY, SENDTEC'S EXPENSES COULD
INCREASE AND SENDTEC'S MANAGEMENT'S TIME AND ATTENTION COULD BE DIVERTED.

As SendTec continues to increase the scope of its operations, SendTec will need an effective planning and management process to implement their business plan successfully in the rapidly evolving Internet it is unable to manage its expanding operations effectively. SendTec plans to continue to expand its sales and marketing, customer support and research and development organizations. Past growth has placed, and any future growth will continue to place, a significant strain on SendTec's management systems and resources. SendTec will likely need to continue to improve its financial and managerial controls and SendTec's reporting systems and procedures. In addition, SendTec will need to expand, train and manage its work force. SendTec's failure to manage its growth effectively could increase SendTec's expenses and divert management's time and attention.

If we are unable to manage our growth or our operations, our financial results could be adversely affected.

IF SENDTEC FAILS TO ESTABLISH, MAINTAIN AND EXPAND ITS TECHNOLOGY BUSINESS, AND
MARKETING ALLIANCES AND PARTNERSHIPS, SENDTEC'S ABILITY TO GROW COULD BE
LIMITED.

In order to grow SendTec's technology business, we must generate, retain and strengthen successful business and marketing alliances with advertising agencies.

SendTec depends, and expects to continue to depend, on SendTec's business and marketing alliances, which are companies which they have written or oral agreements to work to provide services to work with SendTec's clients and to refer business from their clients and customers to SendTec. If companies with which SendTec has business and marketing alliances do not refer their clients and customers to SendTec to perform their online campaign and message management, SendTec's revenue and results of operations would be severely harmed.
IF WE ARE NOT ABLE TO RESPOND TO THE RAPID TECHNOLOGICAL CHANGE CHARACTERISTIC
OF OUR INDUSTRY, OUR PRODUCTS AND SERVICES MAY NOT BE COMPETITIVE.

The market for our services is characterized by rapid change in business models and technological infrastructure, and we need to constantly adapt to changing markets and technologies to provide competitive services. Our future success will depend, in part, upon our ability to develop our services for both our target market and for applications in new markets. We may not, however, be able to successfully do so, and our competitors may develop innovations that render our products and services obsolete or uncompetitive.

OUR TECHNICAL SYSTEMS WILL BE VULNERABLE TO INTERRUPTION AND DAMAGE THAT MAY BE
COSTLY AND TIME-CONSUMING TO RESOLVE AND MAY HARM OUR BUSINESS AND REPUTATION.

A natural or man-made disaster or other cause could interrupt our services for an indeterminate length of time and severely damage our business, prospects, financial condition, and results of operations. Our systems and operations are vulnerable to damage or interruption from fire, floods, network failure, hardware failure, software failure, power loss, telecommunications failures, break-ins, terrorism, war or sabotage, computer viruses, denial of service attacks,

                                       15

penetration of our network by unauthorized computer users and "hackers," and other similar events, and other unanticipated problems.

We presently may not posses and may not have developed or implemented adequate protections or safeguards to overcome any of these events. We also may not have anticipated or addressed many of the potential events that could threaten or undermine our technology network. Any of these occurrences could cause material interruptions or delays in our business, result in the loss of data, render us unable to provide services to our customers, expose us to material risk of loss or litigation and liability, materially damage our reputation and our visitor traffic may decrease as a result. In addition, if a person is able to circumvent our security measures, he or she could destroy or misappropriate valuable information or disrupt our operations, which could cause irreparable damage to our reputation or business. Similar industry-wide concerns or events could also damage our reputation or business. Our insurance, if obtained, may not be adequate to compensate us for all losses that may occur as a result of a catastrophic system failure or other loss, and our insurers may not be able or may decline to do so for a variety of reasons.

If we fail to address these issues in a timely manner, we may lose the confidence of our merchant advertisers, our revenue may decline, and our business could suffer.

WE MAY RELY ON THIRD PARTY CO-LOCATION PROVIDERS, AND A FAILURE OF SERVICE BY
THESE PROVIDERS COULD ADVERSELY AFFECT OUR BUSINESS AND REPUTATION.

We may rely upon third party co-location providers to host our main servers. In the event that these providers experience any interruption in operations or cease operations for any reason or if we are unable to agree on satisfactory terms for continued hosting relationships, we would be forced to enter into a relationship with other service providers or assume hosting responsibilities ourselves. If we are forced to switch hosting facilities, we may not be successful in finding an alternative service provider on acceptable terms or in hosting the computer servers ourselves. We may also be limited in our remedies against these providers in the event of a failure of service. In the past, short-term outages have occurred in the service maintained by co-location providers that could recur. We also may rely on third party providers for components of our technology platform, such as hardware and software providers, credit card processors, and domain name registrars. A failure or limitation of service or available capacity by any of these third party providers could adversely affect our business and reputation.

OUR RESULTS OF OPERATIONS MIGHT FLUCTUATE DUE TO CHANGES IN THE SEARCH ENGINE
BASED ALGORITHMS, WHICH COULD ADVERSELY AFFECT OUR REVENUE AND IN TURN THE
MARKET PRICE OF OUR COMMON STOCK.

Our revenue will be heavily dependent on how search engines treat our content in their indexes. In the event search engines determine that our content is not high quality, such search engines may not rank our content as highly in their indexes resulting in a reduction in our traffic, which may cause lower than expected revenues. We are greatly dependent on a small number of major search engines, namely Google, Yahoo!, MSN, and AOL. Search engines tend to adjust their algorithms periodically and each adjustment tends to have an impact on how our content ranks in their indexes. These constant fluctuations could make it difficult for us to predict future revenues.

WE DEPEND ON THE GROWTH OF THE INTERNET AND INTERNET INFRASTRUCTURE FOR OUR
FUTURE GROWTH AND ANY DECREASE OR LESS THAN ANTICIPATED GROWTH IN INTERNET USAGE
COULD ADVERSELY AFFECT OUR BUSINESS PROSPECTS.

Our future revenue and profits, if any, depend upon the continued widespread use of the Internet as an effective commercial and business medium. Factors that could reduce the widespread use of the Internet include:

     o    possible disruptions or other damage to the Internet or
          telecommunications infrastructure;

     o    failure of the individual networking infrastructures of our merchant advertisers and distribution partners to alleviate potential, overloading and delayed response times;

                                       16

     o    a decision by merchant advertisers to spend more of their marketing dollars in offline areas;

     o    increased governmental regulation and taxation; and

     o    actual or perceived lack of security or privacy protection.

In particular, concerns over the security of transactions conducted on the
Internet and the privacy of users may inhibit the growth of the Internet and other online services, especially online commerce. In order for the online commerce market to develop successfully, we, and other market participants, must be able to transmit confidential information, including credit card information, securely over public networks. Any decrease or less than anticipated growth in
Internet usage could have a material adverse effect on our business prospects.

WE ARE EXPOSED TO RISKS ASSOCIATED WITH CREDIT CARD FRAUD AND CREDIT PAYMENT,
AND WE MAY SUFFER LOSSES AS A RESULT OF FRAUDULENT DATA OR PAYMENT FAILURE BY
MERCHANT ADVERTISERS.

We may suffer losses as a result of payments made with fraudulent credit card data. Our failure to adequately control fraudulent credit card transactions could reduce any gross profit margin. In addition, under limited circumstances, we extend significant amounts of credit to clients and merchant advertisers who may default on their accounts payable to us.

GOVERNMENT REGULATION OF THE INTERNET MAY ADVERSELY AFFECT OUR BUSINESS AND
OPERATING RESULTS.

We may be subject to additional operating restrictions and regulations in the future. Companies engaging in online search, commerce, and related businesses face uncertainty related to future government regulation of the Internet. Due to the rapid growth and widespread use of the Internet, legislatures at the federal and state levels are enacting and considering various laws and regulations relating to the Internet. Furthermore, the application of existing laws and regulations to Internet companies remains somewhat unclear. Our business and operating results may be negatively affected by new laws, and such existing or new regulations may expose us to substantial compliance costs and liabilities and may impede the growth in use of the Internet.

The application of these statutes and others to the Internet search industry is not entirely settled. Further, several existing and proposed federal laws could have an impact on our business:

     o    The Digital Millennium Copyright Act and its related safe harbors, are intended to reduce the liability of online service providers for listing or linking to third-party web sites that include materials that infringe copyrights or other rights of others.

     o    The CAN-SPAM Act of 2003 and certain state laws are intended to regulate interstate commerce by imposing limitations and penalties on the transmission of unsolicited commercial electronic mail via the
          Internet.

With respect to the subject matter of each of these laws, courts may apply these laws in unintended and unexpected ways. As a company that provides services over the Internet, we may be subject to an action brought under any of these or future laws governing online services. Many of the services of the Internet are automated and companies, such as ours, may be unknowing conduits for illegal or prohibited materials. It is not known how courts will rule in many circumstances. For example, it is possible that courts could find strict liability or impose "know your customer" standards of conduct in certain circumstances in which case we could be liable for actions by others.

We may also be subject to costs and liabilities with respect to privacy issues.
Several Internet companies have incurred costs and paid penalties for violating their privacy policies. Further, it is anticipated that new legislation will be adopted by federal and state governments with respect to user privacy.
Additionally, foreign governments may pass laws that could negatively impact our business or may prosecute us for our products and services based

                                       17

upon existing laws. The restrictions imposed by, and costs of complying with, current and possible future laws and regulations related to our business could harm our business and operating results.

FUTURE REGULATION OF SEARCH ENGINES MAY ADVERSELY AFFECT THE COMMERCIAL UTILITY
OF OUR SEARCH MARKETING SERVICES.

The Federal Trade Commission ("FTC") has recently reviewed the way in which search engines disclose paid placements or paid inclusion practices to Internet users. In 2002, the FTC issued guidance recommending that all search engine companies ensure that all paid search results are clearly distinguished from non-paid results, that the use of paid inclusion is clearly and conspicuously explained and disclosed and that other disclosures are made to avoid misleading users about the possible effects of paid placement or paid inclusion listings on search results. Such disclosures, if ultimately mandated by the FTC or voluntarily made by us, may reduce the desirability of any paid placement and paid inclusion services that we offer. We believe that some users may conclude that paid search results are not subject to the same relevancy requirements as non-paid search results, and will view paid search results less favorably. If such FTC disclosure reduces the desirability of our paid placement and paid inclusion services, and "click-throughs" of our paid search results decrease, the commercial utility of our search marketing services could be adversely affected.

GOVERNMENT REGULATIONS AND LEGAL UNCERTAINTIES RELATING TO THE INTERNET AND
ONLINE COMMERCE COULD NEGATIVELY IMPACT OUR INTERNET BUSINESS.

Online commerce is relatively new and rapidly changing, and federal and state regulations relating to the Internet and online commerce are evolving.
Currently, there are few laws or regulations directly applicable to the Internet or online commerce on the Internet, and the laws governing the Internet that exist remain largely unsettled. New Internet laws and regulations could dampen growth in use and acceptance of the Internet for commerce. In addition, applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, libel, obscenity, and personal privacy is uncertain. The vast majority of those laws were adopted prior to the advent of the Internet and related technologies and, as a result, do not expressly contemplate or address the unique issues presented by the
Internet and related technologies. Further, growth and development of online commerce have prompted calls for more stringent consumer protection laws, both in the U.S. and abroad. The adoption or modification of laws or regulations applicable to the Internet could have a material adverse effect on our Internet business operations. We also will be subject to regulation not specifically related to the Internet, including laws affecting direct marketers and advertisers.

In addition, in 1998, the Internet Tax Freedom Act was enacted, which generally placed a three-year moratorium on state and local taxes on Internet access and on multiple or discriminatory state and local taxes on electronic commerce. This moratorium was recently extended until November 1, 2007. We cannot predict whether this moratorium will be extended in the future or whether future legislation will alter the nature of the moratorium. If this moratorium is not extended in its current form, state and local governments could impose additional taxes on Internet-based transactions, and these taxes could decrease our ability to compete with traditional retailers and could have a material adverse effect on our business, financial condition, results of operations, and cash flow.

In addition, several telecommunications carriers have requested that the Federal
Communications Commission ("FCC") regulate telecommunications over the Internet.
Due to the increasing use of the Internet and the burden it has placed on the current telecommunications infrastructure, telephone carriers have requested the
FCC to regulate Internet service providers and impose access fees on those providers. If the FCC imposes access fees, the costs of using the Internet could increase dramatically. This could result in the reduced use of the Internet as a medium for commerce, which could have a material adverse effect on our Internet business operations.

WE MAY INCUR LIABILITIES FOR THE ACTIVITIES OF USERS OF OUR SERVICE, WHICH COULD
ADVERSELY AFFECT OUR SERVICE OFFERINGS.

The law relating to the liability of providers of online services for activities of their users and for the content of their merchant advertiser listings and other postings or usage (such as our social networking community Friendsand.com)
is currently unsettled and could damage our business, financial condition, and operating results. Our insurance policies may not provide coverage for liability arising out of activities of our users or merchant advertisers for the

                                       18

content of our listings or other services (such as our social networking community Friendsand.com). Furthermore, we may not be able to obtain or maintain adequate insurance coverage to reduce or limit the liabilities associated with our businesses. We may not successfully avoid civil or criminal liability for unlawful activities carried out by consumers or other users of our services or for the content of our or their listings or posting therein. Our potential liability for unlawful activities of users of our services or for the content of our or their listings or postings therein could require us to implement measures to reduce our exposure to such liability, which may require us, among other things, to spend substantial resources or to discontinue certain service offerings.

IF WE DO NOT MAINTAIN AND GROW A CRITICAL MASS OF MERCHANT ADVERTISERS, OUR
OPERATING RESULTS COULD BE ADVERSELY AFFECTED.

Our success depends, in part, on our and any additional acquired business's maintenance and growth of a critical mass of merchant advertisers and a continued interest in our and any additional acquired business's performance-based advertising and search marketing services. If, through our or any additional acquired business, we are unable to achieve a growing base of merchant advertisers, we may not successfully develop or market technologies, products or services that are competitive or accepted by merchant advertisers.
Any decline in the number of merchant advertisers could adversely affect our operating results generally.

WE ARE DEPENDENT UPON SEVERAL OF THE MAJOR SEARCH ENGINES TO CONTINUE TO PROVIDE
US TRAFFIC THAT MERCHANT ADVERTISERS DEEM TO BE OF VALUE, AND IF THEY DO NOT, IT
COULD HAVE A MATERIAL ADVERSE EFFECT ON THE VALUE OF OUR SERVICES.

We are dependent upon several of the major Internet search engines namely
Google, Yahoo!, MSN and AOL to provide traffic that merchant advertisers deem to be of value. We monitor the traffic delivered to our merchant advertisers in an attempt to optimize the quality of traffic we deliver. We review factors such as non-human processes, including robots, spiders, scripts (or other software), mechanical automation of clicking and other sources and causes of low-quality traffic, including, but not limited to, other non-human clicking agents. Even with such monitoring in place, there is a risk that a certain amount of low-quality traffic will be provided to our merchant advertisers, which, if not contained, may be detrimental to those relationships. Low-quality traffic (or traffic that is deemed to be less valuable by our merchant advertisers) may prevent us from growing our base of merchant advertisers and cause us to lose relationships with existing merchant advertisers or any additional acquired business.

WE MAY BE SUBJECT TO LITIGATION FOR INFRINGING THE INTELLECTUAL PROPERTY RIGHTS
OF OTHERS.

Our success will depend, in part, on our ability to protect our intellectual property and to operate without infringing on the intellectual property rights of others. There can be no guarantee that any of our intellectual property will be adequately safeguarded, or that it will not be challenged by third parties.
We may be subject to patent infringement claims or other intellectual property infringement claims that would be costly to defend and could limit our ability to use certain critical technologies.

Any additional patent litigation could negatively impact our business by diverting resources and management attention from other aspects of the business and adding uncertainty as to the ownership of technology and services that we view as proprietary and essential to our business. In addition, a successful claim of patent infringement against us and our failure or inability to license the infringed or similar technology on reasonable terms, or at all, could have a material adverse effect on our business.

WE MAY BE INVOLVED IN LAWSUITS TO PROTECT OR ENFORCE ANY PATENTS THAT WE
CURRENTLY HOLD OR MAY BE GRANTED, WHICH COULD BE EXPENSIVE AND TIME CONSUMING.

We may initiate patent litigation against third parties to protect or enforce our patent rights, although we presently do not own any patents, and we may be similarly sued by others. We may also become subject to interference proceedings conducted in the patent and trademark offices of various countries to determine the priority of inventions. The defense and prosecution, if necessary, of intellectual property suits, interference proceedings and related legal and administrative proceedings is costly and may divert our technical and management personnel from

                                       19

their normal responsibilities. We may not prevail in any of these suits. An adverse determination of any litigation or defense proceedings could put our patents at risk of being invalidated or interpreted narrowly and could put our patent applications at risk of not being issued.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. In addition, during the course of this kind of litigation, there could be public announcements of the results of hearings, motions or other interim proceedings or developments in the litigation. If securities analysts or investors perceive these results to be negative, they could have an adverse effect on the trading price of our Common Stock.

                       RISKS RELATING TO OUR COMMON STOCK

OUR ABILITY TO RAISE CAPITAL AND THE MARKET PRICE OF OUR COMMON STOCK COULD BE
NEGATIVELY IMPACTED BY OUR SIGNIFICANT NUMBER OF OUTSTANDING WARRANTS, OPTIONS
AND CONVERTIBLE DEBENTURES AS WELL AS BY THE REGISTRATION OF THE SHARES IN THIS
OFFERING.

Currently, we have outstanding warrants and options exercisable into an aggregate of 16,076,452 shares of Common Stock and outstanding Debentures convertible into 23,300,000 shares of Common Stock. The exercise or conversion of all of such outstanding warrants, options or Debentures would dilute the then-existing stockholders' percentage ownership of our Common Stock, and any sales in the public market of the Common Stock underlying such securities could adversely affect prevailing market prices for the Common Stock. The market price of our common stock could also be negatively impacted by the fact that this
Prospectus relates to the resale of 75,042,845 shares of common stock in this offering (which includes 35,698,952 shares underlying the aforementioned warrants, options and Debentures. We have also registered in the Registration
Statement which contains this Prospectus an additional 3,388,820 shares pursuant to the material terms of our securities purchase agreement and registration rights agreement with the debenture holders. In addition to negatively impacting the market price of our Common Stock, the foregoing could impact the terms upon which we would be able to obtain additional equity capital could be adversely affected since the holders of such securities can be expected to exercise or convert them at a time when we would, in all likelihood, be able to obtain any needed capital on terms more favorable to us than those provided by such securities.

APPLICABLE SEC RULES GOVERNING THE TRADING OF "PENNY STOCKS" LIMITS THE TRADING
AND LIQUIDITY OF OUR COMMON STOCK.

Our Common Stock is quoted on the OTC Bulletin Board, and currently trades, and may continue to trade below $5.00 per share. Therefore, the Common Stock is considered a "penny stock" and subject to SEC rules and regulations that impose limitations upon the manner in which such shares may be publicly traded. These regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination regarding such a purchaser and receive such purchaser's written agreement to a transaction prior to sale. These regulations have the effect of limiting the trading activity of our Common Stock and reducing the liquidity of an investment in our Common
Stock.

THE MARKET PRICE OF OUR COMMON STOCK IS LIKELY TO BE HIGHLY VOLATILE AND SUBJECT
TO WIDE FLUCTUATIONS.

The market price of our Common Stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors, including:

     o    announcements of new products or services by our competitors;

                                       20

     o    fluctuations in revenue attributable to changes in the search engine based algorithms that rank the relevance of our content;

     o    quarterly variations in our revenues and operating expenses;

     o    announcements of technological innovations or new products or services by us; and

     o    sales of our Common Stock by our founders or other selling stockholders.

OUR OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY, AND THESE FLUCTUATIONS MAY
CAUSE OUR COMMON STOCK PRICE TO FALL.

Our operating results will likely vary in the future primarily as the result of fluctuations in our revenues and operating expenses. If our results of operations do not meet the expectations of current or potential stockholders, the price of our Common Stock may decline.

THERE MAY BE A LIMITED PUBLIC MARKET FOR SHARES OF OUR COMMON STOCK, WHICH MAY
MAKE IT DIFFICULT FOR STOCKHOLDER TO SELL THEIR SHARES.

An active public market for shares of our Common Stock may not develop, or if one should develop, it may not be sustained. Therefore, stockholders may not be able to find purchasers for their shares of Common Stock.

OUR COMMON STOCK IS CONTROLLED BY INSIDERS.

Paul Soltoff, Eric Obeck and Donald Gould, who are officers of our Company, collectively own in excess of 20% of the outstanding shares of our Common Stock.
Such concentrated control may adversely affect the price of our Common Stock.
These principal stockholders may be able to control matters requiring approval by our stockholders, including the election of directors. Such concentrated control may also make it difficult for our stockholders to receive a premium for their shares of Common Stock in the event we were to have an opportunity to merge with a third party or enter into different transactions which require stockholder approval. In addition, certain provisions of Delaware law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire control.

WE DO NOT EXPECT TO PAY DIVIDENDS FOR THE FORESEEABLE FUTURE.

We currently intend to retain any future earnings to support the development and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. In addition, the terms of the Debentures prohibit the payment of dividend. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans, and the terms of any credit agreements that we may be a party to at the time. Accordingly, stockholders must rely on sales of their
Common Stock after price appreciation, which may never occur, as the only way to realize a return on their investment. The Debentures restrict our ability to pay dividends to our stockholders.

                           FORWARD-LOOKING STATEMENTS

This Registration Statement on Form SB-2 contains forward-looking statements (as defined in Section 27A of the Securities Act and Section 21E of the Securities
Exchange Act of 1934 as amended (the "Exchange Act"). To the extent that any statements made in this Registration Statement contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as "expects," "plans"
"will," "may," "anticipates," believes," "should," "intends," "estimates," and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks associated with the uncertainty of future financial results, additional financing requirements, development of new products, the effectiveness, profitability, and marketability of such products, the ability to protect proprietary information, the impact of current, pending, or

                                       21

future legislation and regulation on the electronic marketing industry, the impact of competitive products or pricing, technological changes, the effect of general economic and business conditions and other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange
Commission. We do not undertake any obligation to publicly update any forward-looking statements. As a result, you should not place undue reliance on these forward-looking statements.

We also use market data and industry forecasts and projections throughout this
Registration Statement, which we have obtained from market research, publicly available information and industry publications. These sources generally state that the information they provide has been obtained from sources believed to be reliable, but that the accuracy and completeness of the information are not guaranteed. The forecasts and projections are based on industry surveys and the preparers' experience in the industry, and the projected amounts may not be achieved. Similarly, although we believe that the surveys and market research others have performed are reliable, we have not independently verified this information. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.

                                 USE OF PROCEEDS

The Selling Stockholders will receive all of the proceeds from the sale of the shares offered for sale by them under this prospectus. We will not receive any proceeds from the resale of shares by the Selling Stockholders covered by this prospectus. We will, however, receive proceeds from the exercise of warrants outstanding. Such proceeds will be used for working capital and general corporate purposes.

           MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

Our Common Stock has been quoted on the OTC Bulletin Board since June 30, 2005 under the symbol RSVM.OB. Prior to that date, there was no active market for our
Common Stock. Based upon information furnished by our transfer agent, as of June
9, 2006, we had approximately 222 holders of record of our Common Stock.

The following table sets forth the high and low bid prices for our Common Stock for the periods indicated, as reported by the OTC Bulletin Board. The prices state inter-dealer quotations, which do not include retail mark-ups, mark-downs or commissions. Such prices do not necessarily represent actual transactions.

                                                                 HIGH      LOW
                                                                -----   --------
FISCAL YEAR 2004
First Quarter                                                   $  NA    $  NA
Second Quarter                                                     NA       NA
Third Quarter                                                      NA       NA
Fourth Quarter                                                     NA       NA

FISCAL YEAR 2005
First Quarter                                                   $  NA    $  NA
Second Quarter                                                   4.35     3.50
Third Quarter                                                    9.00     4.11
Fourth Quarter                                                   6.48     2.52

FISCAL YEAR 2006
First Quarter                                                   $3.55    $1.32
Second Quarter (through June 9, 2006)                           $1.83    $0.80

                                       22

DIVIDENDS

We have not declared or paid dividends on our Common Stock and do not anticipate declaring or paying any cash dividends on our Common Stock in the foreseeable future. We currently expect to retain future earnings, if any, for the development of our business. Dividends may be paid on our Common Stock only if and when declared by our Board of Directors. The Debentures restrict our ability to pay dividends to our stockholders.

EQUITY COMPENSATION PLAN INFORMATION

We maintain a 2005 Non-Employee Directors Stock Option Plan, 2005 Incentive
Stock Plan and 2006 Incentive Stock Plan. Both the Directors Plan and the 2005
Incentive Plan (collectively, the "Plans") have been approved by our Board of
Directors and stockholders. The 2006 Incentive Plan has been approved by our
Board of Directors and is subject to stockholder approval. As of June 9, 2006 we had issued (i) 283,136 shares of Common Stock under the Plans and had outstanding stock options to purchase a total of 4,131,500 shares of Common
Stock, with exercise prices at or in excess of the fair market value on the date of grant. (See "Executive Compensation" for a detailed description of our equity compensation plans.)

The following table provides information as of December 31, 2005 with respect to the shares of Common Stock that may be issued under our existing equity compensation plans:

                                                         NUMBER OF
                                                       SECURITIES TO
                                                       BE ISSUED UPON    WEIGHTED-AVERAGE   NUMBER OF
                                                        EXERCISE OF       EXERCISE PRICE   SECURITIES
                                                        OUTSTANDING       OF OUTSTANDING    REMAINING
                                                     OPTIONS, WARRANTS       OPTIONS,       AVAILABLE
                                                            AND              WARRANTS      FOR FUTURE
                   PLAN CATEGORY                           RIGHTS           AND RIGHTS      ISSUANCE
--------------------------------------------------   -----------------   ---------------   ----------

Equity compensation plans approved by security
holders                                                  3,288,000            $2.98         1,729,900
Equity compensation plans not approved by security
holders                                                          0            $   0                 0

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Management's Discussion and Analysis of Financial Condition and Results of
Operations is divided into three sections. The first section consists of the
Management's Discussion and Analysis of Financial Condition and Results of
Operations for the Three Months ended March 31, 2006 Compared to the Three
Months Ended March 31, 2005. As indicated in the overview to this section, the unaudited condensed consolidated financial statements in this section include commencing February 1, 2006 the results of STAC (which previously acquired the assets of SendTec on October 31, 2005) which became a wholly-owned subsidiary of the Company as of February 3, 2006. The second section consists of the
Management's Discussion and Analysis of RelationServe's (i.e. RelationServe
Access and Friendsand) Financial Condition and Results of Operations for the
Year Ended December 31, 2005 Compared to the Year Ended December 31, 2004. This
section included as an overview a discussion that identifies what management believes are the most significant matters with which management is concerned primarily in evaluating the financial condition and operating results of
RelationServe Access and Friendsand. On June 5, 2006, the Company entered into a definitive agreement to sell substantially all of the business and assets of
RelationServe Access. The closing of the agreement occurred on June 15, 2006 and the purchase price includes $1.4 million in cash and the assumption of certain liabilities. Pursuant to the Agreement, we agreed to remain liable for certain contingencies and liabilities, and any liabilities in excess of $3 million. In addition to the foregoing, we will discontinue the business of Friendsand and will cease all operations by June 30, 2006 unless a purchaser is identified for some or all of the assets or business of Friendsand. The third section consists of Management's Discussion and Analysis of Financial Condition and Results of
Operations for the year ended December 31, 2005 compared to the year ended
December 31, 2004. This section includes as an overview a discussion that identifies what management believes are the most significant matters with which management is concerned primarily in evaluating the financial condition and results of operations of SendTec.

                                       23

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS FOR THE THREE MONTHS
ENDED MARCH 31, 2006 COMPARED TO THE THREE MONTHS ENDED MARCH 31, 2005

OVERVIEW

The Company is a holding company organized for the purpose of acquiring, owning, and managing various marketing and advertising businesses, primarily involving the Internet. The Company operates two primary businesses and since February
2006 the Company's SendTec ("SendTec") marketing services business has become its dominant operation. On March 17, 2006, our Board of Directors authorized that our name be changed to SendTec, Inc., subject to stockholder approval.
SendTec is a marketing company, primarily involved in direct response marketing.
In addition to SendTec, the Company also owns and operates one smaller business,
Friendsand.com. On June 5, 2006, the Company entered into a definitive agreement to sell substantially all of the business and assets of RelationServe Access.
The closing of the agreement occurred on June 15, 2006 and the purchase price includes $1.4 million in cash and the assumption of certain liabilities.
Pursuant to the Agreement, we agreed to remain liable for certain contingencies and liabilities, and any liabilities in excess of $3 million. In addition to the foregoing, we will discontinue the business of Friendsand and will cease all operations by June 30, 2006 unless a purchaser is identified for some or all of the assets or business of Friendsand.

The unaudited condensed consolidated financial statements contained herein include commencing February 1, 2006 the results of STAC which became a wholly-owned subsidiary of the Company as of February 3, 2006. On October 31,
2006, STAC acquired the assets of SendTec, Inc. As of October 31, 2006 and through February 1, 2006 the Company retained approximately 23% of the total voting interests in STAC. Accordingly from October 31, 2006 through February 1,
2006, the Company accounted for its investment in STAC in accordance with the provision of APB 18, "The Equity Method of Accounting for Investments in Common
Stock," which provides for companies to record, in results of operations, their proportionate share of earnings or losses of investees when they are deemed to influence but not control the affairs of the investee enterprise. The Company recorded a $1,034,102 charge for its proportionate share of STAC's losses for the period of October 31, 2005 through December 31, 2005, and a $153,389 charge for its proportionate share of STAC's losses for the month ending January 31,
2006.

The results of operations for the three months ended March 31, 2005 consist of
Omni Point Marketing, Friendsand and the Company.

RESULTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2006 COMPARED TO THREE MONTHS ENDED MARCH 31, 2005

Net revenues increased approximately $5.8 million, or 216.3%, to $8.5 million for the three months ended March 31, 2006 from $2.7 million for the comparable prior year period. The addition of SendTec accounted for $7.2 million of this increase from direct response marketing, whereas the net revenues from other products decreased $1.4 million. The decrease in other product net revenue is partially the result of a reduction in sales representatives from 30 to 15. Our online lead generation product revenues decreased $0.3 million to $0.3 million for the three months ended March 31, 2006 from $0.6 million for the comparable prior year period. Our append and data services product revenues decreased $0.8 million to $0.6 million for the three months ended March 31, 2006 from $1.4 million for the comparable prior year period. Our email product revenue decreased $0.3 million to $0.4 million for the three months ended March 31, 2006 from $0.7 million for the comparable prior year period. Costs of revenues increased approximately $5.3 million to $5.8 million for the three months ended
March 31, 2006 from $0.5 million for the comparable prior year period, an increase of 1,129.1%. The addition of SendTec accounted for $4.8 million of the increase from the direct response marketing business and cost of revenues from other products accounted for $0.5 million of the increase. Costs of revenues principally include the costs of media providers, but also include certain salaries and contract labor costs for our technology department, costs associated with our internet broadcast bandwidth, and non-capitalized costs associated with maintaining our databases and outsourcing data information from outside vendors.

Gross profit increased approximately $0.5 million, or 22.9%, to $2.7 million for the three months ended March 31, 2006 from $2.2 million for the comparable prior year period. Our gross profit for the three months ended March 31, 2006 was
32.1% of net revenues as compared to gross margin of 82.5% of net revenues for the three months ended

                                       24

March 31, 2005. Gross profit from our direct response marketing business was
$2.5 million, or 34.1% of our net direct response marketing revenues for the three months ended March 31, 2006, while our gross profit from other products was $0.3 million, or 20.7% of other product revenue, a decrease of $2.0 million due in part to lower net revenues and higher cost of revenues.

Salaries expense increased approximately $1.4 million to $1.7 million for the three months ended March 31, 2006 from $0.3 million for the comparable prior year period, an increase of 416.1%. The acquisition of SendTec represents $1.1 million of the increase. The remaining increase or $0.3 million is due to the hiring of the Chairman of the Board of directors, a chief operating officer and additional administrative staff.

Bad debt expenses decreased approximately $44,000 to $256,000 for the three months ended March 31, 2006, from $300,000 for the comparable year period, a decrease of 14.8%. Bad debts as a percent of net revenues was 3.0% and 11.1% for the three moths ended March, 31 2006 and 2005, respectively. The decrease is due in part to tougher credit policies relating to our direct response marketing business and in part to lower net revenues from other products which historically has experienced a high uncollectible rate.

Commission expense decreased approximately $0.3 million to $0.2 million for the three months ended March 31, 2006 as compared to $0.5 million for the comparable prior year period, a decrease of 68.2%. The decrease is due in part to a lower commission rate on our direct response marketing business and a reduction of sales representatives.

Professional fees increased approximately $0.5 million to $0.5 million for the three months ended March 31, 2006 as compared to $22 thousand for the comparable prior year period. The increase is primarily the result of higher legal and accounting fees in connection with potential financing, potential acquisitions and SEC filings.

Advertising and trade show expense decreased approximately $0.1 million to $42 thousand for the three months ended March 31, 2006 as compared to $0.1 million for the comparable prior year period, a decrease of 68.8%, primarily due to advertising efforts delayed to future periods.

Depreciation and amortization increased approximately $0.2 million to $0.3 million for the three months ended March 31, 2006 as compared to $45 thousand for the comparable prior year period, an increase of 510.9%. The increase is due in part to additional amortization relating to our non-compete agreements and deferred finance fees, and in part to increased depreciation resulting from additions to property and equipment.

Other general and administrative expenses increased approximately $1.2 million to $1.5 million for the three months ended March 31, 2006 as compared to $0.3 million for the comparable prior year period, an increase of 369.4%. Our other general and administrative expenses as a percentage of net revenues, were 17.5%
and 11.8% for the three months ended March 31, 2006 and 2005, respectively.

The components of other general and administrative were as follows:

                                                           FOR THE THREE MONTHS
                                                             ENDED MARCH 31,
                                                          ---------------------
                                                             2006        2005
                                                          ----------   --------
Rent...................................................   $  176,685   $ 56,716
Consulting fees........................................      446,759         --
Payroll taxes..........................................      179,534     19,679
Insurance..............................................      122,491     44,636
Other..................................................      566,756    196,839
                                                          ----------   --------
Total other general and administrative expenses........   $1,492,225   $317,870
                                                          ==========   ========

For the three months ended March 31, 2006, we had an operating loss of approximately $1.7 million, an increase in operating loss of $2.3 million from an operating profit of $0.6 million for the three months ended March 31, 2005.

Other income (expense) for the three months ended March 31, 2006 was an expense of approximately $3.5 million, as compared to zero for the comparable prior year period. It is comprised of the following:

                                       25

     o    Registration rights penalty--we entered into an agreement to register the resale of shares of Common Stock held by Debenture holders as well as those shares that would be issuable if the debenture holders converted the debentures and warrants they hold into shares of our
          Common Stock. If the resale of such shares are not registered the debenture holders have certain registration rights and we would be subject to a penalty. Management believes the probability of such penalty to be remote and have estimated the net change in the penalty to be income of $60,000.

     o    Covenant penalty--we were not in compliance with certain covenants in the debenture agreement for the fourth quarter of 2005. As a result, on February 3, 2006 we issued 525,000 shares of Common Stock with a fair value of approximately $1.4 million to the Debenture holders.
          This expense is non-cash in nature.

     o    Loss on equity-method investment--prior to consolidation of SendTec, we owned 23% of SendTec and accounted for this investment by the equity method, in which we recorded 23% of SendTec's net loss for
          January 2006, resulting in an expense of approximately $153,000. This expense is non-cash in nature.

     o    Interest income--we earned approximately $18,000 in interest on bank deposits.

     o    Interest expense--we incurred total interest expense on the debentures of approximately $1.9 million for the three months ended March 31,
          2006. Included in interest expense is $0.3 million of interest that will require payment to the debenture holders and a non-cash interest charge of $1.6 million to amortize the fair value of the warrants issued in conjunction with the debentures.

Our provision for income taxes (benefits) is zero in both periods. For the three months ended March 31, 2006 a provision for tax income tax benefits was not made because after evaluating all available evidence, we believe that a valuation allowance is necessary to offset against any potential tax assets. For the three months ended March 31, 2005, the Company was organized as a limited liability company and had made an election to have its income or loss taxed directly to its members as a partnership for income tax purposes. As a result, no income taxes have been recognized in the financial statements for the three months ended March 31, 2005. If a provision for income taxes had been made at the statutory tax rate of 38%, the provision for income taxes would have been $0.2 million for the three months ended March 31, 2005.

We reported a net loss of approximately $5.1 million for the three months ended
March 31, 2006 as compared to net income of $0.6 million for the three months ended March 31, 2005. Included in the net loss for the three months ended March
31, 2006 are non-cash expenses totaling $3.2 million.

LIQUIDITY AND CAPITAL RESOURCES

The Company incurred a $5.1 million loss for the three months ended March 31,
2006, which includes an aggregate of approximately $3.7 million in non-cash charges relating to stock issued to satisfy a covenant breach of $1.4 million, non-cash interest of $1.6 million, stock based consulting fees of $0.3 million, depreciation and amortization of $0.3 million, and stock based compensation of
$0.1 million.

The Company is in the process of integrating its newly acquired business
(SendTec) into its existing operations and believes that its current capital resources and resources available from SendTec will enable it to sustain operations through March 31, 2007. The Company intends to raise additional capital to fund the expansion of its business and believes it has access to capital resources; however, the Company has not secured any commitments for new financing at this time nor can the Company provide any assurance that it will be successful in its efforts to raise additional capital if considered necessary, in the future.

On June 5, 2006, the Company entered into a definitive agreement to sell substantially all of the business and assets of RelationServe Access. The closing of the

                                       26

agreement occurred on June 15, 2006 and the purchase price includes $1.4 million in cash and the assumption of certain liabilities. Pursuant to the Agreement, we agreed to remain liable for certain contingencies and liabilities, and any liabilities in excess of $3 million. In addition to the foregoing, we will discontinue the business of Friendsand and will cease all operations by June 30,
2006 unless a purchaser is identified for some or all of the assets or business of Friendsand. As a result of the sale of RelationServe Access, the Company estimates that its liquidity needs over the next 12 months can be sufficiently funded through the operations of STAC. The Company may have to raise additional funds to meet its liquidity needs if liabilities related to RelationServe Access are significantly in excess of $3.0 million.

The Company was not in compliance with the EBITDA financial covenant it is required to maintain under the terms of its Securities Purchase Agreement with the Debenture holders. As of May 19, 2006, at least 75% of the debenture investors waived the Company's breach of these covenants pursuant to a letter agreement dated May 19, 2006 and accordingly under the terms of the Securities
Purchase Agreement the waiver becomes effective. Under the terms of this waiver, the debenture investors have agreed to permanently forbear their right to (a)
declare the Company in default of the debentures and (b) demand acceleration of the loan; however, such waiver relates solely to the Company's noncompliance with the covenants as of March 31, 2006. The waiver does not amend any other terms of the debenture agreement nor does it waive the requirement for the
Company to maintain compliance with any covenants contained in the securities purchase agreement at any other times subsequent to March 31, 2006.

Net cash flows used in operating activities for the three months ended March 31,
2006 were $(4.9) million as compared to net cash provided by operating activities of $0.4 million for the three months ended March 31, 2005. For the three months ended March 31, 2006, our net loss of $5.1 million, adjusted for non-cash items totaling $4.3 million, including depreciation and amortization of
$0.6 million, stock-based compensation and consulting of $0.4 million, non-cash interest of $1.5 million, covenant penalty of $1.4 million, a provision for bad debt of $0.2 million and an equity loss of $0.2 million, used $0.8 million in cash. Changes in assets and liabilities used $4.0 million.

Net cash flows provided from investing activities for the three months ended
March 31, 2006 were $9.2 million as compared to net cash used in investing activities of $0.4 million for the three months ended March 31, 2005. For the three months ended March 31, 2006, we acquired $9.3 million of cash in the
SendTec consolidation, and received $0.3 million in the reconciliation of the purchase of net assets of SendTec, Inc. from theglobe.com. We used cash to purchase property and equipment of $0.2 million, and incurred $0.2 in transaction expenses. For the three months ended March 31, 2005, cash was principally used to acquire property, equipment and intangible assets of $0.4 million.

Net cash flows provided by financing activities for the three months ended March
31, 2006 were $0.7 million as compared to net cash used by financing activities of $0.1 million for the three months ended March 31, 2005. For the three months ended March 31, 2006, we received net proceeds from the sale of Common Stock and exercise of warrants of $0.7 million. For the three months ended March 31, 2005, we repaid notes payable of $0.1 million.

We reported a net increase in cash for the three months ended March 31, 2006 of
$5.1 million as compared to a net decrease in cash of $0.1 million for the three months ended March 31, 2005. At March 31, 2006 we had cash on hand of $5.3 million.

CRITICAL ACCOUNTING POLICIES

Our financial statements and accompanying notes are prepared in accordance with
GAAP. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses. These estimates and assumptions are affected by management's applications of accounting policies. Our critical accounting policies include revenue recognition, the useful life of our intangible assets, and accounting for stock based compensation.

                                       27

Revenue Recognition -- We follow the guidance of the SEC's Staff Accounting
Bulletin 104 for revenue recognition. In general, we record revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectibility is reasonably assured. The following policies reflect specific criteria for the various revenues streams of the Company:

     Internet advertising: Revenue from the distribution of internet advertising is recognized when internet users visit and complete actions at an advertiser's website. Revenue consists of the gross value of billings to clients, including the recovery of costs incurred to acquire online media required to execute client campaigns. Recorded revenue is based upon reports generated by the Company's tracking software.

     Online search: Revenue derived from search engine marketing services, such as search engine keyword buying, is recognized on a net basis in the period when the associated keyword search media is clicked on by a consumer.
     SendTec typically earns a media commission equal to a percentage of the keyword search media purchased for its clients. In many cases, the amount
     SendTec bills to clients significantly exceeds the amount of revenue that is earned due to the existence of various pass-through charges such as the cost of the search engine keyword media. Amounts received in advance of search engine keyword media purchases are deferred and included in deferred revenue in the accompanying balance sheet.

     Direct response media: Revenue derived from the purchase and tracking of direct response media, such as television and radio commercials, is recognized on a net basis when the associated media is aired. In many cases, the amount the Company bills to clients significantly exceeds the amount of revenue that is earned due to the existence of various pass-through charges such as the cost of the television and radio media.
     Amounts received in advance of media airings are deferred and included in deferred revenue in the accompanying balance sheet.

     Advertising programs: Revenue generated from the production of direct response advertising programs, such as infomercials, is recognized on the completed contract method when such programs are complete and available for airing. Production activities generally take eight to 12 weeks and the
     Company usually collects amounts in advance and at various points throughout the production process. Amounts received from customers prior to completion of commercials are included in deferred revenue and direct costs associated with the production of commercials in process are deferred and included within other current assets in the accompanying balance sheet.

     Email append Services: The Company's email append solution allows marketers to augment their existing customer database with the Company's permission-based email data. When a match is confirmed, the customer's email address is added to the client's file. Revenue is recognized upon completion of the email append service and the delivery of the updated customer database is delivered to the client.

     Electronic change of address: The Company's electronic change of address service enables clients to update their email databases. Revenue is recognized upon delivery of the updated customer database is delivered to the client.

     Lead generation: The Company offers lead generation programs to assist a variety of businesses with customer acquisition. The Company pre-screens the leads through its online surveys to meet its clients' exact criteria.
     Revenue is recognized upon delivery of a lead database to the client.

     Direct Mail and postal list advertisement: The Company compiles an exclusive Internet responders' postal mailing list. This list is sourced from online registration and individuals who have responded to the
     Company's online campaigns. These consumers are responsive to offers and purchase products and services through online and offline channels. Revenue is recognized upon delivery of the respective list to the client.

     Online market research: The Company has developed a consumer survey. The
     Company offers a variety of targeted leads generated from its ongoing survey responses. The Company also offers marketers the

                                       28

     opportunity to add specific questions to the survey. The Company then sells the response information to the marketer on a cost per response basis. If a marketer or a market research company needs a full survey completed, the
     Company will broadcast its client's survey to a designated responder list on a cost per thousand basis. Revenue is recognized upon delivery of the respective survey is delivered to the designated responder.

Intangible assets consist of a database of email addresses acquired during normal operations and costs associated with the development of our various websites. Costs to develop new email databases, which primarily represent direct external costs, are capitalized and are amortized straight-line over the expected lives of the databases. We review the carrying value of intangibles and other long-lived assets for impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets is measured by comparison of its carrying amount to the undiscounted cash flows that the asset or asset group is expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the property, if any, exceeds its fair market value.

Stock Based Compensation -- Prior to January 1, 2006, the Company accounted for employee stock transactions in accordance with Accounting Principle Board, APB
Opinion No. 25, "Accounting for Stock Issued to Employees." The Company has
adopted the pro forma disclosure requirements of Statement of Financial
Accounting Standards No. 123, "Accounting For Stock-Based Compensation."

Effective January 1, 2006, the Company adopted FASB Statement of Financial
Accounting Standard ("SFAS") No. 123R "Share Based Payment". This statement is a revision of SFAS Statement No. 123, and supersedes APB Opinion No. 25, and its related implementation guidance. SFAS 123R addresses all forms of share based payment ("SBP") awards including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights. Under SFAS
123R, SBP awards result in a cost that will be measured at fair value on the awards' grant date, based on the estimated number of awards that are expected to vest that will result in a charge to operations. Consequently, during the three months ended March 31, 2006 the Company recognized approximately $91,000 in expenses.

             MANAGEMENT'S DISCUSSION AND ANALYSIS OF RELATIONSERVE'S
                  FINANCIAL CONDITION AND RESULTS OF OPERATION

OVERVIEW

RelationServe's legacy businesses consisted of RelationServe Access and
Friendsand. Both of the businesses were managed and operated from the former corporate headquarters in Ft. Lauderdale, Florida. RelationServe Access offers internet-based marketing services predominately relating to demand creation for advertisers and other marketers. Friendsand develops and supports an internet-based social networking site as a free service to interested persons.

RelationServe Access' revenue is generated by selling prospecting lists to marketers, enhancing marketer's existing customer files and by designing and running targeted, permission-based email campaigns. RelationServe Access'
primary costs affecting profitability are the cost of acquiring marketing data for resale and the salaries and commission associated with selling. Friendsand generates cash by offering advertisers the ability to promote their products on the Friendsand community site. Friendsand's cost structure is driven by hardware, software, software maintenance and in some cases third party affiliate network commissions.

Consumers are spending more time on the internet as a percentage of their total time across all media forms. Marketers and the traditional marketing service providers have recognized this trend. Therefore, demand for internet marketing services and advertising have increased along with the level of competition for providing those services.

There are a number of trends that potentially impact RelationServe Access'
business environment including new competition, commoditization of data, legislative and privacy compliance, and the internet's evolving delivery infrastructure.

                                       29

Competition: Many of the legacy service providers in the direct marketing industry are beginning to offer competitive services in response to the flow of dollars away from traditional marketing channels. This has created heightened competition, but also elevated the visibility of the company's services.
RelationServe Access is forming alliances and relationships with many of the traditional media advertising agencies in response to this trend. Heightened competition has also resulted in some downward price pressure. To counteract the price pressure, RelationServe Access is adding new value added services to many of its offerings to create a larger average transaction with longer contract terms. To a lesser extent, increased competition has resulted in increased royalties/commissions that the company pays to its suppliers. The company's gross profit margins are impacted by the cost of data and leads from third parties. As more companies vie for the information, royalties can rise increasing the cost of data for resale. RelationServe Access seeks to negotiate the best possible terms by limiting the number of suppliers/partners and consolidating its demand, thereby securing volume discounts wherever possible.

Data: As the internet proliferates, vast new sources of information are created and stored. Marketers are increasingly developing and populating marketing databases to capture it.

Legislature/Privacy Compliance: State, Federal and industry imposed privacy regulations are increasingly restrictive. These laws have reduced the past abuse of the internet and served to improve the legitimacy and safety of the internet for electronic commerce. Internet marketing companies like RelationServe Access are now held to the same standards as direct mail vendors and telemarketers.
RelationServe Access has invested in a back office process that removes from its database those consumers who have "opted out" of receiving solicitations. This process reduces the company's addressable market. The company promotes only those marketing campaigns that are compliant with the CAN SPAM ACT, the Direct
Marketing Association's guidelines, and adhere to the requirements of the FTC,
FCC, HIPPA, COPPA, GLB, and FCRA. The company must conduct on going research to stay abreast of the new laws and guidelines issued each year, which may further reduce the company's addressable market.

Internet Delivery Infrastructure: RelationServe Access' business plan is partially dependent on the ability to reach a prospective consumer with an offer on behalf of our marketing customer. Anti Spam software resides with the internet service providers (ISP's) and on the consumer's desktops. Both ISP's and consumers are becoming more spam intolerant. The ISP's now impose rigorous compliance and authentication standards with which email service providers like
RelationServe Access must comply. Likewise, Anti Spam desktop filters often attempt to screen out legitimate and illegitimate messages. Consumers are also quick to label any message spam before even giving it cursory examination. To manage these deliverability issues RelationServe Access pursues a proactive reputation management outreach program and seeks to maintain good ISP relations by following best industry practices including participation in ISP feedback loops, bonded sender programs and adhering to acceptable use polices. To help manage consumer receptivity of the company's marketing campaigns, RelationServe
Access uses only "opt in" consumer email addresses and participates in the
Direct Marketing Association's email authentication programs. Despite efforts to maintain and improve deliverability, paid premium email delivery programs, consumer Anti Spam backlash and the general evolution of ecommerce are all on going challenges for the company.

RESULTS OF OPERATIONS

TWELVE MONTHS ENDED DECEMBER 31, 2005 COMPARED TO TWELVE MONTHS ENDED DECEMBER
31, 2004

REVENUES, COST OF REVENUES AND GROSS PROFIT

Net revenues for twelve months ended December 31, 2005 were $11,302,780 as compared to net revenues of $9,564,993 for twelve months ended December 31,
2004, an increase of $1,737,787 or approximately 18.2%. This increase reflects our increased marketing efforts and broadening of our customer base. We currently employ 30 sales representatives who market and sell our products. This increase reflects the growth in our online lead generation product revenues from approximately $3,051,300 for the twelve months ended December 31, 2004 to approximately $4,034,000 for the twelve months ended December 31, 2005, growth in our append and data services products from approximately $2,979,600 for the twelve months ended December 31, 2004 to $3,343,600 for the twelve months ended
December 31, 2005, and growth in our email marketing product revenues from approximately $3,534,000 for the twelve months ended December 31, 2004 to approximately $3,923,200 for the twelve months ended December

                                       30

31, 2005. We continue to build customer relations and expect revenues to increase in connection with our subsequent consolidation with SendTec.

Costs of revenues for the twelve months ended December 31, 2005 were $2,542,614 as compared to cost of revenues of $2,146,596 for the twelve months ended
December 31, 2004, an increase of $396,018 or approximately 18.4%. Costs of revenues include salaries and contract labor costs for our technology department, costs associated with our internet broadcast bandwidth, non-capitalized costs associated with maintaining our databases and outsourcing data information from outside vendors, and amortization expense associated with our email database. For the twelve months ended December 31, 2005, technology salaries and contract labor amounted to $643,893 as compared to $878,117 for the twelve months ended December 31, 2004, a decrease of $234,224 or 26.7%. This decrease reflects a decrease in the number of technology employees from 12 employees to 9. For the twelve months ended December 31, 2005, broadcast bandwidth expenses amounted to $159,866 as compared to $547,331 for the twelve months ended December 31, 2004, a decrease of $387,465 or 71.2%. This decrease was attributable to the outsourcing of email broadcasting to third party vendor, which reduced the Company's internal bandwidth requirements. For the twelve months ended December 31, 2005, we incurred costs associated with the acquisition of data for our database and outsourced data functions of $1,054,032 as compared to $395,673 for the twelve months ended December 31, 2004, an increase of $684,824 or 166.4%. The increase is primarily attributable to the outsourcing to third party vendors of our email broadcast function. For the twelve months ended December 31, 2005, we incurred amortization expense related to the amortization of our email database of $619,650 as compared to $325,475 for the twelve months ended December 31, 2004, an increase of $294,175 or 93%.
The increase in amortization expense was attributable to an increase in capitalized costs associated with our email database.

Our gross profit margins approximately 77.5% of net revenues for the twelve months ended December 31, 2005 as compared to approximately 77.6% for the twelve months ended December 31, 2004.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

For the twelve months ended December 31, 2005, salaries expense amounted to
$2,441,026 as compared to $1,699,167 for the twelve months ended December 31,
2004, an increase of $741,859 or approximately 43.7%. The increase was attributable to the hiring of our chief executive officer and chief operating officer in June 2005 as well as the hiring of additional administrative staff to facilitate our growth and the recording of stock-based compensation of $495,054 from the issuance of common shares and granting of stock options to employees and a consultant. We expect our salaries expense to increase in subsequent quarters due to these new officers and other new employees.

For the twelve months ended December 31, 2005, bad debt expense amounted to
$2,393,203 as compared to $1,650,242 for the twelve months ended December 31,
2004, an increase of $742,961 or approximately 45%. We have established an allowance for doubtful accounts based upon factors pertaining to the credit risk of specific customers, historical trends, and other information. Delinquent accounts are written-off when it is determined that the amounts are uncollectible. At December 31, 2005, the allowance for doubtful accounts was
$1,014,338.

For the twelve months ended December 31, 2005, commission expense amounted to
$1,462,728 as compared to $1,884,447 for the twelve months ended December 31,
2004, a decrease of $421,719, or approximately 22.4%. The decrease is primarily due to the reduction in sales personnel from 40 employees to 30.

For the twelve months ended December 31, 2005, professional fees amounted to
$975,132 as compared to $420,007 for the twelve months ended December 31, 2004, an increase of $555,125 or approximately 132.2%. The increase was primarily attributable to an increase in legal and accounting fees associated with our acquisitions and SEC filings as well as the audit of our financial statements.

For the twelve months ended December 31, 2005, advertising and trade show expense amounted to $653,484 as compared to $493,713 for the twelve months ended
December 31, 2004, an increase of $159,771, or approximately 32.4%. We continued
to increase our marketing efforts to increase our revenues.

                                       31

For the twelve months ended December 31, 2005, depreciation and amortization expense amounted to $215,307 as compared to $187,031 for the twelve months ended
December 31, 2004, an increase of $28,276 or approximately 15%. This increase was attributable to the acquisition of property and equipment of $202,000 in
2005.

Total other general and administrative expenses for the twelve months ended
December 31, 2005 were $2,287,349, an increase of $1,374,400, or approximately
151%, from total general and administrative expenses for the twelve months ended
December 31, 2004 of $912,949. This increase is summarized as follows:

                                                              2005        2004
                                                           ----------   --------
Rent ...................................................   $  359,885   $239,129
Consulting fees ........................................      448,188         --
Payroll taxes ..........................................      243,089         --
Insurance ..............................................      178,009    136,404
Telephone ..............................................      124,168    185,430
Other ..................................................      934,010    351,986
                                                           ----------   --------
Total ..................................................   $2,287,349   $912,949
                                                           ==========   ========

The increase in rent expense was attributable to payments during the twelve months ended December 31, 2005 for common area maintenance and utilities that were not reflected as rent expense in the prior period. Additionally, during a portion of 2005, we rented an office in New York on a month-to-month basis. As of December 31, 2005, we no longer rent the New York facility.

In 2005, we incurred payroll taxes related to our salaries. In 2004, we leased our employees from a third party. The increase in insurance is primarily related to an increase in health insurance costs due the increase in the number of employees.

The increase in other general and administrative expense was attributable to an overall increase in operations as well as an increase in expenses in 2005 of approximately $211,000 related to the termination of employment agreements with our former officers and settlement fees paid to certain former employees.

We reported a loss from operations of $(1,668,063) for the twelve months ended
December 31, 2005 as compared to income from operations of $170,841 for the twelve months ended December 31, 2004.

OTHER INCOME (EXPENSES)

For the twelve months ended December 31, 2004, we recognized a gain on extinguishment of debt of $162,955 compared to $0 for the twelve months ended
December 31, 2005.

In 2004, we recorded a loss of $100,000 from the termination of an aborted acquisition. On October 21, 2004, we entered into an asset purchase agreement which was subsequently terminated due to a breach by the Company. In accordance with the terms of the asset purchase agreement, and an Amended Mutual Release and Agreement, we paid a termination fee of $100,000.

In 2004, we recorded an asset impairment charge of $198,240. The asset impairment charge consisted of an asset impairment charge of $135,000 due to the disposal of property and equipment and $63,371 for email addresses which were removed from the email database.

For the twelve months ended December 31, 2005, we recorded an estimated registration rights penalty of $75,000 compared to $0 for the twelve months ended December 31, 2004.

For the twelve months ended December 31, 2005, we recorded a loss on equity-method investment of $1,034,102 related to our equity investment in STAC, as discussed elsewhere herein.

                                       32

Interest income for the twelve months ended December 31, 2005 was $3,144 as compared to $0 for the twelve months ended December 31, 2004, an increase of
$3,144 or 100%. This was primarily attributable to the investment of excess cash in money market accounts.

Interest expense for the twelve months ended December 31, 2005 was $14,268 as compared to $5,276 for the twelve months ended December 31, 2004, an increase of
$8,992 or 170%. This was primarily attributable to the assumption of debt of
$700,000 in connection with our acquisitions, which has been repaid prior to
December 31, 2005.

For the twelve months ended December 31, 2005, we did not record a provision for income taxes due to our net loss. In 2004, the Company had made an election to have its income or loss taxed directly to its members as a partnership for income tax purposes. Accordingly, the pro rata income or loss will be included in the tax return of the members. As a result, no income taxes have been recognized in the accompanying financial statements for the 2004 period.

NET (LOSS) INCOME

For the twelve months ended December 31, 2005, we recorded a net loss of
$2,788,289 compared to net income of $30,280 for the twelve months ended
December 31, 2004.

LIQUIDITY AND CAPITAL RESOURCES

On April 20, 2005, we commenced a private offering of up to $1,000,000 of Units, each Unit consisted of 50,000 shares of our common stock with warrants to purchase 25,000 shares of our common stock exercisable at $2.00 per share. The private placement was originally to be for a maximum amount of $1,000,000, but was subsequently increased to a maximum of $1,625,000. In May and June 2005, we sold 1,625,000 shares of and granted 812,500 warrants to purchase 812,500 shares of common stock at an exercise price of $2.00 per share for net proceeds of
$1,495,026.

Pursuant to a Confidential Memorandum dated June 22, 2005, (the "PPM"), we offered in a private placement to accredited investors up to $4,000,000 of Units for a purchase price of $100,000 per Unit. Each Unit consists of 50,000 shares of the Company's common stock, par value $0.001 per share and a three-year warrant to purchase 25,000 shares of Common Stock at $3.50 per share. As of
December 31, 2005, we sold Units to accredited investors for net proceeds of
$1,955,527 issuing 1,048,515 shares of common stock and granting 524,257 warrants to purchase 524,257 shares of common stock at $3.50 per share.

The Company's purchase of SendTec contained a financing contingency. As part of the negotiations to provide financing for the acquisition of SendTec, it was agreed that the acquisition would be financed by issuance of $34.95 million of
Senior Secured Convertible Debentures due October 30, 2009 of STAC, as well as issuance by the Company of $10,289,690 of Series A Convertible Preferred Stock,
par value $0.001 per share. We used $10,000,000 of the proceeds we received in this transaction to purchase a 23% interest in STAC. Upon the Consolidation, the
Debentures, initially convertible at $1.00 per share into STAC Common Stock, are now convertible into Company common stock at a conversion price of $1.50 per share and are guaranteed by the Company and each of its subsidiaries.

The Debenture Holders maintain a first priority security interest in all of our assets and in the assets of our subsidiaries. So long as the Debentures remain outstanding, we are restricted from incurring additional indebtedness other than certain permitted indebtedness consisting of (i) a working capital credit facility of up to $3,000,000 which may have a second priority interest in our accounts receivables and inventory, (ii) trade payables and indebtedness consisting of capitalized lease obligations and purchase money indebtedness incurred in connection with the acquisition of capital assets and obligations under sale-leaseback arrangements with respect to newly acquired or leased assets and (iii) such obligations which are not secured by liens on any of our assets or STAC assets existing as of the date that the Debentures were originally issued. To the extent that additional debt financing is required for us to conduct our operations, the restrictions from incurring additional indebtedness in the Debentures could materially adversely impact our ability to achieve our operational objective.

                                       33

The Debentures also contain certain financial covenants relating to STAC and us.
Following the issuance of the Debentures, the Company's management recognized that certain financial covenants required under the securities purchase agreement relating to the Debentures would likely not be met during the fourth quarter of 2005, and possibly thereafter. These covenants included STAC having minimum EBITDA of $1,725,000 and $5,200,000 for the fourth quarter of 2005 and fiscal 2005, respectively. As a result, in consideration of us issuing 525,000 shares of our common stock to the holders of the Debentures in accordance with their respective ownership of the Debentures, the financial covenants in the
Securities Purchase Agreement were revised so that STAC was required to have minimum EBITDA for the fourth quarter of 2005 and the fiscal year ended December
31, 2005 of $625,000 and $4,350,000, respectively. In addition, based on our own view that we could potentially be in default of certain financial covenants for
2006 and beyond, certain other financial covenants in the securities purchase agreement were amended. First, we are now required to have EBITDA of $8,434,000 for fiscal 2006 (including EBITDA of at least $1,257,000, $2,013,000,
$2,324,000, and $2,824,000 for the first quarter, second quarter, third quarter and fourth quarter of 2006, respectively) as opposed to $9,730,000 and thereafter quarterly EBITDA of $2,840,000 until the Debentures are paid in full as opposed to $2,875,000. Second, the maximum amount of capital expenditures we are allowed to make for the first and second quarters of 2006 was changed from
$250,000 and $250,000 to $550,000 and $375,000, respectively. In the third quarter of 2006 we can continue to make $300,000 in capital expenditures and thereafter until the Debentures are paid in full we can continue to make
$250,000 in capital expenditures in each quarter. Third, we are required to maintain minimum cash balances of $2,500,000 in the first quarter of 2006,
$2,750,000 in the second quarter of 2006, $3,000,000 in each of the third and fourth quarters of 2006 and $4,000,000 thereafter until the Debentures are paid in full as opposed to $3,000,000 throughout all of 2006 and $4,000,000 thereafter until the Debentures are paid in full.

For the first quarter of 2006, we had less than $1,257,000 of EBITDA. Our failure to comply with the first quarter EBITDA requirement is due to decreased activity and increased losses in the RelationServe and Friendsand businesses, among other things. We have been granted a waiver for our failure to comply with the EBITDA financial covenant for the first quarter of 2006. We are currently taking steps to avoid non-compliance in the future which include reviewing our cost structure and negotiating amendments to the financial covenants it is required to maintain under the Securities Purchase Agreement for subsequent periods, however, we have not reached an agreement with the Debenture holders to revise such financial covenants. In the event that we are unsuccessful in complying with such covenants in future periods, the Debenture holders could declare our Debentures to be in default, and accelerate the maturity of the
Debentures, plus increased interest, and any default penalties. Because all of our subsidiaries assets are pledged to the Debenture holders and are guarantors of such debt, such action would have a material adverse effect on the business and operations, and its ability to continue to operate. Under the terms of our
Debentures, and related agreements, if we are unable to satisfy the financial covenants in the Securities Purchase Agreement, it could be considered an event of default under the Debentures.

If we breach our covenants or otherwise default on our obligations under our
Debentures and the due date is accelerated, the amount required to pay such
Obligation will most likely come out of our working capital and cash balances.
Since we rely on our working capital for our day-to-day operations, such a default would have a material adverse effect on our business, operating results, and financial condition. In such event, we may be forced to restructure, file for bankruptcy, sell assets, or cease operations, any of which would put the
Company, our investors and the value of our Common Stock, at significant risk.
Further, our obligations under the Debentures are secured by substantially all of our assets. Failure to fulfill our obligations under the Debentures and related agreements could lead to loss of these assets, which would be detrimental to our operations.

Subsequent to December 31, 2005, the Company sold to Sunrise Equity Partners, LP
500,000 shares of Company Common Stock for $750,000, of which the Company received net proceeds of $675,000 after deducting fees and expenses of $75,000.
In addition, the Company has received proceeds of $62,500 from the exercise of
Warrants.

During the twelve months ended December 31, 2005, we repaid loans payable of
$700,000 and paid $150,000 in cash in connection with the acquisition of certain assets and liabilities of Omni Point Marketing, LLC, a Florida limited liability company ("Omni Point"), and all of the outstanding membership interests of
Friendsand, LLC, a Delaware limited liability company related to Omni Point by common ownership.

Net cash flows provided by operating activities for the twelve months ended
December 31, 2005 were $156,722 as compared to net cash provided by operating activities of $359,271 for the twelve months ended December 31, 2004,

                                       34

a decrease of $202,549. For the twelve months ended December 31, 2005, net cash provided by operating activities was attributable to cash provided from our net loss of $(2,788,289) (adjusted for add-back non-cash items such as depreciation and amortization of $900,130, stock-based compensation and consulting of
$705,179, an increase in provision for bad debt of $2,393,203, and a loss on equity-method investment of $1,034,102), and an increase in accounts receivable of $3,394,719, an increase in prepaid expenses and other assets of $91,862, and a decrease in deferred rent of $26,330, offset by cash received from the repayment of amounts due from former principals of $140,312, an increase in accounts payable of $870,896, an increase in other accrued expenses of $201,149, an increase in accrued commissions of $125,174 and an increase in customer deposits of $87,677. For the twelve months ended December 31, 2004, net cash provided by operating activities was attributable to net cash provided from our net income of $30,280 (adjusted for add-back non-cash items such as depreciation and amortization of $512,506, an increase in provision for bad debt of
$1,650,242, an asset impairment charge of $198,240, and a gain on extinguishment of notes payable of $162,705, and an increase in accounts payable of $718,597, offset by a decrease in accrued expenses of $55,952, an increase in accounts receivable of $2,266,179 and an increase in amounts due from former principals of $102,241, and an increase in prepaid expenses and other assets of $133,237.

We reported net cash flows used in investing activities of $13,125,548 for the twelve months ended December 31, 2005 as compared to net cash used in investing activities of $881,233 for the twelve months ended December 31, 2004, an increase of $12,244,315. This increase is attributable to the use of cash of
$10,309,083 in connection with our investment in a prospective acquiree, an increase in acquisitions of capitalized data costs of $2,464,850, an increase in the acquisition of property and equipment of $201,615, and cash paid in the acquisition of the net assets of Friendsand, LLC of $150,000.

Net cash flows provided by financing activities was $12,971,019 for the twelve months ended December 31, 2005 as compared to net cash provided by financing activities of $432,118 for the twelve months ended December 31, 2004. For the twelve months ended December 31, 2005, we received net proceeds from the sale of common stock of $2,455,527, proceeds from the sale of preferred stock of
$10,289,690, cash received in acquisition of $995,426, and net proceeds from the exercise of warrants of $137,500 offset by net draws by members
(pre-acquisition) of $207,124 and the repayment of loans payable of $700,000. In addition to the proceeds from the sale of preferred stock, our purchase of
SendTec was financed through the issuance of $34.95 million of Debentures of
STAC. For the twelve months ended December 31, 2004, we received proceeds from contributions by members of $1,195,000 offset by the repayment of notes payable of $532,882 and the distribution of $230,000 to former principals.

We reported a net increase in cash for the twelve months ended December 31, 2005 of $2,093 as compared to a net decrease in cash of $59,564 for the twelve months ended December 31, 2004. At December 31, 2005, we had cash on hand of $156,472.

The Company estimates that it will require approximately $8.9 million to operate the business during the year ending December 31, 2006, including $330,000 for investments in data, software and computer equipment. The company estimates that funds it currently has available plus operating cash flow it expects to generate during 2006 will amount to approximately $6 million. The Company recently raised an additional $737,500 from the exercise of warrants for $62,500 a private placement of common stock for $675,000 and STAC provided approximately $457,000.
The Company expects that the remaining amount of its liquidity needs will be funded through the operations of STAC. The Company also anticipates that it will seek to raise additional capital during 2006 to fund the growth of the business and provide cash for operations if necessary, however; there are no specific financing transactions planned at this time. The Company also can not provide any assurance that in the event it seeks to raise additional capital that such capital will be available on acceptable terms, if at all.

CRITICAL ACCOUNTING POLICIES

Our financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses. These estimates and assumptions are affected by management's applications of accounting policies. Our critical accounting policies include revenue recognition, the useful life of our intangible assets, and accounting for stock based compensation.

                                       35

Revenue Recognition - We follow the guidance of the Securities and Exchange
Commission's Staff Accounting Bulletin 104 for revenue recognition. In general, we record revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The following policies reflect specific criteria for the various revenues streams of the Company:

     Email append Services: The Company's email append solution allows marketers to augment their existing customer database with the Company's permission-based email data. When a match is confirmed, the customer's email address is added to the client's file. Revenue is recognized upon completion of the email append service and the delivery of the updated customer database is delivered to the client.

     Electronic change of address: The Company's electronic change of address service enables clients to update their email databases. Revenue is recognized upon delivery of the updated customer database is delivered to the client.

     Lead generation: The Company offers lead generation programs to assist a variety of businesses with customer acquisition. The Company pre-screens the leads through its online surveys to meet its clients' exact criteria.
     Revenue is recognized upon delivery of a lead database to the client.

     Direct Mail and postal list advertisement: The Company compiles an exclusive Internet responders' postal mailing list. This list is sourced from online registration and individuals who have responded to the
     Company's online campaigns. These consumers are responsive to offers and purchase products and services through online and offline channels. Revenue is recognized upon delivery of the respective list to the client.

     Online market research: The Company has developed a consumer survey. The
     Company offers a variety of targeted leads generated from its ongoing survey responses. The Company also offers marketers the opportunity to add specific questions to the survey. The Company then sells the response information to the marketer on a cost per response basis. If a marketer or a market research company needs a full survey completed, the Company will broadcast its client's survey to a designated responder list on a cost per thousand basis. Revenue is recognized upon delivery of the respective survey is delivered to the designated responder.

Intangible assets consist of a database of email addresses acquired during normal operations and costs associated with the development of our various websites. Costs to develop new email databases, which primarily represent direct external costs, are capitalized and are amortized straight-line over the expected lives of the databases. We review the carrying value of intangibles and other long-lived assets for impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets is measured by comparison of its carrying amount to the undiscounted cash flows that the asset or asset group is expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the property, if any, exceeds its fair market value.

Accounting for Stock Based Compensation - We account for stock based compensation utilizing Statement of Financial Accounting Standards No. 123,
"Accounting for Stock-Based Compensation" ("SFAS 123"), which encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. We have chosen to account for stock-based compensation using the intrinsic value method prescribed in Accounting
Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and
related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the estimated fair market value of our stock at the date of the grant over the amount an employee must pay to acquire the stock. We have adopted the "disclosure only" alternative described in SFAS 123 and SFAS 148 (See Recent Accounting Pronouncements), which require pro forma disclosures of net income and earnings per share as if the fair value method of accounting had been applied. Because of this election, we continue to account for our employee stock-based compensation plans under Accounting Principles
Board (APB) Opinion No. 25 and the related interpretations. We are required to comply with SFAS No. 123 (revised 2004) starting on the first day of our fiscal year 2006. We are currently evaluating the effect that the adoption of SFAS No.
123 (revised 2004) will have on our

                                       36

consolidated operating results and financial condition. No stock-based compensation cost is currently reflected in net income for employee and director option grants as all options granted under the 2005 Incentive Stock Plan and the
Non-Employee Directors Stock Plan had an exercise price equal to the market value of the underlying common stock on the date of grant.

RECENT ACCOUNTING PRONOUNCEMENTS

In December 2004, the FASB issued FASB Statement No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("FAS No. 123R"). FAS No. 123R requires companies to recognize in the statement of operations the grant date fair value of stock options and other equity-based compensation issued to employees. FAS
No. 123R is effective beginning in the Company's first of fiscal 2006. We are in process of evaluating the impact this pronouncement may have on our financial statements.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF SENDTEC'S FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

OVERVIEW

SendTec is a direct response marketing services and technology company that provides customers a wide range of direct marketing products and services to help market their products and services on the Internet ("online") and through traditional media channels such as television, radio, and print advertising
("offline"). SendTec's primary on-line marketing services include strategic offer development, creative development, performance based media buying, search engine optimization, key word search media buying and branded website media sales. SendTec's primary offline marketing services include strategic consulting, marketing plan development, creative development, campaign management, pre-production, production and post production television services, radio and television media buying, and campaign analysis.

SendTec was founded in February of 2000 by Paul Soltoff, the Company's current
CEO. SendTec is headquartered in St. Petersburg, Florida where it currently employs 90 people in approximately 20,000 square feet of office space. In addition, the Company maintains a small office in New York City where it currently employs 7 people, in approximately 2,500 square feet of office space.

In 2005, SendTec generated the majority of its revenue from three areas: online performance advertising services, offline direct response television media buying services and online and offline strategic marketing services. Online performance based advertising revenues are derived primarily from responses by consumers to SendTec's Client's online advertising offers. For each valid response (i.e. action, sale, lead, click, etc.) generated by SendTec for an offer, the Client pays SendTec a specified fee per response. In the period ending December 31, 2005 online performance based advertising revenues represented approximately 83.6% of SendTec's total revenues. SendTec's offline direct response television media buying revenues are generated from fees paid to
SendTec for the purchasing of television media for its clients. These fees are generally between 8% and 15% of the media purchased and aired in each month.
SendTec books these revenues on the net revenue method recognizing only the media fees as revenue, excluding from revenues the actual cost of the media purchased by SendTec. In the period ending December 31, 2005 offline direct response television media buying revenues represented approximately 5.2% of
SendTec's total revenues. Online and offline strategic marketing services revenues are primarily derived from fees charged to Client's for specific marketing services provided on a project by project basis. SendTec charges
Client a fixed fee per project based on an estimate of the resources and development time needed to complete each project. In the period ending December
31, 2005 online performance based advertising revenues represented approximately
11.2% of SendTec's total revenues.

Profitability in SendTec's online performance advertising services is largely dependant on the media cost incurred to generate a response. The cost of media is directly correlated to the available supply of media at any one time. Thus,
SendTec's online performance advertising services profitability is highly dependant on its ability to purchase a sufficient amount of online media at costs which generate responses at a competitive profit margin. Profitability from SendTec's other revenue sources is primarily dependant on its ability to generate fees which significantly leverage SendTec's human capital costs.
SendTec's largest expense other than media costs, are salaries and wages. As such, SendTec's profitability from its marketing services and television media buying services are largely derived from its ability to leverage the cost of its employee base across multiple projects and Clients.

                                       37

The online advertising industry is a relatively new industry operating in a very dynamic marketplace. As such the methodologies utilized to leverage online media are constantly changing, resulting in significant changes in how online media is valued and in the supply of available online media. Because a majority of
SendTec's revenues are derived from on online performance advertising services, we are continually accessing the online advertising industry for new trends and distribution methods. Many times this requires the SendTec to allocate resources to new online advertising methodologies in anticipation of changes it believes will take place in the market. As such, significant risks are inherent in decisions where to allocate resources due to the dynamic nature of the online industry.

In the fourth quarter of 2005 and the first quarter of 2006, SendTec committed significant resources to its search engine marketing business in anticipation of a significant demand by larger companies for more sophisticated and effective search engine marketing services. As part of this initiative, SendTec developed
SearchFactz, a search engine marketing pay-per-click bid management technology that coordinates performance and cost data from search engines, conversion activities from websites, and generates actionable campaign alerts that can be analyzed and acted upon by marketing analysts to optimize return on investment from marketing budgets. SendTec, through SearchFactz(TM) and the collective experience of its search engine marketing team, develops the mix of search engine marketing strategies and services to meet a client's customer acquisition goals. SendTec believes search engine marketing services revenue will become a significantly larger part of SendTec's total online revenues in 2006.

In the first quarter of 2006, SendTec began allocating resources to its branded website media services. These resources are primarily focused on the sale of online media for large websites with established brand names. SendTec offers a full service, turn-key solution for large websites who want to monetize the impressions resulting from traffic to their website but don't want to build an in-house solution to handle these functions.

BASIS OF PRESENTATION OF FINANCIAL STATEMENTS;

SendTec's financial statements have been prepared as "carve out" financial statements in accordance with SEC interpretations under Staff Accounting
Bulletin (SAB) Topic 1-B. The term carve out as used herein applies to general purpose financial statements of an operating unit, sometimes not itself a separate legal entity, which are derived or "carved-out" of those of a larger corporate entity. For example, a division or a portion thereof representing a particular business can be carved out of an entity's financial statements. As such, SendTec's financial statements have been presented reflecting SendTec as a stand alone entity, not as a part of the consolidated financial statements of its parent company.

As required by the SAB, the financial statements include allocations from its parent companies necessary to reflect all of the costs of doing business.
Management believes that the assumptions underlying the financial statements, including such allocations are reasonable.

Additionally, as required by SAB Topic 5-J, these financial statements reflect
"push-down" accounting for the September 1, 2004 transaction with theglobe.com establishing a new basis of accounting. Push-down accounting for the sale of
SendTec to RelationServe Media, Inc. was not applied as management believes the conditions requiring push-down accounting were not met.

Income taxes have been calculated as if all of the Company's operations had been conducted as a separate tax paying legal entity, filing its own separate tax return and as if the transaction described in Note J had not occurred.

YEAR ENDED DECEMBER 31, 2005 COMPARED TO THE YEAR ENDED DECEMBER 31, 2004

NET REVENUE: Net Revenue totaled $37.8 million for the year ended December 31,
2005 as compared to $32.7 million for the year ended December 31, 2004.
SendTec's net revenue was primarily generated from three areas: online performance advertising, offline direct response television media buying and online and offline strategic marketing services. The increase of $5.1 million in total net revenue as compared to 2004 was primarily attributable to increased online performance advertising revenue and direct response television media revenue. Online performance advertising revenue totaled $31.6 million for 2005 as compared to $28.4 for 2004. The 11% increase in

                                       38

online performance advertising resulted from the addition of several new online advertising clients and the continued growth of SendTec's online search engine marketing revenues. Online performance advertising revenue comprised approximately 83.6% and 86.9% of SendTec's total net revenue in 2005 and 2004, respectively. Direct response television media buying revenue totaled $2.0 million in 2005 as compared to $0.4 million in 2004. The 426% increase in direct response television media revenue resulted primarily from the addition of two new television media Clients in the last two quarters of 2005. Direct response television media buying revenue comprised approximately 5.2% and 1.2% of
SendTec's total net revenue in 2005 and 2004, respectively.

COST OF REVENUE: Cost of revenue consists of third party vendor costs for research, production and post production services plus all third party vendor fees incurred to acquire advertising media, including the actual cost of the media. Cost of revenue totaled $25.5 million for the year ended December 31,
2005 as compared to $22.6 million for the year ended December 31, 2004.
Approximately 93.1% of the increase in cost of revenue in 2005 as compared to
2004 resulted from an increase in cost of revenue related to online performance advertising. This increase was directly attributable to the increase in online performance advertising revenue in 2005, as compared to the same period in 2004.
Cost of revenue related to online performance advertising represented approximately 94.1% and 95.1% of SendTec's total cost of revenue in 2005 and
2004, respectively. Additionally, cost of revenue resulting from online performance advertising was approximately 76.4% and 75.6% of online performance advertising revenue in 2005 and 2004, respectively.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES: Selling, general and administrative expenses consist primarily of salaries and related personnel costs for sales, operations and general and administrative employees. This expense category also includes costs for facilities rent, legal and professional services, server hosting and bandwidth services, marketing services and other general corporate overhead expenses. Selling, general and administrative expenses totaled $8.3 million for the year ended December 31, 2005 as compared to $7.0 million for the year ended December 31, 2004. Employee salaries, commissions and benefits represented approximately 78.4% and 77.6% of total selling, general and administrative expenses in 2005 and 2004, respectively.
Approximately $1.1 million of the total increase in selling, general and administrative expenses in 2005 as compared to 2004 resulted from increased salaries, commissions and benefits paid to employees. The increase in employee costs was primarily a result of an increase in the number of employees in 2005 as compared to 2004. SendTec employed 71 and 51 at the end of 2005 and 2004, respectively.

DEPRECIATION AND AMORTIZATION: Depreciation and amortization expense totaled
$0.7 million for the year ended December 31, 2005. The $0.3 million increase over 2004 resulted principally from the amortization of non-compete intangibles recorded as a result of the acquisition of SendTec by theglobe.

STOCK BONUS COMPENSATION: Stock bonus compensation expense totaled $4.8 million in 2005. This amount reflects common stock in SendTec Acquisition Corporation
(STAC) granted to SendTec management upon the acquisition of the assets and liabilities of SendTec by STAC from theglobe.com on October 31, 2005.

LIQUIDITY AND CAPITAL RESOURCES

CASH FLOW ITEMS

YEAR ENDED DECEMBER 31, 2005 COMPARED TO YEAR ENDED DECEMBER 31, 2004

As of December 31, 2005, SendTec had approximately $3.4 million in cash and cash equivalents as compared to $3.1 million at December 31, 2004. Net cash provided by operating activities was $4.3 million and $2.4 million for the years ended
December 31, 2005 and 2004, respectively. The period-to-period increase in net cash provided by operating activities was primarily due to an increase in net income earned in 2005 after adjusting net income for non-cash stock compensation of $4.8 million. SendTec made cash advances totaling $3.5 million and $1.8 million to theglobe, its parent company, in 2005 and 2004, respectively and made advances related to the providing of advertising and marketing services totaling
$0.3 million and $1.0 million to an affiliated wholly-owned subsidiary of theglobe in 2005 and 2004, respectively.

                                       39

FUTURE AND CRITICAL NEED FOR CAPITAL

SendTec's parent company, theglobe, continues to incur substantial consolidated net losses and its management believes that theglobe will continue to be unprofitable and use cash in its operations for the foreseeable future.
theglobe's consolidated net losses and cash usage during its recent past and projected future periods relate primarily to the operation of its VoIP telephony services business and to a lesser extent to corporate overhead expenses and the operations of its computer games business. SendTec has contributed net income and cash flow since being acquired on September 1, 2004, and management expects that SendTec will continue to be profitable and provide positive cash flow in future periods.

On August 9, 2005, the Company entered into an asset purchase agreement with theglobe for the purchase of the business and substantially all of the assets of
SendTec. The purchase price for SendTec under the Agreement was $37,500,000, subject to adjustment, and the assumption of certain liabilities. On October 31,
2005 the Company assigned its rights under the Agreement to STAC and entered into certain agreements providing for financing of the transactions. As a result of requirements under the acquisition financing arrangements described herein, from October 31, 2005, the acquisition date of SendTec, through February 3,
2006, STAC operated independently and as a minority-owned affiliate of the
Company. On February 3, 2006, STAC became a wholly-owned subsidiary of the
Company in connection with a series of transactions that took place on February
3, 2006.

The SendTec purchase was financed by the issuance of $34.95 million of Senior
Secured Convertible Debentures due October 30, 2009 of STAC, as amended, and the issuance by the Company of $10,289,690 of Series A Convertible Preferred Stock,
par value $0.001 per share. The Debentures were convertible, upon STAC becoming a wholly-owned subsidiary of the Company, into the Common Stock of the Company and all of the Series A Preferred Stock was converted into Common Stock. In order to provide funds to STAC to complete the Asset Purchase, $10,000,000 of
STAC common stock, par value $0.001 per share, was issued to the Company from the proceeds of the sale of the Series A Preferred by the Company upon the
Consolidation.

On February 3, 2006, provisions of the Debentures, as well as the terms of certain agreements with the management of STAC, resulted in the automatic conversion of STAC into a wholly-owned subsidiary of the Company. All Series A
Preferred was automatically converted to Common Stock, and thereafter, the
Company, through STAC, acquired and continued to operate the business of
SendTec, in addition to the RelationServe Access and Friendsand.com business.

On October 31, 2005, SendTec had approximately $3.0 million of working capital.
As a result of the SendTec asset acquisition, STAC acquired $3.0 million of working capital with the SendTec assets and approximately $3.2 million of additional working capital from the financing of STAC as part of the SendTec asset acquisition. SendTec believes these working capital levels to be sufficient to sustain SendTec's needs over the next 12 months. Management expects SendTec revenues to continue to grow in future periods and that SendTec will continue to be profitable and provide positive cash flow in future periods.

MANAGEMENT'S DISCUSSION OF CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The preparation of our financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Our estimates, judgments and assumptions are continually evaluated based on available information and experience. Because of the use of estimates inherent in the financial reporting process, actual results could differ from those estimates.

Certain of our accounting policies require higher degrees of judgment than others in their application. These include revenue recognition, valuation of customer receivables, valuation of goodwill, intangible assets and other long-lived assets and capitalization of computer software costs. Our accounting policies and procedures related to these areas are summarized below.

                                       40

REVENUE RECOGNITION

Revenue from the distribution of Internet advertising is recognized when
Internet users visit and complete actions at an advertiser's website. Revenue consists of the gross value of billings to clients, including the recovery of costs incurred to acquire online media required to execute client campaigns.
Recorded revenue is based upon reports generated by the SendTec's tracking software.

Revenue derived from search engine marketing services, such as search engine keyword buying, is recognized on a net basis when the associated keyword search media is clicked on by a consumer. SendTec typically earns a media commission equal to a percentage of the keyword search media purchased for its clients. In many cases, the amount the SendTec bills to clients significantly exceeds the amount of revenue that is earned due to the existence of various "pass-through"
charges such as the cost of the search engine keyword media. Amounts received in advance of search engine keyword media purchases are deferred and included in deferred revenue in the accompanying balance sheet.

Revenue derived from the purchase and tracking of direct response media, such as television and radio commercials, is recognized on a net basis when the associated media is aired. In many cases, the amount the SendTec bills to clients significantly exceeds the amount of revenue that is earned due to the existence of various "pass-through" charges such as the cost of the television and radio media. Amounts received in advance of media airings are deferred and included in deferred revenue in the accompanying balance sheet.

Revenue generated from the production of direct response advertising programs, such as infomercials, is recognized on the completed contract method when such programs are complete and available for airing. Production activities generally take eight to twelve weeks and SendTec usually collects amounts in advance and at various points throughout the production process. Amounts received from customers prior to completion of commercials are included in deferred revenue and direct costs associated with the production of commercials in process are deferred and included within other current assets in the accompanying balance sheet.

VALUATION OF CUSTOMER RECEIVABLES

Provisions for the allowance for doubtful accounts are made based on historical loss experience adjusted for specific credit risks. Measurement of such losses requires consideration of SendTec's historical loss experience, judgments about customer credit risk, and the need to adjust for current economic conditions.

GOODWILL AND INTANGIBLE ASSETS

In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations" and
SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires that certain acquired intangible assets in a business combination be recognized as assets separate from goodwill. SFAS No. 142 requires that goodwill and other intangibles with indefinite lives should no longer be amortized, but rather tested for impairment annually or on an interim basis if events or circumstances indicate that the fair value of the asset has decreased below its carrying value.

Our policy calls for the assessment of the potential impairment of goodwill and other identifiable intangibles with indefinite lives whenever events or changes in circumstances indicate that the carrying value may not be recoverable or at least on an annual basis. Some factors we consider important which could trigger an impairment review include the following:

     o    significant under-performance relative to historical, expected or projected future operating results;

     o    significant changes in the manner of our use of the acquired assets or the strategy for our overall business; and

     o    significant negative industry or economic trends.

                                       41

When we determine that the carrying value of goodwill or other identified intangibles with indefinite lives may not be recoverable, we measure any impairment based on a projected discounted cash flow method.

LONG-LIVED ASSETS

Historically, SendTec's long-lived assets, other than goodwill, have primarily consisted of property and equipment, capitalized costs of internal-use software and values attributable to covenants not to compete.

Long-lived assets held and used by SendTec and intangible assets with determinable lives are reviewed for impairment whenever events or circumstances indicate that the carrying amount of assets may not be recoverable in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived
Assets." We evaluate recoverability of assets to be held and used by comparing the carrying amount of the assets, or the appropriate grouping of assets, to an estimate of undiscounted future cash flows to be generated by the assets, or asset group. If such assets are considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets. Fair values are based on quoted market values, if available. If quoted market prices are not available, the estimate of fair value may be based on the discounted value of the estimated future cash flows attributable to the assets, or other valuation techniques deemed reasonable in the circumstances.

CAPITALIZATION OF COMPUTER SOFTWARE COSTS

SendTec capitalizes the cost of internal-use software which has a useful life in excess of one year in accordance with Statement of Position No. 98-1,
"Accounting for the Costs of Computer Software Developed or Obtained for
Internal Use." Subsequent additions, modifications, or upgrades to internal-use software are capitalized only to the extent that they allow the software to perform a task it previously did not perform. Software maintenance and training costs are expensed in the period in which they are incurred. Capitalized computer software costs are amortized using the straight-line method over the expected useful life, or three years.

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

In May 2005, the FASB issued SFAS No. 154, "Accounting for Changes and Error
Corrections, a Replacement of APB Opinion No. 20 and FASB Statement No. 3." SFAS
154 applies to all voluntary changes in accounting principles and requires retrospective application to prior periods' financial statements of changes in accounting principles. This statement also requires that a change in depreciation, amortization or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. SFAS 154 carries forward without change the guidance contained in APB Opinion No. 20 for reporting the correction of an error in previously issued financial statements and a change in accounting estimate. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not expect the adoption of this standard to have a material impact on its financial condition, results of operations or liquidity.

In March 2005, the FASB issued Interpretation ("FIN") No. 47, "Accounting for
Conditional Asset Retirement Obligations," an interpretation of FASB Statement
No. 143, "Accounting for Asset Retirement Obligations." The interpretation clarifies that the term conditional asset retirement obligation refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. An entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. FIN 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. The effective date of this interpretation is no later than the end of fiscal years ending after December
15, 2005. SendTec is currently investigating the effect, if any, that FIN 47 would have on the SendTec's financial position, cash flows and results of operations.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary
Assets, an amendment of APB Opinion No. 29." SFAS No. 153 requires exchanges of productive assets to be accounted for at fair value, rather than at carryover basis, unless (1) neither the asset received nor the asset surrendered has a fair value that is

                                       42

determinable within reasonable limits or (2) the transactions lack commercial substance. This statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. SendTec does not expect the adoption of this standard to have a material impact on its financial condition, results of operations, or liquidity.

In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment." This standard replaces SFAS No. 123, "Accounting for Stock-Based Compensation" and
supersedes Accounting Principles Board ("APB") Opinion No. 25, "Accounting for
Stock Issued to Employees." The standard requires companies to expense the fair value of stock options on the grant date and is effective for annual periods beginning after June 15, 2005. In accordance with the revised statement, the expense attributable to stock options granted or vested subsequent to January 1,
2006 will be required to be recognized. The precise impact of the adoption of
SFAS No. 123R cannot be predicted at this time because it will depend on the levels of share-based payments that are granted in the future and whether the related compensation expense is allocated to SendTec by the globe for SendTec employees participating in the Parent Company's stock option plans. However,
SendTec believes that the adoption of this standard may have a significant effect on SendTec's results of operations or financial position.

In December 2003, the FASB issued FIN No. 46-R "Consolidation of Variable
Interest Entities." FIN 46-R, which modifies certain provisions and effective dates of FIN 46, sets forth the criteria to be used in determining whether an investment in a variable interest entity should be consolidated. These provisions are based on the general premise that if a company controls another entity through interests other than voting interests, that company should consolidate the controlled entity. SendTec believes that currently, it does not have any material arrangements that meet the definition of a variable interest entity which would require consolidation.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial
Instruments with Characteristics of Both Liabilities and Equity." SFAS No. 150
affects the issuer's accounting for three types of freestanding financial instruments. One type is mandatorily redeemable shares, which the issuing company is obligated to buy back in exchange for cash or other assets. A second type, which includes put options and forward purchase contracts, involves instruments that do or may require the issuer to buy back some of its shares in exchange for cash or other assets. The third type of instrument consists of obligations that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as a market index, or varies inversely with the value of the issuers' shares. SFAS No. 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety. SFAS No. 150 also requires disclosures about alternative ways of settling the instruments and the capital structure of entities, whose shares are mandatorily redeemable. Most of the guidance in SFAS No. 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective from the start of the first interim period beginning after June 15, 2003. The adoption of this standard did not have a material impact on SendTec's results of operations or financial position.

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on
Derivative Instruments Hedging Activities." This statement amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS
No. 149 became effective during the third quarter of 2003 and did not have a material impact on the SendTec's results of operations or financial position.

                             DESCRIPTION OF BUSINESS

OVERVIEW

RelationServe Media, Inc. (the "Company", "we or "our") is a holding company organized for the purpose of acquiring, owning, and managing various marketing and advertising businesses, primarily involving the Internet. The Company operates two primary businesses and since February 2006 the Company's SendTec
("SendTec") marketing services business has become its dominant operation. On
March 17, 2006, the Company authorized its name be changed to SendTec, Inc., subject to stockholder approval.

SendTec is a marketing company, primarily involved in direct response marketing.
In addition to SendTec, the Company also owns and operates one smaller business,
Friendsand.com. On June 5, 2006, we entered into a definitive agreement to sell substantially all of the business and assets of RelationServe Access. The closing of the agreement occurred on June 15, 2006 and the purchase price includes $1.4 million in cash and the assumption of

                                       43

certain liabilities. Pursuant to the Agreement, we agreed to remain liable for certain contingencies and liabilities, and any liabilities in excess of $3 million. In addition to the foregoing, we will discontinue the business of
Friendsand and will cease all operations by June 30, 2006 unless a purchaser is identified for some or all of the assets or business of Friendsand. For the twelve months ended December 31, 2005, the Company reported revenues of
$11,302,780 derived solely from its RelationServe and Friendsand.com businesses.
On a pro-forma basis, the Company's consolidated revenues for 2005, including
SendTec's revenues as if it had been owned during the entire 2005 fiscal year, was $49,072,522. However, on a combined pro forma basis for the year ended
December 31, 2006 we had a net loss of $15,068,650 (including the pro forma effect of $8,737,500 of non-cash interest associated with financing the transaction and stock-based compensation of $4,774,323) and for the quarter ended we had a net loss of $5,134,529. We are unable to predict if we will achieve profitability in future periods.

MERGER TRANSACTIONS COMPLETED IN 2005

     The Company was originally formed as Chubasco Resources Corp. in the State of Nevada as an exploration stage company engaged in the business of mineral exploration. On October 21, 2004, the Company entered into an asset purchase agreement that was subsequently terminated due to a breach by the Company. In
2004, in accordance with the terms of the asset purchase agreement, and an amended mutual release and agreement, the Company accrued a termination fee of
$100,000, which was paid in 2005.

     RelationServe, Inc., was incorporated in Delaware in March 2005,
RelationServe, through its wholly-owned subsidiary, RelationServe Access, Inc.
("Access"), purchased certain assets and assumed certain liabilities of Omni
Point, and through its wholly-owned subsidiary, Friendsand, Inc. ("Friendsand"), acquired all of the outstanding membership interests of Friendsand, LLC, a
Delaware limited liability company related to Omni Point by common ownership
(the "Affiliated Company" or "Friends LLC"). RelationServe completed these transactions simultaneously on May 16, 2005. RelationServe acquired the net assets and business of Omni Point and membership interests of Affiliated Company for a combination of cash in the amount of $150,000, a two-year promissory note in the principal amount of $700,000, and 8,000,000 shares of its common stock.
RelationServe, which had no business operations prior to these transactions, accounted for its acquisition of Omni Point's net assets and merger with
Affiliated Company as a recapitalization because Omni Point and the former member of Affiliated Company gained control of a majority of RelationServe's common stock upon completing these transactions. Accordingly, Omni Point and
Affiliated Company are deemed to be the acquirer for accounting purposes.

     On June 13, 2005, RelationServe and Chubasco completed a reverse merger
(the "Merger"). Pursuant to the terms of the merger agreement, the Company acquired all of the issued and outstanding capital stock of RelationServe on a one-for-one basis in exchange for 13,326,000 shares of its $0.001 par value common stock. In addition, certain of Chubasco's stockholders simultaneously cancelled an aggregate of 6,800,000 shares of their common stock upon completing the Merger. Each share of RelationServe common stock (13,326,000) and each
RelationServe warrant (6,562,500) outstanding prior to the Merger was automatically converted into an equivalent number of shares of the Company's common stock and an equivalent number of warrants to purchase shares of the
Company's common stock upon completion of the Merger. As a result,
RelationServe's former stockholders became the Company's majority stockholders and RelationServe became the Company's wholly-owned subsidiary. Chubasco's stockholders retained 3,216,500 shares of the Company's common stock. In addition, the Company assumed a $700,000 promissory note due in May 2007 that
RelationServe issued as partial consideration in a previous purchase of net assets described above, all prior business operations of Chubasco ceased and the
Company's principal executive offices were relocated to Fort Lauderdale,
Florida.

     On August 29, 2005, RelationServe Media, Inc., a Nevada corporation
("RelationServe (Nevada)"), and RelationServe (Delaware) entered into an
Agreement and Plan of Merger. On August 29, 2005, RelationServe (Nevada) merged with and into RelationServe (Delaware) in a reincorporation merger, so that
RelationServe (Nevada) and RelationServe (Delaware) became a single corporation named RelationServe Media, Inc. (the "Surviving Corporation"), which exists under, and is governed by, the laws of the State of Delaware (the
"Reincorporation Merger").

     As a result of the Reincorporation Merger, all of the assets, property, rights, privileges, powers and franchises of RelationServe (Nevada) became vested in and held and enjoyed by the Surviving Corporation and the Surviving
Corporation assumed all of the obligations of RelationServe (Nevada).

                                       44

     In addition, each share of common stock, par value $0.001 per share, of
RelationServe (Nevada) which was issued and outstanding immediately prior to the
Merger was converted into one issued and outstanding share of common stock, par value $0.001 per share, of the Surviving Corporation, so that the holders of all of the issued and outstanding shares of common stock of RelationServe (Nevada)
immediately prior to the Merger are the holders of common stock of the Surviving
Corporation. All shares of RelationServe (Delaware) owned by RelationServe
(Nevada) immediately prior to the merger were surrendered to the Surviving
Corporation and cancelled.

     The Company maintains its principal executive offices at 877 Executive
Center Drive West, Suite 300, St. Petersburg, Florida 33702 and 6700 North
Andrews Avenue, Fort Lauderdale, Florida, 33309. SendTec also maintains an office in New York City. The Company presently has 50 employees.

     We currently plan to continue our efforts to acquire businesses engaged in, or related to, Internet marketing and advertising. We may issue additional shares of common stock, preferred stock, warrants to acquire shares of our common stock, debt, or make cash payments, or a combination thereof, in connection with such acquisitions.

     Any references to SendTec include the current business which is held by
STAC as well as the business and substantially all of the assets of SendTec which were acquired by STAC.

BACKGROUND OF THE SENDTEC ACQUISITION

On August 9, 2005, the Company entered into an asset purchase agreement with
theglobe.com, inc. for the purchase of the business and substantially all of the assets of SendTec. On August 23, 2005, Amendment No. 1 to the asset purchase agreement was entered into providing, among other things, for removal of a condition to closing that financing for the transaction be deposited in escrow within 30 days of execution of the Agreement, modifying SendTec's and theglobe's post-closing non-competition provisions, providing as additional closing conditions requirements that SendTec management enter into certain agreements with the Company, providing for SendTec management to provide certain representations and warranties concerning the SendTec business to theglobe and to the Company and for deposit of certain property by SendTec management in escrow for the purposes of their indemnification obligations, and modifying certain representations and warranties, and allocating responsibilities for certain breaches among SendTec, theglobe and SendTec management.

The purchase price for SendTec under the asset purchase agreement was
$37,500,000, subject to adjustment, and the assumption of certain liabilities.
Since at the time of the execution and delivery of the asset purchase agreement we lacked sufficient financing to consummate the transaction, our commitment to purchase the assets included as a condition to closing that we obtain adequate financing to consummate the transaction on or before October 31, 2003. As part of our negotiations to provide financing of the acquisition of SendTec, we were required to restructure the transaction so that the acquiring entity of the assets of SendTec would operate independently until such time as certain conditions were satisfied. The reason for this structure was that the entities providing the financing desired that their lien on the SendTec assets be structurally senior to the remainder of our business until such time as we had audited financials for the nine months ended September 30, 2006 and we could demonstrate that we met certain financial milestones for the nine months ended
September 30, 2005. These financial milestones included that RelationServe had revenues of at least $9 million for the nine months ended September 30, 2005.
Accordingly, on October 31, 2005 the Company assigned its rights under the asset purchase agreement to an affiliated company, STAC, and entered into certain agreements providing for financing of the transactions. As a result of requirements under such acquisition financing arrangements, from October 31,
2005 (the "Acquisition Date") through February 3, 2006 (the "Consolidation
Date") STAC operated independently and as a minority-owned affiliate of the
Company. On the Consolidation Date, STAC became a wholly-owned subsidiary of the
Company in connection with a series of transactions that took place on the
Consolidation Date (the "Consolidation").

The SendTec purchase was financed by the issuance of debentures to certain purchasers ("Debenture Holders") and the issuance by the Company of Series A
Preferred Stock. On October 31, 2005, the Company and STAC entered into a series of agreements, including a Securities Purchase Agreement and Debentures (which on their terms would be automatically amended upon the Consolidation). As the
Consolidation was dependent upon the Company achieving the Consolidation
Milestones, the documents provide that initially STAC was a stand-alone entity and then, if STAC became a wholly-owned subsidiary of the Company upon a
Consolidation, such agreements would automatically be amended to reflect the
Consolidation.

                                       45

Series A Preferred Stock

On October 31, 2005, the Company sold $10,289,690 of shares of Series A
Convertible Preferred Stock, par value $0.001 per share (the "Series A
Preferred"), and entered into a registration rights agreement with the purchasers. Upon the Consolidation on February 3, 2006, all the Series A
Preferred automatically converted into 7,621,991 shares of the Company's common stock at a conversion price of $1.35 per share.

Debentures

On October 31, 2005 STAC sold $34.95 million of Senior Secured Convertible
Debentures to the Debenture Holders, as amended (the "Debentures"), due October
30, 2009 and originally convertible into shares of STAC. Upon the Consolidation on February 3, 2006, the Debentures automatically became convertible into the
Company's common stock and the negative covenants which originally applied solely to STAC became applicable to the Company.

Security Agreements and Guarantees

On October 31, 2005, STAC entered into a Security Agreement with the Debenture
Holders, collateralizing all of the assets of STAC. Pursuant to the Securities
Purchase Agreement of October 31, 2005, upon the Consolidation on February 3,
2006, the Company and all of its other subsidiaries became guarantors of the
Debentures and as such entered into Guaranty Agreements and Security Agreements with the Debenture Holders.

Warrants and Registration Rights Agreement

Pursuant to the Securities Purchase Agreement on October 31, 2005, upon the
Consolidation on February 3, 2006, the Company issued seven-year warrants to the
Debentures Holders to purchase 10,081,607 shares of the Company's common stock, in amounts proportional to the face amount of the Debentures, exercisable at
$0.01 per share (the "Warrants"). The Warrants are exercisable from February 3,
2006 through October 30, 2012.

Also on February 3, 2006, the Company entered into a Registration Rights
Agreement with each of the holders of the Debentures to register the Company's common stock underlying the Debentures and Warrants as well as shares that the
Debenture Holders received as a result of the covenant amendments described above.

Management Agreements

On October 31, 2005, the Company and STAC entered into certain agreements with members of the then management team of SendTec including Paul Soltoff, Donald
Gould and Eric Obeck, each of whom are now executive officers of the Company
("STAC Management"). The members of STAC Management entered into employment agreements and made certain representations and warranties to the Company concerning operational matters associated with the business of SendTec. The
Company's sole remedy against a breach of any of these operational representations (except a fraudulent misrepresentation) is under an escrow agreement among the Company, STAC and STAC Management. The escrow agreement originally held certain shares of STAC which STAC Management received pursuant to the Securities Purchase Agreement.

On February 3, 2006, the members of STAC Management and the Company entered into an exchange agreement under which STAC Management exchanged all of their shares in STAC for 9,506,380 share of the Company's common stock, in a transaction intended to be a tax-free reorganization. In connection with the exchange agreement, the shares held under the escrow agreement are now shares of Company
Common Stock.

Hirsch Agreements

On February 3, 2006, the Company entered into certain agreements with Danielle
Karp, its former President, her brother Scott Hirsh and related entities
("collectively the "Hirsh Affiliates").

                                       46

On February 3, 2006, pursuant to a Non-Competition and Non-Solicitation
Agreement, the Hirsch Affiliates agreed not to compete with the Company's business for a period of one year. In addition, each Hirsch Affiliate agreed not to disclose or make use of any knowledge or information of a confidential or proprietary nature relating to the Company, its affiliates and their respective businesses without the prior written consent of the Company. The Company and the
Hirsch Affiliates also exchanged Mutual General Releases.

Effective February 3, 2006, the Company and Danielle Karp entered into a Release and Employment Severance Agreement, pursuant to which (i) Ms. Karp resigned from all of her positions with the Company, (ii) Ms. Karp received $50,000 and (iii)
Ms. Karp's options to purchase 100,000 shares of the Company's common stock vested in full.

Sunrise Agreement

On February 3, 2006, the Company and Sunrise Equity Partners, L.P. ("Sunrise")
entered into a Securities Purchase Agreement, pursuant to which the Company sold
Sunrise 500,000 shares of Company Common Stock for $750,000.

Lehman Letter Agreement

On October 31, 2005, effective upon the Consolidation, the Company, Lehman
Brothers, Inc. and LB I Group Inc. (collectively "Lehman"), one of the Debenture
Holders entered into a letter agreement ("Letter Agreement"). Pursuant to the
Director Agreement, the parties agreed to certain matters relating to the
Company's board of directors and its independent registered public accounting firm including: (i) the Company's board of directors shall not exceed six members, (ii) at Lehman's request, the Company shall use its best efforts to cause all then members of the board of directors to resign other than Mandee
Heller Adler and cause the election of Michael H. Brausser and Paul Soltoff as members of the board of directors, (iii) at the request of Lehman, the Company shall use its best efforts to prevent the election of any member of the board of directors to which Lehman reasonably and timely objects, (iv) Lehman has the right to designate a member of the board of directors and the Company shall use its best efforts to cause such person's election to the board of directors, (v)
Lehman has the right to designate a representative to attend all meetings of the board of directors in a nonvoting observer capacity and, in this respect, the
Company shall give such representative copies of all notices, minutes, consents and all other materials that it provides to the directors and (vi) the Company's independent registered public accounting firm shall be reasonably acceptable to
Lehman.

In accordance with the Letter Agreement, Paul Soltoff was named a director on
February 3, 2006. Lehman also consented to the appointment of Marcum & Kliegman as the Company's independent registered public accounting firm. On February 3,
2006, Lehman advised the Company that it did not currently intend to exercise its right to designate a member of the Board of Directors.

Investor Rights Agreement, Registration Rights Agreement and STAC Redeemable
Preferred Stock

On October 31, 2005, certain Debenture Holders purchased shares of Series A
Redeemable Preferred Stock of STAC (the "STAC Preferred Stock"), equal to approximately 64% of the total voting shares of STAC. In addition, all of the
Debenture Holders, the Company and STAC entered into a Registration Rights
Agreement and an Investor Rights Agreement providing that, among other provisions, that if the Consolidation does not occur by November 30, 2006, STAC would use its best efforts to effect either an initial public offering, a private sale of STAC, or a recapitalization of the STAC Debentures and STAC
Preferred Stock within the six-month period thereafter. As the Consolidation occurred prior to November 30, 2006, on February 3, 2006, the Registration
Rights Agreement and the Investor Rights Agreement terminated and the STAC
Preferred Stock was redeemed.

SENDTEC BUSINESS

SendTec is a direct response marketing services and technology company that provides customers a wide range of direct marketing products and services to help market their products and services on the Internet ("online") and through traditional media channels such as television, radio, and print advertising
("offline"). Utilizing SendTec's marketing products and services, SendTec's clients seek to increase the effectiveness and the return on investment

                                       47

on advertising campaigns. SendTec's online and offline direct marketing products and services include strategic campaign development, creative development, creative production and post-production, media buying and tracking, campaign management, campaign analysis and optimization, technology systems implementation and integration for campaign tracking, and many other agency type services. In addition, SendTec has a suite of technology solutions, ROY,
SearchFactz(TM), SOAR (an acronym for "SendTec Optimization and Reporting") and
iFactz(TM), which enable it to deliver, track, and optimize direct marketing campaigns across multiple distribution channels, including television, radio, direct mail, print, and the Internet. The combination of SendTec's direct marketing capabilities, technology, and experience in both online and offline marketing, enable its clients to optimize their advertising campaigns across a broad spectrum of advertising mediums.

On-line Marketing Services- SearchFactz(TM)

SendTec offers a variety of products and services that enable on-line advertisers and publishers to generate performance-based results through online marketing channels such as search marketing, web advertising, e-commerce up-sells, affiliate marketing, and email marketing. SendTec's broad range of products and services include creative strategy and execution, strategic offer development, production planning, media planning, media buying, and search optimization. Through these products and services, SendTec's clients can address all aspects of the marketing continuum, from strategic planning through execution, including results management and campaign refinements. SendTec's proprietary technologies allow advertisers and publishers to track, report, and optimize online campaign activity all the way to the "conversion level" (which means a consumer's actual response to the offer, as for example, by making a purchase). SendTec's knowledge of digital advertising strategies, targeting methods, media placements, and creative executions combined with its technology help SendTec's clients improve their advertising performance and return on investment.

Currently, the majority of SendTec's online revenues are generated from performance based marketing services based on cost-per-action ("CPA") or cost-per-click ("CPC") pricing models. CPA and CPC pricing models require
SendTec to generate a specified consumer action (i.e. sale, lead, etc.) for the advertiser in order to be paid by the Advertiser. The term action is used to describe the specific consumer response desired by an Advertiser. An action can be (1) a sale which is the purchase of a product or service by a consumer or (2)
a lead which is the supplying of specific information by a consumer to an advertiser. Under both these models SendTec is paid a fee per action only if
SendTec generates the action the Advertiser specifies. The majority of the time,
SendTec utilizes online media providers who agree to provide media to SendTec on a venture basis. By supplying online media on a venture basis, online media providers are only paid for the media when it generates a specified action (i.e.
sale, lead, etc.). Therefore, the media provider is not paid for the quantity of media supplied to generate an action but only for the number of actions generated. The amount an advertiser is willing to pay for an action depends on several factors, including the type of action, the amount of information to be gathered, and the level of difficulty to generate the action. For example, an advertiser may be willing to pay $50.00 per action to generate a sale of a
$200.00 product and $5.00 per action to get the name, address and phone number of a consumer interested in a mortgage. Advertisers pay SendTec to generate actions online for them and in turn the online media provider is paid a percentage of the fee received by SendTec for generating that action. SendTec recognizes revenue for the fees generated by providing actions to Advertisers.
SendTec's ability to continue generate significant revenues from online advertisers depends on its ability to acquire a sufficient supply of online performance based media at competitive prices and its ability to demonstrate the effectiveness of these performance based pricing models to advertisers.

As part of its on-line marketing services, SendTec manages and optimizes paid search programs for direct marketers, providing them with bid/rank management, and creative and strategic consulting in order to optimize paid search.
SearchFactz(TM) is a search engine marketing pay-per-click bid management technology that coordinates performance and cost data from search engines, conversion activities from websites, and generates actionable campaign alerts that can be analyzed and acted upon by marketing analysts to optimize return on investment from marketing budgets. SendTec, through SearchFactz(TM) and the collective experience of its search engine marketing team, develops the mix of search engine marketing strategies and services to meet a client's customer acquisition goals. SendTec's search engine marketing services include goals assessment, keyword research and development, creative development, landing page optimization, centralized search listing management, bid management, conversion analysis, fraud detection, campaign optimization, and ROI and profit maximization. From pay-per-click to paid-inclusion and comparison shopping engines, the Company believes SendTec utilizes the most cost-effective channels to create customized search marketing campaign to meet its client's objectives.

                                       48

All of SendTec's online marketing services client's sign insertion order agreements with SendTec prior to the delivery of services. These insertion order agreements detail the specific terms under which marketing services will be provided, including the marketing services to be performed, the fees to be paid and the term of the agreement. The majority of SendTec's insertion order agreements for online marketing services are short term agreements, in that either party can cancel the insertion order without penalty with 48 hours notice. Most of SendTec's search engine marketing insertion order agreements have a minimum 12 month cancellation requirement.

Competition

SendTec's business and industry is highly competitive. The competition for advertising dollars has also put pressure on pricing points, in particular, for online advertisers. Our competitors include search engines, inventory resellers, referral companies, online networks, and destination websites. SendTec also competes with a variety of large and small advertising agencies but its primary competitors are interactive marketing companies such as ValueClick, aQuantive,
Advertising.com, and Performics.

Off-line Marketing Services- iFactz(TM)

SendTec also offers a full array of off-line marketing services utilizing traditional distribution channels such as television, radio, print, and direct mail. SendTec's offline marketing services include creative strategy, production, and media buying. SendTec has developed, produced, and distributed numerous direct response television campaigns for customers and has received national awards for its creative and production work. SendTec utilizes its two in-house state-of-the-art non-linear digital video editing suites. SendTec's staff includes experienced production department directors, producers, and editors on staff. SendTec's media buying department provides a full range of services including strategic media planning, media trafficking, media buying, media tracking, and post-buy media and financial analysis and has executed media buying assignments for all types of television (broadcast and cable), radio, and print formats. SendTec's long time relationships with media partners have enabled SendTec to provide clients competitive media prices.

SendTec has developed a proprietary software application, iFactz(TM), which provides a competitive advantage in marketing offline advertising services.
iFactz(TM) is SendTec's Application Service Provider or "ASP" technology that tracks and reports the online responses that are generated from offline direct response advertising. Historically, advertisers have lacked the ability to accurately track which offline advertising yields results online and thus advertisers have been unable to properly optimize their media buys. iFactz(TM)
intelligently tracks and reports web activity from all offline advertising - TV
(even national cable), radio, print, and direct mail - in real time.
iFactz(TM)'s Intelligent Sourcing(TM) is a media technology that informs the user where online customers come from, and what corresponding activity they produced on the user's website. iFactz(TM)'s ASP design enables advertisers to implement and access the technology in a timely and cost efficient manner as there are no cumbersome, time-consuming, and costly implementation expenses and lead times. iFactz(TM) is licensed to clients both as a stand alone technology solution and as part of an overall campaign offering. The Company believes that
iFactz(TM) has provided SendTec with a significant competitive advantage, and that there are currently no similar technologies available in the market.

All of SendTec's offline marketing services client's sign master terms and conditions agreements, as well as scope of services agreements with SendTec prior to the delivery of services. The master terms and conditions agreements serves as the general agreement that governs the terms for all projects handle by SendTec for a client. The scope of services agreement detail the specific terms under which marketing services will be provided for each project, including the marketing services to be performed, the fees to be paid and the time frame in which the services will be completed. The majority of SendTec's scope of services agreements are cancelable only upon a client's payment for all marketing services performed.


Friendsand.Com

The business of Friendsand.com, a social networking community, represents a small portion of the overall activities of the Company. Friendsand.com competes with such larger and more established social networking websites as Myspace.com.
To date, Friendsand.com has incurred losses. In addition to the foregoing, we will discontinue the

                                       49

business of Friendsand.com and will cease all operations by June 30, 2006 unless a purchaser is identified for some or all of the assets or business of
Friendsand.

Rationalization Plan

On and following the Consolidation, SendTec management and RelationServe management commenced a joint review of the collective operations, synergies, and, opportunities, which is ongoing. During the three month period following the Acquisition Date and prior to the Consolidation Date, the Company operated
RelationServe and Friendsand.com wholly-independently from SendTec due to legal and structural limitations imposed under the Debentures. During the first quarter of 2006, initial steps were taken to reduce staff at RelationServe and
Friendsand.com, eliminate redundant positions and activities, replace certain members of management, and evaluate additional opportunities for cost savings through consolidation, reduction, disposition of assets or businesses, and other means in an emphasis to streamline the businesses and implement a workable plan to consolidate the management and operations of two synergistic but highly divergent companies operating in two locations, with potential inefficiencies and redundant administration. As a result of this review, the Company may take additional steps which can not be determined at this time, which may include further reducing its staff, combining administrative functions, relocating all or a portion of its operations, terminating certain activities or operations, or selling or disposing of assets of operations. Certain actions may require the consent of the Company's Debenture holders and require the Company to recognize accounting charges for discontinued or disposed operations.

During the initial phase of management's review, the Company recognized that certain financial covenants required under the Debentures would likely not be met during the fourth quarter of 2005, and possibly thereafter, based upon, among other things, non-cash accounting charges, unexpected costs and inefficiencies of operating as two separate entities required by the terms of the STAC Debentures, the impact of Hurricane Katrina and Wilma on the national economy and on Florida in particular where both RelationServe and SendTec were forced to close or operate at reduced staffing levels for several weeks, significant senior management and extensive junior personnel changes at
RelationServe and Friendsand, poor morale, cultural differences, and uncertainty during the transition period, and increased costs at Friendsand. In addition, the business of RelationServe experienced a downturn and the industry in which
Friendsand operates became the focus of regulatory and public scrutiny. These factors continue to impact the Company as a whole and the Company is continuing to study options for combining the various businesses, which could include elimination or sale of certain assets or businesses.

As a result of discussions with representatives of the Debenture holders during early 2006, the Company, STAC, and the Debenture holders agreed, on February 3,
2006, to the following amendments to the Debentures and related agreements:

     o    STAC will have minimum EBITDA for the fourth quarter of 2005 of
          $650,000 (from $1,725,000) and for fiscal year 2005 of $4,350,000
          (from $5,200,000). Further, following the Consolidation, the financial covenants for STAC are eliminated; and

     o    the Company financial covenants set forth in the Schedules 4.22(a)
          (capital expenditures), (b) (minimum consolidated Company EBITDA), and
          (c) (Company cash balances) were restated and are incorporated by reference to Schedules 4.22(a), (b), and (c), respectively, to Exhibit
          10.21 to the Company's Annual Report on Form 10-KSB for the year ended
          December 31, 2005.

The Company was not in compliance with its EBITDA financial covenant for the first quarter of 2006. The debenture holders waived the Company's breach of this requirement; however, such waiver related solely to the Company's noncompliance with the covenants as of March 31, 2006.

The Company is taking certain measures to avoid future instances of non-compliance, which include engaging in discussions with the debenture investors to amend the covenants in the security purchase agreement to amounts that would better enable the Company to comply in future periods and/or making changes in the cost structure of business to reduce operating expenses and cash outlays that affect its results of operations. However, the Company cannot provide any assurance that in the event it is unable to maintain compliance with such covenants, the debenture investors will grant a waiver to the Company in the future.

                                       50

Description of Property.

SendTec's operations are located in St. Petersburg, Florida, where we lease approximately 19,800 square feet of office space for approximately $27,600 per month. The lease expires in February 2010. In addition, we maintain an office for SendTec under a lease for approximately 2,500 square feet of office space in
New York City for approximately $5,400 per month, which expires in December of
2009.

Legal Proceedings.

Certain Legal Proceedings

Through March 31, 2006, the Company and/or Omni Point have been named as defendants in three separate claims made by customers arising in the ordinary course of its business and one employment related claim. The Company believes it has substantial defenses and intends to vigorously defend itself against any all actions taken by the plaintiffs in these matters. The Company does not believe that any potential damages that could arise from these claims will have a material adverse effect on its financial condition or the results of its operations.

Omni Point has been named as a defendant in a certain employment related claim which to date has not been asserted against the Company. Although the Company is not a defendant in this matter at this time, there can be no assurance that the plaintiffs will not attempt to assert this claim against the Company in the future or that such claim, if asserted, will not result in a material loss to the Company. The range of loss with respect to this matter, if any, cannot be quantified.

On April 5, 2006, Mr. Ohad Jehassi, the Company's former Chief Operating
Officer, filed an action against the Company in the Circuit Court for the 17th
Judicial Circuit in Broward County, Florida. Mr. Jehassi alleges in the
Complaint that the Company breached its Employment Agreement with Mr. Jehassi, and that the Company owes Mr. Jehassi at least the sum of $15,000 under the
Employment Agreement.

On March 6, 2006 Boston Meridian LLC ("Boston Meridian") filed a complaint in the United States District Court, District of Massachusetts, alleging it is owed certain fees and expense reimbursements in connection with the acquisition of the business of SendTec from theglobe.com inc. On March 21, 2006, the Company filed a complaint in the Supreme Court of the State of New York, County of New
York against Boston Meridian and Sage Capital Growth, Inc. ("Sage"), alleging that Boston Meridian circulated financial information which contained inaccuracies and unauthorized representations, and that Boston Meridian and Sage acted together to ruin the Company's planned financing deal. On April 3, 2006,
Boston Meridian amended the Complaint adding Michael Brauser, the Company's
Chairman of the Board of Directors, as an additional defendant. Boston Meridian alleges that it expended time and effort to assist the Company with its acquisition of the business of SendTec, specifically that it prepared presentations, hosted conference calls with potential investors, traveled with and met with potential investors and provided advisory services to the Company.
Boston Meridian alleges that Mr. Brauser tortiously interfered with Boston
Meridian's contract with the Company. Boston Meridian seeks an aggregate of
$917,302 in fees and expenses and 100,000 shares of common stock. The Company intends to vigorously defend against the complaint. The Company cannot provide any assurance that the outcome of this matter will not have a material adverse effect on its financial position or results of operations.

On March 3, 2006, Richard F. Thompson, Thompson Family Wealth Management, Dwight
Thompson, Greg Thompson and Parabolic Investment Fund, L.P. commenced an action in the State Court of Indiana, County of Hamilton, against Anthony D. Altavilla,
Summit Financial Partners, LLC, Barron Partners, LP, US MedSys Corp. and
RelationServe Media, Inc. The plaintiffs in this action assert a variety of claims against non-related defendants. As against the Company, plaintiffs seek rescission of the 110,000 shares of Company' common stock they purchased in July
2005 (plaintiffs also received warrants for 55,000 shares of RSMI common stock), alleging that the shares they received were not registered as required under
Indiana Law, and that the Company failed to disclose a commission. The purchase price for the shares was $2.00 per share or an aggregate amount of $220,000. The
Company intends to file a motion to dismiss this action because the shares did not need to be registered under Indiana Law, as they were exempt from registration as a "federal covered security." Mr. Altavilla did not sell shares on the Company's behalf. Mr. Altavilla did receive, in addition to other compensation, a finder's fee in the amount

                                       51

of 7% of total gross funding provided for introductions made by him to investors not already having a preexisting relationship with the Company.

The Company believes this action is without merit, and intends to vigorously defend itself with respect to this matter, however; its outcome or range of possible loss, if any, cannot be predicted at this time. The Company cannot provide any assurance that the outcome of this matter will not have a material adverse effect on its financial position or results of operations.

On February 17, 2006, the Law Offices of Robert H. Weiss PLLC ("Weiss") filed a complaint in the Superior Court of the District of Columbia, Civil Division,
against the Company and Omni Point for fraud, breach of contract, unjust enrichment, and violation of the Uniform Deceptive Practices Act. Weiss seeks compensatory damages in an amount no less than approximately $80,000 in addition to punitive and exemplary damages with no specified amount. The Company also has accounts receivable due from Weiss of approximately $387,000 which are fully reserved. This case is in its initial stages. The Company intends to vigorously defend itself with respect to this matter, however; its outcome or range of possible loss, if any, cannot be predicted at this time. The Company cannot provide any assurance that the outcome of this matter will not have a material adverse effect on its financial position or results of operations.

On February 3, 2006, InfoLink Communications, Services, Inc, (InfoLink) filed a complaint against the Company and Omnipoint in the Circuit Court of Miami Dade
County, Florida, for allegedly violating the federal CAN SPAM ACT of 2003, 15
U.S.C. Section 7701, and breach of an alleged licensing agreement between Omni
Point and InfoLink. The Company does not believe that Info Link has sufficiently pled any factual basis to support its claim. Info Link seeks actual damages in an amount of approximately $100,000 and approximately $1,500,000 in statutory damages. This case is initial stages. The Company intends to vigorously defend itself with respect to this matter, however; its outcome or range of possible loss, if any, cannot be predicted at this time. The Company cannot provide any assurance that the outcome of this matter will not have a material adverse effect on its financial position or results of operations.

On December 15, 2004, the Federal Bureau of Investigation served Omni Point with a search warrant regarding the alleged use of unlicensed software and seized certain e-mail servers with a net book value of approximately $135,000.
Management believes the investigation resulted from a former independent contractor of the Company using the alleged unlicensed software on the Company's behalf and without the Company's knowledge. Management and legal counsel are currently unaware of any additional developments in the investigation. The
United States Attorney's Office had then indicated that it would contact the
Company's legal counsel as the investigation continues. The Company has not received any further communications with respect to this matter; however, there can be no assurance that this matter; if further investigated, will not have a material effect on the Company.

                            RELATIONSERVE MEDIA, INC.
           UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial information is based on, and should be read in conjunction with, the historical financial statements and notes thereto of RelationServe Media, Inc. (the "Company") and
SendTec included elsewhere in this registration statement on from SB-2. The unaudited pro forma information is presented for illustration purposes only in accordance with the assumptions set forth below and described in the notes to the pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet combines the balance sheet of the Company with the balance sheet of SendTec and gives pro forma effect to the Company's (a) sale of $10,000,000 of Series A Convertible
Preferred Stock (the "Series A Preferred Stock") and subsequent conversion of such shares into Company common stock, (b) the issuance (through an acquisition subsidiary) of $34,950,000 of senior secured convertible debentures (the
"Convertible Debentures"), (c) issuance of common stock to members of SendTec's management, and (d) the Company's completion of its acquisition of SendTec (the
"SendTec Acquisition") as if these transaction were consummated on December 31,
2005.

                                       52

The unaudited pro forma condensed combined statement of operations combines the statement of operations of the Company with the statement of operations of
SendTec and gives pro forma effect to (a) the Company's issuance of Convertible
Debentures, (b) the SendTec Acquisition and (c) compensation arrangements entered into with members of SendTec management as if these transaction were completed on January 1, 2005.

The pro forma adjustments reflected in these unaudited condensed combined pro forma financial statements are described in the notes hereto and are based on the Company's estimates, available information and assumptions that management believes are reasonable. The following unaudited pro forma condensed combined financial statements also do not include any adjustments to conform accounting practices of the combining entities or to reflect any cost savings or synergies anticipated as a result of having completed these transactions. This information is also not necessarily indicative of the operating results or the financial position that would have occurred or could occur in future periods had these transactions been completed as of the dates or for the periods indicated.

                                       53

RELATIONSERVE MEDIA, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AT DECEMBER 31, 2005

                                                     RELATIONSERVE                   PRO FORMA          COMBINED
                                                    MEDIA, INC. (A)   SENDTEC (B)   ADJUSTMENTS         PRO FORMA
                                                    ---------------   -----------   ------------      ------------

ASSETS
Current Assets
   Cash .........................................     $   156,472     $ 3,350,545   $ 45,481,700(d)    $ 6,494,545
                                                                                      (2,064,172)(e)
                                                                                     (40,430,000)(f)
   Accounts receivable ..........................       1,624,577       9,910,804                       11,535,381
   Prepaid expenses and other current assets ....         154,673         251,918                          406,591
                                                      -----------     -----------                      -----------
      Total Current Assets ......................       1,935,722      13,513,267      2,987,528        18,436,517
                                                      ===========     ===========   ============       ===========
Property and Equipment, net of Accumulated
   depreciation .................................         782,386         828,446                        1,610,832
Goodwill ........................................              --      12,605,874    (12,605,874)(f)    34,958,673
                                                                                      34,958,673(f)
Deferred financing costs ........................                                      2,064,172(e)      2,064,172
Investment In SendTec Acquisition Corporation ...       9,274,981              --     (9,274,981)(c)            --
Intangible Assets, net of accumulated
   amortization .................................       2,561,298       1,320,000     (1,320,000)(f)     2,561,298
Covenant Not To Compete .........................                                      1,866,000(f)      1,866,000
Other Assets ....................................          32,690          15,330                           48,020
                                                      -----------     -----------                      -----------
      TOTAL ASSETS ..............................     $14,587,077     $28,282,917   $ 18,675,518       $61,545,512
                                                      ===========     ===========   ============       ===========

                                                     RELATIONSERVE                   PRO FORMA          COMBINED
                                                    MEDIA, INC. (A)   SENDTEC (B)   ADJUSTMENTS         PRO FORMA
                                                    ---------------   -----------   ------------      ------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
   Accounts payable .............................     $ 1,208,693     $ 9,993,415                      $11,202,108
   Accrued expenses .............................         789,225         566,705                        1,355,930
   Other Current Liabilities ....................         391,890         191,596                          583,486
                                                      -----------     -----------   ------------       -----------
      Total Current Liabilities .................       2,389,808      10,751,716             --        13,141,524
   Other Liabilities ............................         166,535         145,125       (145,125)(f)       166,535
                                                      -----------     -----------   ------------       -----------
      Total Liabilities .........................       2,556,343      10,896,841       (145,125)       13,308,059
Stockholders' Equity
   Preferred ....................................      10,289,690                    (10,289,690)(c)            --
   Common .......................................       1,741,044      17,386,076      1,014,709(c)     48,237,453
                                                                                      45,481,700(d)
                                                                                     (17,386,076)(f)
                                                      -----------     -----------   ------------       -----------
      TOTAL LIABILITIES AND STOCKHOLDER'S
         EQUITY .................................     $14,587,077     $28,282,917   $ 18,675,518       $61,545,512
                                                      ===========     ===========   ============       ===========

                                       54

                 NOTES TO UNAUDITED CONDENSED COMBINED PRO FORMA
                                  BALANCE SHEET

(a)  Derived from the audited balance sheet of RelationServe Media, Inc. as
     December 31, 2005.

(b)  Derived from the audited balance sheet of SendTec as December 31, 2005.

(c)  Reflects the Company's elimination of its investment in SendTec Acquisition
     Corp. ("STAC"), a subsidiary formed solely to acquire the assets of
     SendTec, and the proportionate share of STAC's losses for the period of
     October 31, 2005 through December 31, 2005.

     The Company completed a $10,000,000 private placement of its Series A
     Preferred Stock on October 31, 2005 and used the proceeds from this transaction to acquire 23% of the voting interests in STAC. STAC used these funds to purchase the net assets of SendTec from theglobe.com, Inc. (the
     "Globe") on October 31, 2005 as described in Notes (d), (e) and (f). The
     Company accounted for its investment in STAC, from the date of its formation to the date in which it completed the SendTec Acquisition
     (through its consolidation with STAC) on February 3, 2006 (the
     "Consolidation Date") using the equity method of accounting.

(d)  Reflects the receipt of funds obtained upon the closing of the financing transactions described herein and the sale of 506,380 shares of STAC common stock to members of SendTec management, who became members of STAC management ("STAC Management") as reflected in the following table:

     Convertible Debentures.......................................   $34,950,000
     RelationServe Series A Convertible Preferred.................    10,000,000
     STAC common stock............................................       531,700
                                                                     -----------
     Total........................................................   $45,481,700
                                                                     ===========

     The Convertible Debentures, due October 30, 2009, were assumed by the
     Company on the Consolidation Date. At such time, the Convertible Debentures became convertible into Company common stock at the option of the debenture holders at a conversion price of $1.50 per share. The Convertible
     Debentures provide for quarterly payments of principal plus contractual interest at 6% per annum. The Company also issued 10,081,607 common stock purchase warrants (the "Warrants") to the debenture holders, exercisable at
     $0.01 per share on the Consolidation Date. In accordance with APB 14 and
     ETIF 00-27, the pro-forma adjustments assume that $34,500,000 of the proceeds received upon the issuance of the Convertible Debentures are allocable, to the common stock purchase warrant, based on the relative fair value of the Convertible Debentures and the Warrants and the beneficial conversion feature embedded in the Convertible Debentures.

     The Series A Preferred Stock was mandatorily convertible into shares of the
     Company's common stock on the Consolidation Date. The conversion price in effect at the Consolidation Date was $1.35 per share, which resulted in a
     10 to 1 conversion ratio. Accordingly, the adjustment for the financing transactions gives effect to the conversion of the Series A Preferred by presenting it as an increase in common equity.

     STAC management purchased 506,380 shares of STAC common stock at $1.05 per share. These shares, in addition to other STAC common stock shares granted to SendTec management on October 31, 2005 as stock compensation were converted into approximately 9,506,380 shares of Company common stock at the time of the consolidation with STAC.

(e)  Reflects the deferral of transaction expenses incurred in connection with issuing the Convertible Debentures described in Note (d).

(f)  Reflects the (i) issuance of purchase consideration to the Globe, (ii)
     elimination of SendTec's historical equity, previously recognized intangible assets (including goodwill), and deferred income tax liability
     and

                                       55

     (iii) preliminary allocation of the purchase price to the fair values of assets acquired and liabilities assumed in the SendTec Acquisition.

The following table provides an analysis of the purchase price of the SendTec
Acquisition and the preliminary allocation of the purchase price to the assets acquired and liabilities assumed:

Consideration Paid................................................   $39,850,000
   Transaction expenses...........................................       580,000
   Total purchase cost ...........................................   $40,430,000
Assets acquired:
   Cash...........................................................   $ 3,350,545
   Accounts receivable ...........................................     9,910,804
   Prepaid expenses & other assets ...............................       267,248
   Property and equipment ........................................       828,446
                                                                      14,357,043
Liabilities assumed:
   Accounts payable and accrued liabilities ......................    10,560,120
   Other Liabilities .............................................       191,596
                                                                      10,751,716
Net assets acquired ..............................................     3,605,327
Purchase price in excess of net assets acquired ..................    36,824,673
Allocated to:
   Covenant not to compete .......................................     1,866,000
   Goodwill ......................................................   $34,958,673

The Company's allocation of its purchase price is preliminary and is based on significantly limited information. The actual allocation of the purchase price will be based on valuation studies that have not yet been performed. The actual allocation of the purchase price and resulting amount of goodwill could significantly differ from amounts included in the pro forma presentation.

                                       56

RELATIONSERVE MEDIA, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR YEAR ENDED DECEMBER 31, 2005

                                             RELATIONSERVE                      PRO FORMA         COMBINED
                                            MEDIA, INC. (A)   SENDTEC (B)      ADJUSTMENTS       PRO FORMA
                                            ---------------   -----------      -----------      ------------

Revenue..................................     $11,302,780     $37,769,742                       $ 49,072,522
Cost of Revenue..........................       2,542,614      25,530,243                         28,072,857
                                              -----------     -----------      -----------      ------------
      Gross Profit.......................       8,760,166      12,239,499               --        20,999,665
Operating Expenses
   Selling, general, and administrative..      10,212,922       8,303,304        1,400,833(d)     18,857,892
                                                                                (1,059,167)(d)
Depreciation and amortization............         215,307         718,477          471,996(d)      1,045,780
                                                                                  (360,000)(d)
                                              -----------     -----------      -----------      ------------
                                               10,428,229       9,021,781          453,662        19,903,672
                                              -----------     -----------      -----------      ------------
   (Loss)/Income From Operation..........      (1,668,063)      3,217,718         (453,662)        1,095,993
Other Income (Expense)
   Interest expense......................         (14,268)             --       (8,737,500)(e)   (11,364,811)
                                                                                (2,097,000)(f)
                                                                                  (516,043)(d)
   Stock Bonus Compensation..............                      (4,774,323)(j)                     (4,774,323)
   Loss on Equity Method Investment......      (1,034,102)                       1,034,102(g)             --
   Other Income (Expense)................         (71,856)         46,347                            (25,509)
                                              -----------     -----------      -----------      ------------
                                               (1,120,226)     (4,727,976)     (10,316,441)      (16,164,643)
      Net (Loss)/Income Before Income
         Taxes...........................      (2,788,289)     (1,510,258)     (10,770,103)      (15,068,650)
Income Tax Benefit/(Expense).............              --        (986,630)        (523,898)(h)            --
                                              -----------     -----------      -----------      ------------
      NET (LOSS)/INCOME..................      (2,788,289)       (986,630)     (11,294,001)      (15,068,650)
                                              ===========     ===========      ===========      ============
   NET (LOSS)/INCOME PER COMMON SHARE:
   BASIC AND DILUTED.....................     $     (0.19)                                      $      (0.35)
                                              ===========                                       ============
Weighted Average Number of Common
   Shares Outstanding:
      Basic and diluted..................      14,500,271                       27,208,978(j)     41,709,249
                                              ===========                      ===========      ============

                                       57

                 NOTES TO UNAUDITED CONDENSED COMBINED PRO FORMA
                             STATEMENT OF OPERATIONS

(a)  Derived from the audited statement of operations of RelationServe Media,
     Inc. as December 31, 2005.

(b)  Derived from the audited statement of operations of SendTec as December 31,
     2005.

(c)  Reflects the elimination of STAC Management compensation included in the historical SendTec statement of operations and the effect of new compensation arrangements entered into with the Company which became effective on the Consolidation Date.

(d)  Reflects (i) the elimination of $360,000 of SendTec's historical amortization expense for non-compete agreements no longer in effect as a result of the SendTec Acquisition; (ii) the pro-forma effect of amortization expense of $471,996 under non-compete agreements to be recorded in purchase accounting; and (iii) the recognition of $516,043 for the amortization of deferred financing costs incurred in connection with the issuance of the Convertible Debentures. On a pro forma basis, the non-compete agreements are being amortized over their term of four years and the deferred financing costs are being amortized over the term of the underlying debt, which is also four years.

(e)  Reflects the accretion of the discount recorded in connection with the
     Convertible Debentures described in Note (d) to the condensed combined balance sheet over a term of four years.

(f)  Reflects contractual interest expense on the Convertible Debentures at an interest rate of 6% per annum.

(g)  Reflects the elimination of RelationServe's proportionate share of STAC's losses for the period of October 31, 2005 through December 31, 2005 as recorded under the equity method of accounting.

(h)  Reflects the elimination of SendTec's historical tax benefit, due to doubt as to the realizability of any income tax benefits and the potential limitation thereof under Section 382 of the Internal Revenue Code.

(i)  Reflects the issuance, by the Company on the Consolidation Date (i)
     10,081,607 common stock purchase warrants to the Debenture investors, (ii)
     9,506,380 shares of common stock to STAC Management in exchange for their shares in STAC, and (iii) 7,621,991 shares of common stock issued in connection with the mandatory conversion of the Series A Preferred Stock on the Consolidation Date.

     The warrants issued to the Debenture holders were included in the determination of pro forma loss per share due the fact they are exercisable at $.01 per share. Accordingly, they are deemed to be equivalent to outstanding common for purposes of the pro forma illustration.

(j)  The stock based compensation charge included in the historical financial statements represents a grant of STAC common stock to STAC Management concurrent with the purchase of SendTec's net assets from the Globe. The charge was not eliminated based on the assumption that similar compensation arrangements are likely to exist and could result in comparable charges in future periods.

                                       58

                   RELATIONSERVE MEDIA, INC. AND SUBSIDIARIES
            UNAUDITED CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET
                                 MARCH 31, 2006


                                                                                      PRO FORMA ADJUSTMENTS
                                                                                   -----------------------------
                                                                                                   DISCONTINUED
                                                                                      SALE OF      OPERATIONS OF
                                                                                   RELATIONSERVE    FRIENDSAND,
                                                                     HISTORICAL    ACCESS, INC.        INC.
                                                                      RESULTS           (A)            (B)           PRO FORMA
                                                                    ------------   -------------   -------------   ------------

                             ASSETS
Current assets
   Cash .........................................................   $  5,270,406    $ 1,400,000      $      --     $  6,670,406
   Accounts receivable, less allowance for doubtful
      accounts of $841,000 ......................................     11,283,994       (885,724)            --       10,398,270
   Prepaid expenses and other current assets ....................        370,466       (118,429)            --          252,037
                                                                    ------------    -----------      ---------     ------------
      Total current assets ......................................     16,924,866        395,847             --       17,320,713
Property and equipment, net .....................................      1,728,554       (742,117)            --          986,437
Intangible assets, net ..........................................      5,816,502     (1,789,060)      (508,399)       3,519,043
Goodwill ........................................................     40,489,056             --             --       40,489,056
Other assets ....................................................         49,196        (33,867)            --           15,329
                                                                    ------------    -----------      ---------     ------------
      Total assets...............................................   $ 65,008,174    $(2,169,197)     $(508,399)    $ 62,330,578
                                                                    ============    ===========      =========     ============

              LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
   Accounts payable .............................................   $  9,470,868    $  (817,945)     $      --     $  8,652,923
   Accrued expenses .............................................        614,551        (49,034)            --          565,517
   Accrued compensation .........................................        135,055             --             --          135,055
   Accrued commissions ..........................................        310,102       (285,821)            --           24,281
   Accrued penalty - registration rights ........................        265,000             --             --          265,000
   Deferred revenue .............................................      1,387,794             --             --        1,387,794
   Customer deposits ............................................        486,204       (486,204)            --               --
                                                                    ------------    -----------      ---------     ------------
      Total current liabilities .................................     12,669,574     (1,639,004)            --       11,030,570
Debentures payable, net of debt discount of $33,396,667 .........      1,553,333                            --        1,553,333
Deferred rent ...................................................        306,549       (158,555)            --          147,994
                                                                    ------------    -----------      ---------     ------------
      Total liabilities .........................................     14,529,456     (1,797,559)            --       12,731,897

Commitments and contingencies
Stockholders' equity
   Series A Convertible Preferred stock - $.001 par value;
      1,500,000 authorized; no shares issued and outstanding.....             --             --             --               --
   Common stock - $.001 par value; 90,000,000 shares
      authorized; 40,741,920 shares issued and outstanding ......         40,742             --             --           40,742
   Deferred compensation ........................................     (3,906,357)            --             --       (3,906,357)
   Additional paid in capital ...................................     72,556,841             --             --       72,556,841
   Accumulated deficit ..........................................    (18,212,508)      (371,638)      (508,399)     (19,092,545)
                                                                    ------------    -----------      ---------     ------------
      Total stockholders' equity ................................     50,478,718       (371,638)      (508,399)      49,598,681
                                                                    ------------    -----------      ---------     ------------
      Total liabilities and stockholders' equity ................   $ 65,008,174    $(2,169,197)     $(508,399)    $ 62,330,578
                                                                    ============    ===========      =========     ============


                                       59

                   RELATIONSERVE MEDIA, INC. AND SUBSIDIARIES
       UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 2006


                                                                                      PRO FORMA ADJUSTMENTS
                                                                                   -----------------------------
                                                                                                   DISCONTINUED
                                                                                      SALE OF      OPERATIONS OF
                                                                                   RELATIONSERVE    FRIENDSAND,
                                                                     HISTORICAL    ACCESS, INC.        INC.
                                                                      RESULTS           (A)            (B)           PRO FORMA
                                                                    ------------   -------------   -------------   ------------

Revenues, net ...................................................   $ 8,513,022     $(1,295,562)     $     --      $ 7,217,460
Cost of revenues ................................................     5,782,180        (981,805)      (45,774)       4,754,601
                                                                    -----------     -----------      ---------     -----------
   Gross profit .................................................     2,730,842        (313,757)       45,774        2,462,859
                                                                    -----------     -----------      ---------     -----------
Operating expenses
Salaries ........................................................     1,678,413        (551,444)           --        1,126,969
Bad debt ........................................................       256,054        (256,054)           --               --
Commissions .....................................................       163,329        (106,557)           --           56,772
Professional fees ...............................................       539,854        (141,189)           --          398,665
Advertising and trade shows .....................................        42,406          (3,997)      (10,000)          28,409
Depreciation and amortization ...................................       277,362         (61,287)       (3,496)         212,579
Other general and administrative ................................     1,492,225        (511,060)      (26,310)         954,855
                                                                    -----------     -----------      ---------     -----------
   Total operating expenses .....................................     4,449,643      (1,631,588)      (39,806)       2,778,249
                                                                    -----------     -----------      ---------     -----------
   Loss from operations .........................................    (1,718,801)     (1,317,831)      (85,580)        (315,390)
Other income (expense)
Registration rights penalty .....................................        60,000              --            --           60,000
Covenant penalty ................................................    (1,443,750)             --            --       (1,443,750)
Loss on equity-method investment ................................      (153,389)             --            --         (153,389)
Interest income .................................................        18,419              --            --           18,419
Interest expense ................................................    (1,897,008)             --            --       (1,897,008)
                                                                    -----------     -----------      ---------     -----------
   Total other expense ..........................................    (3,415,728)             --            --       (3,415,728)
                                                                    -----------     -----------      ---------     -----------
   Loss before provision for income taxes .......................    (5,134,529)     (1,317,831)      (85,580)      (3,731,118)
Provision for income taxes ......................................            --              --            --               --
Net loss attributable to common stockholders.....................   $(5,134,529)    $(1,317,831)     $(85,580)     $(3,731,118)
                                                                    ===========     ===========      ========      ===========
Net loss per common share:
   basic and diluted ............................................   $     (0.14)                                   $     (0.10)
                                                                    ===========                                    ===========
Weighted average number of common shares outstanding:
   basic and diluted ............................................    37,261,031                                     37,261,031
                                                                    ===========                                    ===========


                                       60

                   RELATIONSERVE MEDIA, INC. AND SUBSIDIARIES
       UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2005


                                                                                      PRO FORMA ADJUSTMENTS
                                                                          ---------------------------------------------
                                                                                            DISCONTINUED
                                                                              SALE OF      OPERATIONS OF
                                                            HISTORICAL     RELATIONSERVE    FRIENDSAND,
                                                              RESULTS     ACCESS,INC.(A)      INC.(B)        PRO FORMA
                                                           ------------   --------------   -------------   ------------

Revenues, net ..........................................   $ 11,302,780    $(11,302,780)     $      --     $         --
Cost of revenues .......................................      2,542,614      (2,486,329)       (56,285)              --
                                                           ------------    ------------      ---------     ------------
   Gross profit ........................................      8,760,166      (8,816,451)        56,285               --
                                                           ------------    ------------      ---------     ------------
Operating expenses
Salaries ...............................................      2,441,026      (1,859,521)       (86,451)         495,054
Bad debt ...............................................      2,393,203      (2,393,203)            --               --
Commissions ............................................      1,462,728      (1,462,728)            --               --
Professional fees ......................................        975,132        (642,994)            --          332,138
Advertising and trade shows ............................        653,484        (485,166)      (168,318)              --
Depreciation and amortization ..........................        215,307        (215,307)            --               --
Other general and administrative .......................      2,287,349      (1,913,465)      (139,859)         234,025
                                                           ------------    ------------      ---------     ------------
   Total operating expenses ............................     10,428,229      (8,972,384)      (394,628)       1,061,217
                                                           ------------    ------------      ---------     ------------
  (Loss) income from operations ........................     (1,668,063)        155,933        450,913       (1,061,217)
Other income (expense)
Registration rights penalty ............................        (75,000)             --             --          (75,000)
Loss on equity-method investment .......................     (1,034,102)             --             --       (1,034,102)
Interest income ........................................          3,144              --             --            3,144
Interest expense .......................................        (14,268)          1,433             --          (12,835)
                                                           ------------    ------------      ---------     ------------
   Total other expense .................................     (1,120,226)          1,433             --       (1,118,793)
                                                           ------------    ------------      ---------     ------------
   (Loss) income before provision for income taxes .....     (2,788,289)        157,366        450,913       (2,180,010)
Provision for income taxes .............................             --              --             --               --
                                                           ------------    ------------      ---------     ------------
Net (loss) income ......................................     (2,788,289)        157,366        450,913       (2,180,010)
Beneficial conversion feature - preferred stock ........    (10,289,690)             --             --      (10,289,690)
                                                           ------------    ------------      ---------     ------------
Net (loss) income attributable to common shareholders ..   $(13,077,979)   $    157,366      $ 450,913     $(12,469,700)
                                                           ============    ============      =========     ============
Net loss per common share:
   basic and diluted ...................................   $      (0.19)                                   $      (0.15)
                                                           ============                                    ============
Weighted average number of common shares outstanding:
   basic and diluted ...................................     14,500,271                                      14,500,271
                                                           ============                                    ============


                                       61

                   RELATIONSERVE MEDIA, INC. AND SUBSIDIARIES
    NOTES TO UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

NOTE 1 - PRO FORMA BALANCE SHEET ADJUSTMENTS

(a)  Sale of substantially all of the net assets of RelationServe Access, Inc.
     in exchange for $1,400,000 in cash. The proceeds were used to provide working capital and liquidity for the Company. The loss of approximately
     $372,000 is included in the pro forma accumulated deficit as of March 31,
     2006, but has been excluded from the pro forma consolidated statements of operations for the three months ended March 31, 2006 and for the year ended
     December 31, 2005. No income tax benefit is included in the pro forma presentation with respect to this transaction because the Company fully reserved for deferred tax assets since it is more likely than not that the benefit of these assets will not be realized in future periods.

     The amount of the estimated loss will be adjusted based on Access's operating results for June 2006. The operating results for June 2006 are not available as of the date of this report.

(a)  Discontinuance of the operations of Friendsand. The write-off of the operating assets results in an estimated loss of approximately $508,000 and is included in the pro forma accumulated deficit as of March 31, 2006, but has been excluded from the pro forma consolidated statements of operations for the three months ended March 31, 2006 and for the year ended December
     31, 2005. No income tax benefit is included in the pro forma presentation with respect to this transaction because the Company fully reserved for deferred tax assets since it is more likely than not that the benefit of these assets will not be realized in future periods.

     The amount of the estimated loss will be adjusted based on Friendsand's operating results for June 2006. The operating results for June 2006 are not available as of the date of this report.

NOTE 2 - PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS

(a)  The elimination of the operating results for RelationServe Access, Inc. for the respective periods.

(b)  The elimination of the operating results for Friendsand.com for the respective periods.

                                       62

                                   MANAGEMENT

Our directors and executive officers are as follows:

                               YEAR
                             BECAME A    PRINCIPAL OCCUPATION FOR THE PAST FIVE
        NAME           AGE   DIRECTOR    YEARS AND CURRENT PUBLIC DIRECTORSHIPS
--------------------   ---   --------   ---------------------------------------
Paul Soltoff            51     2005     CHIEF EXECUTIVE OFFICER AND DIRECTOR OF
                                        THE COMPANY SINCE FEBRUARY 2006. Chief
                                        Executive Officer of STAC since
                                        February 2006 and Chairman of the Board
                                        and Chief Executive Officer of SendTec
                                        since its inception in February 2000.
                                        Mr. Soltoff is a director of Health
                                        Benefits Direct Corporation, an online
                                        insurance marketplace that enables
                                        consumers to shop online for individual
                                        health and life insurance and obtain
                                        insurance company-sponsored quotes for
                                        such coverage.

Eric Obeck              41       --     PRESIDENT OF THE COMPANY SINCE FEBRUARY
                                        2006. President of STAC since February
                                        2006 and President of SendTec since
                                        July 2003. Chief Operating Officer of
                                        SendTec from August 2000 through June
                                        2003.

Donald Gould            42       --     CHIEF FINANCIAL OFFICER OF THE COMPANY
                                        SINCE FEBRUARY 2006. Chief Financial
                                        Officer of STAC since February 2006 and
                                        of SendTec since 2000.

Michael Brauser         50     2005     CHAIRMAN OF THE BOARD OF DIRECTORS OF
                                        THE COMPANY SINCE OCTOBER 2005.
                                        Founder, President and CEO of Marlin
                                        Capital Partners, a private investment
                                        company, since 2003. President and
                                        Chief Executive Officer of Naviant,
                                        Inc. (eDirect, Inc), an internet
                                        marketing company, from 1999 through
                                        2002. Director and Founder of Seisint
                                        Inc. (eData.com, Inc), from 1999
                                        through 2003.

Robert G. Beauregard    66     2006     DIRECTOR OF THE COMPANY SINCE MAY 2006.
                                        President and CEO of The Beauregard
                                        Group Inc., a Florida based marketing
                                        communications consulting company,
                                        since 1995. Vice-President of
                                        MediaBranes.com Inc., an online Buyer's
                                        Guide and Reader Service, from March
                                        2005 through August 2005. Mr.
                                        Beauregard is a director of the
                                        Cossette Communication Group and a
                                        founding director of HBA MatchMaker
                                        Media Inc., an addressable advertising
                                        technology licensing company.

Vincent Addonisio       51     2006     Director of the Company since May 2006.
                                        President and Chief Executive Officer
                                        of Regency Strategic Advisors, Inc. a
                                        strategic advisory and investment
                                        banking firm, since September 2002.
                                        Executive Vice President and Chief
                                        Administrative Officer and also a
                                        member of the Board of Directors of
                                        IMRglobal Corp. an IT services company
                                        from July 1998 through June 2002.


                                       63

Each director holds office until the next annual meeting of stockholders or until his or her successor has been duly elected and qualified. Executive officers are elected annually and serve at the discretion of our Board.

The Company's purchase of SendTec's assets was financed by the issuance of
Debentures to several holders including LB I Group Inc., which is an affiliated entity of Lehman Brothers Holdings Inc. and Lehman Brothers Inc. In conjunction with this issuance, on October 31, 2005, effective upon the Consolidation, the
Company, Lehman Brothers Inc. and LB I Group Inc. entered into a letter agreement (the "Director Agreement"), pursuant to which the parties agreed to certain matters relating to the composition of the Company's Board of Directors and its independent registered public accounting firm. For a further description of the Director Agreement, see "Certain Relationships and Related Transactions".

There are no family relationships between any of our directors or executive officers.

AUDIT COMMITTEE

Our Board of Directors has determined that Michael Brauser is the financial expert serving on our Audit Committee and as of December 31, 2005 was
independent as such term is used in Item 7(d)(3)(iv) of Schedule 14A under the
Exchange Act.

SPECIAL COMMITTEE

Our Board of Directors has formed a special committee for the purpose of considering strategic alternatives relating to RelationServe Access and
Friendsand, including the negotiation and sale of such entities. The members of the Special Committee are Messrs. Soltoff, Beauregard and Addonisio.

CODE OF ETHICS

We adopted a Code of Ethics that applies to our officers, directors and employees, including our chief executive officer and chief financial officer. A copy of such Code of Ethics is attached as Exhibit 14 to the Company's Current
Report on Form 8-K dated July 13, 2005.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

On December 30, 2005 the Company became subject to Section 16(a) of the Exchange
Act, which requires executive officers and directors, and persons who beneficially own more than ten percent of the common stock of a company with a class of securities registered under the Exchange Act, to file initial reports of ownership and reports of changes in ownership with the Securities and
Exchange Commission. MHB Trust, a Cook Island Trust, which the Company believes is a more than ten percent owner of the Company's Common Stock, has not currently filed a Form 3 stating such ownership percentage. The MHB Trust was established during 2005 by our chairman of the Board, Michael Brauser, as settler.

                           Summary Compensation Table

The following table sets forth information for the three most recently completed fiscal years concerning the compensation of (i) the Chief Executive Officer and
(ii) all other executive officers who earned in excess of $100,000 in salary and bonus in the fiscal year ended December 31, 2005 (the "Named Executive
Officers"). Such information excludes for the periods stated all compensation and awards to STAC officers and directors inasmuch as the date of the consolidation was in February 2006.

                                       64


                                                               LONG TERM COMPENSATION
                                                       --------------------------------------
                                           ANNUAL
                                        COMPENSATION   RESTRICTED   SECURITIES
                                       -------------      STOCK     UNDERLYING     ALL OTHER
                                              SALARY    AWARD(S)      OPTIONS    COMPENSATION
     NAME AND PRINCIPAL POSITION       YEAR     ($)        ($)          (#)         ($)(3)
------------------------------------   ----   ------   ----------   ----------   ------------

Shawn McNamara .....................   2005   40,502      10,000      100,000          0
(Principal Executive Officer from      2004        0           0            0          0
November 16, 2005 through June 2006)   2003        0           0            0          0
Adam Wasserman .....................   2005   40,610           0            0          0
(Principal Financial Officer from      2004        0           0            0          0
August 9, 2005 through present)        2003        0           0            0          0
Danielle Karp(1)(2) ................   2005   68,270           0      100,000          0
(President from June 13, 2005          2004   64,214           0            0          0
through February 3, 2006)              2003        0           0            0          0
Ohad Jehassi(2) ....................   2005   82,958      80,000      100,000          0
(COO from July 13, 2005)               2004        0           0            0          0
                                       2003        0           0            0          0
Mandee Heller Adler(2) .............   2005   73,077     100,000      100,000          0
(CEO from June 21, 2005 through        2004        0           0            0          0
November 11, 2005)                     2003        0           0            0          0
Scott Young(2) .....................   2005        0           0            0          0
(President and CFO from inception      2004        0           0            0          0
through June 13, 2005)                 2003        0           0            0          0


----------
(1)  The Company was formed in May 2005. Amounts for periods prior to 2005 reflect compensation received from an entity that sold its assets to the
     Company.

(2)  Former officer and/or director of the Company.

(3)  As to Named Executive Officers, perquisites and other personal benefits, securities, or property received by each Named Executive Officer did not exceed the lesser of $50,000 or 10% of such Named Executive Officer's annual salary and bonus.

OPTION GRANTS TABLE FOR FISCAL 2005

The following table contains information concerning the grant of stock options to our executive officers during the fiscal year. No stock appreciation rights were granted during the year.

                           NUMBER OF      PERCENT OF TOTAL
                          SECURITIES        OPTIONS/SARS      EXERCISE
                          UNDERLYING         GRANTED TO        OR BASE
                         OPTIONS/SARS   EMPLOYEES IN FISCAL     PRICE
NAME                      GRANTED (#)        YEAR(%)(1)        ($/SH)     EXPIRATION DATE
-------------------      ------------   -------------------   --------   -----------------

Shawn McNamara .......      100,000             5.9             3.85     November 30, 2010
Adam Wasserman .......            0               0                0     None
Danielle Karp ........      100,000             5.9             3.85     July 13, 2015
Ohad Jehassi .........      100,000             5.9             3.85     July 13, 2015
Mandee Heller Adler ..      100,000             5.9             3.85     July 13, 2015
Scott Young ..........            0               0                0     None

----------
(1)  Based on number of options granted and not forfeited as of December 31,
     2005. Does not include options granted to the Company's non-employee
     Chairman of the Board of Directors.

                                       65

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

The following table sets forth information regarding the exercise of stock options during the last fiscal year by the named officers in the Summary
Compensation Table above and the fiscal year-end value of unexercised options.

                                        NUMBER OF
                                        SECURITIES
                                        UNDERLYING
                                       UNEXERCISED        VALUE OF UNEXERCISED
                                     OPTIONS/SARS AT          IN-THE-MONEY
                                        FY-END (#)        OPTIONS/SARS AT FY-
                                       EXERCISABLE/           END ($) (1)
NAME                                  UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
----------------------------------   ---------------   -------------------------
Shawn McNamara....................      0/100,000                 0/0
Adam Wasserman....................            0/0                 0/0
Danielle Karp.....................      0/100,000                 0/0
Ohad Jehassi......................      0/100,000                 0/0
Mandee Heller Adler...............      0/100,000                 0/0
Scott Young.......................            0/0                 0/0

EQUITY COMPENSATION PLAN INFORMATION

2005 INCENTIVE STOCK PLAN

An aggregate of 3,300,000 shares of Common Stock have been reserved for issuance under the 2005 Incentive Plan. The purpose of the 2005 Incentive Plan is to provide an incentive to retain in the employ and as directors, officers, consultants, advisors and employees of the Company, persons of training, experience, and ability, to attract new directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage the sense of proprietorship, and to stimulate the active interest of such persons in our development and financial success. Under the 2005 Incentive Plan, we are authorized to issue incentive stock options intended to qualify under Section
422 of the Code, non-qualified stock options, and restricted stock. The 2005
Incentive Plan is administered by the Board or a compensation committee designated be the Board of at least two directors (the "Compensation
Committee").

Options and restricted Common Stock granted under the 2005 Incentive Plan have a maximum term of ten years. Unless otherwise determined by the Board or
Compensation Committee at the time of grant, options will be subject to a vesting period of three years. Upon a change in control, the vesting and exercisability of outstanding options and vesting of outstanding restricted common stock may accelerate. The 2005 Incentive Plan permits "cashless exercise"
of outstanding options. As of June 9, 2006, options to purchase 2,831,500 shares of Common Stock (intended to qualify as incentive stock options) and 283,136 shares of restricted Common Stock have been granted under the 2005 Incentive
Plan.

DIRECTORS' PLAN

The Directors Plan provides for the grant of non-qualified stock options to non-employee directors of the Company and its subsidiaries. 2,000,000 shares of common stock have been reserved for issuance under the Directors Plan, provided that awards to the Chairman of the Board are limited to 1,000,000 shares. The
Directors Plan provides that each non-employee director who is newly-elected or appointed Chairman of the Board shall receive an option to purchase 1,000,000 shares of common stock exercisable on the six-month anniversary of the approval of the Directors Plan by the stockholders, each newly elected or appointed non-employee director (other than the Chairman) shall be granted an option to purchase 50,000 shares of common stock, exercisable as to 50% of such shares on the date which is one year from the date of grant and 50% on the date which is two years from the date of grant. The Directors Plan permits "cashless exercise"
of outstanding options. In addition, each non-employee director shall be granted an option to purchase 50,000 shares of common stock on the second anniversary of such director's initial election or appointment, exercisable as to 50% on the date which is one year from the date of grant and 50% on the date which is two years from the date of grant. All such options shall be exercisable at the fair market value on the date of grant. As of June 9, 2006, 1,000,000 options to purchase Common Stock were granted

                                       66

to the Company's former Chairman of the Board and an additional 50,000 options have been granted to each of Messrs. Beauregard and Addonisio.

2006 INCENTIVE STOCK PLAN

The 2006 Incentive Plan was adopted by the Board of Directors on March 3, 2006 and is still subject to approval by stockholders. An aggregate of 2,700,000 shares of Common Stock have been reserved for issuance under the 2006 Incentive
Plan. The purpose of the 2006 Incentive Plan is to provide an incentive to retain in the employ of and as directors, officers, consultants, advisors, and employees of the Company, persons of training, experience, and ability, to attract new directors, officers, consultants, advisors, and employees whose services are considered valuable, to encourage the sense of proprietorship and to stimulate the active interest of such persons into our development and financial success. Under the 2006 Incentive Plan, we are authorized to issue incentive stock options intended to qualify under Section 422 of the Code, non-qualified stock options, and restricted stock. The 2006 Incentive Plan permits "cashless exercise" of outstanding options. The maximum number of shares of Common Stock that may be subject to options granted under the 2006 Incentive
Plan to any individual in any calendar year shall not exceed 1,000,000 shares in order to qualify as performance-based compensation under Section 162(m) of the
Internal Revenue Code. The 2006 Incentive Plan is currently administered by the
Board of Directors or a Committee of the Board of Directors. As of June 9, 2006,
options to purchase 200,000 shares of Common Stock were outstanding.

EMPLOYMENT AGREEMENTS

Paul Soltoff became Chief Executive Officer of STAC pursuant to an Employment
Agreement dated October 31, 2005 and of the Company on February 3, 2006. The
Agreement provides that Mr. Soltoff will serve as Chief Executive Officer for an initial five year term, which will be renewed for additional one year terms thereafter, unless written notice is provided by either party. The agreement provides for an annual base salary of no less than $400,000, as well as such incentive compensation and bonuses as the Board of Directors may determine and to which he may become entitled pursuant to an incentive compensation or bonus program.

Donald Gould became Chief Financial Officer of STAC pursuant to an Employment
Agreement dated October 31, 2005 and of the Company on February 3, 2006. The
Agreement provides that Mr. Gould will serve as Chief Financial Officer for an initial five year term, which will be renewed for additional one year terms thereafter, unless written notice is provided by either party. The agreement provides for an annual base salary of no less than $225,000, as well as such incentive compensation and bonuses as the board of directors may determine and to which he may become entitled to pursuant to an incentive compensation or bonus program.

Eric Obeck became President of STAC pursuant to an Employment Agreement dated
October 31, 2005 and of the Company on February 3, 2006. The Agreement provides that Mr. Obeck will serve as President for an initial five year term, which will be renewed for additional one year terms thereafter, unless written notice is provided by either party. The agreement provides for an annual base salary of no less than $325,000, as well as such incentive compensation and bonuses as the
Board of Directors may determine and to which he may become entitled to pursuant to an incentive compensation or bonus program.


COMPENSATION OF DIRECTORS

Each non-employee director who is newly elected or appointed Chairman of the
Board is granted an option to purchase up to 1,000,000 shares of Common Stock.
Each person (other than the Chairman) who is newly elected or appointed as a non-employee director is granted an option to purchase fifty thousand shares of
Common Stock. Each person who remains a non-employee director for a period of two consecutive years following the date of initial election or appointment is granted an option to purchase fifty thousand shares of Common Stock.

In addition, the current Chairman of the Board of Directors received a $200,000 payment in connection with his services and a $100,000 expense reimbursement in connection with the closing of the SendTec Acquisition.

                                       67

                             PRINCIPAL STOCKHOLDERS

The information regarding beneficial ownership of our Common Stock has been presented in accordance with the rules of the SEC. Under these rules, a person or entity may be deemed to beneficially own any shares as to which such person or entity, directly or indirectly, has or shares voting power or investment power, or has the right to acquire voting or investment power within 60 days through the exercise of any stock option or other right. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing (a) (i) the number of shares beneficially owned by such person, plus
(ii) the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by (b) the total number of shares outstanding as of such date, plus any shares that such person has the right to acquire from us within 60 days. Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Based solely upon information available to us, the following table sets forth certain information regarding beneficial ownership of our Common Stock as of
June 9, 2006 by (i) each person or entity known by us to own beneficially more than 5% of our outstanding Common Stock, (ii) each of our directors and Named
Executive Officers, and (iii) all directors and executive officers as a group.
Except as otherwise indicated, each of the stockholders named below has sole voting and investment power with respect to such shares of Common Stock:

                NAME AND ADDRESS OF                    NUMBER OF SHARES        PERCENTAGE
                BENEFICIAL OWNER(1)                   BENEFICIALLY OWNED   BENEFICIALLY OWNED
---------------------------------------------------   ------------------   ------------------

Paul Soltoff.......................................      3,341,276(2)              7.8%
Donald Gould.......................................      2,248,013(3)              5.3%
Eric Obeck ........................................      2,788,487(4)              6.5%
Michael Brauser ...................................        100,000(5)                 *
Robert G. Beauregard...............................              0                   0
Vincent Addonisio..................................              0                   0
LB I Group Inc. ...................................      3,034,795(6)              7.1%
MHB Trust..........................................      5,392,500(7)             11.8%
Leslie T. Altavilla Revocable Trust ...............      3,200,000(8)              7.5%
Palisades Master Fund, L.P. .......................      2,358,843(9)              5.5%
Shawn McNamara ....................................         43,334(10)                *
Adam Wasserman ....................................              0                   0
Danielle Karp......................................        100,000(11)                *
Ohad Jehassi.......................................        125,000(12)                *
Mandee Heller Adler ...............................        200,000(13)                *
Scott Young .......................................              0                   0
All directors and executive officers as a group ...      8,521,110(14)            19.9%

----------
*    Represents less than 1%.

(1)  Unless otherwise indicated, the address of each stockholder listed above is
     c/o the executive offices of RelationServe.

(2)  Based on a Schedule 13D filed on March 1, 2006. Mr. Soltoff's business address is c/o SendTec Acquisition Corp., 877 Executive Center Drive West,
     Suite 300, St. Petersburg, Florida 33702.

(3)  Based on a Schedule 13D filed on March 1, 2006. Mr. Gould's business address is c/o SendTec Acquisition Corp., 877 Executive Center Drive West,
     Suite 300, St. Petersburg, Florida 33702.

                                       68

(4)  Based on a Schedule 13D filed on March 1, 2006. Mr. Obeck's business address is c/o SendTec Acquisition Corp., 877 Executive Center Drive West,
     Suite 300, St. Petersburg, Florida 33702.

(5)  Consists of presently exercisable warrants to purchase 100,000 shares of
     Common Stock held by DBGJ Revocable Trust, an entity in which the wife of
     Mr. Brauser is the trustee of a trust for the benefit of their children.
     Mr. Brauser disclaims beneficial ownership of the warrants and the shares of Common Stock underlying the warrants.

(6)  Based on a Schedule 13G filed on February 15, 2006, and other information,
     LB I Group Inc. beneficially owns 3,034,795 shares of Common Stock. Lehman
     Brothers Inc. is the parent company of LB I Group. Lehman Brothers Holdings
     Inc., a public reporting company, is the parent company of Lehman Brothers
     Inc. The address for LB I Group is c/o Lehman Brothers Inc., 745 Seventh
     Avenue, New York, New York 10019, Attn: Jeffrey A. Welikson. Lehman
     Brothers Inc. is a registered broker-dealer.

(7)  Based on a Schedule 13D filed April 4, 2006 by MHB Trust and Southpac Trust
     International, Inc., includes immediately exercisable warrant to purchase
     2,792,500 share of Common Stock. MHB Trust's address is c/o Southpac Trust
     Limited, ANZ House, Main Road, Avara Raratongo, Cook Islands. Southpac
     Trust International, Inc. serves as trustee of the MHB Trust. Mr. Brauser disclaims beneficial ownership of any shares of Common Stock or Warrants owned by MHB Trust.

(8)  The business address for the trust is 14300 Clay Terrace Blvd., Ste. 269,
     Carmel, IN 46032.

(9)  Based on a 13G filed on February 7, 2006, and other information, Palisades
     Master Fund, L.P. beneficially owns 2,358,843 shares of Common Stock. PEF
     Advisors, Ltd. serves as the general partner and principal investment manager to Palisades Master Fund, L.P. The address of Palisades Master
     Fund, L.P. and PEF Advisors, Ltd. is Harbour House, 2nd Floor, Waterfront
     Drive, P.O. Box 972, Road Town, Tortola, British Virgin Islands.

(10) Consists of an option to purchase 33,334 shares of Common Stock exercisable within 60 days and 10,000 shares of Restricted Common Stock granted under the 2005 Plan. Such restrictions lapse as to 1/3 of such shares on the six month, one year and two year anniversaries of the date of grant.

(11) Consists of immediately exercisable option to purchase 100,000 shares of
     Common Stock.

(12) Consists of an immediately exercisable option to purchase 25,000 shares of
     Common Stock and 80,000 shares of restricted Common Stock granted under the
     2005 Plan.

(13) Includes immediately exercisable option to purchase 100,000 shares of
     Common Stock granted under the 2005 Incentive Plan.

(14) Does not include shares beneficially owned by Company's former President,
     Danielle Karp, former Chief Operating Officer Ohad Jehassi, former Chief
     Executive Officers, Mandee Heller Adler or Scott Young. Includes options to purchase 33,334 shares of Common Stock exercisable within 60 days and presently exercisable warrants to purchase 100,000 shares of Common Stock.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company's purchase of SendTec's assets was financed by the issuance of
$34.95 million of Senior Secured Convertible Debentures due October 30, 2009 of
STAC. The Debentures are convertible into shares of Company Common Stock. Among the purchasers of the Debentures was LB I Group Inc., which as a result of the financing, became a 5% stockholder of the Company. LB I Group Inc. may be deemed an affiliate of Lehman Brothers Holdings Inc. and Lehman Brothers Inc. In
conjunction with the initial issuance of the Debentures on October 31, 2005, effective upon the Consolidation, the Company, Lehman Brothers, Inc. and LB I
Group Inc. (collectively with LB I Group Inc., "Lehman") entered into a letter agreement (the "Letter Agreement") pursuant to which the parties agreed to certain matters relating to the Company's Board of Directors and its independent registered public

                                       69

accounting firm including: (i) the Company's Board of Directors may not exceed six members, (ii) at Lehman's request, the Company must use its best efforts to cause all then members of the Board of Directors to resign other than Mandee
Heller Adler and cause the election of Michael Brauser and Paul Soltoff as members of the Board of Directors, (iii) at the request of Lehman, the Company must use its best efforts to prevent the election of any member of the Board of
Directors to which Lehman reasonably and timely objects, (iv) Lehman has the right to designate a member of the Board of Directors and the Company must use its best efforts to cause such person's election to the Board of Directors, (v)
Lehman has the right to designate a representative to attend all meetings of the
Board of Directors in a nonvoting observer capacity and, in this respect, the
Company must give such representative copies of all notices, minutes, consents and all other materials that it provides to the directors and (vi) the Company's independent registered public accounting firm must be reasonably acceptable to
Lehman.

In accordance with the Letter Agreement, Paul Soltoff was named a director on
February 3, 2006. Lehman also consented to the appointment of Marcum & Kliegman as the Company's independent registered public accounting firm. On February 3,
2006, Lehman advised the Company that it did not currently intend to exercise its right to designate a member of the Board of Directors.

On October 31, 2005 in connection with the purchase by STAC of substantially all of the assets of SendTec, the Company and STAC entered into certain agreements with members of the then management team of SendTec including Paul Soltoff,
Donald Gould and Eric Obeck, each of whom are now executive officers of the
Company ("STAC Management").

The members of STAC Management entered into employment agreements with STAC pursuant to the terms described below.

In addition, STAC Management made certain representations and warranties to the
Company concerning operational matters associated with the business of SendTec.
Such representations and warranties relate to in part, the financial statements of SendTec, title to the assets of SendTec and a listing of the leases and intellectual property of SendTec and survive for a period of one year and 45 days from the October 31, 2005 closing of the asset purchase from theglobe.com, inc. and SendTec. The Company's sole remedy against a breach of any of these operation representations (except a fraudulent misrepresentation) is under an escrow agreement between, the Company, STAC and STAC Management. The escrow agreement held 251,757 shares of STAC common stock which STAC Management received pursuant to the Securities Purchase Agreement. Such shares would be released to the Company upon a breach of the operational representations and warranties.

On February 3, 2006, the members of STAC Management and the Company entered into an exchange agreement under which STAC Management exchanged all of their shares in STAC, including the shares held in escrow, for 9,506,380 shares of the
Company's Common Stock, in a transaction intended to be a tax-free reorganization.

The Company agreed to "piggyback registration" of these shares and as a result such shares are being registered under this Registration Statement.

On March 29, 2006, the current Chairman of the Board of Directors received a
$200,000 payment in connection with his services negotiating and completing the recent transactions of the Company. On October 31, 2005 he also received a
$100,000 expense reimbursement in connection with his travel and accommodations during the closing of the SendTec transaction.

The Company had an arrangement with CFO OnCall, Inc. pursuant to which Adam C.
Wasserman served as the principal financial officer of the Company. Mr.
Wasserman is the CEO of CFO OnCall, Inc. and devoted approximately 20% of his time to the Company. The Company paid CFO OnCall, Inc. a one time fee of $4,000 and paid them $95 per hour for Mr. Wasserman's services.

                              SELLING STOCKHOLDERS

The following table sets forth the shares beneficially owned, as of the date of this prospectus, by the Selling Stockholders prior to the offering contemplated by this prospectus, the number of shares each Selling Stockholder is

                                       70

offering by this prospectus and the number of shares which each Selling
Stockholder would own beneficially if all such offered shares are sold. Except as expressly set forth below, none of the Selling Stockholders is known to us to be a registered broker-dealer or an affiliate of a registered broker-deal, except for Phillip F. Frink, Jr., David N. Baker, Portside Growth and
Opportunity Fund, and Andrew S. Reckles. Each of the Selling Stockholders has
acquired his, her or its shares solely for investment and not with a view to or for resale or distribution of such securities. Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities.


                                                                                                           SHARES OF     PERCENTAGE
                                                                            SHARES OF        SHARES OF       COMMON      OF COMMON
                                                                          COMMON STOCK        COMMON      STOCK OWNED   STOCK OWNED
                                                                           OWNED PRIOR       STOCK TO      AFTER THE     AFTER THE
                                 NAME                                    TO THE OFFERING      BE SOLD       OFFERING      OFFERING
---------------------------------------------------------------------   ----------------   ------------   -----------   -----------

LB I Group Inc. .....................................................   9,688,126.67(1)    9,688,126.67       -0-           -0-
MHB Trust. ..........................................................      5,392,500(2)       5,392,500       -0-           -0-
Palisades Master Fund, L.P. .........................................   5,025,509.67(3)    5,025,509.67       -0-           -0-
SDS Capital Group SPC, Ltd. .........................................   4,991,695.67(4)    4,991,695.67       -0-           -0-
Alexandra Global Master Fund, Ltd. ..................................   4,850,730.34(5)    4,850,730.34       -0-           -0-
Mellon HBV Master Global Event Driven Fund L.P. .....................      4,365,658(6)       4,365,658       -0-           -0-
Paul Soltoff.........................................................      3,341,276          3,341,276       -0-           -0-
Leslie T. Altavilla Rev. TR DTD 3/28/03..............................      3,200,000          3,200,000       -0-           -0-
Eric Obeck...........................................................      2,788,487          2,788,487       -0-           -0-
Donald Gould, Jr. ...................................................      2,248,013          2,248,013       -0-           -0-
CAMOFI Master LDC....................................................   1,940,292.34(7)    1,940,292.34       -0-           -0-
Portside Growth and Opportunity Fund.................................   1,940,292.34(7)    1,940,292.34       -0-           -0-
Mellon HBV Master U.S. Event Driven Fund, L.P. ......................      1,455,219(8)       1,455,219       -0-           -0-
GRQ Consultants, Inc. ...............................................        539,000(9)         539,000       -0-           -0-
RHP Master Fund, Ltd. ...............................................     970,149.21(10)     970,149.21       -0-           -0-
The Musser Foundation................................................        750,000(11)        750,000       -0-           -0-
JGB Capital L.P. ....................................................        727,610(12)        727,610       -0-           -0-
Elite Card Services, Inc. ...........................................        690,000(33)        690,000       -0-           -0-
Superior Securities Group Inc. Profit Sharing Plan...................        500,000            500,000       -0-           -0-
Sunrise Equity Partners..............................................        500,000            500,000       -0-           -0-
C. James Jensen......................................................        500,000            500,000       -0-           -0-
Joseph Abrams........................................................        500,000            500,000       -0-           -0-
Broadlawn Master Fund, LTD. .........................................        490,740            490,740       -0-           -0-
Gerald Brauser.......................................................        450,000            450,000       -0-           -0-
Core Fund, L.P. .....................................................        441,670            441,670       -0-           -0-
James O. Patterson IRA ..............................................        400,000            400,000       -0-           -0-
Whalehaven Capital Fund Limited......................................        400,000            400,000       -0-           -0-
Gilder Funding Corp..................................................        400,000(14)        400,000       -0-           -0-
Innovative Investors, Inc. ..........................................        400,000(13)        400,000       -0-           -0-
Harry Greene.........................................................        394,960            394,960       -0-           -0-
Martin Goldfarb, M.D. ...............................................        491,900(15)        491,900       -0-           -0-
Path Investment Group................................................        381,667            381,667       -0-           -0-
Alan C. Shoaf........................................................        375,000            375,000       -0-           -0-
Walter Bilofsky, Trustee of the Eight Family Trust u/t/a 11/8/99.....        314,070            314,070       -0-           -0-
Jacob Honig Irrevocable Trust........................................        300,000            300,000       -0-           -0-
2030 Investors LLC. .................................................        300,000            300,000       -0-           -0-


                                       71

                                                                                                           SHARES OF     PERCENTAGE
                                                                            SHARES OF        SHARES OF       COMMON      OF COMMON
                                                                          COMMON STOCK        COMMON      STOCK OWNED   STOCK OWNED
                                                                           OWNED PRIOR       STOCK TO      AFTER THE     AFTER THE
                                 NAME                                    TO THE OFFERING      BE SOLD       OFFERING      OFFERING
---------------------------------------------------------------------   ----------------   ------------   -----------   -----------

Steven Morvay........................................................        293,684            293,684       -0-           -0-
Tom Alison...........................................................        293,684            293,684       -0-           -0-
Robert Herskowitz....................................................        250,000            250,000       -0-           -0-
Brad Greenspan.......................................................        245,370            245,370       -0-           -0-
Terrace Capital......................................................        240,000            240,000       -0-           -0-
Reuben Taub..........................................................        235,190            235,190       -0-           -0-
Leon Brauser.........................................................        225,000(16)        225,000       -0-           -0-
Nite Capital LP......................................................        373,150(17)        373,150       -0-           -0-
John M. Rivers, Jr. .................................................        200,000            200,000       -0-           -0-
Tom Estes............................................................        200,000            200,000       -0-           -0-
Robert Swayman.......................................................        200,000(18)        200,000       -0-           -0-
S.B. Joseph Clark....................................................        196,300            196,300       -0-           -0-
James O. Patterson...................................................        196,290            196,290       -0-           -0-
J.O. Patterson & Co. ................................................        196,290            196,290       -0-           -0-
Mark Salter..........................................................     194,029.34(19)     194,029.34       -0-           -0-
Chocolate Chip Investments, L.P. ....................................        186,110(20)        186,110       -0-           -0-
Andrew Reckles.......................................................        175,000            175,000       -0-           -0-
Paul Mannion, Jr. ...................................................        175,000            175,000       -0-           -0-
Chase Financing Inc. ................................................        164,023            164,023       -0-           -0-
Chase Mortgage.......................................................        154,000            154,000       -0-           -0-
American High Growth Equities Retirement Trust.......................        150,000(21)        150,000       -0-           -0-
Peddle Partners......................................................        149,070(20)        149,070       -0-           -0-
Jack W. Kuhn, Jr. Revocable TR UAD 12/11/2000........................        148,150            148,150       -0-           -0-
Irv Brechner.........................................................        146,276            146,276       -0-           -0-
David N. Baker.......................................................        137,410            137,410       -0-           -0-
Pioneer Venture Partners LLC. .......................................        133,333            133,333       -0-           -0-
Hunter Capital.......................................................        125,000            125,000       -0-           -0-
Samuel A. Tancredi...................................................        124,070(20)        124,070       -0-           -0-
Barbara and Clive Kabatznik..........................................        117,780            117,780       -0-           -0-
Andrew W. Schonzeit..................................................        115,000            115,000       -0-           -0-
Edward Feighan.......................................................        112,500(22)        112,500       -0-           -0-
Herb and Nora Lynn Hersey............................................        112,500(22)        112,500       -0-           -0-
Elinor Ganz TR Elinor Ganz TTEE 4/13/94..............................        112,500(23)        112,500       -0-           -0-
Charles Schwab Inc. Cust. for Elinor Ganz IRA Rollover...............        111,570(24)        111,570       -0-           -0-
Marvin Sternberg.....................................................        100,000            100,000       -0-           -0-
Deborah Silver.......................................................        100,000            100,000       -0-           -0-
George Gitschel......................................................        100,000            100,000       -0-           -0-
Stephanie Group LLC. ................................................        100,000            100,000       -0-           -0-
Guerilla Partners, L.P. .............................................        100,000            100,000       -0-           -0-
DBGJ Irrevocable Trust...............................................        100,000(18)        100,000       -0-           -0-
Stanley Trilling and Linda M. Trilling, TTEE of S/L Trilling Trust
   DTD 4/15/96.......................................................         98,150             98,150       -0-           -0-

                                       72

                                                                                                           SHARES OF     PERCENTAGE
                                                                            SHARES OF        SHARES OF       COMMON      OF COMMON
                                                                          COMMON STOCK        COMMON      STOCK OWNED   STOCK OWNED
                                                                           OWNED PRIOR       STOCK TO      AFTER THE     AFTER THE
                                 NAME                                    TO THE OFFERING      BE SOLD       OFFERING      OFFERING
---------------------------------------------------------------------   ----------------   ------------   -----------   -----------

New Wellington Group LLC. ...........................................         98,150             98,150       -0-           -0-
Sarah B. Jennings....................................................         98,140             98,140       -0-           -0-
John P. Morbeck......................................................         98,140             98,140       -0-           -0-
Phyllis Ulreich......................................................         93,520(20)         93,520       -0-           -0-
Charles Schwab & Co. Custodian FBO Margie H Ginn.....................         80,000             80,000       -0-           -0-
Dani Mofshin.........................................................         80,000(18)         80,000       -0-           -0-
Andrew Morgenstern...................................................         75,000(25)         75,000       -0-           -0-
Jerome Belson........................................................         75,000(25)         75,000       -0-           -0-
Charles Lowlicht.....................................................         75,000(25)         75,000       -0-           -0-
DeJohn RelationServe Partnership.....................................         75,000(25)         75,000       -0-           -0-
Don Axelrod..........................................................         75,000(25)         75,000       -0-           -0-
Jeffrey and Robin Feinberg...........................................         75,000(25)         75,000       -0-           -0-
Lawrence Franken.....................................................         75,000(25)         75,000       -0-           -0-
Monarch Capital Fund Ltd. ...........................................         75,000(25)         75,000       -0-           -0-
Serpentine Group Inc.Defined Benefit Pension Plan....................         75,000(25)         75,000       -0-           -0-
Stephen and Debra Shapiro............................................         75,000(26)         75,000       -0-           -0-
Steven and Sandra Mofshin............................................         75,000(25)         75,000       -0-           -0-
Parabolic Investment Fund Ltd. ......................................         75,000(20)         75,000       -0-           -0-
Richard F. Thompson..................................................         75,000(20)         75,000       -0-           -0-
Stephens Inc., Custodian for Stuart E. Feick IRA.....................         75,000(20)         75,000       -0-           -0-
TCMP3 Partners.......................................................         74,074             74,074       -0-           -0-
New Britain Radiological Assoc 401K FBO Sidney Ulreich...............         74,070             74,070       -0-           -0-
Olshan Grundman Frome Rosenzweig & Wolosky LLP. .....................         72,772(26)         72,772       -0-           -0-
Baruch Z. Halberstam.................................................         70,374             70,374       -0-           -0-
NE Capital Partners..................................................         62,500             62,500       -0-           -0-
Sheldon Perlick Marital TR J. Perlick & E Perlick TTEE...............         56,250(27)         56,250       -0-           -0-
Jensen Children's Trust..............................................         50,000             50,000       -0-           -0-
Dalton B. Thomas.....................................................         50,000             50,000       -0-           -0-
Stuart E. Feick......................................................         50,000             50,000       -0-           -0-
DJV Air Inc. ........................................................         50,000(18)         50,000       -0-           -0-
Greg Sturgis.........................................................         50,000(18)         50,000       -0-           -0-
Kagan Family Trust...................................................         49,070             49,070       -0-           -0-
Charles Kagan........................................................         49,070             49,070       -0-           -0-
Aharon Ungar & Jennifer B. Ungar JT TEN..............................         44,440             44,440       -0-           -0-
Joseph L. Berkman Living TR UAD 4/9/90...............................         44,440             44,440       -0-           -0-
Arnold L. Liber......................................................         44,440             44,440       -0-           -0-

                                       73


                                                                                                           SHARES OF     PERCENTAGE
                                                                            SHARES OF        SHARES OF       COMMON      OF COMMON
                                                                          COMMON STOCK        COMMON      STOCK OWNED   STOCK OWNED
                                                                           OWNED PRIOR       STOCK TO      AFTER THE     AFTER THE
                                 NAME                                    TO THE OFFERING      BE SOLD       OFFERING      OFFERING
---------------------------------------------------------------------   ----------------   ------------   -----------   -----------

Philip F. Frink Jr., Trustee First Washington Corp. Profit Sharing
   Plan FBO Phillip F Frink Jr.......................................         39,250             39,250       -0-           -0-
Alfred Gladstone.....................................................         37,500(24)         37,500       -0-           -0-
Richard McDonald.....................................................         37,500(24)         37,500       -0-           -0-
Andrew Kutno.........................................................         37,500(28)         37,500       -0-           -0-
Brad Feinberg........................................................         37,500(28)         37,500       -0-           -0-
Bradley P. Brooks....................................................         37,500(28)         37,500       -0-           -0-
Charles and Carol McCormick..........................................         37,500(28)         37,500       -0-           -0-
David Khaghan........................................................         37,500(28)         37,500       -0-           -0-
Jonathan Alpert......................................................         37,500(28)         37,500       -0-           -0-
Solomon Yakoby.......................................................         37,500(28)         37,500       -0-           -0-
Charles Schwab Cust. for Joseph Berkman Roth IRA.....................         37,270(29)         37,270       -0-           -0-
New Britain Radiological Assoc 401K FBO Alfred Gladstone.............         37,040             37,040       -0-           -0-
Charles Schwab as custodian for Elinor C Ganz IRA ...................         37,040             37,040       -0-           -0-
Beverly Pinnas.......................................................         37,040             37,040       -0-           -0-
Gladstone Family Trust A. Gladstone & P. Bourdeau TTEE UAD 8/19/98...         37,040             37,040       -0-           -0-
Elinor C. Ganz TTEE Trust Agreement of Susan J. Ganz UAD 9/28/1984...         37,040             37,040       -0-           -0-
Elinor C. Ganz TTEE Trust Agreement of Amy H. Ganz UAD 9/28/1984.....         37,040             37,040       -0-           -0-
Harold E. Gelber Rev Trust Dated 05/11/2005..........................         37,040             37,040       -0-           -0-
Barbara Landies Living
Trust Dated 8/27/96..................................................         37,030             37,030       -0-           -0-
Neil Herskowitz......................................................         35,000             35,000       -0-           -0-
Riverside Contractors................................................         35,000             35,000       -0-           -0-
Kobi Chukran.........................................................         35,000             35,000       -0-           -0-
Jacob L. Halberstam and Sarah H. Halberstam JTWROS...................         33,334             33,334       -0-           -0-
James Davidson.......................................................         33,000             33,000       -0-           -0-
Daniel Brauser.......................................................         30,000(18)         30,000       -0-           -0-
DiMarino - Kroop - Prieto Gastrointestinal Assoc. PA UAD 11/1/75.....         29,630             29,630       -0-           -0-
Sheldon Perlick Marital TR UAD 6/14/91...............................         29,630             29,630       -0-           -0-
Matthew R. Abrams....................................................         25,000             25,000       -0-           -0-
Sarah E. Abrams......................................................         25,000             25,000       -0-           -0-
John Logan...........................................................         25,000             25,000       -0-           -0-
Alex Ehrenthal.......................................................         25,000             25,000       -0-           -0-
Kevin Fleming........................................................         25,000(18)         25,000       -0-           -0-


                                       74


                                                                                                           SHARES OF     PERCENTAGE
                                                                            SHARES OF        SHARES OF       COMMON      OF COMMON
                                                                          COMMON STOCK        COMMON      STOCK OWNED   STOCK OWNED
                                                                           OWNED PRIOR       STOCK TO      AFTER THE     AFTER THE
                                 NAME                                    TO THE OFFERING      BE SOLD       OFFERING      OFFERING
---------------------------------------------------------------------   ----------------   ------------   -----------   -----------

Stephen Sonnabend....................................................         22,220             22,220       -0-           -0-
Ganz Family Foundation...............................................         22,220             22,220       -0-           -0-
Sali Ulreich Irrevocable TR UAD 12/31/1995...........................         22,220             22,220       -0-           -0-
Christopher T. and Susan L. Harkins, Tenants by the Entirety.........         19,630             19,630       -0-           -0-
Jacob J. Strikowski..................................................         19,630             19,630       -0-           -0-
Charles Schwab as custodian for David N. Sternlicht IRA ROLLOVER.....         18,520             18,520       -0-           -0-
Madge W. Gladstone TR FBO Alfred Gladstone UAD 2/10/97...............         18,520             18,520       -0-           -0-
Laura J. Berlin......................................................         18,520             18,520       -0-           -0-
Madge W. Gladstone TR FBO Michael Gladstone UAD 2/10/97..............         18,520             18,520       -0-           -0-
Sandra Shore-Goldfarb................................................         18,520             18,520       -0-           -0-
Steve Erlich.........................................................         15,585             15,585       -0-           -0-
Charles Schwab & Co. Custodian FBO Timothy A. Ginn...................         15,000             15,000       -0-           -0-
Brian J. Jensen, Trust B.............................................         15,000             15,000       -0-           -0-
Daniel L. Moyer......................................................         15,000(30)         15,000       -0-           -0-
Gregory R. Thompson..................................................         15,000(30)         15,000       -0-           -0-
Barry Honig..........................................................        880,000            880,000       -0-           -0-
Harvey Kesner........................................................         15,000             15,000       -0-           -0-
Alfred E. Gladstone..................................................         14,810             14,810       -0-           -0-
Harry Edward Turner and Patty Lee Turner.............................         10,000             10,000       -0-           -0-
David Simcox.........................................................         10,000             10,000       -0-           -0-
Joyce Lewis..........................................................         10,000             10,000       -0-           -0-
Michael Richmond.....................................................         10,000             10,000       -0-           -0-
Steven Alembik.......................................................         10,000             10,000       -0-           -0-
Walter Klugewicz.....................................................         10,000             10,000       -0-           -0-
Scott Frohman........................................................         10,000(18)         10,000       -0-           -0-
Charles Eissa........................................................         10,000(18)         10,000       -0-           -0-
Congregation Dir Hochaim.............................................         10,000(18)         10,000       -0-           -0-
Gary Harrison........................................................          9,810              9,810       -0-           -0-
GRQ Consultants, Inc. 401(k) Plan....................................          7,500(31)          7,500       -0-           -0-
GRQ Consultants, Inc. Deferred Benefit Plan..........................          7,500(31)          7,500       -0-           -0-
Steven Wolosky.......................................................          7,500(31)          7,500       -0-           -0-
Jorge Martinez.......................................................          5,000              5,000       -0-           -0-
John Rayson..........................................................          5,000(18)          5,000       -0-           -0-
Doug Apfelberg.......................................................          5,000(18)          5,000       -0-           -0-
Tim Popfinger........................................................          5,000(18)          5,000       -0-           -0-
Paradox Trading Company, L.L.C.......................................          3,750(32)          3,750       -0-           -0-
Peter Anderson.......................................................          3,000              3,000       -0-           -0-
Erin Meehan..........................................................          3,000(18)          3,000       -0-           -0-
Bob Bloomfield.......................................................          2,500(18)          2,500       -0-           -0-


                                       75

                                                                                                           SHARES OF     PERCENTAGE
                                                                            SHARES OF        SHARES OF       COMMON      OF COMMON
                                                                          COMMON STOCK        COMMON      STOCK OWNED   STOCK OWNED
                                                                           OWNED PRIOR       STOCK TO      AFTER THE     AFTER THE
                                 NAME                                    TO THE OFFERING      BE SOLD       OFFERING      OFFERING
---------------------------------------------------------------------   ----------------   ------------   -----------   -----------

Carol Hamilton.......................................................          2,000              2,000       -0-           -0-
Lisa Mottern.........................................................          2,000              2,000       -0-           -0-
Alfredo Rizzo........................................................          2,000(18)          2,000       -0-           -0-
JH Associates, Inc...................................................          1,000              1,000       -0-           -0-

----------
(1)  Includes 6,666,666.67 shares of Common Stock underlying a debenture. LB I
     Group is an affiliate of a broker-dealer and has represented that it is not acting as an underwriter in this offering, it purchased the shares it is offering under this prospectus in the ordinary course of business, and at the time of such purchase, it had no agreements or understandings, directly or indirectly, with any person to distribute the shares. Lehman Brothers
     Inc. is the parent company of LB I Group Inc. Lehman Brothers Holding Inc., a public reporting company, is the parent company of Lehman Brothers Inc.
     Lehman Brothers Inc. is a registered broker-dealer.

     The business address for each of these entities is 745 Seventh Avenue, New
     York, NY, 10019, Attn: Jeffrey A. Welikson.

(2)  Includes a ten-year warrant to purchase 2,792,500 shares of Common Stock with an exercise price of $0.25 received as consideration for bridge loans.

(3)  Includes 2,666,666.67 shares of Common Stock underlying a four-year convertible debenture.

(4)  Includes 2,666,666.67 shares of Common Stock underlying a four-year convertible debenture and a seven-year warrant to purchase 1,153,832 shares of Common Stock with an exercise price of $0.01, which is subject to adjustment.

(5)  Includes 3,333,333.34 shares of Common Stock underlying a four-year convertible debenture and a seven-year warrant to purchase 1,442,290 shares of Common Stock with an exercise price of $0.01, which is subject to adjustment.

(6)  Includes 3,000,000 shares of Common Stock underlying a four-year convertible debenture and a seven-year warrant to purchase 1,298,061 shares of Common Stock with an exercise price of $0.01, which is subject to adjustment.

(7)  Includes 1,333,333.34 shares of Common Stock underlying a four-year convertible debenture and a seven-year warrant to purchase 576,916 shares of Common Stock with an exercise price of $0.01, which is subject to adjustment.

(8)  Includes 1,000,000 shares of Common Stock underlying a four-year convertible debenture and a seven-year warrant to purchase 432,687 shares of Common Stock with an exercise price of $0.01, which is subject to adjustment.

(9)  Represents a ten-year warrant to purchase Common Stock with an exercise price of $0.25 received as consideration for bridge loans.

(10) Includes 666,666.67 shares of Common Stock underlying a four-year convertible debenture and a seven-year warrant to purchase 288,458 shares of Common Stock with an exercise price of $0.01, which is subject to adjustment.

(11) Includes a three-year warrant to purchase 250,000 shares of Common Stock with an exercise price of $2.00.

                                       76

(12) Includes 500,000 shares of Common Stock underlying a four-year convertible debenture and a seven-year warrant to purchase 216,344 shares of Common
     Stock with an exercise price of $0.01, which is subject to adjustment.

(13) Includes a ten-year warrant to purchase 300,000 shares of Common Stock with an exercise price of $0.25.

(14) Includes a three-year warrant to purchase 50,000 shares of Common Stock with an exercise price of $2.00.

(15) Includes a three-year warrant to purchase 81,250 shares of Common Stock with an exercise price of $3.50 and a ten-year warrant to purchase 100,000 shares of Common Stock with an exercise price of $0.25.

(16) Includes a three-year warrant to purchase 75,000 shares of Common Stock with an exercise price of $2.00

(17) Includes a three-year warrant to purchase 75,000 shares of Common Stock with an exercise price of $3.50.

(18) Represents a ten-year warrant to purchase Common Stock with an exercise price of $0.25.

(19) Includes 133,333.34 shares of Common Stock underlying a four-year convertible debenture and a seven-year warrant to purchase 57,692 shares of
     Common Stock with an exercise price of $0.01, which is subject to adjustment.

(20) Includes a three-year warrant to purchase 25,000 shares of Common Stock with an exercise price of $3.50.

(21) Includes a three-year warrant to purchase 50,000 shares of Common Stock with an exercise price of $3.50.

(22) Includes a three-year warrant to purchase 37,500 shares of Common Stock with an exercise price of $2.00.

(23) Includes a three-year warrant to purchase 37,500 shares of Common Stock with an exercise price of $3.50.

(24) Includes a three-year warrant to purchase 12,500 shares of Common Stock with an exercise price of $3.50.

(25) Includes a three-year warrant to purchase 25,000 shares of Common Stock purchase with an exercise price of $2.00.

(26) Represents 48,515 shares of Common Stock and a three-year warrant to purchase 24,257 shares of Common Stock with an exercise price of $3.50 as payment for legal services.

(27) Includes a three-year warrant to purchase 18,750 shares of Common Stock with an exercise price of $3.50.

(28) Includes a three-year warrant to purchase 12,500 shares of Common Stock with an exercise price of $2.00.

(29) Includes a three-year warrant to purchase 6,250 shares of Common Stock with an exercise price of $3.50.

(30) Includes a three-year warrant to purchase 5,000 shares of Common Stock with an exercise price of $3.50.

(31) Includes a three-year warrant to purchase 2,500 shares of Common Stock with an exercise price of $3.50.

(32) Includes a three-year warrant to purchase 1,250 shares of Common Stock with an exercise price of $3.50. The ultimate owner of these securities is
     Harvey Kesner.

(33) Includes five-year options to purchase 600,000 shares of Common Stock with an exercise price of $3.85 per share, which options shall be exercisable as to one-third (1/3) of such total on each of the six month, first and second year anniversaries of the date of grant.

                                       77

FULL LEGAL NAME OF NATURAL CONTROL PERSON OF CERTAIN BENEFICIAL OWNERS

Based solely upon the information available to us, the following table sets forth certain information regarding beneficial ownership of our securities as of
May 19, 2006 by each natural person known by us who, directly or indirectly, alone or with others, has sole or shared voting or investment control over of the securities covered by this Registration Statement:

   NAME OF BENEFICIAL OWNER                 NATURAL CONTROL PERSON(S)
------------------------------   -----------------------------------------------
LB I Group Inc                   LB I Group is an indirect wholly owned
                                 subsidiary of Lehman Brothers Holdings Inc., a
                                 public reporting company

MHB Trust                        Brian Mason, Leanne Corvette, Doreen Ford,
                                 Tokoa John, Serena Hunter, Rachael Terri,
                                 Tracey Williams, Ernie Dover

Palisades Master Fund, LP        Andrew Reckles

SDS Capital Group SPC, Ltd.      Steve Derby

Alexandra Global Master Fund,
Ltd.                             Alexandra Investment Management, LLC, a
                                 Delaware limited liability company ("AIM"),
                                 serves as investment adviser to Alexandra
                                 Global Master Fund Ltd., a British Virgin
                                 Islands company ("Alexandra"). By reason of
                                 such relationship, AIM may be deemed to share
                                 dispositive power over the shares of common
                                 stock stated s beneficially owned by Alexandra.
                                 AIM disclaims beneficial ownership of such
                                 shares of common stock. Messrs. Mikhail A.
                                 Filimonov ("Filimonov") and Dimitri Sogoloff
                                 ("Sogoloff") are managing members of AIM. By
                                 reason of such relationships, Filimonov and
                                 Sogoloff may be deemed to share dispositive
                                 power over the shares of common stock stated as
                                 beneficially owned by Alexandra. Filimonov and
                                 Sogoloff disclaim beneficial ownership of such
                                 shares of common stock.

Mellon HBV Master Global Event
Driven Fund L.P.                 William Harky

CAMOFI Master LDC                Richard Smithline

Portside Growth and
Opportunity Fund                 Jeff Smith

Mellon HBV Master U.S. Event
Driven Fund L.P.                 Michael Hawthorne

GRQ Consultants, Inc.            Barry Honig

RHP Master Fund, Ltd.            RHP Master Fund, Ltd. is a party to an
                                 investment management agreement with Rock Hill
                                 Investment Management, L.P., a limited
                                 partnership of which the general partner is RHP
                                 General Partner, LLC. Pursuant to such
                                 agreement, Rock Hill Investment Management
                                 directs the voting and disposition of shares
                                 owned by RHP Master Fund. Messrs. Wayne Bloch
                                 and Peter Lockhart own all of the interests in
                                 RHP General

                                       78

   NAME OF BENEFICIAL OWNER                 NATURAL CONTROL PERSON(S)
------------------------------   -----------------------------------------------
                                 Partner. The aforementioned entities and
                                 individuals disclaim beneficial ownership of
                                 the Company's Common Stock owned by the RHP
                                 Master Fund.

The Musser Foundation            Carl Sempier

JGB Capital L.P.                 Brett Cohen

Sunrise Equity Partners, L.P.    Marilyn S. Adler, Manager, Level Counter LLC

Broadlawn Master Fund, Ltd.      Jon Bloom

Whalehaven Capital Fund
Limited                          Arthur Jones

Core Fund, L.P.                  David N. Baker

Gilder Funding Corp.             Warren Gilbert

Innovative Investors, Inc.       Sima Yakoby

2030 Investors LLC               Ellison C. Morgan

Path Investment Group LLC        Greg Sturgis

Nite Capital LP                  Keith Goodman

Pioneer Venture Partners LLC     Al Erlenbush

Hunter Capital                   Ari M. Rubenstein

Stephanie Group LLC              Lawrence Frankle

Guerilla Partners, L.P.          Peter Siris

New Wellington Group LLC         Leo P. Sklar

DeJohn RelationServe
Partnership                      Gregory C. DeJohn

Elite Card Services, Inc.        Susan Lowenstein

Serpentine Group Inc. Defined
Benefit Pension Plan             Greg Sturgis, Trustee

Parabolic Investment Fund Ltd.   Richard Thompson

DJV Air Inc.                     Alfred Rizzo

Riverside Contractors            Neil Herskowitz

Congregation Dir Hochaim         Rabbi E. Zussman

GRQ Consultants, Inc. 401(k)
Plan                             Barry Honig

GRQ Consultants, Inc. Deferred
Benefit Plan                     Barry Honig

                                       79

   NAME OF BENEFICIAL OWNER                 NATURAL CONTROL PERSON(S)
------------------------------   -----------------------------------------------
Paradox Trading Company,
   L.L.C.                        Harvey Kesner

JH Associates, Inc.              Jonathan Honig

Peddle Partners                  Dr. Paul Drucker

American High Growth Equities
   Retirement Trust              Brad Butler, Trustee

Chase Financing, Inc.            Robert Herskowitz

Chase Mortgage, Inc.             Mark Herskowitz

DBGJ Irrevocable Trust           Betsy Brauser, Trustee

Chocolate Chip Investments,
   L.P.                          Ruth Latterner

J.O. Patterson & Co.             James O. Patterson

Leslie T. Altavilla Rev. TR
   DTD 3/38/03                   Leslie T. Altavilla, Trustee

Jacob Honig Irrevocable Trust    Jonathan Honig and Alan Honig, Trustees

Jack W. Kuhn, Jr. Revocable TR
   UAD 12/11/2006                *

Elinor Ganz TR Elinor Ganz
   TTEE 4/13/94                  *

Charles Schwab Inc Cust. for
   Elinor Ganz IRA Rollover      *

New Britain Radiological Assoc
   401K FBO Sidney Ulreich       *

Sheldon Perlick Marital TR J.
   Perlick & E. Perlick TTE      *

Aharon Ungar & Jennifer B.
   Ungar JT TEN                  *

Charles Schwab Cust. for
   Joseph Berkman Roth IRA       *

New Britain Radiological Assoc
   401K FBO Alfred Gladstone     *

Charles Schwab as custodian
   for Elinor C. Ganz IRA        *

Harold E. Gelber Irrev. Trust    *

Barbara Landies Living Trust
   Dated 8/27/96                 Barbara Landies

DiMarino-Kroop-Prieto
   Gastrointestinal Assoc. PA
   UAD 11/1/75                   *

Ganz Family Foundation           *

Charles Schwab as custodian
   for David N. Sternlicht IRA
   Rollover                      *

                                       80

   NAME OF BENEFICIAL OWNER                 NATURAL CONTROL PERSON(S)
------------------------------   -----------------------------------------------
Madge W. Gladstone TR FBO
   Alfred Gladstone UAD
   2/10/97                       *

Madge W. Gladstone TR FBO
   Michael Gladstone UAD
   2/10/97                       *

Charles Schwab & Co. custodian
   FBO Timothy A. Ginn           Timothy A. Ginn

Charles Schwab & Co. custodian
   FBO Margie H. Ginn            Margie Ginn

Peddle Partners                  *

Charles Schwab & Co. custodian
   FBO Stephen  Sonnabend IRA    *

Sali Ulreich Irrevocable TR
   UAD 12/31/95                  *

Walter Bilofsky, Trustee of
   the Eight Family Trust
   u/t/a 11/8/99                 Walter Bilofsky

Elinor C. Ganz TTEE Trust
   Agreement of Amy H. Ganz
   UAD 9/28/1984                 *

Chocolate Chip Investments,
   L.P.                          *

Joseph L. Berkman TR UAD
   4/9/90                        *

Stanley Trilling and Linda M.
   Trilling, TTEE of  S/L
   Trilling Trust DTD 4/15/96    Stanley Trilling and Linda M. Trilling

Elinor C. Ganz TTEE Trust
   Agreement of Susan J. Ganz
   UAD 9/28/1984                 *

Charles Schwab & Co. custodian
   for Arnold L. Liber IRA       *

Philip F. Frink Jr., Trustee,
   First Washington Corp.
   Profit Sharing Plan FBO
   Philip F. Frink Jr.           Philip F. Frink Jr.

*    Charles B. Ganz, Chief Investment Officer, Stratum Wealth Management LLC

MATERIAL RELATIONSHIPS WITH THE COMPANY OF CERTAIN BENEFICIAL OWNERS

Based solely upon the information available to us, the following table sets forth certain information regarding beneficial ownership of our securities as of
June 9, 2006 by each beneficial owner known by us who, to the best of our knowledge, has had any position, office, or other material relationship with the
Company, its predecessors or affiliates within the past three years:

 NAME OF BENEFICIAL OWNER                  NATURE OF RELATIONSHIP
-------------------------   ----------------------------------------------------
Paul Soltoff                Chief Executive Officer and director of the Company
Eric Obeck                  President of the Company
Donald Gould. Jr.           Chief Financial Officer of the Company
Tom Alison                  Employee of SendTec
Iry Brechner                Employee of SendTec
Steven Morvay               Employee of SendTec
Harry Greene                Employee of SendTec
Elite Card Services, Inc.   Consultant to the Company
Joseph Abrams               Officer of Stronghurst LLC, a former consultant to
                            the Company

                                       81

C. James Jensen             Officer of Stronghurst LLC, a former consultant to
                            the Company
Robert Herskowitz           President, HP Partners, a former consultant to the
                            Company
Shawn McNamara              Former Senior Vice-President of the Company
Danielle Karp               Former President and director of the Company
Ohad Jehassi                Former Chief Financial Officer of the Company
Mandee Heller Adler         Former Chief Executive Officer of the Company
DBGJ Irrevocable Trust      Betsy Brauser, Trustee and wife of the Chairman of
                            the board of directors of the Company
JH Associates, Inc.         Jonathan Honig, President and former President of
                            the Company
Warren V. Musser            Former director of the Company
Kobi Chukran                Former employee of the Company
John Logan                  Employee of the Company
Joyce Lewis                 Employee of the Company
Michael Richmond            Employee of the Company
Steven Alembik              Former employee of the Company
Walter Klugewicz            Former employee of the Company
Peter Anderson              Employee of the Company
Carol Hamilton              Former employee of the Company
Lisa Mottern                Employee of the Company

                            DESCRIPTION OF SECURITIES

We are authorized to issue 90,000,000 shares of Common Stock, par value $0.001 per share, and 10,000,000 shares of Preferred Stock, par value $0.001 per share.
As of June 9, 2006, there were 42,755,082 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding. Following the offering, we will have 78,431,665 shares issued and outstanding. The foregoing assumes that all of the Common Stock which is being registered for resale hereunder, and which is issuable upon the conversion of exercise of the
Debentures, Options or Warrants, is issued and (i) the Company does not need to issue any additional shares relating to the requirement that the Company must register 110% of the shares that the Debenture holders are entitled to.

COMMON STOCK

The holders of Common Stock are entitled to one vote per share. Our Certificate of Incorporation does not provide for cumulative voting. The holders of Common
Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board out of legally available funds. However, the current policy of the
Board is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of Common Stock are entitled to share ratably in all assets which are legally available for distribution. The holders of Common Stock have no preemptive, subscription, redemption or conversion rights.

PREFERRED STOCK

Our board of directors are authorized, subject to any limitations prescribed by law, without further vote or action by the stockholders, to issue from time to time shares of preferred stock in one or more series. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

THE SENIOR SECURED CONVERTIBLE DEBENTURES

Under the terms of the STAC Debentures, STAC is obligated to pay interest of 6%
per annum on the outstanding principal amount of the STAC Debentures, payable quarterly beginning on February 1, 2006. Commencing on October 15, 2007, STAC is
required to make a quarterly redemption payment equal to 6.25% of the original principal

                                       82

amount of the STAC Debentures, in cash. After the first anniversary of the closing, STAC has the option to redeem the outstanding principal amount, in whole and not in part, plus accrued but unpaid interest and interest not yet accrued. Any remaining principal and accrued but unpaid interest is due on
October 30, 2009 (the "Maturity Date").

The STAC Debentures are convertible into shares of common stock of the Company at $1.50 per share.

Up until May 4, 2006, the holders of the STAC Debentures may at their option elect to purchase additional Debentures in an amount equal to 25% of such purchaser's original subscription amount.

The entire principal amount of the STAC Debentures may become due before the
Maturity Date upon the occurrence of certain events. Upon the occurrence of a change in control of STAC, the lenders may require STAC to repurchase the debentures in whole or in part, plus accrued but unpaid interest. Furthermore, upon the occurrence of an event of default, as defined in the Debentures, at the lenders' election, the full principal amount of the STAC Debentures, plus interest, becomes immediately due and payable in cash.

So long as any portion of the STAC Debentures is outstanding, STAC will not and from and after the Consolidation, the Company will not permit any of its subsidiaries to, directly or indirectly: enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, but excluding Permitted Indebtedness
(as defined in the STAC Debenture);

     (a)  enter into, create, incur, assume or suffer to exist any liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom except in connection with Permitted Indebtedness;

     (b)  amend its certificate of incorporation, bylaws or other charter documents so as to materially and adversely affect any rights of the holder;

     (c)  repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of common stock or common stock equivalents other than to the extent permitted or required under the STAC Debenture or the Transaction Documents (as defined in the
          STAC Debenture);

     (d)  enter into any agreement with respect to any of the foregoing; or

     (e)  pay cash dividends or distributions on any equity securities.

The STAC Debentures are secured by the STAC Security Agreement (the "STAC
Security Agreement") dated as of October 31, 2005, creating a lien in all of the assets of STAC. In addition, the Company and its subsidiaries RelationServe
Access, Inc. and Friendsand, Inc. also entered into security agreements whereby there is a lien on all of their assets and agreed to guarantee the obligations owed by STAC under the Securities Purchase Agreement, the Debentures or any
other financing document.

WARRANTS

The Company currently has outstanding 4,419,000 warrants to purchase 4,419,000 shares of common stock at $0.25 per shares. The warrants expire on April 1,
2015.

The Company currently has outstanding 562,500 warrants to purchase 562,500 shares of common stock at $2.00 per share. The warrants expire on May 16, 2008.

The Company currently has outstanding 250,000 warrants to purchase 250,000 shares of common stock at $2.00 per share. The warrants expire on June 13, 2008.

The Company currently has outstanding 524,257 warrants to purchase 524,257 shares of common stock at $3.50 per share. The warrants expire on June 30, 2008.

                                       83

The Company currently has outstanding 6,043,195 warrants to purchase 6,043,195 shares of common stock at $0.01 per share. The warrants expire on October 30,
2112.

Prior to exercise, the warrants do not confer upon holders any voting or any other rights as a stockholder.

REGISTRATION RIGHTS

On February 3, 2006, the Company entered into a Registration Rights Agreement with each of the holders of the Debentures and Warrants to register the underlying common stock thereunder. The Registration Rights Agreement provides that the Company will file a registration statement with the Securities Exchange
Commission ("SEC") within 45 days following the Consolidation. If the Company does not comply with certain requirements relating to the filing the registration statement or maintaining its effectiveness, the Company will pay each holder monthly in cash as partial liquidated damages 1% of the aggregate purchase price paid by such holder for the Company's common stock. If the
Company fails to pay any partial liquidated damages in full within seven days after the date payable, the Company will pay interest thereon at a rate of 18%
per annum to the holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full.

The Company entered into a Registration Rights Agreement with each of the purchasers of the RelationServe Series A Preferred Stock (such Series A
Preferred Stock was subsequently converted into 7,162,991 shares of Common
Stock). The Registration Rights Agreement provides that the Company will file a registration statement with the SEC within 45 days following either the closing of the Consolidation or a public announcement of the abandonment of the
Consolidation. If the registration statement filed with the SEC is not declared effective within 120 days of filing or does not remain effective while the shares of the Company's Common Stock underlying the RelationServe Series A
Preferred Stock remain outstanding the Company will pay such holder monthly in cash as partial liquidated damages 1% of the aggregate purchase price paid by such holder for the RelationServe Preferred Stock.

INDEMNIFICATION

Our Certificate of Incorporation contains provisions to (i) eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty (other than breaches of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under Section 174 of the Delaware General
Corporation Law (the "DGCL") or for any transaction from which the director derived an improper personal benefit) and (ii) indemnify our directors and officers to the fullest extent permitted by Section 145 of the DGCL, including circumstances in which indemnification is otherwise discretionary. We believe that these provisions are necessary to attract and retain qualified persons as directors and officers. As a result of this provision, our or our stockholders'
ability to successfully prosecute an action against a director for a breach of his duty of care has been limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. The Securities and Exchange
Commission has taken the position that the provision will have no effect on claims arising under the federal securities laws.

In addition, the Certificate of Incorporation and By-Laws provide mandatory indemnification rights, subject to limited exceptions, to any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was our director or officer, or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. Such indemnification rights include reimbursement for expenses incurred by such person in advance of the final disposition of such proceeding in accordance with the applicable provisions of the DGCL.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for the Common Stock is American Stock Transfer
& Trust Company.

                                       84

                              PLAN OF DISTRIBUTION

This Prospectus covers the resale of 75,042,845 shares on behalf of the Selling
Stockholders. The Selling Stockholders and, as permitted by applicable law, any of their donees, pledgees, assignees and successors-in-interest may, from time to time, offer and sell any and all of their shares of Common Stock on any stock exchange, market, or trading facility on which such shares are traded. The
Selling Stockholders will act independently of us and each other in making decisions with respect to the timing, manner and size of each such sale. Sales may be made at fixed or negotiated or market prices. The shares may be sold by way of any legally available means, including in one or more of the following transactions:

     o    a block trade in which a broker-dealer engaged by a Selling
          Stockholder attempts to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o    purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

     o    through the writing of options or shares, whether the options are listed on an options exchange or otherwise;

     o    ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

     o    privately negotiated transactions; and

     o    short sales.

Transactions under this prospectus may or may not involve brokers or dealers.
The Selling Stockholders may sell shares directly to purchasers or to or through broker-dealers, who may act as agents or principals. Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in selling shares. Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the Selling Stockholders in amounts to be negotiated in connection with the sale. Broker-dealers or agents also may receive compensation in the form of discounts, concessions, or commissions from the purchasers of shares for whom the broker-dealers may act as agents or to whom they sell as principal, or both. The compensation of any particular broker-dealer may be in excess of customary commission. Selling Stockholders and any broker-dealers and any other participating broker-dealers who execute sales for the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts and commissions under the Securities Act. If the Selling Stockholders are deemed to be underwriters, they may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11,
12 and 17 of the Securities Act of 1933, as amended (the "Securities Act"), and
Rule 10b-5 under the Exchange Act. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling security holder.

To the extent required, the number of shares to be sold, the name of the Selling
Stockholder, the purchase price, the name of any agent or broker and any applicable commissions, discounts or other compensation to such agents or brokers and other material facts with respect to a particular offering will be set forth in a prospectus supplement as required by the Rules and Regulations under the Securities Act.

The Selling Stockholders may also sell shares under Rule 144 under the
Securities Act if available, rather than pursuant to this prospectus.

In order to comply with the securities laws of certain states, if applicable, the shares will be sold in such jurisdictions, if required, only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with. The anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to sales of the shares offered by the Selling Stockholders.

                                       85

We are required to pay all fees and expenses incident to the registration of the shares. Otherwise, all discounts, commissions or fees incurred in connection with the sale of Common Stock offered hereby will be paid by the Selling
Stockholders.

                       WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, and other information with the
SEC. Our filings are available to the public at the SEC's web site at
http://www.sec.gov. You may also read and copy any document we file at the SEC's
Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Further
information on the Public Reference Room may be obtained by calling the SEC at
1-800-SEC-0330.

We have filed a registration statement on Form SB-2 with the SEC under the
Securities Act for the Common Stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information, reference is made to the registration statement and its exhibits. Whenever we make references in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for the copies of the actual contract, agreement or other document.

                                 LEGAL MATTERS

The validity of the securities being offered by this prospectus have been passed upon for us by Olshan Grundman Frome Rosenzweig & Wolosky LLP, New York, New
York. On June 30, 2005 we issued to Olshan Grundman Frome Rosenzweig & Wolosky
LLP 48,515 shares of Common Stock and a three-year warrant to purchase an aggregate of 24,257 shares of Common Stock with an exercise price of $3.50 in exchange for legal services all of which shares are being registered for resale pursuant to this Registration Statement. In addition, two members of Olshan
Grundman Frome Rosenzweig & Wolosky LLP collectively hold 22,500 shares of common stock and three-year warrants to purchase an aggregate of 3,750 shares of common stock.

                                     EXPERTS

The financial statements of the Company as of December 31, 2004 included in this prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to our ability to continue as a going concern) of
McKean, Paul, Chrycy, Fletcher & Co., independent public accounting firm, given on the authority of said firm as experts in accounting and auditing.

The financial statements of the Company as of December 31, 2005 included in this prospectus have been so included in the reliance on the report of Marcum &
Kliegman LLP, independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

The financial statements of SendTec Acquisition Corp. and its predecessor entity as of December 31, 2005 and December 31, 2004 included in this Prospectus have been so included in reliance on the report of Gregory, Sharer and Stuart, PA, independent public accounting firm, given on the authority of said firm as experts in accounting and auditing.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us, we have been advised that it is the SEC's opinion that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                       86

                              CHANGES IN ACCOUNTANT

On July 13, 2005, our Board of Directors appointed Sherb & Co., LLP as our
Independent Registered Public Accounting Firm to audit the Company's financial statements for the fiscal year ending December 31, 2005.

The reports of Morgan & Company on our financial statements from our inception in April 2004 contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except such reports were modified as to an explanatory paragraph relating to its ability to continue as a "going concern" as a result of its lack of existing commitments from lenders to provide necessary financing, lack of sufficient working capital, and recurring losses from operations.

From our inception in April 2004 there were no disagreements with Morgan &
Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Morgan & Company, would have caused it to make reference to the matter in connection with its reports. There were no "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-B.

From our inception in April 2004, we did not consult Sherb & Co., LLP regarding either: (i) the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered our financial statements, or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-B or a reportable event as described in Item 304(a)(1)(v) of Regulation S-B.

Effective as of November 30, 2005, Marcum & Kliegman LLP replaced Sherb & Co.,
LLP as our independent accountants. Sherb & Co., LLP had previously been engaged as the principal accountant to audit our financial statements.

In connection with the recent investment of the Company in SendTec Acquisition
Corp. ("STAC"), the Company is required to undertake an audit of the Company's financial statements and reports for the period ending September 30, 2005, and to utilize a firm that is selected by the Company and acceptable to certain co-investors in the STAC transaction. We believe that it is in the Company's best interest to have Marcum & Kliegman LLP perform the required audit and therefore we retained Marcum & Kliegman LLP as the Company's new Independent
Registered Public Accounting Firm to audit the Company's financial statements for the fiscal year ending December 31, 2005 effective as of November 30, 2005.
Marcum & Kliegman LLP is located at 655 Third Avenue, 16th Floor, New York, New
York 10017.

Appointment of Marcum & Kliegman LLP was recommended and approved by our board of directors. During our most recent fiscal year, and the subsequent interim period, prior to November 30, 2005, we did not consult Marcum & Kliegman LLP regarding either: (i) the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of
Regulation S-B or a reportable event as described in Item 304(a)(1)(v) of
Regulation S-B.

During our most recent fiscal year and the subsequent interim periods, there were no disagreements with Sherb & Co., LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Sherb & Co., LLP, would have caused it to make reference to the matter in connection with its reports.
There were no "reportable events" as that term is described in Item 304(a)(1)(v)
of Regulation S-B.

                                       87

                                                                       CONTENTS
--------------------------------------------------------------------------------
RELATIONSERVE MEDIA, INC. AND SUBSIDIARIES (AUDITED)

                                                                         PAGE
                                                                     -----------
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS .........     F1 - F2
CONSOLIDATED FINANCIAL STATEMENTS
   Consolidated Balance Sheet ....................................     F3 - F4
   Consolidated Statements of Operations .........................        F5
   Consolidated Statements of Stockholders' Equity ...............     F6 - F7
   Consolidated Statements of Cash Flows .........................     F8 - F9
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS .......................    F10 - F33

SENDTEC, INC. (AUDITED)

                                                                         PAGE
                                                                     -----------
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS ...............    F32 - F33
FINANCIAL STATEMENTS

NOTES TO FINANCIAL STATEMENTS ....................................   F-38 - F-46
UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
   Condensed Consolidated Balance Sheet ..........................     F3 - F4
   Condensed Consolidated Statements of Operations ...............        F5
   Condensed Consolidated Statements of Stockholders' Equity .....     F6 - F7
   Condensed Consolidated Statements of Cash Flows ...............     F8 - F9
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS ...    F10 - F30

                                       88

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
RelationServe Media, Inc. and Subsidiaries
Fort Lauderdale, Florida

We have audited the accompanying consolidated balance sheet of RelationServe
Media, Inc. and Subsidiaries as of December 31, 2005 and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company
Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of RelationServe Media,
Inc. and Subsidiaries as of December 31, 2005, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

New York, New York
March 10, 2006

                                        /S/ MARCUM & KLIEGMAN LLP
                                        ----------------------------------------

                                       F-1

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Members of
Omnipoint Marketing, LLC:

We have audited the accompanying statements of operations, members' equity and cash flows of Omnipoint Marketing, LLC (a Florida limited liability company)
("the Company") for the year ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Omnipoint
Marketing, LLC for the year ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 9 to the financial statements, on December 15, 2004, the
Federal Bureau of Investigation served the Company with a search warrant regarding alleged use of unlicensed software and seized certain e-mail servers with a net book value of approximately $135,000. Management and legal counsel have indicated that an investigation by the United States Attorney's Office is currently being conducted and have no information regarding its status or effect, if any, on the financial statements. The financial statements do not include any adjustments, other than the write-off of the e-mail servers, which might result from the outcome of the investigation.

As discussed in Note 2 to the financial statements, on May 16, 2005, the Company sold substantially all its net assets. The Company received 26% of the outstanding common shares of the acquirer.

                                        /s/ McKEAN, PAUL, CHRYCY, FLETCHER & CO.
                                        ----------------------------------------

Miami, Florida,
May 24, 2005.

                                       F-2

                                      RELATIONSERVE MEDIA, INC. AND SUBSIDIARIES
                                                      CONSOLIDATED BALANCE SHEET
                                                               DECEMBER 31, 2005
--------------------------------------------------------------------------------

                                    ASSETS

CURRENT ASSETS
   Cash ......................................................................   $  156,472
   Accounts receivable, less allowance for doubtful accounts of $1,014,338 ...    1,624,577
   Prepaid expenses and other current assets .................................      154,673
                                                                                 ----------
      Total Current Assets ...................................................                $ 1,935,722
PROPERTY AND EQUIPMENT, Net ..................................................                    782,386
INTANGIBLE ASSETS, Net .......................................................                  2,561,298
INVESTMENT IN SENDTEC ACQUISITION CORP .......................................                  9,274,981
OTHER ASSETS .................................................................                     32,690
                                                                                              -----------
      TOTAL ASSETS ...........................................................                $14,587,077
                                                                                              ===========

   The accompanying notes are an integral part of these financial statements.

                                       F-3

                                      RELATIONSERVE MEDIA, INC. AND SUBSIDIARIES
                                           CONSOLIDATED BALANCE SHEET, CONTINUED
                                                               DECEMBER 31, 2005
--------------------------------------------------------------------------------

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable..................................................................   $  1,208,693
Accrued expenses..................................................................        156,815
Accrued compensation..............................................................        175,966
Accrued commissions...............................................................        381,444
Accrued penalty - registration rights.............................................         75,000
Customer deposits.................................................................        391,890
                                                                                     ------------
   Total Current Liabilities......................................................                  $ 2,389,808
DEFERRED RENT.....................................................................                      166,535
                                                                                                    -----------
   TOTAL LIABILITIES..............................................................                    2,556,343
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Series A Convertible Preferred stock - $.001 par value; 1,500,000 authorized;
   762,199 shares issued and outstanding.........................................      10,289,690
Common stock - $.001 par value; 90,000,000 shares authorized; 19,671,015 shares
   issued and outstanding.........................................................         19,671
Deferred compensation.............................................................     (1,851,973)
Additional paid in capital........................................................     16,651,325
Accumulated deficit...............................................................    (13,077,979)
                                                                                     ------------
   TOTAL STOCKHOLDERS' EQUITY.....................................................                   12,030,734
                                                                                                    -----------
   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY.....................................                  $14,587,077
                                                                                                    ===========

   The accompanying notes are an integral part of these financial statements.

                                       F-4

                                      RELATIONSERVE MEDIA, INC. AND SUBSIDIARIES
                                           CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                   FOR THE YEAR ENDED
                                                                      DECEMBER 31,
                                                               -------------------------
                                                                   2005          2004
                                                               ------------   ----------

REVENUES, Net ..............................................   $ 11,302,780   $9,564,993
COST OF REVENUES ...........................................      2,542,614    2,146,596
                                                               ------------   ----------
         GROSS PROFIT ......................................      8,760,166    7,418,397
                                                               ------------   ----------
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
Salaries ...................................................      2,441,026    1,699,167
Bad debt ...................................................      2,393,203    1,650,242
Commissions ................................................      1,462,728    1,884,447
Professional fees ..........................................        975,132      420,007
Advertising and trade shows ................................        653,484      493,713
Depreciation and amortization ..............................        215,307      187,031
Other general and administrative ...........................      2,287,349      912,949
      TOTAL SELLING, GENERAL AND ADMINISTRATIVE EXPENSES ...     10,428,229    7,247,556
                                                               ------------   ----------
      (LOSS) INCOME FROM OPERATIONS ........................     (1,668,063)     170,841
OTHER INCOME (EXPENSE)
Gain on forgiveness of debt ................................             --      162,955
Termination fee in connection with aborted acquisition .....             --     (100,000)
Asset impairment charge ....................................             --     (198,240)
Registration rights penalty ................................        (75,000)          --
Loss on equity-method investment ...........................     (1,034,102)          --
Interest income ............................................          3,144           --
Interest expense ...........................................        (14,268)      (5,276)
                                                               ------------   ----------
      TOTAL OTHER EXPENSE ..................................     (1,120,226)    (140,561)
                                                               ------------   ----------
      (LOSS) INCOME BEFORE INCOME TAX PROVISION ............     (2,788,289)      30,280
INCOME TAX PROVISION .......................................             --           --
      NET (LOSS) INCOME ....................................     (2,788,289)      30,280
BENEFICIAL CONVERSION FEATURE - PREFERRED STOCK ............    (10,289,690)          --
                                                               ------------   ----------
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS ......   $(13,077,979)  $   30,280
                                                               ============   ==========
Net (Loss) Income Per Common Share:
   Basic and Diluted .......................................   $      (0.19)  $    (0.00)
                                                               ============   ==========
Weighted Average Number of Common Shares Outstanding:
   Basic and Diluted .......................................     14,500,271    8,000,000
                                                               ============   ==========

   The accompanying notes are an integral part of these financial statements.

                                       F-5

                                      RELATIONSERVE MEDIA, INC. AND SUBSIDIARIES
                                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                  FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
--------------------------------------------------------------------------------

                                       SERIES A
                                       PREFERRED
                                      CONVERTIBLE
                                    PREFERRED STOCK    COMMON STOCK $.001
                                    $.001 PAR VALUE        PAR VALUE
                                    ---------------   -------------------
                                    NUMBER                                                  ADVANCED                      TOTAL
                                      OF              NUMBER OF               DEFERRED       PAIN-IN    ACCUMULATED   STOCKHOLDERS'
                                    SHARES   AMOUNT     SHARES     AMOUNT   COMPENSATION     CAPITAL      DEFICIT         EQUITY
                                    ------   ------   ---------   -------   ------------   ----------   -----------   -------------

BALANCE - January 1, 2004 .......      --      $--     8,000,00   $ 8,000   $        --    $1,207,220    $(686,631)    $  528,589
Contributions from former
   members of Omni Point
   Marketing, LLC ...............      --       --           --        --            --     1,195,000           --      1,195,000
Distributions to former members
   of Omni Point Marketing,
   LLC ..........................      --       --           --        --            --      (230,000)          --       (230,000)
Net income ......................      --       --           --        --            --            --       30,280         30,280
                                      ---      ---    ---------   -------   -----------    ----------    ---------     ----------
BALANCE - January 1, 2005 .......      --       --    8,000,000     8,000            --     2,172,220     (656,351)     1,523,869
Distributions to former members
   of Omni Point Marketing,
   LLC ..........................      --       --           --        --            --      (438,169)          --       (438,169)
Effects of reverse merger at
   June 13, 2005 Capitalization
   of LLC's accumulated deficit
   at time of
   recapitalization .............      --       --           --        --            --      (656,351)     656,351             --
   Equity of RelationServe,
      Inc. at time of
      recapitalization ..........      --       --    5,326,000     5,326    (1,050,000)    2,040,100           --        995,426
Common stock issued in private
   placement commenced in
   April 2005 ...................      --       --      500,000       500            --       499,500           --        500,000
Cash paid to former member of
   Friendsand, LLC in exchange
   for membership interest ......      --       --           --        --            --      (150,000)          --       (150,000)
Note issued to former member of
   Friendsand, LLC in exchange
   for membership interest ......      --       --           --        --            --      (700,000)          --       (700,000)
Common stock issued to
   employees as an
   accommodation by
   stockholders .................      --       --           --        --            --       210,000           --        210,000
                                      ---      ---    ---------   -------   -----------    ----------    ---------     ----------
      Balance carried forward ...      --      $--    13,826,00   $13,826   $(1,050,000)   $2,977,300    $      --     $1,941,126
                                      ---      ---    ---------   -------   -----------    ----------    ---------     ----------

   The accompanying notes are an integral part of these financial statements.

                                       F-6

                                      RELATIONSERVE MEDIA, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY, CONTINUED
                                  FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
--------------------------------------------------------------------------------

                                      PREFERRED STOCK     COMMON STOCK $.001
                                      $.001 PAR VALUE         PAR VALUE
                                   --------------------  -------------------
                                    NUMBER                 NUMBER                             ADVANCED                     TOTAL
                                     OF                      OF                 DEFERRED      PAIN-IN     ACCUMULATED  STOCKHOLDERS'
                                    SHARES     AMOUNT      SHARES     AMOUNT  COMPENSATION    CAPITAL       DEFICIT        EQUITY
                                   -------  -----------  ----------  -------  ------------  -----------  ------------  -------------

   Balance brought forward ......       --  $        --  13,826,000  $13,826  $(1,050,000)  $ 2,977,300  $         --   $ 1,941,126
Equity of Chubasco Resources
   Corp. at time of
   recapitalization .............       --           --   3,216,500    3,216           --        (3,215)           --             1
Common stock issued under
   consulting agreements ........       --           --     840,000      840     (871,500)      870,660            --            --
Common stock issued under
   employment agreements ........       --           --     390,000      390     (393,500)      393,110            --            --
Common stock issued in private
   placement commenced in
   June 2005 ....................       --           --   1,048,515    1,049           --     1,954,478            --     1,955,527
Common stock issued upon
   exercise of warrants .........       --           --     550,000      550           --       136,950            --       137,500
Series A preferred stock issued
   in private placement commenced
   in October 2005 ..............  762,199   10,289,690          --       --           --            --            --    10,289,690
Common Shares returned upon
   cancellation of employment
   agreements ...................       --           --    (200,000)    (200)     200,000      (199,800)           --            --
Cancellation of consulting
   agreement ....................       --           --          --       --      850,000      (850,000)           --            --
Grant of common stock options ...       --           --          --       --   (1,067,152)    1,082,152            --        15,000
Beneficial conversion
   feature-Series A preferred ...       --           --          --       --           --    10,289,690   (10,289,690)           --
Amortization of deferred
   compensation .................       --           --          --       --      480,179            --            --       480,179
Net loss ........................       --           --          --       --           --            --    (2,788,289)   (2,788,289)
                                   -------  -----------  ----------  -------  -----------   -----------  ------------   -----------
BALANCE - DECEMBER 31, 2005 .....  762,199  $10,289,690  19,671,015  $19,671  $(1,851,973)  $16,651,325  $(13,077,979)  $12,030,734
                                   =======  ===========  ==========  =======  ===========   ===========  ============   ===========

   The accompanying notes are an integral part of these financial statements.

                                       F-7

                                      RELATIONSERVE MEDIA, INC. AND SUBSIDIARIES
                                           CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                               FOR THE YEAR ENDED
                                                                                  DECEMBER 31,
                                                                           --------------------------
                                                                               2005           2004
                                                                           ------------   -----------

CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income.......................................................   $ (2,788,289)  $    30,280
                                                                           ------------   -----------
Adjustments to reconcile net (loss) income to net cash used in operating activities:
   Depreciation and amortization........................................        900,130       512,506
   Stock-based compensation.............................................        705,179            --
   Provision for bad debt...............................................      2,393,203     1,650,242
   Loss on equity-method investment.....................................      1,034,102            --
   Asset impairment charge..............................................             --       198,240
   Gain on extinguishment of notes payable..............................             --      (162,705)
Changes in assets and liabilities:
   Accounts receivable..................................................     (3,394,719)   (2,266,179)
   Due from former members of LLC.......................................        140,312      (102,241)
   Prepaid expenses and other current assets............................        (88,138)     (133,237)
   Other assets.........................................................         (3,724)           --
   Accounts payable.....................................................        870,896       718,597
   Accrued expenses.....................................................        201,149       (55,952)
   Accrued commissions..................................................        125,174            --
   Deferred rent........................................................        (26,330)           --
   Customer deposits....................................................         87,677            --
                                                                           ------------   -----------
      TOTAL ADJUSTMENTS.................................................      2,944,911       359,271
                                                                           ------------   -----------
      NET CASH PROVIDED BY OPERATING ACTIVITIES.........................        156,622       389,551
                                                                           ------------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid in purchase of net assets of Friendsand, LLC..................       (150,000)           --
Purchase of property and equipment......................................       (201,615)      (64,805)
Investment in prospective acquiree......................................    (10,309,083)           --
Purchase of intangible assets...........................................     (2,464,850)     (816,428)
                                                                           ------------   -----------
      NET CASH USED IN INVESTING ACTIVITIES.............................   $(13,125,548)  $  (881,233)

   The accompanying notes are an integral part of these financial statements.

                                       F-8

                                      RELATIONSERVE MEDIA, INC. AND SUBSIDIARIES
                                CONSOLIDATED STATEMENTS OF CASH FLOWS, CONTINUED

                                                                             FOR THE YEAR ENDED
                                                                                DECEMBER 31,
                                                                         ------------------------
                                                                             2005         2004
                                                                         -----------   ----------

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from sales of common stock ..............................   $ 2,455,527   $       --
Net proceeds from sales of preferred stock ...........................    10,289,690           --
Cash received in acquisition .........................................       995,426           --
Proceeds received upon exercise of warrants ..........................       137,500           --
Contributions from former members of Omni Point Marketing LLC ........            --    1,195,000
Distributions to former members of Omni Point Marketing LLC ..........      (207,124)    (230,000
Payments on notes payable ............................................            --     (532,882)
Principal payments payable to former member of Friendsand, LLC .......      (700,000)          --
                                                                         -----------   ----------
   NET CASH PROVIDED BY FINANCING ACTIVITIES .........................    12,971,019      432,118
                                                                         -----------   ----------
   NET INCREASE (DECREASE) IN CASH ...................................         2,093      (59,564)
CASH - Beginning of Year .............................................       154,379      213,943
                                                                         -----------   ----------
CASH - End of Year ...................................................   $   156,472      154,379
                                                                         ===========   ==========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for:
Interest .............................................................   $       810   $    5,276
                                                                         ===========   ==========
Taxes ................................................................   $        --   $       --
                                                                         ===========   ==========
Non-cash investing and financing activities:
Note payable assumed in connection with acquisition of net assets from
   Omni Point Marketing, LLC .........................................   $   700,000   $       --
                                                                         ===========   ==========
Common stock issued under deferred compensation arrangements .........   $ 1,263,770   $       --
                                                                         ===========   ==========
Distribution of asset to former member of Friendsand, LLC ............   $   231,003   $       --
                                                                         ===========   ==========

   The accompanying notes are an integral part of these financial statements.

                                       F-9

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

     RelationServe Media, Inc. was originally formed as Chubasco Resources Corp.
     ("Chubasco") in the state of Nevada on April 27, 2004 as an exploration stage company engaged in the business of mineral exploration. On June 10,
     2005, Chubasco's Board of Directors authorized the merger (the "Merger") of its newly formed wholly-owned subsidiary, Reland Acquisition, Inc.
     ("Reland"), a Delaware corporation, with RelationServe, Inc., a Delaware corporation ("RelationServe"), pursuant to an Agreement of Merger and Plan of Reorganization (the "Merger Agreement") described in Note 2. At the time of the merger, Chubasco was an inactive public shell company. The Merger was completed on June 13, 2005. Chubasco changed its name to RelationServe
     Media, Inc. (the "Company") on June 15, 2005.

     The Company specializes in marketing third party offers for products and services via email. The Company also offers integrated online and offline marketing programs, including permission-based email advertising, email database append services, online surveys, ad serving networks and internet compiled direct mail lists. Through its wholly-owned subsidiary,
     Friendsand, Inc., the Company hosts an internet social networking community.

NOTE 2 - MERGER TRANSACTIONS

     Pursuant to the terms of the Merger Agreement, the Company acquired all of the issued and outstanding capital stock of RelationServe on a one-for-one basis in exchange for 13,326,000 shares of its $0.001 par value common stock. In addition, certain of Chubasco's stockholders simultaneously cancelled an aggregate of 6,800,000 shares of their common stock upon completing the Merger. Each share of RelationServe common stock
     (13,326,000) and each RelationServe warrant (6,562,500) outstanding prior to the Merger were automatically converted into an equivalent number of shares of the Company's common stock and an equivalent number of warrants to purchase shares of the Company's common stock upon completing the
     Merger. As a result, RelationServe's former stockholders became the
     Company's majority stockholders and RelationServe became the Company's wholly-owned subsidiary. Chubasco's stockholders retained 3,216,500 shares of the Company's common stock. In addition, the Company assumed a $700,000 promissory note due in May 2007 that RelationServe issued as partial consideration in a previous purchase of net assets described below.

     Prior to the Merger, RelationServe, through its wholly-owned subsidiary,
     RelationServe Access, Inc. ("Access"), purchased certain assets and assumed certain liabilities of Omni Point Marketing, LLC, a Florida limited liability company ("Omni Point"), and through its wholly-owned subsidiary,
     Friendsand, Inc. ("Friendsand"), acquired all of the outstanding membership interests of Friendsand, LLC, a Delaware limited liability company related to Omni Point by common ownership (the "Affiliated Company" or "Friends
     LLC"). RelationServe completed these transactions simultaneously on May 16,
     2005. RelationServe acquired the net assets and business of Omni Point and membership interests of Affiliated Company for a combination of cash in the amount of $150,000, a two-year promissory note in the principal amount of
     $700,000, and 8,000,000 shares of its common stock. RelationServe, which had no business operations prior to these transactions had 5,326,000 of common stock outstanding at the time of the merger including 1,050,000 it issued under a deferred compensation arrangement described in Note 9.
     Accordingly, the Company accounted for its acquisition of Omni Point's net assets and merger with the Affiliated Company as a recapitalization because
     Omni Point and the former member of the Affiliated Company gained control of a majority of RelationServe's common stock upon completing these transactions. Accordingly, Omni Point and the Affiliated Company are deemed to be the acquirer for accounting purposes.

     The consolidated financial statements have been retroactively restated to give effect to these transactions for all periods presented.

     On October 21, 2004, the Company entered into an Asset Purchase Agreement that was subsequently terminated due to a breach by the Company. In 2004, in accordance with the terms of the Asset Purchase Agreement, and an
     Amended Mutual Release and Agreement, the Company accrued a termination fee of $100,000 that was paid in 2005.

                                      F-10

NOTE 3 - LIQUIDITY AND FINANCIAL CONDITION

     The Company's incurred a $2,788,289 loss for the year ended December 31,
     2005, which includes an aggregate of $2,639,411 in non-cash charges relating to stock based compensation of $705,179, depreciation and amortization of $900,130 and its proportionate share of losses in an investee accounted for under the equity method of accounting in the amount of $1,034,102. The Company's cash flow from operations amounted to
     $156,622.

     In October 31, 2005, the Company raised aggregate proceeds of $10,309,083 in a sale of its Series A Preferred stock which it used to purchase a 23%
     interest in SendTec Acquisition Corp. (Note 5). In addition, the Company raised $2,455,527 in net proceeds from sales of its common stock and used such funds, among other purposes, to invest an additional $2,464,850 to improve its e-mail database and acquire a customer.

     The Company raised additional net proceeds of approximately $500,000 in a financing transactions it completed subsequent to December 31, 2005.

     The Company is in the process of integrating an acquired business (Notes 5 and 14) with and into its existing operations and believes that its current capital resources and resources available from its acquired business will enable it to sustain operations through December 31, 2005. The Company intends to raise additional capital to fund the expansion of its business and believes it has access to capital resources, however; the Company has not secured any commitments for new financing at this time nor can the
     Company provide any assurance that it will be successful in its efforts to raise additional capital if considered necessary, in the future.

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Basis of Presentation

     The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America.
     The consolidated financial statements include the Company and its wholly-owned subsidiaries, RelationServe Access, Inc., RelationServe, Inc.
     and Friendsand, Inc. All material intercompany balances and transactions have been eliminated in the consolidated financial statements.

     Accounts Receivable

     The Company has a policy of reserving for uncollectible accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable. The Company periodically reviews its accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. Account balances deemed to be uncollectible are charged to the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. At
     December 31, 2005, the Company has established, based on a review of its outstanding balances, an allowance for doubtful accounts in the amount of
     $1,014,338.

     Revenue Recognition

     The Company follows the guidance of Securities and Exchange Commission
     ("SEC") Staff Accounting Bulletin ("SAB") 104 with respect to its recognition for revenue. Accordingly, the Company records revenue at the time in which persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The Company's accounting policies with respect to its specific revenues streams are as follows:

                                      F-11

     Email Append Services: The Company's email append solution allows a marketer to augment their existing customer database with the Company's permission-based email data. When a match is confirmed, the customer's email address is added to the client's file. Revenue is recognized at the time in which the email append service is completed and the updated customer database is delivered to the customer.

     Electronic Change of Address: The Company's electronic change of address service updates customers their email databases. Revenue is recognized at the time in which an updated customer database is delivered to the customer.

     Lead Generation: The Company offers lead generation programs to assist a variety of businesses with customer acquisition. The Company pre-screens the leads through its online surveys to meet its clients' exact criteria.
     Revenue is recognized at the time in which the updated lead database is delivered to the customer.

     Direct Mail and Postal List Advertisement: The Company compiles an exclusive Internet responders' postal mailing list. This list is sourced from online registration and individuals who have responded to the
     Company's online campaigns. These consumers are responsive to offers and purchase products and services through online and offline channels. Revenue is recognized at the time in which such lists are delivered to a customer.

     Online Market Research: The Company has developed a consumer survey that is used to identify targeted leads based on survey responses. The Company then sells the response data to the customer on a cost per response basis.
     Revenue is recognized at the time in which the respective survey data is delivered to the customer.

     Property And Equipment

     Property and equipment are stated at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.
     Depreciation and amortization are being computed over the estimated useful lives of the assets, generally three to seven years, using the straight-line method. Repairs and maintenance costs are expensed as incurred.

     Intangible Assets

     Intangible assets consist of costs incurred in connection with establishing business and consumer information databases that the Company sells to third parties for use in various types of marketing campaigns. These costs, which principally consist of direct external costs, are capitalized and amortized using the straight-line method over expected useful lives of three years.
     Website development costs that the Company has incurred in connection with developing the Friendsand internet social networking and other specific purpose websites include direct external costs, which are capitalized and amortized using the straight-line method over expected useful lives of three to five years. In addition, the Company purchased a customer list that it characterized as an intangible asset (Notes 7 and 9) that is being amortized using the straight-line method over expected useful life of three years.

     Impairment of Long-Lived Assets

     In accordance with Statement of Financial Accounting Standards (SFAS) No.
     144, "Accounting for the Impairment or Disposal of Long-Lived Assets," The
     Company periodically reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset's estimated fair value and its book value.
     The Company did not consider it necessary to record any impairment charges during the year ended December 31, 2005.

                                      F-12

     Earnings Per Share

     In accordance with SFAS No. 128 "Earnings Per Share," Basic earnings per share is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed by dividing net income by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. Diluted loss per common share is not presented because it is anti-dilutive. The Company's common stock equivalents at December 31, 2005 include the following:

Options............................................................    3,288,000
Warrants...........................................................    6,786,757
Convertible Preferred Stock........................................    7,621,991
                                                                      ----------
                                                                      17,696,748
                                                                      ----------

     As described in Note 14, the Company issued, upon its completion of an acquisition subsequent to December 31, 2005, 10,081,607 common stock purchase warrants to debenture investors who financed the acquisition,
     9,506,380 shares of common stock to members of the acquired company's management, and converted (pursuant to a mandatory conversion feature) its
     Series A Preferred into 7,621,991 shares of its common stock. In addition, the debentures that were used to finance the acquisition are convertible into 23,300,000 shares of the Company's common stock at $1.50 per share.
     Certain of the debenture investors subsequently elected to exercise
     2,664,398 of their common stock purchase warrants. Subsequent to December
     31, 2005, the Company also issued 500,000 shares of its common stock to debenture holders in connection with an amendment and waiver of certain provisions in the debenture agreement, 520,000 shares in private placement transactions, granted options to purchase 1,700,000 shares of stock and issued, upon the exercise of other warrants, an additional 250,000 shares of stock (Note 14).

     In accordance with the provisions of Issue No. 5 of EITF 03-6
     "Participating Securities and the Two-Class Method under FASB Statement No.
     128," the Company has not included the Series A Preferred in its determination of basic EPS for the year ended December 31, 2005 because the holders of these securities are not contractually obligated to fund the
     Company's losses nor do these securities include any provisions for the reduction of their contractual principal amount as a result of any losses incurred by the Company.

     Income Taxes

     Income taxes are accounted for under the asset and liability method of SFAS
     No. 109, "Accounting for Income Taxes ("SFAS 109"). Under SFAS 109 deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.
     Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     Omni Point and Friendsand, LLC as the predecessors to the Company, were organized as limited liability companies for federal income tax purposes.
     Accordingly, any amounts earned during the period of January 1, 2005 through May 15, 2005 and for the year ended December 31, 2004 are being reported by the members of these entities on their individual tax returns.
     Accordingly, the Company has not recognized any income tax expense in the accompanying financial statements for the period of January 1, 2005 through
     May 15, 2005 and for the year ended December 31, 2004. Due to net losses for the periods presented, there is no income tax expense recognized using an effective tax rate of 38% under the method prescribed by SFAS 109 for the years ended December 31, 2005 and 2004, respectively.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles in the United States ("US GAAP") requires management to make estimates and assumptions that affect certain

                                      F-13

     reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Significant estimates in 2005 and 2004 include the allowance for doubtful accounts, stock-based compensation, and the useful lives of property and equipment and intangible assets.

     Fair Value of Financial Instruments

     The carrying amounts reported in the balance sheet for cash, accounts receivable, prepaid expenses, other assets, accounts payable, accrued expenses, and customer deposits approximate fair value based on the short-term maturity of these instruments.

     Common Stock Purchase Warrants

     The Company accounts for common stock purchase warrants in accordance with the provisions of Emerging Issues Tack Force Issue ("EITF") issue No. 00-19
     "Accounting for Derivative Financial Instruments Indexed to, and
     Potentially Settled in, a Company's Own Stock" ("EITF 00-19"). Based on the
     provisions of EITF 00-19, the Company classifies as equity any contracts that (i) require physical settlement or net-share settlement, or (ii) gives the company a choice of net-cash settlement or settlement in its own shares
     (physical settlement or net-share settlement). The Company classifies as assets or liabilities any contracts that (i) require net-cash settlement
     (including a requirement to net cash settle the contract if an event occurs and if that event is outside the control of the company), or (ii) give the counterparty a choice of net-cash settlement or settlement in shares
     (physical settlement or net-share settlement).

     Registration Rights Agreements

     The Company has adopted View C of EITF 05-4 "Effect of a Liquidated Damages
     Clause on a Freestanding Financial Instrument Subject to EITF 00-19" ("EITF
     05-4"). Accordingly, the Company classifies as liability instruments, the fair value of registration rights agreements when such agreements (i)
     require it to file, and cause to be declared effective under the Securities
     Act, a registration statement with the SEC within contractually fixed time periods, and (ii) provide for the payment of liquidating damages in the event of its failure to comply with such agreements. Under View C of EITF
     05-4, (i) registration rights with these characteristics are accounted for as derivative financial instruments at fair value and (ii) contracts that are (a) indexed to and potentially settled in an issuer's own stock and (b)
     permit gross physical or net share settlement with no net cash settlement alternative are classified as equity instruments. At December 31, 2005, the
     Company recorded a registration rights penalty expense of $75,000, which has been included on the accompanying consolidated balance sheet.

     Stock-Based Compensation

     The Company accounts for stock options issued to employees in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25,
     "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation cost is measured on the date of grant as the excess of the current market price of the underlying stock over the exercise price.
     Such compensation amounts are amortized over the shorter of the respective vesting or service periods of the option grant. The Company adopted the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based
     Compensation" and SFAS 148, "Accounting for Stock-Based Compensation -
     Transition and Disclosure", which permits entities to provide pro forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-valued based method defined in
     SFAS No. 123 had been applied. The exercise prices of all options granted by the Company equal the market price at the dates of grant. Accordingly, no compensation expense has been recognized. Had compensation cost for the stock option plan been determined based on the fair value of the options at the grant dates consistent with the method of SFAS 123, "Accounting for
     Stock Based Compensation", the Company's net loss and loss per share for the years ended December 31, 2005 and 2004 would have been changed to the following pro-forma amounts:

                                      F-14

                                                              2005        2004
                                                          -----------   -------
Net (loss) income, as reported.........................   $(2,788,289)   30,280
Less: stock-based employee compensation expense
   determined under fair value based method,
   net of related tax effect...........................      (239,586)       --
                                                          -----------   -------
Pro forma net (loss) income............................   $(3,027,875)  $30,280
                                                          ===========   =======
Basic and diluted net (loss) income per
   common share:
      As reported......................................   $     (0.19)  $ (0.00)
                                                          ===========   =======
      Pro forma........................................   $     (0.20)  $ (0.00)
                                                          ===========   =======

     The option grants were estimated as of the date of grant using the
     Black-Scholes option-pricing model with the following assumptions: expected volatility of 50%-83%; risk free interest rate of 3.53%; expected life of four to five years and annual dividend rate of 0%. The above pro forma disclosures may not be representative of the effects on reported net earnings for future years as options vest over several years and the
     Company may continue to grant options to employees.

     Non-Employee Stock Based Compensation

     The cost of stock based compensation awards issued to non-employees for services are recorded at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in
     Emerging Issues Task Force Issue ("EITF") 96-18, "Accounting for Equity
     Instruments That Are Issued to Other Than Employees for Acquiring, or in
     Conjunction with Selling, Goods or Services" ("EITF 96-18").

     Advertising Costs

     Advertising costs are expensed as incurred. The Company's advertising expense amounted to $653,484 and $493,713 for the years ended December 31,
     2005 and 2004, respectively.

     Concentration of Credit Risk

     Cash

     The Company maintains cash accounts in financial institutions insured by the Federal Deposit Insurance Corporation ("FDIC"). Management monitors the soundness of these institutions and considers the Company's risk to be minimal.

     Accounts Receivable

     The Company has three customers whose accounts receivable balances amount to an aggregate of approximately $1,370,000 or 58% of the outstanding balances at December 31, 2005.

Reclassifications

Certain amounts in the 2004 financial statements have been reclassified to conform to the 2005 consolidated financial statement presentation. These reclassifications had no impact on previously reported net results of operations.

Recent Accounting Pronouncements

In December 2004, the FASB issued FASB Statement No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("FAS No. 123R"). FAS No. 123R requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees. FAS
No. 123R is effective for the first fiscal year beginning after December 15,
2005. The Company is in process of evaluating the impact of this pronouncement on its financial statements.

                                      F-15

In April 2005, the Securities and Exchange Commission's Office of the Chief
Accountant and its Division of Corporation Finance has released Staff Accounting
Bulletin (SAB) No. 107 to provide guidance regarding the application of FASB
Statement No. 123 (revised 2004), Share-Based Payment. Statement No. 123(R)
covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SAB 107 provides interpretative guidance related to the interaction between Statement No. 123R and certain SEC rules and regulations, as well as the staff's views regarding the valuation of share-based payment arrangements for public companies.

In May 2005, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 154, "Accounting Changes and Error
Corrections-a replacement of APB Opinion No. 20 and FASB Statement No. 3" ("SFAS
154"). This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB
Statement No. 3, Reporting Accounting Changes in Interim Financial Statements,
and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed.

APB Opinion No. 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. This
Statement requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, this
Statement requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings (or other appropriate components of equity or net assets in the statement of financial position) for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, this Statement requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. This Statement shall be effective for accounting changes and corrections of errors made in fiscal years beginning after December
15, 2005. The Company does not believe that the adoption of SFAS 154 will have a significant effect on its financial statements.

On June 29, 2005, the EITF ratified Issue No. 05-2, "The Meaning of
'Conventional Convertible Debt Instrument' in EITF Issue No. 00-19, 'Accounting
for Derivative Financial Instruments Indexed to, and Potentially Settled in, a
Company's Own Stock." EITF Issue 05-2 provides guidance on determining whether a convertible debt instrument is "conventional" for the purpose of determining when an issuer is required to bifurcate a conversion option that is embedded in convertible debt in accordance with SFAS 133. Issue No. 05-2 is effective for new instruments entered into and instruments modified in reporting periods beginning after June 29, 2005. The adoption of this pronouncement did not have a material effect on the Company's financial statements.

In September 2005, Issue No. 05-4, "The Effect of a Liquidated Damages Clause on
a Freestanding Financial Instrument Subject to EITF Issue No. 00-19, 'Accounting
for Derivative Financial Instruments Indexed to, and Potentially Settled in, a
Company's Own Stock." EITF 05-4 provides guidance to issuers as to how to account for registration rights agreements that require an issuer to use its
"best efforts" to file a registration statement for the resale of equity instruments and have it declared effective by the end of a specified grace period and, if applicable, maintain the effectiveness of the registration statement for a period of time or pay a liquidated damage penalty to the investor. The Company has adopted view C of this pronouncement. Accordingly, the
Company has bifurcated registration rights from their related free standing financial instruments and recorded them at fair value. The fair value of the common stock purchase warrants subject to registration rights are accounted for in accordance classified as equity.

In September 2005, the FASB ratified the Emerging Issues Task Force's ("EITF")
Issue No. 05-7, "Accounting for Modifications to Conversion Options Embedded in
Debt Instruments and Related Issues," which addresses whether a modification to a conversion option that changes its fair value affects the recognition of interest expense for the associated debt instrument after the modification and whether a borrower should recognize a beneficial conversion feature, not a debt extinguishment if a debt modification increases the intrinsic value of the debt
(for example, the

                                      F-16

modification reduces the conversion price of the debt). This issue is effective for future modifications of debt instruments beginning in the first interim or annual reporting period beginning after December 15, 2005. The Company is currently in the process of evaluating the effect that the adoption of this pronouncement may have on its financial statements.

In September 2005, the FASB also ratified the EITF's Issue No. 05-8, "Income Tax
Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature,"
which discusses whether the issuance of convertible debt with a beneficial conversion feature results in a basis difference arising from the intrinsic value of the beneficial conversion feature on the commitment date (which is recorded in the shareholder's equity for book purposes, but as a liability for income tax purposes), and, if so, whether that basis difference is a temporary difference under FASB Statement No. 109, "Accounting for Income Taxes." This
Issue should be applied by retrospective application pursuant to Statement 154 to all instruments with a beneficial conversion feature accounted for under
Issue 00-27 included in financial statements for reporting periods beginning after December 15, 2005.

The Company is currently in the process of evaluating the effect that the adoption of this pronouncement may have on its financial statements.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

NOTE 5 - INVESTMENT IN SENDTEC ACQUISITION CORP.

     On August 9, 2005, the Company entered into an asset purchase agreement
     (the "Asset Purchase Agreement"), as amended on August 23, 2005, with
     theglobe.com, Inc. and its wholly-owned subsidiary, SendTec, Inc.
     ("SendTec"). The Asset Purchase Agreement provided for the Company to purchase, through SendTec Acquisition Corp. ("STAC"), the business and assets of SendTec (the "Asset Purchase").

     Investment in STAC includes a $10,000,000 investment that the Company made in STAC, plus $309,083 of transaction expenses that the Company incurred in connection with completing its planned acquisition of SendTec, less the
     Company's proportionate share of its losses in STAC for the period October
     31, 2005 through December 31, 2005. The Company formed STAC solely to purchase the business and assets of SendTec.

     The Asset Purchase Agreement, as originally contemplated by the parties, provided for the closing of this transaction to occur through STAC, as a wholly-owned or majority-owned subsidiary of the Company, on or prior to
     October 31, 2005.

     As a result of the financing arrangement described herein, the Asset
     Purchase was restructured to include certain additional conditions for the
     Company to satisfy prior to completing its acquisition of SendTec. In connection therewith, the Company, on October 31, 2005 assigned its rights under the Agreement to STAC with the consent of the sellers in the transaction and entered into certain other agreements providing for the financing of the transaction. As a result of such financing arrangements,
     STAC temporarily ceased to be a wholly-owned subsidiary of the Company upon closing the Asset Purchase and upon STAC's concurrent issuance, in a private placement, of preferred stock representing 64% of the aggregate voting interests in STAC. STAC completed the Asset Purchase on October 31,
     2005. The aggregate purchase consideration (paid by STAC to the sellers)
     amounted to approximately $40,430,000 including cash of approximately
     $39,850,000 plus transaction expenses of approximately $580,000 incurred in connection with closing this transaction.

     STAC financed its purchase of SendTec by issuing (a) 10,000,000 shares of its par value $0.001 common stock ("STAC Common Stock") to the Company for
     $10,000,000 in cash and (b) pursuant to a Securities Purchase Agreement
     (the "STAC Debenture Agreement"), $34,950,000 of its 6% Senior Secured
     Convertible Debentures due October 30, 2009 (the "STAC Debentures") to
     institutional investors (the "Investors"). In addition, certain Investors of the STAC Debentures also purchased 280,351 shares of

                                      F-17

     STAC's Series A Redeemable Preferred Stock (the "STAC Preferred Stock") at
     a price of $1.00 per share for net proceeds of approximately $280,000 and
     STAC Management purchased 531,700 shares of STAC common stock for $531,700.
     STAC also issued, for no consideration, an additional 4,774,323 shares of its common stock to STAC management concurrent with its purchase of SendTec on October 31, 2005. Each share of STAC Preferred Stock possesses 100 votes per share, representing approximately 64% of the total voting interests of
     STAC. The Company retained approximately 23% of the total voting interests in STAC. The remaining voting interests in STAC include 5,306,023 shares of
     STAC common stock held by STAC management, including an aggregate of
     531,700 shares purchased by individual STAC managers for cash and an aggregate of 4,774,323 shares granted by STAC to the individual managers as compensation.

     The Asset Purchase, STAC Debenture Agreement, STAC Preferred Stock,
     RelationServe Preferred and certain other contemporaneous agreements entered into with the management of STAC provide for the mandatory consolidation of STAC, as defined in the Securities Purchase Agreement (the
     "Consolidation") with the Company upon the attainment of certain contractual milestones (the "Consolidation Milestones").

     Such Consolidation Milestones, as defined in the Securities Purchase and related agreements, principally included the delivery, by the Company to the Investors and their agent in the transaction, of its audited financial statements for the nine months ended September 30, 2005 (the "Audited
     Financial Statements"), (b) satisfactory evidence that it had achieved certain minimum levels of revenue, earnings and cash flow as specified aforementioned agreements (the "Financial Covenants") (c) a letter from its legal counsel providing negative assurance that reports the Company has filed with SEC since June 10, 2005 through the date of the letter contain no material misstatements or omissions of fact and (d) satisfactory evidence that certain former members of Omni Point and Affiliate Company relinquished their equity or other interest in the Company (as of the time of the Consolidation) and have given the Company a general release of all claims and entered into non-competition and non-solicitation agreements reasonably satisfactory to the purchasers of the STAC Debentures.

     The Company, STAC and the purchasers of the debenture also entered into an
     Investor Rights Agreement (the "Investor Rights Agreement") providing, among other things, for the formation a five member board, including one member to jointly represent the Company and a debenture investor, and mandatory effectuation of a liquidity event, as defined, in the event that the Consolidation Milestones and related Consolidation were not completed.

     The Company accounted for its investment in STAC in accordance with the provision of APB 18, "The Equity Method of Accounting for Investments in
     Common Stock," which provides for companies to record, in results of operations, their proportionate share of earnings or losses of investees when they are deemed to influence but not control the affairs of the investee enterprise. Accordingly, the Company recorded a $1,034,102 charge for its proportionate share of STAC's losses for the period of October 31,
     2005 through December 31, 2005.

     As described in Note 14, the Company delivered satisfactory evidence of its completion of the Consolidation Milestones on or about February 3, 2006 and completed its consolidation with STAC on February 3, 2006.

     The Company accounts for its investment under the equity method if the investment gives the Company the ability to exercise significant influence, but not control, over the investee. Significant influence is generally deemed to exist if the Company has an ownership interest in the voting stock of the investee of between 20% and 50%, although other factors, such as representation on the investee's Board of Directors and the impact of commercial arrangements, are considered in determining whether the equity method of accounting is appropriate. The Company has the ability to exercise significant influence, but not control these investees.
     Accordingly, under the equity method of accounting, the Company's share of the investee's earnings or loss is included in the consolidated statements of operations. The Company records its investments in equity-method investees on the consolidated balance sheet as "Investment in prospective acquiree" and its share of the investee's earnings or losses in "Loss on equity-method investment." In the statement of operations for the year ended December 31, 2005, the Company recorded a loss on equity-method investment of $1,034,102.

                                      F-18

NOTE 6 - PROPERTY AND EQUIPMENT

     At December 31, 2005, property and equipment consist of the following:

Computer equipment ................................................  $  600,185
Office equipment ..................................................     167,267
Furniture and fixtures ............................................     225,040
Leasehold improvements ............................................     127,011
Software ..........................................................      75,930
                                                                     ----------
                                                                      1,195,433
Less: accumulated depreciation.....................................    (413,047)
                                                                     ----------
                                                                     $  782,386
                                                                     ==========

     Depreciation expense amounted to $198,235 and $187,031 for the years ended
     December 31, 2005 and 2004, respectively. In addition, the Company recorded an asset impairment charge of approximately $135,000 for the year ended
     December 31, 2004.

NOTE 7 - INTANGIBLE ASSETS

     At December 31, 2005, intangible assets consist of the following:

Email database .................................................   $  3,158,162
Customer list ..................................................        320,000
Web properties .................................................        155,274
                                                                   ------------
                                                                      3,633,436
Less: accumulated amortization .................................     (1,072,138)
                                                                   ------------
                                                                   $  2,561,298
                                                                   ============

     Amortization expense amounted to $701,895 and $325,475 for the years ended
     December 31, 2005 and 2004, respectively, including $619,650 and $325,475 relating to the amortization of the email database that is included in cost of sales.

     The Company recorded asset impairment charge of $63,371 for the year ended
     December 31, 2004 for email addresses that were removed from the email database.

     Amortization expense subsequent to the year ended December 31, 2005 is as follows:

Years ending December 31:

2006 ..............................................................   $1,163,856
2007 ..............................................................      864,967
2008 ..............................................................      519,601
2009 ..............................................................       12,874
                                                                      ----------
                                                                      $2,561,298
                                                                      ==========

NOTE 8 - NOTES PAYABLE - FORMER MEMBER OF FRIENDSAND LLC

     In accordance with a Termination and Quit Claim Agreement for an Operating
     Agreement previously entered into with a related party, the Company issued notes payable in the face amounts of $700,000 and $150,000 in August 2003.
     The $700,000 note was non-interest bearing with monthly payments of $38,889 through January 2005. The notes were secured by the assets of the Company.
     Within the note agreements,

                                      F-19

     the Company had the option to make any payment through the delivery of valid email addresses to the third party.

     On March 26, 2004, the Company entered into a Settlement Agreement and agreed to pay $500,000 in satisfaction of its remaining obligations of
     $662,705 under the Termination and Quit Claim Agreement. Accordingly,
     $162,955 of notes forgiven has been treated as gain on the extinguishment of debt in the financial statements for the year ended December 31, 2004, and has been included in "Other income (expense)" in the accompanying financial statements for the year ended December 31, 2004.

     As described in Note 2, on May 13, 2005 the Company assumed a $700,000 promissory note to the former member of Friendsand LLC as partial consideration in the merger of Friendsand LLC and RelationServe. The note, which bears interest at the rate of 6% per annum, was due with all principal, plus all accrued interest, on May 13, 2007, subject to acceleration (i) in the principal amount of $350,000, plus accrued interest, on such amount to the date on which the Company closes on a private placement or public offering of its securities with aggregate gross proceeds of not less than $5,000,000; and (ii) in the principal amount of
     $350,000, plus accrued interest on such amount to the date on which the
     Company closes on a private placement or public offering of its securities with aggregate gross proceeds of not less than $10,000,000. As of December
     31, 2005, the Company repaid the entire principal balance of $700,000 of this note.

NOTE 9 - COMMITMENTS AND CONTINGENCIES

     Employment Agreements

     Effective June 17, 2005, the Company entered into a three-year employment agreement with its Chief Executive Officer ending on June 16, 2008, which automatically renews for successive 24-month terms unless earlier terminated by the Company or the employee. In addition to an annual salary of $200,000, the agreement entitled the officer to receive an option to purchase 100,000 shares of common stock of the Company at fair market value. The Board of Directors approved the grant of this option on June 21,
     2005 at an exercise price of $3.85 per share. The fair value of the
     Company's common stock was deemed to be $1.00 per share at the date of grant based on the selling price of shares issued in a recently completed private placement transaction. Subject to the terms of the 2005 Incentive
     Stock Plan (Note 11), this option vests as to 25% six months following the date of grant and 25% on each of the first, second and third anniversaries of the date of grant. The option expires on the earlier of June 21, 2015 or upon the executive's termination of employment. The agreement also provides for an annual bonus at the discretion of the Board of Directors. On July
     13, 2005, the Board of Directors also approved a grant of 300,000 shares of common stock to the executive, of which one-third vested at the date of grant, one-third vests upon the first anniversary of the date of grant and the remaining one-third vests upon the second anniversary of the date of grant (Note 11).

     Effective November 10, 2005, the Company's chief executive officer resigned as an employee, officer, and director of the Company. Under the terms of a separation agreement, the Company made a $25,000 cash payment during 2005, committed to make an additional $25,000 cash payment on or before April 6,
     2006 (which is included in accrued expenses in the accompanying balance sheet), and permitted the executive to retain options to purchase 100,000 shares of its common stock, and 100,000 shares of restricted common stock granted and issued under the Plan in June 2005. The Company also agreed to register for resale, the shares of common stock and common stock underlying the stock option on its next registration statement filed with the SEC.

     Effective June 17, 2005, the Company entered into a three-year employment agreement with its President ending on June 16, 2008, which automatically renews for successive 24-month terms unless earlier terminated by the
     Company or the employee. The Agreement provides for an initial base salary of $100,000 per year, which shall be increased by at least $25,000, as the
     Board of Directors may determine, on each anniversary of the effective date. In addition, the agreement entitled the officer to receive an option to purchase 100,000 shares of common stock of the Company at fair market value. The Board of Directors approved the grant of this option at an exercise price of $3.85 per share. The fair value of the Company's common stock was deemed to be $1.00 per share on the date of grant based on the price of shares issued in

                                      F-20

     a recently competed private placement transaction. Subject to the terms of the 2005 Incentive Stock Plan (see Note 11), this option vests 25% six months following the date of grant and 25% on each of the first, second and third anniversaries of the date of grant. This option expires on the earlier of June 21, 2015 or upon the termination of the executive. The agreement also provides for the payment of an annual bonus at the discretion of the Board of Directors.

     As described in Note 14, the President resigned from her position and entered into a termination agreement with the Company effective February 3,
     2006.

     Effective June 27, 2005, the Company entered into a three-year employment agreement with its Chief Operating Officer expiring on June 27, 2008, which automatically renews for successive 24-month terms unless earlier terminated by the Company or the employee. The agreement provides for the payment of an annual salary in the amount of $180,000, plus options to purchase 100,000 shares of the Company's common stock at fair market value on the date of grant. This option vests as to 25% six months following the date of grant and 25% on each of the first, second and third anniversaries of the date of grant and expire on June 21, 2015, or earlier due to employment termination. The Board of Directors approved the grant of this option at an exercise price of $3.85 per share. The fair value of the
     Company's common stock was deemed to be $1.00 per share on the date of grant based on the price of shares issued in a recently completed private placement transaction. The agreement also provides for the payment of an annual bonus at the discretion of the Board of Directors and a grant of
     300,000 shares of common of which one-third of such shares would vest at the date of grant, one-third would vest upon the first anniversary of the date of grant and the remaining one-third would vest upon the second anniversary of the date of grant. The Board of Directors approved such grant effective July 13, 2005 (Note 11).

     Effective November 16, 2005, the Company's Board of Directors appointed a new senior vice president of sales and marketing who is also serving as the
     Company's interim chief executive officer. Under the terms of the employment agreement, the executive will serve for an initial term one year, renewable automatically for successive terms of an additional year unless cancelled by either the executive or the Company on not less that 60 days notice prior to the expiration of the then effective term. The agreement provides for the payment of a $30,000 signing bonus paid upon entering into the agreement and base salary in the amount of $180,000 per annum. The Board of Directors also approved the grant of a five-year option to purchase 100,000 shares and 10,000 shares of the Company's common stock.
     The stock options vest as to one third of such shares on each of the six month, first, and second year anniversaries of the date of grant, provided, however, that all of such options shall be immediately exercisable upon any change in control as defined in the Plan.

     Consulting Agreements

     In May 2005, the Company entered into a one year consulting agreement with
     Summit Financial Partners, LLC ("Summit") in which Summit agreed to provide the Company with certain corporate finance and strategic advisory services.
     Compensation under this arrangement consists of (a) 1,050,000 fully vested and non-forfeitable shares of the company's restricted common stock (Note
     10), and (b) success fees ranging from 3% to 7% of the gross amount of certain types of investing and financing transactions in which the consultant has acted in the capacity of an intermediary or transaction advisor. In August 2005, the Company paid a $28,500 success fee to Summit for services rendered in connection with a private placement of its common stock. The fair value of the Company's common stock was deemed to be $1.00 per share on the date of grant based on the price of shares issued in a recently completed private placement transaction. The Company cancelled its consulting agreement with Summit effective October 6, 2005. Summit retained
     200,000 shares of the Company's common stock in connection with the termination of this agreement.

     On June 13, 2005, the Company entered into a twenty-one-month consulting agreement with Stronghurst LLC ("Stronghurst"), in which Stronghurst agreed to provide the Company with certain types of corporate finance services in exchange for 750,000 shares of Common Stock (Note 9).

                                      F-21

     The Company issued 375,000 of these shares to Stronghurst upon entering into the agreement. The remaining shares were placed in as escrow account from which the Company would release 187,500 shares in March 2006 and
     187,500 shares in September 2006. All shares issued under this arrangement were subject to rescission by the Company in the event that the Company did not complete its acquisition of SendTec. In January 2006, the Company completed its acquisition of SendTec.

     On August 17, 2005, the Company entered into an investment banking agreement (the "Investment Banking Agreement") with Janney Montgomery Scott
     LLC ("Janney") in which Janney agreed to provide the Company with financial advisory and investment 'banking services in connection with its investment in and proposed acquisition of SendTec (Notes 2 and 13). In exchange, the
     Company agreed to pay Janney a cash fee equal to 5% of the gross proceeds received upon the completion of a private placement transaction, subject to a reduction of 1% based on the participation of certain prospective investors previously identified by the Company, plus up to $25,000 in expense reimbursements whether or not a private placement transaction is consummated. The Company made a $25,000 retainer payment to Janney upon executing the Investment Banking Agreement, which is included in deferred financing costs in the accompanying balance sheet.

     The Company terminated its agreement with Janney upon the completion of its private placement of preferred stock (Note 10).

     On November 30, 2005, the Company purchased a customer list from, and entered into a one-year consulting agreement with Elite Card Services, Inc.
     ("Elite"). The purchase price for the customer list amounted to $320,000 of which the Company paid $220,000 upon signing and accrued an additional
     $100,000 payable in two installment of $50,000 thirty and sixty days following the execution agreement. The Company has agreed to pay compensation to the consultant for service to be rendered during the one-year term of the agreement of $300,000 in cash payable in equal semi-monthly or bi-weekly installments during the term agreement plus
     90,000 shares of common stock and 600,000 five-year options exercisable at
     $3.85 per share. This option becomes exercisable as to one-third of such shares on each of the six month, first, and second year anniversaries of the date of grant.

     The Company recorded aggregate stock based compensation of $99,054 based on the fair value of the common stock and common stock purchase options it issued under the arrangement. This amount is included as a component of other general and administrative expenses in the accompanying statement of operations for the year ended December 31, 2005.

     Operating Lease

     The Company leases office space under an operating lease, originally entered into by Omni Point, which expires in September 2009. Rent expense under this arrangement is recorded using the straight-line method over the term of the lease. The difference between rent expense recognized on the straight-line method and actual rental payments is presented as a deferred rent liability in the accompanying consolidated balance sheet.

     Future minimum lease payments subsequent to December 31, 2005 are as follows:

     Years ending December 31:

2006 ..............................................................   $  261,000
2007 ..............................................................      268,000
2008 ..............................................................      276,000
2009 ..............................................................      212,000
                                                                      ----------
                                                                      $1,017,000
                                                                      ==========

                                      F-22

     Rent expense amounted to $396,157 and $239,129 for the years ended December
     31, 2005 and 2004, respectively.

     Legal Contingencies

     Through December 31, 2005, the Company and/or Omni Point have been named as defendants in three separate claims made by customers arising in the ordinary course of its business and one employment related claim. The
     Company believes it has substantial defenses and intends to vigorously defend itself against any all actions taken by the plaintiffs in these matters. The Company does not believe that any potential damages that could arise from these claims will have a material adverse effect on its financial condition or the results of its operations. Omnipoint has been named as a defendant in a certain employment related claim which to date has not been asserted against the Company. Although the Company is not a defendant in this matter at this time, there can be no assurance that the plaintiffs will not attempt to assert this claim against the Company in the future or that such claim, if asserted, will not result in a material loss to the Company. The range of loss with respect to this matter, if any, cannot be quantified.

     Subsequent to December 31, 2005, the Company received notices of complaint from plaintiffs in three additional matters arising in the course of business, which are more fully described in Note 14.

     On December 15, 2004, the Federal Bureau of Investigation served Omni Point with a search warrant regarding the alleged use of unlicensed software and seized certain e-mail servers with a net book value of approximately
     $135,000. Management believes the investigation resulted from a former independent contractor of the Company using the alleged unlicensed software on the Company's behalf and without the Company's knowledge. Management and legal counsel are currently unaware of any additional developments in the investigation. The Unites States Attorney's Office had indicated that it would be in contact with Company's legal counsel as the investigation continues. The Company has not received any further communications with respect to this matter; however, there can be no assurance that this matter, if further investigated, will not have a material adverse effect on the Company.

NOTE 10 - STOCKHOLDERS' EQUITY

     Common Stock

     As described in Note 9, the Company entered into a consulting agreement with Summit providing for 1,050,000 shares of stock based compensation including 200,000 shares issued directly to Summit by the Company and
     850,000 shares transferred to Summit by certain stockholders of the
     Company. The Company cancelled its consulting agreement with Summit effective October 6, 2005. Summit retained 200,000 shares of the Company's common stock in connection with the termination of this agreement.
     Accordingly, the Company recorded $200,000 of consulting expense under this arrangement for the year ended December 31, 2005. The Company recorded stock based compensation under these arrangements using the measurement date guidelines prescribed in EITF 96-18. All shares issued under this arrangement were fully vested and non-forfeitable at their date of issuance.

     As described in Note 9, the Company entered into a consulting agreement with Stronghurst providing for 750,000 shares of stock based compensation, subject to rescission by the Company in the event that the Company does not complete the SendTec transaction. Accordingly, the Company recorded
     $750,000 of deferred compensation at the inception of the agreement.

     The Company recorded compensation expense under these arrangements using a fair value for its common stock of $1.00, which is equal to the selling price of the Company's common stock in a recently completed private placement transaction.

                                      F-23

     In June 2005, the Company under a private placement memorandum of April
     2005 (the "April Offering") issued $500,000 in units, each unit consisting of 50,000 shares of common stock with ten-year warrants to purchase 25,000 shares of the Company's common stock exercisable at $2.00 per share.

     On June 22, 2005, the Company commenced a private placement (the "June
     Offering") of up to $4,000,000 in units for a purchase price of $100,000 per unit, each unit consisting of 50,000 shares of the Company's common stock, par value $0.001 per share and a three-year warrant to purchase
     25,000 shares of Common Stock at $3.50 per share. On June 30, 2005, the
     Company sold 20.97 units under the June offering to accredited investors for net proceeds of $1,955,527 and issued an aggregate of 1,000,000 shares of common stock, plus warrants to purchase 500,000 shares of the Company's common stock at $3.50 per share. The Company also issued 48,515 shares of its common stock and 24,257 common stock purchase warrants to its legal counsel for services rendered in connection with completing this transaction.

     The units in the June Offering were concurrently issued with a registration rights agreement requiring the Company to register, within 45 days of the closing of the final sale under the June Offering, a registration with the
     SEC and to use its best efforts to cause such registration statement to be declared effective upon the earlier of (i) 120 days from the filing date,
     (ii) 10 days within following the receipt of a "No Review Letter" from the
     SEC or (iii) the first business day following the day the SEC determined such registration statement to eligible to become effective. The agreement further provides that in the event that the Company is not successful in its efforts to cause such registration statement to be declared effective within certain contractually defined periods of time, the Company would be obligated to pay liquidated damages of 1% of the purchase price per month, payable in stock, up to a maximum of 12%.

     In accordance with view C of EITF 05-04, the Company classified the common stock purchase warrants it issued in the June Offering as equity instruments. In addition, the liquidated damages, as a separate derivative financial instrument, were not characterized as liabilities since such damages, if any would be settled in shares of the Company's common stock.

     The Company was in default of its obligation register for resale, the shares it issued in the June offering within the contractual time period.
     On October 31, 2005 the Board of Directors of the Company ratified waivers obtained from a majority of the purchasers in the June 30, 2005 offering and entered into new Consent and Waiver Agreements containing amended registration obligations of the Company. The Company contemplates that the securities sold in the June 30, 2005 private placement will be registered for resale contemporaneously with the registration of the securities issued in connection with the financing of the Asset Purchase.

     On June 27, 2005, the Company issued 550,000 shares of common stock in connection with the exercise of a warrant to purchase 550,000 shares of common stock for net proceeds of $137,500.

     As described in Note 9, the Company granted 300,000 shares of common stock to its Chief Executive Officer on July 13, 2005. The Company valued these shares at $1.00 per share based upon the selling price of shares it issued in a recently completed private placement transaction. This award was amended upon the Chief Executive Officer's resignation on November 10,
     2005. In connection with such resignation, the Chief Executive Officer returned and the Company cancelled 200,000 shares of common stock previously issued under this arrangement. Accordingly, for the year ended
     December 31, 2005, the Company recorded salary expense of $100,000.

     As described in Note 9, the Company granted 80,000 shares of common stock to its Chief Operating Officer on July 13, 2005. The Company valued these shares at $1.00 per share based upon the selling price of shares it issued in a recently completed private placement transaction. In December 2005, the Chief Operating Officer resigned. Accordingly, for the year ended
     December 31, 2005, the Company recorded salary expense of $80,000.

     As described in Note 9, the Company granted 10,000 shares of common stock to its senior vice president of sales and marketing who temporarily served as the Company's interim chief executive officer on November 16, 2005. The
     Company valued these shares at $1.35 per share based upon the selling price of

                                      F-24

     shares it issued in a recently completed private placement transaction.
     Accordingly, the Company recorded deferred compensation of $13,500, which is being amortized over the 12-month term of the employment agreement. For the year ended December 31, 2005, amortization of this deferred compensation amounted to $1,125 and is included in salaries.

     As described in Note 9, the Company entered into a consulting agreement with Elite providing for 90,000 shares of stock based compensation. The
     Company recorded stock based compensation under these arrangements using the measurement date guidelines prescribed in EITF 96-18. Accordingly, the
     Company recorded deferred compensation of $121,500, which is being amortized over the 12-month term of the consulting agreement. All shares issued under this arrangement were fully vested and non-forfeitable at their date of issuance. For the year ended December 31, 2005, amortization of this deferred compensation amounted to $10,125 and is included in other general and administrative expense.

     In December 2005, the Company issued 50,000 shares of common stock in connection with the exercise of a warrant to purchase 50,000 shares of
     Common Stock for net proceeds of $12,500.

     Non-Employee Option Grant

     As described in Note 9, the Company granted five-year options to purchase a total of 600,000 shares of its common stock, exercisable at $3.85 per share. This option becomes exercisable as to one-third of such shares on each of the six month, first, and second year anniversaries of the date of grant. The Company has accounted for these in accordance with the provisions of EITF 96-18. Accordingly, the Company recorded at fair value the calculated value of the options vested at the end of each period until the options are fully vested. Accordingly, the Company recorded deferred compensation of $1,067,152, which is being amortized over the 12-month term of the consulting agreement. For the year ended December 31, 2005, amortization of this deferred compensation amounted to $88,929 and is included in other general and administrative expense.

     Preferred Stock

     On October 28, 2005, the Company filed a Certificate of Designation authorizing the issuance of up to 1,500,000 shares of its Series A
     Convertible Preferred Stock, par value $0.001 per share (the "RelationServe
     Preferred").

     On October 31, 2005 the Company sold in a private placement 762,199 shares of its newly created Series A Preferred Stock for proceeds amounting to
     $10,289,690. The Series A Preferred is mandatorily convertible into shares of the Company's common stock at such time that the Company completes its consolidation with STAC or, in the event that the Company does satisfy the
     Consolidation Milestones to complete the Consolidation, at the option of the holder, each at the then effective conversion price. The conversion price is based upon a formula that currently results in a 10 to 1 conversion ratio or price or $1.35 per share. The Company used $10,000,000 the proceeds it received from this transaction to purchase the Common Stock of STAC (Note 5) and the remainder for general corporate and working capital purposes.

     The Series A Preferred also features (1) a liquidation preference entitling the holders of the Series A Preferred to be paid an amount equal to their original purchase price of $13.50 per share (subject to adjustment for stock splits, stock dividends, recapitalizations and similar events) upon a liquidation event as defined, and (2) a right to participate in dividends, on a pro rata basis with the common stockholders, based upon the number of common shares into which the Series A are convertible, if and when declared by the Board of Directors.

     The holders of the Series A Preferred are also entitled to vote separately and as a class, on all matters affecting the rights, value or ranking of the Series A Preferred and on all matters in which the common stockholders are entitled to vote in the same manner and with the same effect as the common stockholders, based on the number of common shares into which the then outstanding Series A Preferred is convertible.

                                      F-25

     The Company is also obligated to reserve at all times, such number of shares of its common stock sufficient for issuance upon the conversion of its redeemable preferred stock.

     The Company accounted for the issuance of its Series A Preferred stock in accordance with the provisions of EITF 98-5 and EITF 00-27, both titled
     "Convertible Securities with Beneficial Conversion Features and
     Contingently Adjustable Conversion Ratios." Accordingly the Company
     recorded a $10,289,690 deemed dividend for the beneficial conversion feature associated with the difference between fair value of the Company's
     Common's Stock of $3.97 per share and the active conversion price of $1.35 per share in effect at the commitment date of this transaction.

     The Company concurrently entered into a Registration Rights Agreement with each of the purchasers of the RelationServe Preferred. Pursuant to such
     Registration Rights Agreement, the Company is required to file within 45 days, and cause to be declared effective within 120 days, a registration statement with the SEC for the resale of the shares of common stock underlying this arrangement. If the Company fails to cause such registration statement to be declared effective within 120 days of its filing and/or fails to maintain the effectiveness of the registration statement while the shares of common stock underlying the Series A
     Preferred remain outstanding, it will be required to pay liquidated damages to the holders of the Series A Preferred of 1% per month of the aggregate purchase for such period of time that it is not in compliance.

     As described above, the Company accounts for registration rights that contain liquidating damage provisions as separate derivative financial instruments in accordance with view C of EITF 05-4. Accordingly, the
     Company recorded a registration rights liability in the amount of $75,000.
     The Company determined the amount of liability based on the present value of the penalty that would accrue during the period of time in which the transfer of the shares would be restricted under Rule 144, adjusted for its estimate of the probability of its failure to comply with the registration rights agreement.

NOTE 11 - STOCK OPTION PLANS

     2005 Non-Employee Directors' Plan

     On June 16, 2005, the Company granted an option to purchase 1,000,000 shares of common stock to a non-employee director under its 2005
     Non-Employee Directors' Plan (the "Directors Plan"). The option was exercisable six months after the approval of the Directors' Plan by the
     Company's stockholders, expires on June 16, 2010 and is exercisable at
     $1.00 per share, which was deemed to be the fair market value of the
     Company's common stock at the date of grant based upon the selling price of shares it issued in the April offering. Accordingly, no compensation expense has been recognized.

     On August 9, 2005, by written consent, a majority of the Company's stockholders approved the Company's 2005 Non-Employee Directors Stock
     Option Plan (the "Plan"). The Plan was ratified by the same majority of stockholders in existence at the date the grant was approved. Accordingly, the measurement date was determined to be the date of grant. The Directors
     Plan provides for the grant of up to 2,000,000 non-qualified stock options to non- employee directors of the Company. The plan also provides for (a)
     each newly elected or appointed director (other than the Chairman) to be granted options to purchase 50,000 shares of common stock, of which 50%
     would become exercisable on the date which is one year from the date of grant and the remaining 50% would be come exercisable on the date which is two years from the date of grant, and (b) for each such director to be granted an additional option to purchase 50,000 shares of common stock on the second anniversary of their initial election or appointment of which
     50% would become exercisable on the date which is one year from the date of grant and the remaining 50% would become exercisable on the date which is two years from the date of grant. All options granted under the Directors
     Plan have a maximum term of ten years subject to accelerated vesting in the event of a change in control of the Company. On October 31, 2005, the
     Chairman of the Board of Directors resigned from his position. Upon such resignation, the Company accelerated the vesting of 1,000,000 stock options previously awarded to the Chairman under the Directors' Plan.

                                      F-26

     2005 Incentive Stock Plan

     On June 21, 2005, the Company adopted the 2005 Incentive Stock Plan (the
     "Plan"), which was subsequently approved by stockholders. The Plan provides for the grant of options and the issuance of restricted shares. An aggregate of 3,300,000 shares of common stock is reserved for issuance under the Plan. Both incentive and nonqualified stock options may be granted under the Plan. The Plan terminates on June 21, 2015. As of
     December 31, 2005, 482,100 shares of common stock and options to purchase
     2,719,000 shares of common stock have been granted under the Plan.

     The exercise price of options granted pursuant to this plan may not be less than 100% of the fair market value of the Company's common stock on the date of grant and the term of options granted under this plan may not exceed 10 years. For holders of 10% or more of the combined voting power of all classes of the Company's stock, options may not be granted at less than
     110% of the fair value of the Company's common stock on the date of grant and the term of such options may not exceed 5 years.

     On June 21, 2005, the Company granted options to purchase an aggregate of
     2,019,000 shares of common stock to employees of the Company. The options are exercisable at $3.85 per share. The fair market value of the common stock was deemed to be $1.00 per share at the grant date based upon the selling price of shares issued in a recently completed private placement transaction. Accordingly, under APB 25, no compensation expense was recognized. The options vest as to 25% six months following the date of grant and 25% on each of the first, second and third anniversaries of the date of grant and expire. These options expire upon the earlier of June 21,
     2015, or the employees' separation of employment with the Company.

     As described in Note 9, on November 30, 2005, the Company granted options to purchase an aggregate of 100,000 shares of common stock to an employee of the Company. The option is exercisable at $3.85 per share. The fair market value of the common stock was deemed to be $1.35 per share at the grant date based upon the selling price of shares issued in a recently completed private placement transaction. Accordingly, under APB 25, no compensation expense was recognized. The stock options vest as to one third of such shares on each of the six month, first, and second year anniversaries of the date of grant, provided, however, that all of such options shall be immediately exercisable upon any change in control as defined in the Plan. These options expire upon the earlier of November 16,
     2010, or the employees' separation of employment with the Company. The
     Company also granted 600,000 options to a non-employee under a consulting agreement described in Notes 9 and 10 that were accounted for in accordance with EITF 96-18.

     A summary of the status of the Company's outstanding stock options granted to employees and a director as of December 31, 2005 and for the year then ended is as follows:

                                                                         NUMBER       WEIGHTED
                                                                          OF          AVERAGE
                                                                        OPTIONS    EXERCISE PRICE
                                                                       ---------   --------------

Outstanding at December 31, 2004....................................          --       $0.00
Granted.............................................................   3,119,000        2.98
Forfeited...........................................................    (431,000)       3.85
                                                                       ---------
Outstanding at December 31, 2005....................................   2,688,000       $2.98
Weighted Average fair value of options granted during the period....                   $2.98

                                   NUMBER       WEIGHTED
                                OUTSTANDING      AVERAGE     WEIGHTED       NUMBER       WEIGHTED
                                    AT          REMAINING     AVERAGE   EXERCISABLE AT    AVERAGE
                                DECEMBER 31,   CONTRACTUAL   EXERCISE    DECEMBER 31,    EXERCISE
   RANGE OF EXERCISE PRICE          2005          LIFE         PRICE         2005         PRICE
-----------------------------   ------------   -----------   --------   --------------   --------

$1.00........................     1,000,000     4.46 Years     $1.00       1,000,000      $ 1.00
$3.85........................     1,688,000     9.60 Years      3.85         222,000      $ 3.85
                                  ---------                                ---------
                                  2,688,000                    $2.98       1,222,000      $ 1.51
                                  =========                    =====       =========      ======

                                      F-27

NOTE 12 - INCOME TAXES

     For the period of May 16, 2005 through December 31, 2005, the Company incurred book losses of approximately $2,800,000 and anticipates having a tax loss for the period of May 16, 2005 through December 31, 2005 of approximately $2,500,000. The Company currently estimates that it has deferred tax assets of approximately $1,800,000, which principally relate to (i) losses it incurred during the initial period in which it has been operating as a C Corporation, (ii) its allowance for doubtful accounts, and
     (iii) approximately $1,000,000 of book to tax basis differences arises in connection with its equity investment in STAC. The Company fully reserved for this amount due to the fact that it is still operating within its initial period as a C Corporation and substantial uncertainty exists as to the utilization of any of its deferred tax assets in future periods. In addition, the utilization of any net operating losses that the Company has generated to date may be subject to substantial limitations due to the
     "change of ownership" provisions under Section 382 of the Internal Revenue
     Code and similar state provisions.

NOTE 13 - RELATED PARTY TRANSACTIONS

     For the year ended December 31, 2005, the Company recognized revenues from two companies related to a stockholder of the Company in the aggregate amount of $590,000. At December 31, 2005, these companies did not owe the
     Company and funds. The Company also appointed a new Chairman to its Board of Directors to whom it made a $100,000 payment for expenses incurred during the course of performing services for the Company. Effective
     November 1, 2005, the Company agreed to pay its Chairman compensation in the amount of $4,000 per week. The Company accrued compensation expense under this arrangement of $35,200, which is included as a component of compensation expense in the accompanying statement for the year ended
     December 31, 2005.

     For the year ended December 31, 2005, the Company paid to a company 100%
     owned by its chief financial officer $40,610 for accounting services rendered.

NOTE 14 - SUBSEQUENT EVENTS

     Consolidation with STAC

     The Company delivered satisfactory evidence of its completion of the
     Consolidation Milestones on or about February 1, 2006 and as a result thereof completed its acquisition of the entire Send Tec business through its consolidation with STAC on February 3, 2006. The Company acquired
     SendTec for the purpose of expanding its existing business operations to include a greater variety of marketing channels. The Company believes that its acquisition of SendTec will enable it increase its market share in the on-line and direct marketing business by creating superior value for its customers in the execution of their marketing campaigns.

     Upon Consolidation, (i) the STAC Debentures became convertible at a conversion price of $1.50 per share into the Company's Common Stock; (ii)
     seven-year warrants to purchase 10,081,607 shares of Company's Common Stock were issued to the STAC Debenture purchasers exercisable at $0.01 per share; (iii) the STAC Preferred Stock was redeemed by STAC for its initial purchase price $280,351, (iv) the Company Series A Preferred was automatically converted into 7,621,991 shares of the Company's Common Stock and (v) members of STAC Management exchanged their interest in STAC for an aggregate of 9,506,380 shares of RelationServe common stock. In addition, upon Consolidation, the Company and each of its subsidiaries executed and delivered a "Transaction Guaranty" and the "Guarantor Security Agreement"
     to guaranty the timely payment of amounts due under the STAC Debentures and pledging the assets of the Company and its affiliates.

     The following table provides a preliminary estimate of the Company's allocation of its purchase to the fair value of assets acquired and liabilities assumed in this transaction:

                                      F-28

Consideration Paid..............................................   $ 39,850,000
   Transaction expenses.........................................        580,000
                                                                   ------------
   Total purchase cost..........................................   $ 40,430,000
                                                                   ============
Asset acquired..................................................     14,300,000
Liabilities assumed.............................................    (10,700,000)
                                                                   ------------
Net assets acquired.............................................      3,600,000
                                                                   ------------
Purchase price in excess of net assets acquired.................   $ 36,830,000
                                                                   ============
Allocated to
   Covenant not to compete......................................      1,866,000
                                                                   ------------
   Goodwill.....................................................   $ 34,964,000
                                                                   ============

     The following unaudited pro-forma information reflects the results of continuing operations of the Company as if the acquisitions had been consummated as of January 1, 2005:

                                                                        2005
                                                                    -----------
Revenues ........................................................   $49,000,000
Net Loss ........................................................    14,550,000
Net Loss per share ..............................................         ($.35)

     The Company's allocation of its purchase price to the net assets of SendTec and presentation of the pro forma results is preliminary. This information, which is based on significantly limited information, is being presented for illustration purposes only and is not indicative of the results that the
     Company would have achieved or could potentially achieve in future periods had it completed this transaction as of the dates indicated. The actual allocation of the purchase price will be based on valuation studies that have not yet been performed.

     Legal Contingency

     On February 3, 2006, InfoLink Communications, Services, Inc, (InfoLink)
     filed a complaint against the Company and Omnipoint for allegedly violating the federal CAN SPAM ACT of 2003, 15 U.S.C. Section 7701, and breach of an alleged licensing agreement between Omni Point and InfoLink. Info Link seeks actual damages in an amount of approximately $100,000 and approximately $1,500,000 in statutory damages, which are considered to be highly speculative by the Company and legal counsel. This case is in its initial stages. The Company intends to vigorously defend itself with respect to this matter, however; its outcome or range of possible loss, if any, cannot be predicted at this time. The Company cannot provide any assurance that the outcome of this matter will not have a material adverse effect on its financial position or the results of operations.

     On February 17, 2006, the Law Offices of Robert H. Weiss PLLC ("Weiss")
     filed a complaint against the Company and Omni Point for fraud, breach of contract, unjust enrichment, and violation of the Uniform Deceptive
     Practices Act. Weiss seeks compensatory damages in an amount no less than approximately $80,000 in addition to punitive and exemplary damages with no specified amount. The Company also has accounts receivable due from Weiss of approximately $387,000 which are fully reserved. This case is initial stages. The Company intends to vigorously defend itself with respect to this matter, however; its outcome or range of possible loss, if any, cannot be predicted at this time. The Company cannot provide any assurance that the outcome of this matter will not have a material adverse effect on its financial position or the results of operations.

     On March 6, 2006 Boston Meridian LLC ("Boston Meridian") filed a complaint in the United States District Court District of Massachusetts alleging it is due certain fees and expense reimbursements in connection with the acquisition of the business of SendTec from theglobe.com inc.

     Boston Meridian seeks an aggregate of $917,302 in fees and expenses and
     100,000 shares of Company common stock. The Company believes the litigation is without merit and intends to vigorously defend

                                      F-29

     against the complaint. The Company cannot provide any assurance that the outcome of this matter will not have a material adverse effect on its financial position or the results of operations.

     Employment Agreements

     Paul Soltoff became Chief Executive Officer of STAC pursuant to an
     Employment Agreement dated October 31, 2005 and of the Company on February
     3, 2006. The Agreement provides that Mr. Soltoff will serve as Chief
     Executive Officer for an initial five-year term, which will be renewed for additional one-year terms thereafter, unless written notice is provided by either party. The agreement provides for an annual base salary of no less than $400,000, as well as such incentive compensation and bonuses as the
     Board of Directors may determine and to which he may become entitled to pursuant to an incentive compensation or bonus program.

     Donald Gould became Chief Financial Officer of STAC pursuant to an
     Employment Agreement dated October 31, 2005 and of the Company on February
     3, 2006. The Agreement provides that Mr. Gould will serve as Chief
     Financial Officer for an initial five-year term, which will be renewed for additional one-year terms thereafter, unless written notice is provided by either party. The agreement provides for an annual base salary of no less than $225,000, as well as such incentive compensation and bonuses as the
     Board of Directors may determine and to which he may become entitled to pursuant to an incentive compensation or bonus program.

     Eric Obeck became President of STAC pursuant to an Employment Agreement dated October 31, 2005 and of the Company on February 3, 2006. The
     Agreement provides that Mr. Obeck will serve as President for an initial five-year term, which will be renewed for additional one-year terms thereafter, unless written notice is provided by either party. The agreement provides for an annual base salary of no less than $325,000, as well as such incentive compensation and bonuses as the Board of Directors may determine and to which he may become entitled to pursuant to an incentive compensation or bonus program.

     Securities Purchase Agreement with Sunrise Equity Partners, L.P.

     On February 3, 2006, the Company and Sunrise Equity Partners, L.P.
     ("Sunrise") entered into a Securities Purchase Agreement pursuant to which the Company sold to Sunrise 500,000 shares of Company Common Stock for
     $750,000, of which the Company received net proceeds of $675,000 after deducting fees and expenses of $75,000. The Company granted Sunrise unlimited and customary "piggyback" registration rights as well as registration rights similar to the registration rights granted by the
     Company in connection with that certain Registration Rights Agreement dated
     October 31, 2005 with its then holders of Series A Preferred Stock. As a result, the Company is obligated to file a Registration Statement on or before 45 days after the Consolidation pursuant to the Registration Rights
     Agreement described above. The registration rights will survive until such time as the Company Common Stock may be sold without volume restrictions pursuant to Rule 144(k) of the Securities Act.

     STAC Debenture and Waiver

     The STAC Debenture provides, among other things, for the Company to assume liability for the STAC Debentures on the date of Consolidation. The STAC
     Debenture also required STAC, and the Company beginning on the date of
     Consolidation to comply with certain financial covenants and provide for the Debenture holders to Participate in subsequent financing transactions.
     The Company and STAC were not in compliance with financial covenants stipulated in the STAC Debenture prior to and as of, respectively the date of consolidation.

     On February 3, 2006, the Company and the Debenture holders entered into a letter agreement pursuant to which the debenture holders agreed to (a)
     forbear to call a covenant default of STAC's breach of the financial covenants, (b) amend the STAC Debenture to substantially eliminate the requirement for the Company to comply with the financial covenants at any time up to the date of consolidation and during the year ended December 31,
     2006 and (c) consent to the Company's sale of common stock to Sunrise

                                      F-30

     described above, in exchange for 525,000 shares of Common Stock with an aggregate fair value of 1,443,750.

     Severance Agreement with Former President

     Effective February 3, 2006, the Company and its former President entered into a Release and Employment Severance Agreement pursuant which provided for (i) the former President to resign from her position with the Company,
     (ii) the Company to make severance payments in the aggregate amount of
     $50,000, (iii) the accelerated vesting of options to purchase 100,000 shares of Company Common Stock, (iv) the former President's release of all claims, promises, causes of action that she has or may have against the
     Company and (v) the former President's promise not to disclose confidential information relating to the Company.

     2006 Incentive Stock Plan

     The 2006 Incentive Plan was adopted by the Board of Directors on March 3,
     2006 but is still subject to approval by our stockholders. An aggregate of
     2,700,000 shares of Common Stock have been reserved for issuance under the
     2006 Incentive Plan. The purpose of the 2006 Incentive Plan is to provide an incentive to retain in the employ of and as directors, officers, consultants, advisors and employees of our company, persons of training, experience and ability, to attract new directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage the sense of proprietorship and to stimulate the active interest of such persons into our development and financial success. Under the 2006
     Incentive Plan, we are authorized to issue incentive stock options intended to qualify under Section 422 of the Code, non-qualified stock options and restricted stock. The maximum number of shares of common stock that may be subject to options granted under the 2006 Incentive Plan to any individual in any calendar year shall not exceed 1,000,000 shares in order to qualify as performance-based compensation under Section 162(m) of the Code. The
     2006 Incentive Plan is currently administered by the Board or a Committee of the Board of Directors. As of March 13, 2006, no shares of Common Stock have been issued under the 2006 Incentive Plan and no options to purchase shares of Common Stock were outstanding.

     Equity Transactions

     In January 2006, the Company issued 50,000 shares of common stock in connection with the exercise of a warrant for net proceeds of $12,500.

     In February 2006, the Company issued 2,664,398 shares of common stock in connection with the exercise of warrants through a cashless exercise provision in the warrants equaling 9,549.81 shares of common stock.

     The Company also issued 200,000 shares of common stock in February 2006 in connection with the exercise of a warrant for net proceeds of $50,000.

     Option Grants

     In March 2006 the Company granted in the aggregate, options to purchase
     1,700,000 shares of common stock to employees of SendTec. The options have an exercise price of $1.80 and expires in March 2006.

                                      F-31

TABLE OF CONTENTS

SENDTEC, INC.

                                                                        Page
                                                                     -----------
REPORTS OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTS                     F-32 - F-33
FINANCIAL STATEMENTS
   Balance Sheet                                                        F-34
   Statements of Operations                                             F-35
   Statements of Stockholders' Equity                                   F-36
   Statements of Cash Flows                                             F-37
NOTES TO FINANCIAL STATEMENTS                                        F-38 - F-46

                                      F-32

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Stockholder
SendTec, Inc.

We have audited the accompanying balance sheet of SendTec, Inc (a Florida corporation), as of December 31, 2005, and the related statements of operations, stockholder's equity, and cash flows for the year then ended and for the four month period from September 1, 2004 to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SendTec, Inc. as of December
31, 2005, and the results of its operations and its cash flows for the year then ended and for the four month period from September 1, 2004 to December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

GREGORY, SHARER & STUART, P.A.

St. Petersburg, Florida
March 10, 2006

                                      F-33

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Stockholders
SendTec, Inc.

We have audited the accompanying statements of operations, stockholders' equity and cash flows of SendTec, Inc (a Florida corporation) for the eight month period from January 1, 2004 to August 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of operations, stockholders' equity and cash flows are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of operations, stockholders'
equity and cash flows. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statements of operations, stockholders' equity and cash flows. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statements of operations, stockholders' equity and cash flows referred to above present fairly, in all material respects, the results of the operations of SendTec, Inc. for the period from January 1, 2004 to August
31, 2004, in conformity with accounting principles generally accepted in the
United States of America.

GREGORY, SHARER & STUART, P.A.

St. Petersburg, Florida
March 10, 2006

                                      F-34

SENDTEC, INC.
BALANCE SHEET
DECEMBER 31, 2005
--------------------------------------------------------------------------------

ASSETS
Current Assets
   Cash                                                                  $ 3,350,545
   Accounts receivable................................................     9,910,804
   Prepaid expenses and other current assets..........................       251,918
                                                                         -----------
      Total Current Assets............................................    13,513,267
Property And Equipment, net of accumulated depreciation of $465,747...       828,446
Goodwill..............................................................    12,605,874
Intangible Assets, net of accumulated amortization of $360,000........     1,320,000
Other Assets..........................................................        15,330
                                                                         -----------
      TOTAL ASSETS....................................................   $28,282,917
                                                                         ===========
Total Liabilities And Stockholder's Equity
Current Liabilities
   Accounts payable...................................................   $ 9,993,415
   Accrued expenses and other current liabilities.....................       566,705
   Deferred revenue...................................................       191,596
                                                                         -----------
                                                                          10,751,716
      Total Current Liabilities
Deferred Tax Liability.................................................      145,125
                                                                         -----------
      Total Liabilities...............................................    10,896,841
Stockholder's Equity
   Common stock (Note C)..............................................             1
   Additional paid-in capital.........................................    18,398,019
   Net dividends to parent company....................................      (618,434)
   Accumulated deficit................................................      (393,510)
                                                                         -----------
      Total Stockholder's Equity......................................    17,386,076
                                                                         -----------
      TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY......................   $28,282,917
                                                                         ===========

                           See the accompanying notes

                                      F-35

SENDTEC, INC.
STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                                               SUCCESSOR       PREDECESSOR
                                                                COMPANY          COMPANY
                                              YEAR ENDED    4 MONTHS ENDED   8 MONTHS ENDED
                                             DECEMBER 31,    DECEMBER 31,      AUGUST 31,
                                                 2005            2004             2004
                                             ------------   --------------   --------------

Revenue...................................   $37,769,742     $13,408,183      $19,243,689
Cost of Revenue...........................    25,530,243       9,670,229       12,892,819
                                             -----------     -----------      -----------
   Gross Profit...........................    12,239,499       3,737,954        6,350,870
Operating Expenses
   Selling, general, and administrative...     8,303,304       2,547,025        4,455,004
   Depreciation and amortization..........       718,477         227,270          176,329
                                             -----------     -----------      -----------
                                               9,021,781       2,774,295        4,631,333
                                             -----------     -----------      -----------
   Income From Operations.................     3,217,718         963,659        1,719,537
Other Income (Expense)
   Stock bonus compensation...............    (4,774,323)             --               --
   Interest income........................        46,347           9,715           17,583
   Other expense..........................            --              --          (19,974)
                                             -----------     -----------      -----------
                                              (4,727,976)          9,715           (2,391)
                                             -----------     -----------      -----------
   Net (Loss)/Income Before Income Taxes..    (1,510,258)        973,374        1,717,146
Income Tax Benefit/(Expense)..............       523,898        (380,524)        (770,790)
                                             -----------     -----------      -----------
   NET (LOSS)/INCOME......................   $  (986,360)    $   592,850      $   946,356
                                             ===========     ===========      ===========

                           See the accompanying notes

                                      F-36

SENDTEC, INC.
STATEMENTS OF STOCKHOLDER'S EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2005
THE FOUR MONTHS ENDED DECEMBER 31, 2004
AND THE EIGHT MONTHS ENDED AUGUST 31, 2004
--------------------------------------------------------------------------------

                                                                                NOTES        NET         RETAINED
                                     COMMON STOCK      ADDITIONAL            RECEIVABLE   DIVIDENDS      EARNINGS       TOTAL
                                 -------------------     PAID-IN   TREASURY  - COMMON     TO PARENT   (ACCUMULATED  STOCKHOLDER'S
                                   SHARES     AMOUNT    CAPITAL      STOCK      STOCK      COMPANY       DEFICIT)       EQUITY
                                 ----------  -------  -----------  --------  ----------  -----------  ------------  -------------

BALANCE AT JANUARY 1, 2004 ....   4,377,822    4,377  $ 2,486,489  $(75,580)  $(55,350)  $        --   $ 1,130,051   $ 3,489,987
   Issuance of common stock ...       1,000        1        2,249        --         --            --            --         2,250
   Payoff of notes
      receivable ..............          --       --           --        --     55,350            --            --        55,350
   Net income for eight
      months ended August
      31, 2004 ................          --       --           --        --         --            --       946,356       946,356
                                 ----------  -------  -----------  --------   --------   -----------   -----------   -----------
BALANCE AT AUGUST 31, 2004 ....   4,378,822    4,378    2,488,738   (75,580)        --            --     2,076,407     4,493,943
   Recapitalization at
      September 1, 2004 .......  (4,378,722)  (4,377)  15,909,281    75,580                       --    (2,076,407)   13,904,077
                                 ----------  -------  -----------  --------   --------   -----------   -----------   -----------
   Balance after
      recapitalization on
      September 1, 2004 .......         100        1   18,398,019        --         --            --            --    18,398,020
   Net Dividends to Parent
      Company (See Note I) ....          --       --           --        --         --    (2,042,582)           --    (2,042,582)
   Net income for four
      months ended December
      31, 2004  ...............          --       --           --        --         --            --       592,850       592,850
                                 ----------  -------  -----------  --------   --------   -----------   -----------   -----------
BALANCE AT DECEMBER 31, 2004 ..         100        1   18,398,019        --         --    (2,042,582)      592,850    16,948,288
Net Dividends to Parent
   Company (See Note I) .......          --       --           --        --         --     1,424,148            --     1,424,148
   Net loss for the year ......          --       --           --        --         --                    (986,360)     (986,360)
                                 ----------  -------  -----------  --------   --------   -----------   -----------   -----------
BALANCE AT DECEMBER 31, 2005 ..         100  $     1  $18,398,019  $     --   $     --   $  (618,434)  $  (393,510)  $17,386,076
                                 ==========  =======  ===========  ========   ========   ===========   ===========   ===========

                           See the accompanying notes

                                      F-37

SENDTEC, INC
STATEMENTS OF CASH FLOWS

                                                                                    SUCCESSOR       PREDECESSOR
                                                                                     COMPANY          COMPANY
                                                                   YEAR ENDED    4 MONTHS ENDED   8 MONTHS ENDED
                                                                  DECEMBER 31,    DECEMBER 31,      AUGUST 31,
                                                                      2005            2004             2004
                                                                  ------------   --------------   --------------

CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)/income .............................................   $  (986,360)    $   592,850      $   946,356
Adjustments to reconcile net (loss)/income to net cash
   provided by operating activities
   Depreciation and amortization ..............................       718,477         227,270          176,329
   Loss on disposal of property and equipment .................            --              --           19,974
   Deferred tax (benefit) expense .............................      (523,898)       (226,501)          38,165
   Stock compensation expense .................................     5,253,403         234,231               --
   Changes in operating assets and liabilities
      Accounts receivable .....................................    (3,057,466)       (853,062)      (2,186,094)
         Prepaid expenses and other current assets ............       198,506        (721,968)         (58,064)
         Other assets .........................................           263            (818)          27,684
         Accounts payable .....................................     3,609,913       2,062,690        1,437,910
         Accrued expense and other current liabilities ........      (516,815)        436,688         (155,858)
         Deferred revenue .....................................      (384,354)         54,218          377,389
                                                                  -----------     -----------      -----------
            Net Cash Provided By Operating Activities .........     4,311,669       1,805,598          623,791
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of property and equipment ..................            --              --           10,000
Additions to goodwill .........................................        (7,635)             --               --
Purchase of property and equipment ............................      (223,166)        (40,324)        (344,175)
                                                                  -----------     -----------      -----------
            Net Cash Used By Investing Activities .............      (230,801)        (40,324)        (334,175)
CASH FLOWS FROM FINANCING ACTIVITIES
Net payments to parent company ................................    (3,829,255)     (2,276,813               --
Sale of common stock ..........................................            --              --            2,250
Proceeds from payoff of notes receivable - common stock .......            --              --           55,350
                                                                  -----------     -----------      -----------
            Net Cash (Used)/Provided By Financing Activities ..    (3,829,255)     (2,276,813)          57,600
                                                                  -----------     -----------      -----------
            NET INCREASE (DECREASE) IN CASH ...................       251,613        (511,539)         347,216
CASH AT BEGINNING OF PERIOD ...................................     3,098,932       3,610,471        3,263,255
                                                                  -----------     -----------      -----------
CASH AT END OF PERIOD .........................................   $ 3,350,545     $ 3,098,932      $ 3,610,471
                                                                  ===========     ===========      ===========

                           See the accompanying notes

                                      F-38

NOTE A - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

The accompanying financial statements include the accounts of SendTec, Inc.
(SendTec and Company). As more fully disclosed in Note B, on September 1, 2004 the Company was acquired by theglobe.com (theglobe). Additionally, as more fully disclosed in Note J, on August 9, 2005 theglobe and SendTec entered into an asset purchase agreement for the sale of substantially all of the net assets of
SendTec to RelationServe Media, Inc. (RelationServe). On February 3, 2006,
RelationServe completed the purchase of the net assets of SendTec from theglobe.

The Company provides advertising and marketing services for its customers located throughout the United States of America. These services include distribution of internet advertising, search engine marketing services, purchase of direct response television media for customers, and production of television commercials for direct response advertising.

Presentation of Financial Statements

SendTec's financial statements have been prepared as "carve out" financial statements in accordance with SEC interpretations under Staff Accounting
Bulletin (SAB) Topic 1-B. The term carve out as used herein applies to general purpose financial statements of an operating unit, sometimes not itself a separate legal entity, which are derived or "carved-out" of those of a larger corporate entity. For example, a division or a portion thereof representing a particular business can be carved out of an entity's financial statements. As such, SendTec's financial statements have been presented reflecting SendTec as a stand alone entity, not as a part of the consolidated financial statements of its parent company.

As required by the SAB, the financial statements include allocations from its parent companies necessary to reflect all of the costs of doing business.
Management believes that the assumptions underlying the financial statements, including such allocations are reasonable.

Additionally, as required by SAB Topic 5-J, these financial statements reflect
"push-down" accounting for the September 1, 2004 transaction with theglobe (as described in Note B) establishing a new basis of accounting. Push-down accounting for the sale of SendTec to RelationServe (as more fully described in
Note J) was not applied as management believes the conditions requiring push-down accounting were not met.

Income taxes have been calculated as if all of the Company's operations had been conducted as a separate tax paying legal entity, filing its own separate tax return and as if the transaction described in Note J had not occurred.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reporting amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reporting amounts of revenues and expenses during the reported period. These estimates and assumptions relate to estimates of collectability of accounts receivable, accruals, the impairment of long-lived assets and other factors. Actual results could differ from these estimates.

Fair Value of Financial Instruments

The carrying amount of certain of the Company's financial instruments, including cash, accounts receivable, accounts payable, accrued expenses, and deferred revenue approximate fair value at December 31, 2005 due to their short maturities. The Company maintains its cash with various financial institutions.
Receivables and Credit Policies

Accounts receivable are uncollateralized customer obligations due under normal trade terms generally requiring payment within 30 days from the invoice date.
Follow-up correspondence is made if unpaid accounts receivable go

                                      F-39

beyond 30 days. Payments on accounts receivable are allocated to the specific invoices identified on the customer's remittance advice.

Trade accounts receivable are stated at the amount management expects to collect from outstanding balances. The carrying amounts of accounts receivable approximate management's best estimate of the amounts that will be collected.
Management individually reviews all accounts receivable balances that exceed the due date and estimates the portion, if any, of the balance that will not be collected. Balances still outstanding after management has used reasonable collection efforts are written off through a charge to earnings and a credit to trade accounts receivable. Bad debt expense is not material to the financial statements.

Unbilled Revenue

Included in accounts receivable at December 31, 2005 is unbilled revenue of
$4,332,644. Unbilled revenues are revenues earned in fiscal year 2005, but not invoiced until after December 31, 2005. These unbilled revenues were subsequently invoiced in 2006.

Goodwill and Intangible Assets

The Company accounts for goodwill and intangible assets in accordance with
Financial Accounting Standards Board (FASB) Statement of Financial Accounting
Standards (SFAS) No. 142, Goodwill and Other Intangible Assets. SFAS No. 142
requires that goodwill and other intangibles with indefinite lives should no longer be amortized, but rather be tested for impairment annually or on an interim basis if events or circumstances indicate that the fair value of an asset has decreased below its carrying value.

Goodwill is stated at cost at December 31, 2005; the Company had no other intangible assets with indefinite lives. Intangible assets subject to amortization, included in the accompanying consolidated balance sheets as of
December 31, 2005 are being amortized on a straight-line basis over their estimated useful lives of five years.

Long-Lived Assets

Long-lived assets, including property and equipment and intangible assets subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, in accordance with SFAS No. 144, Accounting for the Impairment or
Disposal of Long-Lived Assets. If events or changes in circumstances indicate that the carrying amount of an asset or an appropriate grouping of assets may not be recoverable, the Company estimates the undiscounted future cash flows to result from the use of the asset or asset group. If the sum of the undiscounted cash flows is less than the carrying value, the Company recognizes an impairment loss measured as the amount by which the carrying value exceeds the fair value of the assets. Fair values are based on quoted market values, if available. If quoted market values are not available, the estimate of fair value may be based on the discounted value of the estimated future cash flows attributable to the assets or other valuation techniques deemed reasonable in the circumstances.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using straight-line and accelerated methods over the estimated useful lives of the related assets as follows:

Furniture and equipment   3-7 years
Software                    3 years

Revenue Recognition

Revenue from the distribution of internet advertising is recognized when internet users visit and complete actions at an advertiser's website. Revenue consists of the gross value of billings to clients, including the recovery of costs incurred to acquire online media required to execute client campaigns.
Recorded revenue is based upon reports generated by the Company's tracking software.

                                      F-40

Revenue derived from search engine marketing services, such as search engine keyword buying, is recognized on a net basis in the period when the associated keyword search media is clicked on by a consumer. SendTec typically earns a media commission equal to a percentage of the keyword search media purchased for its clients. In many cases, the amount SendTec bills to clients significantly exceeds the amount of revenue that is earned due to the existence of various pass-through charges such as the cost of the search engine keyword media.
Amounts received in advance of search engine keyword media purchases are deferred and included in deferred revenue in the accompanying balance sheet.
Revenue derived from the purchase and tracking of direct response media, such as television and radio commercials, is recognized on a net basis when the associated media is aired. In many cases, the amount the Company bills to clients significantly exceeds the amount of revenue that is earned due to the existence of various pass-through charges such as the cost of the television and radio media. Amounts received in advance of media airings are deferred and included in deferred revenue in the accompanying balance sheet.

Revenue generated from the production of direct response advertising programs, such as infomercials, is recognized on the completed contract method when such programs are complete and available for airing. Production activities generally take eight to 12 weeks and the Company usually collects amounts in advance and at various points throughout the production process. Amounts received from customers prior to completion of commercials are included in deferred revenue and direct costs associated with the production of commercials in process are deferred and included within other current assets in the accompanying balance sheet.

Income Taxes

The Company accounts for income taxes using the asset and liability method (also refer to Note A Presentation of Financial Statements). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that the tax change occurs.

Stock-Based Compensation

In October 1995, SFAS No. 123, Accounting for Stock-Based Compensation, was
issued and provided companies an alternative to accounting for stock-based compensation as prescribed under APB Opinion No. 25.

SFAS No. 123 encourages, but does not require, companies to recognize compensation expense for stock-based awards based on their fair market value at the date of grant. SFAS No. 123 allows companies to continue to follow existing accounting rules (intrinsic value method under APB No. 25) provided that pro-forma disclosures are made of what net income would have been had the new fair value method been used. The required disclosures were amended in December
2002 with the issuance of SFAS No. 148, Accounting for Stock Based Compensation
- Transition and Disclosure. The Company adopted the disclosure requirements of
SFAS No.123 as amended by SFAS No. 148, but continues to account for stock-based compensation under APB No. 25.

Until its acquisition by theglobe on September 1, 2004, the Company had stock-based compensation plans which are more fully described in Note D. Upon its acquisition by theglobe, the employees of SendTec became eligible to participate in the stock option plans of theglobe. theglobe accounts for its stock option plans in accordance with the measurement provisions of APB No. 25.

Had theglobe determined stock compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123 and allocated the compensation expense to the Company for its employees participating in theglobe's stock option plans, the Company's net (loss)/income would have been reduced to the pro forma amounts indicated below:

                                      F-41

                                                               4 MONTHS
                                                YEAR ENDED      ENDING         8 MONTHS
                                                 DECEMBER    DECEMBER 31,   ENDING AUGUST
                                                 31, 2005        2004          31, 2004
                                               -----------   ------------   -------------
                                                               SUCCESSOR     PREDECESSOR

Net (loss)/income, as reported .............   $  (986,360)   $ 592,850        $946,356
   Add stock-based compensation included
      in net (loss)/income as reported,
      net of tax ...........................       293,820      140,539              --
   Deduct stock-based compensation
      determined under fair value method ...      (326,262)    (162,410)             --
                                               -----------    ---------        --------
Pro forma net (loss)/income ................   $(1,018,802)   $ 570,979        $946,356
                                               ===========    =========        ========

Not included in the chart above are amounts of stock based compensation associated with an outright stock grant to SendTec management in the form of common stock of SendTec Acquisition Corporation (refer to Note J). The value of this stock grant under the measurement provision of both APB 25 and SFAS 123 was determined to be $4,774,323 and is reflected in the statement of operations as stock bonus compensation for the year ended December 31, 2005.

Recently Issued Accounting Pronouncements

In May 2005, the FASB issued SFAS No. 154, Accounting for Changes and Error
Corrections, A Replacement of APB Opinion No. 20 and FASB Statement No. 3. SFAS
154 applies to all voluntary changes in accounting principles and requires retrospective application to prior period financial statements of changes in accounting principles. This statement also requires that a change in depreciation, amortization or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate affected by a change in accounting principle. SFAS 154 carries forward without change the guidance contained in APB Opinion No. 20 for reporting the correction of an error in previously issued financial statements and a change in accounting estimate. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not expect the adoption of this standard to have a material impact on its financial condition, results of operations or liquidity.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets,
An Amendment of APB Opinion No. 29. SFAS No. 153 requires exchanges of productive assets to be accounted for at fair value, rather than at carryover basis, unless (1) neither the asset received nor the asset surrendered has a fair value that is determinable within reasonable limits or (2) the transactions lack commercial substance. This statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company does not expect the adoption of this standard to have a material impact on its financial position, results of operations, or liquidity.

In December 2004, the FASB issued SFAS No. 123R, Share-Based Payment. This standard replaces SFAS No. 123 and supersedes Accounting Principles Board (APB)
Opinion No. 25, Accounting for Stock Issued to Employees. The standard requires companies to expense the fair value of stock options on the grant date and is effective for annual periods beginning after June 15, 2005. In accordance with the revised statement, the expense attributable to stock options granted or vested subsequent to January 1, 2006 will be required to be recognized. The precise impact of the adoption of SFAS No. 123R cannot be predicted at this time because it will depend on the levels of share-based payments that are granted in the future.

In December 2003, the FASB issued FIN No. 46-R, Consolidation of Variable
Interest Entities. FIN 46-R, which modifies certain provisions and effective dates of FIN 46, sets forth the criteria to be used in determining whether an investment in a variable interest entity should be consolidated. These provisions are based on the general premise that if a company controls another entity through interests other than voting interests that company should consolidate the controlled entity. The Company believes that, currently, it does not have any material arrangements that meet the definition of a variable interest entity which would require consolidation.

In April 2003, the FASB issued SFAS No. 149, Amendment of Statement 133 on
Derivative Instruments Hedging Activities. This statement amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS
No. 149 became effective during the third quarter of 2003 and did not have a material impact on the Company's results of operations or financial position.

                                      F-42

Reclassifications

Certain amounts in the 2004 financial statements were reclassified to conform to the 2005 presentation. These reclassifications had no effect on previously reported net income.

NOTE B - RECAPITALIZATION UPON SENDTEC'S ACQUISITION BY THE GLOBE

On September 1, 2004, theglobe acquired SendTec. In exchange for all of the issued and outstanding shares of capital stock of SendTec, theglobe paid consideration consisting of: (1) $6,000,000 in cash, excluding transaction costs; (2) the issuance of an aggregate of 17,500,024 shares of theglobe's common stock; (3) the issuance of an aggregate of 175,000 shares of theglobe's
Series H Automatically Converting Preferred Stock (which was subsequently converted into approximately 17,500,500 shares of theglobe's common stock effective December 1, 2004); and (4) the issuance of a subordinated promissory note in the amount of $1,000,009 by theglobe. An aggregate of 3,974,165 replacement options to acquire theglobe common stock were also issued by theglobe for all of the issued and outstanding options to acquire SendTec shares held by the employees of SendTec as of the acquisition date.

For financial reporting purposes, theglobe's purchase price was pushed down into the accounts of SendTec, resulting effectively in a recapitalization of SendTec as of September 1, 2004.

In addition, warrants to acquire shares of theglobe common stock would be issued to SendTec stockholders when and if SendTec exceeds forecasted operating income, as defined, of $10.125 million for the year ending December 31, 2005. The number of earn-out warrants may range from an aggregate of 250,000 to 2.5 million if actual operating income exceeds the forecast by at least 10%. At the end of
2005, no warrants were issued related to this earn-out provision, therefore, no consideration related to this contingency was included in the determination of the SendTec purchase price.

As part of the SendTec acquisition transaction, certain executives of SendTec entered into new employment agreements with SendTec. The employment agreements each have a term of five years and automatically renew for an additional year at expiration unless either party provides the requisite notice of non-renewal. The agreements also contain certain non-compete provisions for periods as specified by the agreements. The $1.8 million value assigned to the non-compete agreements is being amortized on a straight-line basis over five years. Annual amortization expense of the non-compete agreements is estimated to be $360,000 in 2005 through 2008 and $240,000 in 2009. The related accumulated amortization as of
December 31, 2005 was $360,000.

SendTec issued 100 shares of $.01 par value common stock to theglobe to capitalize the new entity.

The SendTec purchase price allocation was as follows:

Cash.............................................................   $ 3,610,000
Accounts receivable..............................................     5,534,000
Other current assets.............................................       194,000
Fixed assets.....................................................     1,031,000
Non-compete agreements...........................................     1,800,000
Goodwill.........................................................    12,598,000
Other assets.....................................................       124,000
Deferred taxes...................................................      (896,000)
Assumed liabilities..............................................    (5,597,000)
                                                                    -----------
                                                                    $18,398,000
                                                                    ===========

                                      F-43

NOTE C - STOCKHOLDERS' EQUITY

Preferred Stock

Prior to its acquisition by theglobe, SendTec had authorized a total of 10 million shares of $.001 par value preferred stock. No shares had been issued.

Common Stock

After SendTec's acquisition by theglobe, SendTec had authorized a total of 1,000 shares of common stock, with 100 issued as of December 31, 2005, par value of
$.01 per share.

NOTE D - STOCK OPTION PLANS

SendTec Stock Option Plan

During 2000, the Company established the SendTec Stock Option Plan (SendTec
Plan) which authorized the issuance of a maximum of 750,000 shares of the
Company's common stock. Officers, key employees, directors and consultants were eligible for grants under the terms of the SendTec Plan. The maximum term of the stock options granted under the SendTec Plan was 10 years and most optionees vested in the options over a 24-month period.

Options under the SendTec Plan may be options which qualify under Section 422 of the Internal Revenue Code (incentive stock options) or options which do not qualify under Section 422 (nonqualified options).

The following table summarizes SendTec Plan option activity for the period from
January 1, 2004 to August 31, 2004:

                                                                        WEIGHTED
                                                                         AVERAGE
                                                                        EXERCISE
                                                               SHARES     PRICE
                                                              -------   --------
January 1, 2004 through August 31, 2004
Stock option activity outstanding at beginning of year.....   318,200     $2.25
Granted....................................................   288,100     $5.40
Expired or surrendered.....................................   (56,000)    $2.25
Outstanding at end of period...............................   550,300     $3.90
                                                              -------     -----
Exercisable at end of period...............................    85,550     $2.25
                                                              =======     =====

The weighted average life of the options is five years. The estimated fair value of stock options at the time of the grant using the Black-Scholes option pricing model was as follows:

                                                                      AUGUST 31,
                                                                         2004
                                                                      ----------
Fair value per option..............................................      $--
Assumptions
Annualized dividend yield..........................................        0%
Expected volatility................................................        0%
Risk free interest rate............................................        5%
Expected option terms (in years)...................................        5
theglobe Stock Option Plan

Pursuant to the agreement and plan of merger in connection with the acquisition of the Company on September 1, 2004, theglobe issued an aggregate of 3,974,165 replacement options to acquire shares of theglobe's common stock for each of the issued and outstanding options to acquire shares of SendTec common stock held by employees of SendTec. Of these replacement options, 3,273,668 have exercise prices of $.06 and 700,497 have exercise prices of

                                      F-44

$.27 per share. theglobe also agreed to grant an aggregate of 225,000 options to employees of SendTec and 25,000 options to a consultant of SendTec at an exercise price of $.34 per share under similar terms as other stock option grants of theglobe. theglobe also granted 1 million stock options at an exercise price of $.27 per share in connection with the establishment of a bonus option pool pursuant to which various employees of SendTec could vest in such options if SendTec exceeds forecasted operating income, as defined, of $10.125 million for the year ending December 31, 2005. At the end of 2005, no options were issued related to this bonus option pool provision.

theglobe is accounting for the replacement options issued in accordance with FIN
No. 44, Accounting for Certain Transactions Involving Stock Compensation, which requires the value of the unvested portion of the stock options issued to be treated as deferred compensation to be recognized in the results of operations over the remaining vesting period. The compensation expense related to the replacement options to the Company was recognized by SendTec as additional expense of $479,080 for the year ended December 31, 2005 and $234,231 for the four month period ended December 31, 2004.

NOTE E - COMMITMENTS

As discussed in Note B, as part of the SendTec acquisition transaction on
September 1, 2004, certain executives of SendTec entered into new employment agreements with SendTec. The employment agreements each have a term of five years and automatically renew for an additional year at expiration unless either party provides the requisite notice of non-renewal. The agreements provide for total base salaries of $900,000 per annum and contain certain non-compete provisions for periods as specified by the agreements.

The Company has noncancelable operating lease agreements for buildings and equipment expiring through 2010. Future minimum lease payments required under the operating leases are as follows as of December 31, 2005:

Year ending December 31,

2006 ..............................................................   $  292,858
2007 ..............................................................      300,180
2008 ..............................................................      307,684
2009 ..............................................................      315,376
2010 ..............................................................       62,151
                                                                      ----------
                                                                      $1,278,249
                                                                      ==========

Rent expense for all operating leases was approximately $295,000 for the year ended December 31, 2005; $84,000 for the four months ended December 31, 2004;
and $124,000 for the eight months ended August 31, 2004.

NOTE F - INCOME TAXES

Subsequent to its acquisition by theglobe, the Company has been included in theglobe's consolidated income tax return. Income tax expense in the accompanying statements of operations has been determined on a separate company basis for all periods presented.

The provision for income taxes consists of the following:

                             YEAR ENDED        4 MONTHS ENDED    8 MONTHS ENDED
                         DECEMBER 31, 2005   DECEMBER 31, 2004   AUGUST 31, 2004
                         -----------------   -----------------   ---------------
                                                 SUCCESSOR         PREDECESSOR
Current
   Federal ...........       $      --           $ 518,302           $625,545
   State .............                              88,723            107,080
                             ---------           ---------           --------
                                    --             607,025            732,625
Deferred
   Federal ...........        (447,325)           (193,395)            32,586
   State .............         (76,573)            (33,106)             5,579
                             ---------           ---------           --------
                              (523,898)           (226,501)            38,165
                             ---------           ---------           --------
                             $(523,898)          $ 380,524           $770,790
                             =========           =========           ========

                                      F-45

The income tax (benefit)/expense differs from the amount computed using the statutory federal income tax rate as follows:

                                                         4 MONTHS      8 MONTHS
                                         YEAR ENDED        ENDED         ENDED
                                        DECEMBER 31,   DECEMBER 31,   AUGUST 31,
                                            2005           2004          2004
                                        ------------   ------------   ----------
Income tax (benefit)/expense at
   federal statutory rate ...........    $(513,488)      $330,945      $583,831
State tax expense, net of
   federal benefit ..................      (50,538)        36,708        74,355
Transaction expenses ................           --             --        82,620
Other ...............................       40,128         12,871        29,984
                                         ---------       --------      --------
                                         $(523,898)      $380,524      $770,790
                                         =========       ========      ========

Tax effects of temporary differences that give rise to the deferred tax liability relate to approximately the following at December 31, 2005:

Deferred tax assets
   Stock based compensation........................................   $ 268,400
   Net operating loss carryforward.................................     198,000
   Other...........................................................      44,800
Deferred tax liabilities
   Depreciation and amortization...................................    (159,600)
   Non-compete.....................................................    (496,700)
                                                                       --------
                                                                      $(145,100)
                                                                      =========

During the eight months ended August 31, 2004, the Company used federal and state net operating loss carryforwards to offset taxable income of approximately
$4,894. At December 31, 2005 (on a stand alone basis and ignoring the effects of the transaction described in Note J), the Company had a net loss carryforward of
$527,000.

Income taxes paid were $25,450 during the year ended December 31, 2005 and
$1,832,000 during the eight month period ended August 31, 2004. Current income tax expense since August 31, 2004 (theglobe acquisition date) have been included in net dividends to parent company.

NOTE G - SIGNIFICANT CUSTOMERS

A significant portion of the Company's revenue is attributable to a small number of customers. During the year ended December 31, 2005, two customers accounted for approximately 44% of the Company's net revenue. During both the eight month period ended August 31, 2004 and the four month period ended December 31, 2004, two customers accounted for approximately 59% of the Company's net revenue.
Three customers represented approximately 47% of the Company's total accounts receivable as of December 31, 2005.

NOTE H - RETIREMENT PLAN

Effective January 1, 2003, the Company established a SIMPLE IRA savings plan
(Plan) which is maintained for the benefit of all eligible employees who have completed six months of service. The Plan allows employees to make certain tax deferred voluntary contributions. The Company contributed to the plan such amounts as deemed appropriate. Contributions made by the Company totaled approximately $44,000 for the eight month period ended August 31, 2004 and
$33,000 for the four month period ended December 31, 2004. The Plan was terminated on December 31, 2004.

                                      F-46

NOTE I - RELATED PARTY TRANSACTIONS

In connection with the acquisition of SendTec, certain of the SendTec executives who collectively received approximately 82% of the shares of theglobe.com common stock and preferred stock issued in the merger, theglobe, and theglobe's chairman and chief executive officer and president (individually and on behalf of certain affiliated entities) entered into a stockholders' agreement. Pursuant to the terms of the stockholders' agreement, the SendTec executives granted an irrevocable proxy to vote their shares to E&C Capital Partners LLP, an affiliate of theglobe's chairman and chief executive officer, on all matters (including the election of directors) other than with respect to certain potential affiliated transactions involving theglobe's chairman and chief executive officer or president.

SendTec advanced cash to its parent company, theglobe.com, in 2005 and 2004.
SendTec has recorded these cash advances as an inter-company receivable, due from parent company, in the period in which the cash advance was made. Cash advances to theglobe.com were $3.5 million for the year ended December 31, 2005 and $1.8 million for the four months ended December 31, 2004. These amounts were deemed to be dividends to theglobe and reclassified as dividends to parent company for 2005 and 2004.

SendTec provided various marketing services to an affiliated company of
theglobe.com in fiscal years 2004 and 2005. This affiliated company was invoiced for all marketing services at SendTec's standard third-party rates. SendTec recognized revenue for these marketing services in the period they were earned and recorded an intercompany receivable, due from affiliated company, in the same period. Revenues recognized from marketing services provided to the affiliated company were $222,741 for the year ended December 31, 2005 and
$875,584 for the four month period ended December 31, 2004. These amounts were deemed to be dividends to theglobe and reclassified as dividends to parent company for 2005 and 2004.

SendTec management received $4,938,591 of compensation in the form of common stock in SendTec Acquisition Corporation ("STAC")(refer to Note J) in the year ended December 31, 2005. This stock based compensation includes taxes paid by
SendTec related to the compensation in the amount of $164,268. The stock based compensation was included in net dividends to parent company in SendTec's
December 31, 2005 balance sheet.

SendTec recorded current income tax expense of $0 and $607,025 for the year ended December 31, 2005 and for the four months ended December 31, 2004, respectively. For 2005 and for the four months ended December 31, 2004, these amounts were reclassified as dividends to parent company.

                                                       YEAR ENDED       4 MONTHS ENDED      8 MONTHS ENDED
                                                   DECEMBER 31, 2005   DECEMBER 31, 2004   AUGUST 31, 2004
                                                   -----------------   -----------------   ---------------
                                                                           SUCCESSOR         PREDECESSOR

Cash advances to parent company.................      $ 3,500,000         $1,800,000             $--
Marketing services provided to parent company...          222,741            875,584              --
Stock option compensation expense...............         (479,080)          (234,231)             --
Stock bonus compensation expense................       (4,774,323)                --              --
Net other expenses..............................          106,514            208,254              --
Current income tax expense......................               --           (607,025)             --
                                                      -----------         ----------             ---
                                                      $(1,424,148)        $2,042,582             $--
                                                      ===========         ==========             ===

NOTE J - SENDTEC ASSET PURCHASE AGREEMENT

On August 9, 2005, RelationServe entered into an asset purchase agreement, as amended (the Agreement) with theglobe for the purchase of all of the business and substantially all of the assets of SendTec. The purchase price for SendTec under the Agreement was $37.5 million, subject to adjustment, and the assumption of certain liabilities. On October 31, 2005, RelationServe assigned its rights under the Agreement to STAC and entered into certain agreements providing for financing of the transactions. RelationServe organized STAC to serve as the purchaser of the business and, as a result of the financing arrangements described herein, from October 31, 2005 through February 3, 2006 (the
Consolidation Date), STAC operated independently and as a minority-owned affiliate of RelationServe prior to the Consolidation Date. Following the
Consolidation Date, STAC once again became a

                                      F-47

wholly-owned subsidiary of RelationServe in connection with a series of transactions that took place on the Consolidation Date between RelationServe,
STAC, and certain investors (the Consolidation).

The SendTec purchase was financed by issuance of $34.95 million of STAC Senior
Secured Convertible Debentures due on October 30, 2009 (the Debentures) as well as issuance by RelationServe of $10,289,690 of Series A Convertible Preferred
Stock, par value $0.001 per share (the Series A Preferred). In order to provide funds to STAC to complete the Asset Purchase, $10 million of STAC common stock, par value $0.001 per share (the STAC Common Stock) was issued to RelationServe from the proceeds of the sale of the Series A Preferred by RelationServe.

On February 3, 2006, certain provisions of the Debentures, as well as the terms of certain agreements with the management of STAC, resulted in the automatic conversion of STAC into a wholly-owned subsidiary of RelationServe. Upon the
Consolidation on February 3, 2005, STAC became a wholly-owned subsidiary of
RelationServe and thereafter, RelationServe, through STAC, acquired and continued to operate the business of SendTec.

                                      F-48

                   RELATIONSERVE MEDIA, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2006
                                   (UNAUDITED)

                                     ASSETS

Current assets
   Cash ........................................................................   $  5,270,406
   Accounts receivable, less allowance for doubtful accounts of $841,000 .......     11,283,994
   Prepaid expenses and other current assets ...................................        370,466
                                                                                   ------------
      Total current assets .....................................................     16,924,866
Property and equipment, net ....................................................      1,728,554
Intangible assets, net .........................................................      5,816,502
Goodwill .......................................................................     40,489,056
Other assets ...................................................................         49,196
                                                                                   ------------
      Total assets .............................................................   $ 65,008,174
                                                                                   ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
   Accounts payable ............................................................   $  9,470,868
   Accrued expenses ............................................................        614,551
   Accrued compensation ........................................................        135,055
   Accrued commissions .........................................................        310,102
   Accrued penalty -- registration rights ......................................        265,000
   Deferred revenue ............................................................      1,387,794
   Customer deposits ...........................................................        486,204
                                                                                   ------------
      Total current liabilities ................................................     12,669,574
Debentures payable, net of debt discount of $33,396,667 ........................      1,553,333
Deferred rent ..................................................................        306,549
                                                                                   ------------
      Total liabilities ........................................................     14,529,456
Commitments and contingencies
Stockholders' equity
Series A Convertible Preferred stock -- $.001 par value; 1,500,000 authorized;
   no shares issued and outstanding ............................................             --
Common stock -- $.001 par value; 90,000,000 shares authorized; 40,741,920
   shares issued and outstanding ...............................................         40,742
Deferred compensation ..........................................................     (3,906,357)
Additional paid in capital .....................................................     72,556,841
Accumulated deficit ............................................................    (18,212,508)
                                                                                   ------------
      Total stockholders' equity ...............................................     50,478,718
                                                                                   ------------
      Total liabilities and stockholders' equity ...............................   $ 65,008,174
                                                                                   ============

       See Notes to Unaudited Condensed Consolidated Financial Statements

                                      F-49

                   RELATIONSERVE MEDIA, INC. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                              FOR THE THREE MONTHS
                                                                 ENDED MARCH 31,
                                                           -------------------------
                                                               2006          2005
                                                           -----------   -----------

Revenues, net...........................................   $ 8,513,022   $ 2,691,670
Cost of revenues........................................     5,782,180       470,437
                                                           -----------   -----------
   Gross profit.........................................     2,730,842     2,221,233
                                                           -----------   -----------
Operating expenses
Salaries................................................     1,678,413       325,202
Bad debt................................................       256,054       300,401
Commissions.............................................       163,329       514,333
Professional fees.......................................       539,854        22,443
Advertising and trade shows.............................        42,406       135,853
Depreciation and amortization...........................       277,362        45,405
Other general and administrative........................     1,492,225       317,870
                                                           -----------   -----------
   Total operating expenses.............................     4,449,643     1,661,507
                                                           -----------   -----------
   (Loss) Income from operations........................    (1,718,801)      559,726
Other income (expense)
Registration rights penalty.............................        60,000            --
Covenant penalty........................................    (1,443,750)           --
Loss on equity-method investment........................      (153,389)           --
Interest income.........................................        18,419            --
Interest expense........................................    (1,897,008)           --
                                                           -----------   -----------
   Total other expense..................................    (3,415,728)           --
                                                           -----------   -----------
   (Loss) Income before provision for income taxes......    (5,134,529)      559,726
Provision for income taxes..............................            --            --
                                                           -----------   -----------
Net (loss) income attributable to common stockholders...   $(5,134,529)  $   559,726
                                                           ===========   ===========
Net (loss) income per common share:
   basic and diluted ...................................   $     (0.14)  $      0.05
                                                           ===========   ===========
Weighted average number of common shares outstanding:
   basic and diluted....................................    37,261,031    12,001,000
                                                           ===========   ===========

       See Notes to Unaudited Condensed Consolidated Financial Statements

                                      F-50

                   RELATIONSERVE MEDIA, INC. AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                    FOR THE THREE MONTHS ENDED MARCH 31, 2006
                                   (UNAUDITED)

                                                               PREFERRED STOCK $.001     COMMON STOCK $.001
                                                                     PAR VALUE                PAR VALUE
                                                              -----------------------   --------------------
                                                               NUMBER                     NUMBER
                                                                 OF                         OF
                                                               SHARES       AMOUNT        SHARES      AMOUNT
                                                              --------   ------------   ----------   -------

Balance -- January 1, 2006 ................................    762,199   $ 10,289,690   19,671,015   $19,671
Conversion of preferred stock into common stock ...........   (762,199)   (10,289,690)   7,621,990     7,622
Common stock issued in private placement ..................         --             --      500,000       500
Common stock issued in STAC acquisition ...................         --             --    9,506,380     9,506
Common stock issued upon exercise of warrants .............         --             --    2,914,399     2,915
Beneficial conversion feature of warrants issued to
   debenture holders ......................................         --             --           --        --
Common stock issued to debenture holders Pursuant to
   letter agreement .......................................         --             --      525,000       525
Common stock issued as employee compensation ..............         --             --        3,136         3
Adjustment of previous financing costs ....................         --             --           --        --
Allocation of consulting agreement to Acquisition costs ...         --             --           --        --
Grant of common stock options .............................         --             --           --        --
Amortization of deferred compensation .....................         --             --           --        --
Net loss ..................................................         --             --           --        --
                                                              --------   ------------   ----------   -------
Balance -- March 31, 2006 .................................         --   $         --   40,741,920   $40,742
                                                              ========   ============   ==========   =======

                                                                     ADDITIONAL
                                                       DEFERRED       PAID-IN      ACCUMULATED   STOCKHOLDERS'
                                                     COMPENSATION     CAPITAL        DEFICIT         EQUITY
                                                     ------------   -----------   ------------   -------------

Balance -- January 1, 2006........................   $(1,851,973)   $16,651,325    (13,077,979)   $12,030,734
Conversion of preferred stock into common stock...            --     10,282,068             --             --
Common stock issued in private placement..........            --        674,500             --        675,000
Common stock issued in STAC acquisition...........            --      5,296,517             --      5,306,023
Common stock issued upon exercise of warrants.....            --         59,585             --         62,500
Beneficial conversion feature of warrants
   issued to debenture holders....................            --     34,950,000             --     34,950,000
Common stock issued to debenture
   holders pursuant to letter agreement...........            --      1,443,225             --      1,443,750
Common stock issued as employee
   compensation...................................            --          8,934             --          8,937
Adjustment of previous financing costs............            --         (1,442)            --         (1,442)
Allocation of consulting agreement to
   acquisition costs..............................       750,000             --             --        750,000
Grant of common stock options.....................    (3,192,129)     3,192,129             --             --
Amortization of deferred compensation.............       387,745             --             --        387,745
Net loss..........................................            --             --     (5,134,529)    (5,134,529)
                                                     -----------    -----------   ------------    -----------
Balance -- March 31, 2006.........................   $(3,906,357)   $72,556,841   $(18,212,508)   $50,478,718
                                                     ===========    ===========   ============    ===========

       See Notes to Unaudited Condensed Consolidated Financial Statements

                                      F-51

                   RELATIONSERVE MEDIA, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                FOR THE THREE MONTHS ENDED
                                                                        MARCH 31,
                                                                --------------------------
                                                                     2006         2005
                                                                 -----------    ---------

CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income ...........................................    $(5,134,529)   $ 559,726
                                                                 -----------    ---------
Adjustments to reconcile net (loss) income to net cash
   used in operating activities:
   Depreciation and amortization ............................        564,591      160,291
   Stock-based compensation .................................        396,684           --
   Non-cash interest ........................................      1,553,333           --
   Covenant penalty .........................................      1,443,750           --
   Provision for bad debt ...................................        256,054           --
   Loss on equity-method investment .........................        153,389           --
Changes in assets and liabilities:
   Accounts receivable ......................................     (2,408,189)    (801,036)
   Due from former members of LLC ...........................             --      140,312
   Prepaid expenses and other current assets ................        (47,914)     (15,455)
   Other assets .............................................         (1,177)          --
   Accounts payable .........................................     (1,514,461)     187,508
   Accrued expenses .........................................       (786,862)     114,647
   Accrued compensation .....................................       (147,418)          --
   Accrued commissions ......................................       (133,467)     140,264
   Deferred rent ............................................        (11,191)      (6,117)
   Deferred revenue .........................................        867,281           --
   Customer deposits ........................................         94,314      (40,000)
                                                                 -----------    ---------
      Total adjustments .....................................        278,717     (119,586)
                                                                 -----------    ---------
      Net cash (used by) provided by operating activities ...     (4,855,812)     440,140
                                                                 -----------    ---------
CASH FLOWS FROM INVESTING ACTIVITIES
Cash acquired in purchase accounting ........................      9,347,155           --
Cash received in reconciliation of asset purchase ...........        318,670           --
Purchase of property and equipment ..........................       (209,040)     (26,098)
Investment in prospective acquiree ..........................       (193,385)          --
Purchase of intangible assets ...............................        (31,154)    (408,227)
                                                                 -----------    ---------
      Net cash provided by (used by) investing activities ...      9,232,246     (434,325)
                                                                 -----------    ---------
CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from sales of common stock .....................        675,000           --
Proceeds received upon exercise of warrants .................         62,500           --
Payments on notes payable ...................................             --      (60,000)
                                                                 -----------    ---------
      Net cash provided (used) by financing activities ......        737,500      (60,000)
                                                                 -----------    ---------
      Net increase (decrease) in cash .......................      5,113,934      (54,185)
Cash--beginning of period ...................................        156,472      154,379
                                                                 -----------    ---------
Cash--end of period .........................................    $ 5,270,406    $ 100,194
                                                                 ===========    =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the periods for:
   Interest .................................................    $   535,901    $      --
   Income taxes .............................................    $        --    $      --
Non-cash investing activities
   Issuance of common stock in connection with
      consolidation .........................................    $ 5,306,022    $      --

       See Notes to Unaudited Condensed Consolidated Financial Statements

                                      F-52

                   RELATIONSERVE MEDIA, INC. AND SUBSIDIARIES
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2006

NOTE 1 -- BASIS OF PRESENTATION AND BUSINESS ORGANIZATION

Basis of presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with Generally Accepted Accounting Principles ("GAAP")
for interim financial information and with the instructions to Form 10-QSB and
Item 310(b) of Regulation S-B. Accordingly, the financial statements do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included and such adjustments are of a normal recurring nature. These consolidated financial statements should be read in conjunction with the financial statements for the year ended December
31, 2005 and notes thereto of RelationServe Media Inc. (the "Company" or
"RelationServe") included in the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005. The results of operations for the three months ended March 31, 2006 are not necessarily indicative of the results for the full fiscal year ending December 31, 2006.

The unaudited condensed consolidated financial statements are prepared in accordance with GAAP. The consolidated financial statements of the Company include the Company and its subsidiaries. All material intercompany balances and transactions have been eliminated.

The unaudited condensed consolidated financial statements contained herein include commencing February 1, 2006 the results of SendTec Acquisition Corp.
("STAC") which became a wholly-owned subsidiary of the Company on February 3,
2006. On October 31, 2005, STAC acquired the assets of SendTec. As of October
31, 2005 and through February 1, 2006, the Company retained approximately 23% of the total voting interests in STAC. Accordingly, from October 31, 2005 through
February 1, 2006, the Company accounted for its investment in STAC in accordance with the provision of APB 18, "The Equity Method of Accounting for Investments
in Common Stock," which provides that companies must record, in results of operations, their proportionate share of earnings or losses of investees when they are deemed to influence but not control the affairs of the investee enterprise. The Company recorded a $1,034,102 charge for its proportionate share of STAC's losses for the period from October 31, 2005 through December 31, 2005 and a $153,389 charge for its proportionate share of STAC's losses for the month ended January 31, 2006.

Organization

RelationServe Media, Inc. (the "Company") is a holding company organized for the purpose of acquiring, owning, and managing various marketing and advertising businesses, primarily involving the Internet. The Company operates two primary businesses and since February 2006 the Company's SendTec marketing services business has become its dominant operation. On March 17, 2006, our board of directors authorized that our name be changed to SendTec, Inc., subject to stockholder approval. SendTec is a marketing company, primarily involved in direct response marketing. In addition to SendTec, the Company also owns and operates two smaller businesses, RelationServe Access ("Access"), and
Friendsand.com ("Friendsand").

The Company was originally formed as Chubasco Resources Corp. ("Chubasco") in the State of Nevada as an exploration stage company engaged in the business of mineral exploration.

RelationServe, Inc., was incorporated in Delaware in March 2005. RelationServe, through its wholly-owned subsidiary, Access, purchased certain assets and assumed certain liabilities of Omni Point Marketing LLC ("Omni Point"), and through its wholly-owned subsidiary, Friendsand, acquired all of the outstanding membership interests of Friendsand, LLC, a Delaware limited liability company related to Omni Point by common ownership (the "Affiliated Company" or "Friends
LLC"). RelationServe completed these transactions simultaneously on May 16,
2005. Prior to such acquisitions, RelationServe, Inc. had no operating business or assets. RelationServe acquired the net assets and business of Omni Point and membership interests of Affiliated Company for a combination of cash in the amount of $150,000, a two-year promissory note in the principal amount of
$700,000, and 8,000,000 shares of its Common Stock. RelationServe, which had no business operations prior to these transactions, accounted for its acquisition of Omni Point's net assets and merger with Affiliated Company as a recapitalization because Omni Point and the former member of Affiliated Company gained control of a majority of RelationServe's Common Stock upon

                                      F-53

                   RELATIONSERVE MEDIA, INC. AND SUBSIDIARIES
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2006

completing these transactions. Accordingly, Omni Point and Affiliated Company are deemed to be the acquirer for accounting purposes.

On June 13, 2005, RelationServe and Chubasco completed a reverse merger (the
"Merger"). Pursuant to the terms of the merger agreement, the Company acquired all of the issued and outstanding capital stock of RelationServe on a one-for-one basis in exchange for 13,326,000 shares of its $0.001 par value
Common Stock. In addition, certain of Chubasco's stockholders simultaneously cancelled an aggregate of 6,800,000 shares of their Common Stock upon completing the Merger. Each share of RelationsServe Common Stock (13,326,000) and each
RelationsServe warrant (6,562,500) outstanding prior to the Merger was automatically converted into an equivalent number of shares of the Company's
Common Stock and an equivalent number of warrants to purchase shares of the
Company's Common Stock, upon completion of the Merger. As a result,
RelationsServe's former stockholders became the Company's majority stockholders and RelationsServe became the Company's wholly-owned subsidiary. Chubasco's stockholders retained 3,216,500 shares of the Company's Common Stock. In addition, the Company assumed a $700,000 promissory note due in May 2007 that
RelationServe issued, which was prepaid during 2005, as partial consideration in a previous purchase of net assets described above, all prior business operations of Chubasco ceased and the Company's principal executive offices were relocated to Fort Lauderdale, Florida.

In addition, the acquisition of RelationServe by the Company was accounted for as a reverse merger because on a post-merger basis, the former RelationServe stockholders hold a majority of the outstanding Common Stock of the Company on a voting and fully diluted basis. As a result, RelationServe was deemed to be the acquirer for accounting purposes. Accordingly, the consolidated financial statements presented for the period ending March 31, 2005, are those of
RelationServe and Omni Point and Affiliated Company for all periods prior to the acquisition, and the financial statements of the consolidated companies from the acquisition date forward. The historical stockholders' deficit of RelationServe prior to the acquisition has been retroactively restated (a recapitalization)
for the equivalent number of shares received in the acquisition after giving effect to any differences in the par value of the Company and RelationServe's
Common Stock, with an offset to additional paid-in capital. The restated
consolidated retained earnings of the accounting acquirer (RelationServe and
Omni Point and Affiliated Company) are carried forward after the acquisition.

On August 29, 2005, RelationServe Media, Inc., a Nevada corporation
("RelationServe (Nevada)"), and RelationServe (Delaware) entered into an
Agreement and Plan of Merger. On August 29, 2005, RelationServe (Nevada) merged with and into RelationServe (Delaware) in a reincorporation merger, so that
RelationServe (Nevada) and RelationServe (Delaware) became a single corporation named RelationServe Media, Inc. (the "Surviving Corporation"), which exists under, and is governed by, the laws of the State of Delaware (the
"Reincorporation Merger").

The Company completed an acquisition of the net assets and business of SendTec as described in Note 4.

NOTE 2 -- LIQUIDITY AND FINANCIAL CONDITION

The Company incurred a $5,134,529 loss for the three months ended March 31,
2006, which includes an aggregate of approximately $3,662,000 in non-cash charges relating to stock issued to satisfy a covenant breach of $1,444,000, non-cash interest of $1,553,000, stock based consulting fees of $297,000, depreciation and amortization of $277,000, and stock based compensation of
$91,000.

The Company is in the process of integrating its newly acquired business
(SendTec) into its existing operations and believes that its current capital resources and resources available from SendTec will enable it to sustain operations through March 31, 2007. The Company intends to raise additional capital to fund the expansion of its business and believes it has access to capital resources; however, the Company has not secured any commitments for new financing at this time nor can the Company provide any assurance that it will be successful in its efforts to raise additional capital if considered necessary, in the future.

In addition, due to the requirement in its agreements with the Debenture holders that the Company must register 130% of the shares of Common Stock that the
Debenture holders currently hold or are entitled to receive under the Debentures or the warrants they hold, the Company currently does not have sufficient authorized Common Stock to

                                      F-54

                   RELATIONSERVE MEDIA, INC. AND SUBSIDIARIES
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2006

issue, or reserve for issuance, Common Stock in connection with any proposed equity transaction involving its Common Stock. Moreover, so long as the
Debentures remain outstanding, we are restricted from incurring additional indebtedness other than certain permitted indebtedness.

The Company is in the process of evaluating several strategic alternatives regarding the Access and Friendsand operations, including implementing significant cost cutting measures. To date, the Company has not committed to any specific plan of action. If no action is taken with respect to the Access and
Freindsand operations, the Company estimates that it will require approximately
$8.9 million to operate the business through March 31, 2007, including $330,000 for investments in data, software and computer equipment. The Company estimates that funds it currently has available plus operating cash flow it expects to generate during the next twelve months will amount to approximately $6 million.
The Company expects that a significant portion of its liquidity needs will be funded through the operations of STAC.

If the Company's implementation of cost cutting measures is insufficient to reduce or eliminate operating losses, the Company estimates that it will have to raise additional funds to meet its liquidity needs through the end of March
2007.

As described in Note 7, the Company was not in compliance with certain financial covenants it is required to maintain under the terms of its Securities Purchase
Agreement with the Debenture holders. As of May 19, 2006, at least 75% of the debenture investors waived the Company's breach of these covenants pursuant to a letter agreement dated May 19, 2006 and accordingly under the terms of the
Securities Purchase Agreement the waiver becomes effective. Under the terms of this waiver, the debenture investors have agreed to permanently forbear their right to (a) declare the Company in default of the debentures and (b) demand acceleration of the loan; however, such waiver relates solely to the Company's noncompliance with the covenants as of March 31, 2006. The waiver does not amend any other terms of the debenture agreement nor does it waive the requirement for the Company to maintain compliance with any covenants contained in the securities at any other times subsequent to March 31, 2006.

The Company is taking certain measures to avoid future instances of non-compliance of the financial covenants in the Securities Purchase Agreement, which include engaging in discussion with the debenture investors to amend such covenants to amounts that would better enable the Company to comply in future periods and/or making changes in the cost structure of business to reduce operating expenses and cash outlays that affect its results of operations.
However, the Company cannot provide any assurance that in the event it is unable to maintain compliance with such covenants, the debenture investors will issue waiver to the Company in the future.

The Company anticipates that it will seek to raise additional capital during
2006 and 2007 to fund additional growth of the business and provide cash for operations if necessary; however, there are no specific financing transactions planned at this time. The Company also can not provide any assurance that in the event it seeks to raise additional capital that such capital will be available on acceptable terms, if at all.

NOTE 3 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Significant estimates in 2006 and 2005 include the allowance for doubtful accounts, stock-based compensation, the useful life of property and equipment and intangible assets, and impairment of intangible assets and goodwill.

Accounts Receivable

The Company has a policy of reserving for uncollectible accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable. The Company periodically reviews its accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. Account balances deemed to be uncollectible are charged

                                      F-55

                   RELATIONSERVE MEDIA, INC. AND SUBSIDIARIES
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2006

to the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. At March 31, 2006, the Company has established, based on a review of its outstanding balances, an allowance for doubtful accounts in the amount of $841,000.

Property and Equipment

Property and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.
When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. Depreciation is computed by the straight-line method over the following estimated useful lives:

                                                                           YEARS
                                                                          ------
Leasehold improvements.................................................   4 -- 6
Computer equipment.....................................................   3 -- 5
Furniture, fixtures and office equipment...............................   5 -- 7
Software...............................................................      3

Goodwill and Intangible Assets

The Company accounts for goodwill and intangible assets in accordance with
Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other
Intangible Assets. SFAS No. 142 requires that goodwill and other intangibles with indefinite lives should no longer be amortized, but rather be tested for impairment annually or on an interim basis if events or circumstances indicate that the fair value of an asset has decreased below its carrying value.

Goodwill represents the excess of the purchase price over the fair value of net assets acquired in business combinations. SFAS 142, requires that goodwill be tested for impairment at the reporting unit level (operating segment or one level below an operating segment) on an annual basis and between annual tests when circumstances indicate that the recoverability of the carrying amount of goodwill may be in doubt. Application of the goodwill impairment test requires judgment, including the identification of reporting units, assigning assets and liabilities to reporting units, assigning goodwill to reporting units, and determining the fair value. Significant judgments required to estimate the fair value of reporting units include estimating future cash flows, determining appropriate discount rates and other assumptions. Changes in these estimates and assumptions could materially affect the determination of fair value and/or goodwill impairment for each reporting unit.

Intangible assets consist of databases of email addresses acquired during normal operations, costs associated with the development of the Company's various websites, covenants not to compete, and deferred financing fees. Costs to develop new email databases, which primarily represent direct external costs, are capitalized and are amortized straight-line over the expected lives of the databases. Non-compete agreements are amortized straight-line over the lives of the underlying employment agreements. Deferred financing fees are amortized straight-line over the life of the debentures. The Company reviews the carrying value of intangibles and other long-lived assets for impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Recoverability of long-lived assets is measured by comparison of its carrying amount to the undiscounted cash flows that the asset or asset group is expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the property, if any, exceeds its fair market value.

These costs are being amortized using the straight-line method over the following estimated useful lives:

                                      F-56

                   RELATIONSERVE MEDIA, INC. AND SUBSIDIARIES
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2006

                                                                           YEARS
                                                                          ------
Email database.........................................................      3
Web properties.........................................................   3 -- 5
Non-compete agreements.................................................   3 -- 5
Deferred financing fees................................................      4

Fair Value of Financial Instruments

The carrying amounts reported in the balance sheet for cash, accounts receivable, accounts payable and accrued expenses approximate fair value based on the short-term maturity of these instruments. The carrying amounts of the
Company's convertible debentures approximate fair value as such instruments have effective yields that are consistent with instruments of similar risk, when taken together with equity instruments issued to the holder.

Convertible Debentures

The Company accounts for conversion options embedded in convertible notes in accordance with SFAS No. 133 "Accounting for Derivative Instruments and Hedging
Activities" ("SFAS 133") and EITF 00-19 "Accounting for Derivative Financial
Instruments Indexed to, and Potentially Settled in, a Company's Own Stock"
("EITF 00-19"). SFAS 133 generally requires companies to bifurcate conversion options embedded in convertible notes from their host instruments and to account for them as free standing derivative financial instruments in accordance with
EITF 00-19. SFAS 133 provides for an exception to this rule when convertible notes, as host instruments, are deemed to be conventional as that term is described in the implementation guidance under Appendix A to SFAS 133 and further clarified in EITF 05-2 "The Meaning of "Conventional Convertible Debt
Instrument" in Issue No. 00-19.

The Company accounts for convertible notes (deemed conventional) in accordance with the provisions of Emerging Issues Task Force Issue ("EITF") 98-5
"Accounting for Convertible Securities with Beneficial Conversion Features,"
("EITF 98-5"), EITF 00-27 "Application of EITF 98-5 to Certain Convertible
Instruments." Accordingly, the Company records, as a discount to convertible notes, the intrinsic value of such conversion options based upon the differences between the fair value of the underlying Common Stock at the commitment date of the note transaction and the effective conversion price embedded in the note.
Debt discounts under these arrangements are amortized over the term of the related debt to their earliest date of redemption.

Common Stock Purchase Warrants and Other Derivative Financial Instruments

The Company accounts for the issuance of Common Stock purchase warrants and other freestanding derivative financial instruments in accordance with the provisions of EITF 00-19. Based on the provisions of EITF 00-19, the Company classifies as equity any contracts that (i) require physical settlement or net-share settlement or (ii) gives the Company a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement).
The Company classifies as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the control of the Company) or (ii)
give the counterparty a choice of net-cash settlement or settlement in shares
(physical settlement or net-share settlement).

Registration Rights Agreements

The Company has adopted View C of EITF 05-4 "Effect of a Liquidated Damages
Clause on a Freestanding Financial Instrument Subject to EITF 00-19" ("EITF
05-4"). Accordingly, the Company classifies as liability instruments, the fair value of registration rights agreements when such agreements (i) require it to file, and cause to be declared effective under the Securities Act, a registration statement with the SEC within contractually fixed time periods, and
(ii) provide for the payment of liquidating damages in the event of its failure to comply with such agreements. Under View C of EITF 05-4, (i) registration rights with these characteristics are accounted for as derivative financial instruments at fair value and (ii) contracts that are (a) indexed to and potentially settled in an issuer's own stock and (b) permit gross physical or net share settlement with no net cash settlement alternative are classified as equity instruments. At March 31, 2006, the Company recorded a registration rights penalty liability of $265,000 which has been included on the accompanying consolidated balance sheet.

                                      F-57

                   RELATIONSERVE MEDIA, INC. AND SUBSIDIARIES
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2006

Earnings Per Share

In accordance with SFAS No. 128 "Earnings Per Share," Basic earnings per share is computed by dividing net income by the weighted average number of shares of
Common Stock outstanding during the period. Diluted earnings per share is computed by dividing net income by the weighted average number of shares of
Common Stock, Common Stock equivalents and potentially dilutive securities outstanding during each period. Diluted loss per common share is not presented because it is anti-dilutive. The Company's Common Stock equivalents at March 31,
2006 include the following:

Options............................................................    3,902,500
Warrants...........................................................   13,944,416
Convertible Debentures.............................................   23,300,000
                                                                      ----------
Total common stock equivalents.....................................   41,146,916
                                                                      ==========

The Company included 7,407,660 common stock purchase warrants with an exercise price of $0.01 in its determination of loss per share for the three months ended
March 31, 2006.

Income Taxes

The Company accounts for income taxes under Statement of Financial Accounting
Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). SFAS No. 109
requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. SFAS No. 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

Omni Point and Friends, LLC as the predecessors to the Company, were organized as limited liability companies for federal income tax purposes. Accordingly, any amounts earned during the three months ended March 31, 2005 are being reported by the members of these entities on their individual tax returns. The Company has not recognized any income tax expense (benefit) in the accompanying financial statements for the three months ended March 31, 2006. Deferred tax assets, which principally arise from net operating losses, are fully reserved due to management's assessment that it is not more likely than not the benefit of these assets will not be realized in future periods.

Revenue Recognition

The Company follows the guidance of the Securities and Exchange Commission's
Staff Accounting Bulletin 104 for revenue recognition. In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectibility is reasonably assured. The following policies reflect specific criteria for the various revenues streams of the Company:

     Internet advertising: Revenue from the distribution of internet advertising is recognized when internet users visit and complete actions at an advertiser's website. Revenue consists of the gross value of billings to clients, including the recovery of costs incurred to acquire online media required to execute client campaigns. Recorded revenue is based upon reports generated by the Company's tracking software.

     Online search: Revenue derived from search engine marketing services, such as search engine keyword buying, is recognized on a net basis in the period when the associated keyword search media is clicked on by a consumer.
     SendTec typically earns a media commission equal to a percentage of the keyword search media purchased for its clients. In many cases, the amount
     SendTec bills to clients significantly exceeds the amount of revenue that is earned due to the existence of various pass-through charges such as the cost of the search engine keyword media. Amounts received in advance of search engine keyword media purchases are deferred and included in deferred revenue in the accompanying balance sheet.

                                      F-58

                   RELATIONSERVE MEDIA, INC. AND SUBSIDIARIES
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2006

     Direct response media: Revenue derived from the purchase and tracking of direct response media, such as television and radio commercials, is recognized on a net basis when the associated media is aired. In many cases, the amount the Company bills to clients significantly exceeds the amount of revenue that is earned due to the existence of various pass-through charges such as the cost of the television and radio media.
     Amounts received in advance of media airings are deferred and included in deferred revenue in the accompanying balance sheet.

     Advertising programs: Revenue generated from the production of direct response advertising programs, such as infomercials, is recognized on the completed contract method when such programs are complete and available for airing. Production activities generally take eight to 12 weeks and the
     Company usually collects amounts in advance and at various points throughout the production process. Amounts received from customers prior to completion of commercials are included in deferred revenue and direct costs associated with the production of commercials in process are deferred and included within other current assets in the accompanying balance sheet.

     Email append services: The Company's email append solution allows a marketer to augment their existing customer database with the Company's permission-based email data. When a match is confirmed, the customer's email address is added to the client's file. Revenue is recognized upon completion of the email append service and the delivery of the updated customer database is delivered to the client.

     Electronic change of address: The Company's electronic change of address service enables clients to update their email databases. Revenue is recognized upon delivery of the updated customer database.

     Lead generation: The Company offers lead generation programs to assist a variety of businesses with customer acquisition. The Company pre-screens the leads through its online surveys to meet its clients' exact criteria.
     Revenue is recognized upon delivery of a lead database to the client.

     Direct mail and postal list advertisement: The Company compiles an exclusive Internet responders' postal mailing list. This list is sourced from online registration and individuals who have responded to the
     Company's online campaigns. These consumers are responsive to offers and purchase products and services through online and offline channels. Revenue is recognized upon delivery of the respective list to the client.

     Online market research: The Company has developed a consumer survey and offers a variety of targeted leads generated from its ongoing survey responses. The Company also offers marketers the opportunity to add specific questions to the survey. The Company then sells the response information to the marketer on a cost per response basis. If a marketer or a market research company needs a full survey completed, the Company will broadcast its client's survey to a designated responder list on a cost per thousand basis. Revenue is recognized upon delivery of the respective survey to the designated responder.

Stock-Based Compensation

Prior to January 1, 2006, the Company accounted for employee stock transactions in accordance with Accounting Principle Board, APB Opinion No. 25, "Accounting
for Stock Issued to Employees." The Company has adopted the pro forma disclosure requirements of Statement of Financial Accounting Standards No. 123, "Accounting
For Stock-Based Compensation."

Effective January 1, 2006, the Company adopted FASB Statement of Financial
Accounting Standard ("SFAS") No. 123R "Share Based Payment". This statement is a revision of SFAS Statement No. 123, and supersedes APB Opinion No. 25, and its related implementation guidance. SFAS 123R addresses all forms of share based payment ("SBP") awards including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights. Under SFAS
123R, SBP awards result in a cost that will be measured at fair value on the awards' grant date, based on the estimated number of awards that are expected to vest that will result in a charge to operations. Consequently, during the three months ended March 31, 2006 the Company recognized approximately $91,000 in expense.

                                      F-59

                   RELATIONSERVE MEDIA, INC. AND SUBSIDIARIES
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2006

The fair value of all options granted was estimated at the date of grant using the Black-Scholes option valuation model. In calculating the fair values of the stock options, the following assumptions were used:

                                                       2006 GRANTS   2005 GRANTS
                                                       -----------   -----------
Dividend yield......................................           --            --
Expected life.......................................     10 years      10 years
Risk free interest rate.............................         4.00%         3.53%
Expected volatility.................................           80%           50%

The Company did not issue any stock based compensation awards during the three months ended March 31, 2005 and therefore is not required to present any pro-forma disclosures for such reporting period.

Concentration of Credit Risk

The Company maintains its cash in bank deposit accounts, which, at times, exceed federally insured limits. At March 31, 2006, the Company had approximately
$5,070,000 in United States bank deposits, which exceed federally insured limits. The Company had not experienced any losses in such accounts through
March 31, 2006.

Recent Accounting Pronouncements

In May 2005, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 154, "Accounting Changes and Error
Corrections-a replacement of APB Opinion No. 20 and FASB Statement No. 3" ("SFAS
154"). This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB
Statement No. 3, Reporting Accounting Changes in Interim Financial Statements,
and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed.

APB Opinion No. 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. This
Statement requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, this
Statement requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings (or other appropriate components of equity or net assets in the statement of financial position) for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, this Statement requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. Effective January 1, 2006, the Company adopted SFAS
154, which did not have a material impact on the Company's financial statements.

On June 29, 2005, the EITF ratified Issue No. 05-2, "The Meaning of
'Conventional Convertible Debt Instrument' in EITF Issue No. 00-19, 'Accounting
for Derivative Financial Instruments Indexed to, and Potentially Settled in, a
Company's Own Stock.' " EITF Issue 05-2 provides guidance on determining whether a convertible debt instrument is "conventional" for the purpose of determining when an issuer is required to bifurcate a conversion option that is embedded in convertible debt in accordance with SFAS 133. Issue No. 05-2 is effective for new instruments entered into and instruments modified in reporting periods beginning after June 29, 2005. The adoption of this pronouncement did not have a material effect on the Company's financial statements.

In September 2005, Issue No. 05-4, "The Effect of a Liquidated Damages Clause on
a Freestanding Financial Instrument Subject to EITF Issue No. 00-19, 'Accounting
for Derivative Financial Instruments Indexed to, and Potentially Settled in, a
Company's Own Stock.' " EITF 05-4 provides guidance to issuers as to how to account for

                                      F-60

                   RELATIONSERVE MEDIA, INC. AND SUBSIDIARIES
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2006

registration rights agreements that require an issuer to use its "best efforts"
to file a registration statement for the resale of equity instruments and have it declared effective by the end of a specified grace period and, if applicable, maintain the effectiveness of the registration statement for a period of time or pay a liquidated damage penalty to the investor. The Company has adopted view C of this pronouncement. Accordingly, the Company has bifurcated registration rights from their related free standing financial instruments and recorded them at fair value.

In September 2005, the FASB ratified the Emerging Issues Task Force's ("EITF")
Issue No. 05-7, "Accounting for Modifications to Conversion Options Embedded in
Debt Instruments and Related Issues," which addresses whether a modification to a conversion option that changes its fair value affects the recognition of interest expense for the associated debt instrument after the modification and whether a borrower should recognize a beneficial conversion feature, not a debt extinguishment if a debt modification increases the intrinsic value of the debt
(for example, the modification reduces the conversion price of the debt). The
Company adopted EITF Issue No. 05-7 on January 1, 2006, and the adoption of this pronouncement did not have a material effect on the Company's financial statements.

In September 2005, the FASB also ratified the EITF's Issue No. 05-8, "Income Tax
Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature,"
which discusses whether the issuance of convertible debt with a beneficial conversion feature results in a basis difference arising from the intrinsic value of the beneficial conversion feature on the commitment date (which is recorded in the stockholder's equity for book purposes, but as a liability for income tax purposes), and, if so, whether that basis difference is a temporary difference under FASB Statement No. 109, "Accounting for Income Taxes." This
Issue should be applied by retrospective application pursuant to Statement 154 to all instruments with a beneficial conversion feature accounted for under
Issue 00-27 included in financial statements and was adopted by the Company on
January 1, 2006. The adoption of this pronouncement did not have a material effect on the Company's financial statements.

In February 2006, the FASB issued SFAS No. 155 "Accounting for Certain Hybrid
Financial Instruments-an amendment of FASB Statements No. 133 and 140" ("FAS
155"). FAS 155 addresses the following: a) permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation; b) clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133; c)
establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation;
d) clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives; and e) amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. FAS 155 is effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006. The Company is currently evaluating the requirements of FAS 155, but does not expect that the adoption of this pronouncement will have a material effect on its financial statements.

In March 2006, the FASB issued SFAS 156 -- "Accounting for Servicing of
Financial Assets -- an amendment of FASB Statement No. 140" ("SFAS 156"). SFAS
156 is effective for the first fiscal year beginning after September 15, 2006.
SFAS 156 changes the way entities account for servicing assets and obligations associated with financial assets acquired or disposed of. The Company has not yet completed its evaluation of the impact of adopting SFAS 156 on its results of operations or financial position, but does not expect that the adoption of
SFAS 156 will have a material impact.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

NOTE 4 -- ACQUISITION

On August 9, 2005, the Company entered into an asset purchase agreement (the
"Asset Purchase Agreement"), as amended on August 23, 2005, with theglobe.com,
Inc. and its wholly-owned subsidiary, SendTec. The Asset Purchase Agreement provided for the Company to purchase, through Send Tec Acquisition Corp.
("STAC"), the business and assets of SendTec (the "Asset Purchase"). The Company formed STAC solely to purchase the business

                                      F-61

                   RELATIONSERVE MEDIA, INC. AND SUBSIDIARIES
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2006

and assets of SendTec. The Company made an initial investment in STAC of
$10,000,000 in exchange for Common Stock representing approximately 23% of the voting interests of STAC as described below.

The Asset Purchase Agreement, as originally contemplated by the parties, provided for the closing of this transaction to occur through STAC, as a wholly-owned or majority-owned subsidiary of the Company, on or prior to October
31, 2005.

As a result of the financing arrangement described herein, the Asset Purchase was restructured to include certain additional conditions for the Company to satisfy prior to completing its acquisition of SendTec. In connection therewith, the Company, on October 31, 2005 assigned its rights under the Asset Purchase
Agreement to STAC with the consent of the sellers in the transaction and entered into certain other agreements providing for the financing of the transaction. As a result of such financing arrangements, STAC temporarily ceased to be a wholly-owned subsidiary of the Company upon closing the Asset Purchase and upon
STAC's concurrent issuance, in a private placement, of preferred stock representing 64% of the aggregate voting interests in STAC. STAC completed the
Asset Purchase on October 31, 2005. The purchase consideration (paid by STAC to the sellers) and a breakdown of the excess of the purchase price over the nest assets acquired is as follows:

Consideration Paid...............................................   $39,850,000
   Transaction expenses..........................................       580,000
                                                                    -----------
   Total purchase cost...........................................   $40,430,000
                                                                    ===========
Assets acquired..................................................    11,458,704
Liabilities assumed..............................................    (8,707,016)
                                                                    -----------
Net assets acquired..............................................     2,751,688
                                                                    -----------
Purchase price in excess of net assets acquired..................   $37,678,312
Allocated to Covenant not to compete.............................     1,866,000
                                                                    -----------
   Goodwill......................................................   $35,812,312
                                                                    ===========

STAC financed its purchase of SendTec by issuing (a) 10,000,000 shares of its par value $0.001 Common Stock ("STAC Common Stock") to the Company for
$10,000,000 in cash and (b) pursuant to a Securities Purchase Agreement (the
"STAC Debenture Agreement"), more fully described in Note 7, $34,950,000 of its
6% Senior Secured Convertible Debentures due October 30, 2009 (the "STAC
Debentures") to institutional investors (the "Investors"). In addition, certain
Investors of the STAC Debentures also purchased 279,669 shares of STAC's Series
A Redeemable Preferred Stock (the "STAC Preferred Stock") at a price of $1.00 per share for net proceeds of approximately $280,000 and STAC management purchased 531,700 shares of STAC Common Stock for $531,700. STAC also issued, for no consideration, an additional 4,774,323 shares of its Common Stock to STAC management concurrent with its purchase of Send Tec on October 31, 2005. Each share of STAC Preferred Stock possessed 100 votes per share, representing approximately 64% of the total voting interests of STAC. The Company retained, through the date of consolidation, approximately 23% of the total voting interests in STAC. The remaining voting interests in STAC were owned by STAC management.

The Asset Purchase, STAC Debenture Agreement, STAC Preferred Stock,
RelationServe Preferred and certain other contemporaneous agreements entered into with the management of STAC provided for the mandatory consolidation of
STAC, as defined in the Securities Purchase Agreement (the "Consolidation") with the Company upon the attainment of certain contractual milestones (the
"Consolidation Milestones").

Such Consolidation Milestones, as defined in the Securities Purchase and related agreements, principally included the delivery, by the Company to the Investors and their agent in the transaction, of its (a) audited financial statements for the nine months ended September 30, 2005 (the "Audited Financial Statements"),
(b) satisfactory evidence that it had achieved certain minimum levels of revenue, earnings and cash flow as specified aforementioned agreements (the
"Financial Covenants"), (c) a letter from its legal counsel providing negative assurance that reports the Company has filed with SEC since June 10, 2005 through the date of the letter contain no material misstatements or omissions of fact and (d) satisfactory evidence that certain former members of Omni Point and
Affiliate Company relinquished their equity or other interest in the Company (as of the time of the

                                      F-62

                   RELATIONSERVE MEDIA, INC. AND SUBSIDIARIES
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2006

Consolidation) and gave the Company a general release of all claims and entered into non-competition and non-solicitation agreements reasonably satisfactory to the purchasers of the STAC Debentures.

The Company, STAC and the purchasers of debenture investors also entered into an
Investor Rights Agreement (the "Investor Rights Agreement") providing, among other things, for the formation of a five member board, including one member to jointly represent the Company and a debenture investor, and mandatory effectuation of a liquidity event, as defined, in the event that the
Consolidation Milestones and related Consolidation had not been completed.

Upon the satisfaction on the Consolidation Milestones, STAC became a wholly-owned subsidiary of the Company in connection with a series of transactions that took place on the Consolidation Date. These transactions included (i) the automatic conversion of all the STAC Preferred Stock into
7,621,991 shares of the Company's Common Stock (ii) the STAC Debentures becoming automatically convertible into the Company's Common Stock and (iii) the exchange of all Common Stock of STAC held by STAC management for 9,506,380 shares of the
Company's Common Stock.

As described in Note 1, the Company accounted for its investment in STAC, through the date of the consolidation under the equity method prescribed in the provisions of APB 18. Accordingly, the Company recorded a $1,034,102 charge for its proportionate share of STAC's losses for the period of October 31, 2005 through December 31, 2005, and a $153,389 charge for its proportionate share of
STAC's losses for the month ending January 31, 2006.

The Company delivered satisfactory evidence of its completion of the
Consolidation Milestones on or about February 1, 2006 and completed its consolidation with STAC. The tangible net assets of STAC at the date of the consolidation are as follows:

Fair value of tangible assets:

Cash ............................................................   $ 9,347,155
Accounts receivable, net ........................................     7,580,221
Prepaid expenses ................................................       167,879
Property and equipment ..........................................       842,278
Other assets ....................................................        15,329
                                                                    -----------
   Total tangible assets ........................................    17,952,862
                                                                    -----------
Liabilities assumed:
Accounts payable ................................................     9,848,134
Accrued expenses ................................................     1,353,229
Deferred revenue ................................................       520,513
Deferred rent ...................................................       151,206
                                                                    -----------
   Total liabilities assumed ....................................    11,873,082
                                                                    -----------
Net tangible assets acquired ....................................   $ 6,079,780
                                                                    ===========

A reconciliation of the amount of goodwill recorded by STAC upon its acquisition of SendTec on October 31, 2005 to the amount recorded by the Company upon its consolidation with STAC is as follows:

                                      F-63

                   RELATIONSERVE MEDIA, INC. AND SUBSIDIARIES
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2006

Excess of purchase price over net assets acquired by STAC at
   October 31, 2005 allocated to goodwill .......................   $35,812,312
Net Losses of STAC for the period of November 1, 2005 through
   January 31, 2006, net of equity loss recognized by
   RelationServe of $1,187,491 ..................................     3,975,513
Reclassification of equity relating to value assigned to warrants
   from October 31, 2005 transaction ............................      (486,224)
RelationServe Media Transaction Expenses ........................     1,252,468
Change in valuation of registration rights penalty accrual ......       250,000
Dividend paid to preferred stockholders .........................         3,737
                                                                    -----------
Excess of purchase price over net assets acquired at
   February 3, 2006 allocated to goodwill .......................    40,807,806
Cash received in March 2006 adjusting the October 31, 2005
   transaction ..................................................      (318,750)
                                                                    -----------
Excess of purchase price over net assets acquired as of
   March 31, 2006 allocated to goodwill..........................   $40,489,056
                                                                    ===========

The following unaudited pro-forma information reflects the results of continuing operations of the Company as if the acquisitions had been consummated as of
January 1, 2006:

                                                      FOR THE THREE MONTHS ENDED
                                                              MARCH 31,
                                                      --------------------------
                                                          2006          2005
                                                      -----------    -----------
Revenues ..........................................   $11,400,000    $11,700,000
Net Income (Loss) .................................    (5,400,000)     1,400,000
Net Income (Loss) per share .......................         (0.14)          0.11

The Company's allocation of its purchase price to the net assets of SendTec and presentation of the pro forma results is preliminary. This information, which is based on significantly limited information, is being presented for illustration purposes only and is not indicative of the results that the Company would have achieved or could potentially achieve in future periods had it completed this transaction as of the dates indicated. The allocation of the purchase price is preliminary and is based on management's valuation estimates. The Company will commission a formal valuation study and the results of such study could differ significantly from management's estimates.

NOTE 5 -- PROPERTY AND EQUIPMENT

At March 31, 2006, property and equipment consist of the following:

Computer equipment ...............................................   $  952,009
Office equipment .................................................      167,266
Furniture and fixtures ...........................................      478,150
Leasehold improvements ...........................................      148,905
Software .........................................................      500,417
                                                                     ----------
  Property and equipment .........................................    2,246,747
Less accumulated depreciation ....................................     (518,193)
                                                                     ----------
Property and equipment, net ......................................   $1,728,554
                                                                     ==========

Depreciation expense was approximately $109,000 and $45,000 for the three months ended March 31, 2006 and 2005, respectively.

At March 31, 2006, intangible assets consist of the following:

Email database ..................................................   $ 3,509,316
Web properties ..................................................       155,273
Non-compete agreements ..........................................     1,748,334
Deferred financing fees .........................................     2,064,172
                                                                    -----------
Intangible assets ...............................................     7,477,095
Less accumulated amortization ...................................    (1,660,593)
                                                                    -----------
Intangible assets, net ..........................................   $ 5,816,502
                                                                    ===========

                                      F-64

                   RELATIONSERVE MEDIA, INC. AND SUBSIDIARIES
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2006

Amortization expense was approximately $455,000 and $115,000 for the three months ended March 31, 2006 and 2005, respectively, including approximately
$287,000 and $115,000, respectively, relating to the amortization of the email database that is included in cost of sales.

Amortization expense subsequent to the three months ended March 31, 2006 is approximately as follows:

Period from April 1, 2006 through December 31, 2006 ...............   $1,425,000
Years ending December 31:
2007 ..............................................................    1,664,000
2008 ..............................................................    1,320,000
2009 ..............................................................      665,000
2010 ..............................................................      189,000
Thereafter ........................................................      554,000
                                                                      ----------
                                                                      $5,817,000
                                                                      ==========

NOTE 7 -- DEBENTURES

STAC financed its purchase of SendTec, in part, by issuing $34.95 million of
Senior Secured Convertible Debentures due October 30, 2009. As a result of the
Consolidation with STAC, on February 3, 2006, the Debentures, initially convertible at $1.00 per share into STAC Common Stock, became convertible into
Company Common Stock at a conversion price of $1.50 per share. The Debenture
Holders maintain a first priority security interest in all of the Company's assets and in the assets of its subsidiaries. For as long as the Debentures remain outstanding, the Company is restricted from incurring additional indebtedness other than certain permitted indebtedness consisting of (i) a working capital credit facility of up to $3,000,000 which may have a second priority interest in our accounts receivables and inventory, (ii) trade payables and indebtedness consisting of capitalized lease obligations and purchase money indebtedness incurred in connection with the acquisition of capital assets and obligations under sale-leaseback arrangements with respect to newly acquired or leased assets and (iii) such obligations which are not secured by liens on any of our assets or STAC assets existing as of the date that the Debentures were originally issued. To the extent that additional debt financing is required for us to conduct our operations, the restrictions from incurring additional indebtedness in the Debentures could materially adversely impact our ability to achieve our operational objective.

The STAC Debenture provided, among other things, for the Company to assume liability for the STAC Debentures on the date of Consolidation. The Securities
Purchase Agreement relating to the purchase of the STAC Debenture also required
STAC, and the Company beginning on the date of Consolidation to comply with certain financial covenants and provide for the Debenture holders to participate in subsequent financing transactions. The Company and STAC were not in compliance with the financial covenants stipulated in the Securities Purchase
Agreement prior to and as of the date of consolidation.

On February 3, 2006, the Company and the Debenture holders entered into a letter agreement pursuant to which the debenture holders agreed to (a) forbear to call a covenant default of STAC's breach of the financial covenants, (b) amend the
STAC Debenture to substantially eliminate the requirement for the Company to comply with the financial covenants at any time up to the date of consolidation and during the year ended December 31, 2006 and (c) consent to the Company's sale of Common Stock to Sunrise Equity Partner (Note 11), in exchange for
525,000 shares of Common Stock with an aggregate fair value of 1,443,750.

The amended financial covenants require the Company to attain minimum EBITDA of
$8,434,000 for the year ended December 31, 2006 including EBITDA of at least
$1,257,000, $2,013,000, $2,324,000 and $2,824,000 for the first quarter, second quarter, third quarter and fourth quarter of 2006, respectively, and quarterly
EBITDA thereafter of $2,840,000 until the Debentures are paid in full. In addition, the Company is restricted from making capital expenditures in excess of $550,000, $375,000 and $300,000 during each of the quarters ended March 31,
2006, June

                                      F-65

                   RELATIONSERVE MEDIA, INC. AND SUBSIDIARIES
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2006

30, 2006 and September 30, 2006, respectively, and $250,000 per quarter thereafter, until the Debentures are paid in full. The Company must also maintain minimum cash balances of $2,500,000 in the first quarter of 2006,
$2,750,000 in the second quarter of 2006, $3,000,000 in each of the third and fourth quarters of 2006 and $4,000,000 thereafter until the Debentures are paid in full.

As described in Note 2, the Company was not in compliance with certain financial covenants it is required to maintain under the terms of the Securities Purchase
Agreement with the Debenture holders. As of May 19, 2006, at least 75% of the debenture investors waived the Company's breach of these covenants pursuant to a letter agreement dated May 19, 2006. Under the terms of this waiver, the debenture investors have agreed to permanently forbear their right to (a)
declare the Company in default of the debentures and (b) demand acceleration of the loan, however, such waiver relates solely to the Company's noncompliance with the covenants as of March 31, 2006. The waiver does not amend any other terms of the debenture agreement nor does it waive the requirement for the
Company to maintain compliance with any covenants contained in the Securities
Purchase Agreement at any other times subsequent to March 31, 2006.

The Company is taking certain measures to avoid future instances of non-compliance of the financial covenants in the Securities Purchase Agreement, which include engaging in discussions with the debenture investors to amend such covenants to amounts that would better enable the Company to comply in future periods and/or making changes in the cost structure of business to reduce operating expenses and cash outlays that affect its results of operations.
However, the Company cannot provide any assurance that in the event it is unable to maintain compliance with such covenants, the debenture investors will issue a waiver to the Company in the future.

The Company is in the process of negotiating amendments to the financial covenants required to be maintained under the Securities Purchase Agreement.
However, the Company has not reached an agreement with its Debenture holders to revise such financial covenants. In the event that we fail to comply with our financial or other covenants in the future, the Debenture holders could declare our Debentures to be in default, and accelerate the maturity of the Debentures, plus interest, and impose default penalties. Because all of our subsidiaries'
assets are pledged to the Debenture holders and they also are guarantors of such debt, acceleration of the debt and its required repayment prior to the due date thereof would have a material adverse effect on our business and operations unless we are immediately able to refinance such debt. We currently have no agreement or understanding with any party to refinance our debt. Accordingly, acceleration and repayment would make it unlikely that we would be able to continue to operate. Under the terms of the Debentures, and related agreements, if the Company is unable to satisfy the financial covenants in the Securities
Purchase Agreement, it could be considered an event of default under the
Debentures.

If the Company breachs its covenants or otherwise defaults on its obligations under the Debentures and the due date is accelerated, the amount required to pay such Obligation will most likely come out of the Company's working capital and cash balances. Since the Company relies on its working capital for its day-to-day operations, such a default would have a material adverse effect on the Company's business, operating results, and financial condition. In such event, the Company may be forced to restructure, file for bankruptcy, sell assets, or cease operations, any of which would put the Company, its investors and the value of our Common Stock, at significant risk. Further, the Company's obligations under the Debentures are secured by substantially all of its assets.
Failure to fulfill the Company's obligations under the Debentures and related agreements could lead to loss of these assets, which would be detrimental to its operations.

The Company also issued 10,081,607 Common Stock purchase warrants (the
"Warrants") to the debenture holders, exercisable at $0.01 per share on the
Consolidation Date. In accordance with APB 14 and ETIF 00-27, all of the
$34,950,000 of the proceeds received upon the issuance of the Convertible
Debentures are allocable, to the Common Stock purchase warrant, based on the relative fair value of the Convertible Debentures and the Warrants and the beneficial conversion feature embedded in the Convertible Debentures. The warrant value will accrete to the carrying value of the Debentures as a non-cash charge to interest expense over the term of the Debentures.

Accretion of the discount on the debentures amounted to $1,553,333 during the three months ended March 31, 2006 and is included as a component of interest expense in the accompanying statement of operations. Contractual interest

                                      F-66

                   RELATIONSERVE MEDIA, INC. AND SUBSIDIARIES
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2006

expense on the debentures amounted to $343,675 during the three months ended
March 31, 2006 and is included as a component of interest expense in the accompanying statement of operations.

NOTE 8 -- RELATED PARTY TRANSACTIONS

For the three months ended March 31, 2006, the Company incurred consulting expenses from one company related to a stockholder of the Company aggregating
$10,000. As of March 31, 2006 all amounts due to this company had been paid.

NOTE 9 -- SIGNIFICANT CUSTOMERS

A significant portion of the Company's revenue is attributable to a small number of customers. During the three months ended March 31, 2006, three customers accounted for approximately 41.5% of the Company's net revenue. Three customers represented approximately 33.8% of total accounts receivable at March 31, 2006.

NOTE 10 -- COMMITMENTS AND CONTINGENCIES

Employment agreements

As part of the SendTec acquisition transaction, certain executives of SendTec entered into new employment agreements with SendTec. The employment agreements each have a term of five years and automatically renew for an additional year at expiration unless either party provides the requisite notice of non-renewal. The agreements also contain certain non-compete provisions for periods as specified by the agreements. The $1.8 million value assigned to the non-compete agreements is being amortized on a straight-line basis over five years. Annual amortization expense of the non-compete agreements is estimated to be $431,000 in 2006,
$471,000 in 2007, $430,000 in 2008, $227,000 in 2009, and $189,000 in 2010.

Effective February 3, 2006, the Company entered into an employment agreement with its Chief Executive Officer for an initial five-year term, which will be renewed for additional one-year terms thereafter, unless written notice is provided by either party. The agreement provides for an annual base salary of no less than $400,000, as well as such incentive compensation and bonuses as the
Board of Directors may determine and to which he may become entitled to pursuant to an incentive compensation or bonus program.

Effective February 3, 2006, The Company entered into an employment agreement with its Chief Financial Officer for an initial five-year term, which will be renewed for additional one-year terms thereafter, unless written notice is provided by either party. The agreement provides for an annual base salary of no less than $225,000, as well as such incentive compensation and bonuses as the
Board of Directors may determine and to which he may become entitled to pursuant to an incentive compensation or bonus program.

Effective February 3, 2006, the Company entered into an employment agreement with its President for an initial five-year term, which will be renewed for additional one-year terms thereafter, unless written notice is provided by either party. The agreement provides for an annual base salary of no less than
$325,000, as well as such incentive compensation and bonuses as the Board of
Directors may determine and to which he may become entitled to pursuant to an incentive compensation or bonus program.

RelationServe Preferred Stock Registration Rights Agreement

The Company entered into a Registration Rights Agreement with each of the purchasers of the RelationServe Preferred. The Registration Rights Agreement
provides that the Company will file a registration statement with the Securities
Exchange Commission ("SEC") within 45 days following either the closing of the
Consolidation or a public announcement of the abandonment of the Consolidation.
If the registration statement filed with the SEC is not declared effective within 120 days of filing or does not remain effective while the shares of
RelationServe Common Stock underlying the RelationServe Preferred remain outstanding the Company will pay such holder monthly in cash as partial liquidated damages 1% of the aggregate purchase price paid by such holder for the

                                      F-67

                   RELATIONSERVE MEDIA, INC. AND SUBSIDIARIES
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2006

RelationServe Preferred. The Company filed such registration statement on March
20, 2006 as required under the registration rights agreement. The Company reduced its estimate of the fair value of the accrued registration rights penalty by $60,000 which is presented in other income (loss) of the accompanying statement of operations for the three months ended March 31, 2006.

The Company, upon the consolidation with STAC, also assumed the registration rights obligation under the Securities Purchase Agreement with the Debenture holders, which has an estimated fair value of $250,000. This amount resulted in an increase to the amount recorded by the Company on the date of its consolidation with STAC.

Management Agreements

On October 31, 2005, the Company entered into certain agreements with members of
STAC management under which the members of STAC management received, in the aggregate 9.5% of the outstanding shares of STAC Common Stock giving effect to the conversion as of October 31, 2005. Upon the Consolidation, members of STAC management, pursuant to an exchange agreement, exchanged their STAC Common Stock for 9,506,380 shares, in the aggregate, of the Company's Common Stock, and became employees of the Company and accordingly are now eligible to receive awards under the Company's stock option plans, (the "Exchange Agreement"). The
Company accounted for its issuance of these shares as an increase in the basis of its investment in STAC that has been eliminated in consolidation (Note 11).

Private Placement Consent and Waiver

In connection with the June 30, 2005 private placement, the Company was in default of certain registration obligations to purchasers in such offering that provided for the Company to register such private placement securities for resale within 45 days following the termination of the offering. As a result of the transactions

described herein, on October 31, 2005 the Board of Directors of the Company
ratified waivers obtained from a majority of the purchasers in the June 30, 2005 offering and entered into new Consent and Waiver Agreements containing amended registration obligations of the Company. The Company is in the process of seeking the registration of the resale of the securities sold in the June 30,
2005 private placement contemporaneously with the registration of the securities issued in connection with the financing of the Asset Purchase; provided, however, if the Company receives notice from at least 50% of the holders of the securities sold in the June 30, 2005 private placement then the Company shall use commercially reasonable efforts to file a registration statement as soon as practicable.

Legal Proceedings

Through March 31, 2006, the Company and/or Omni Point have been named as defendants in three separate claims made by customers arising in the ordinary course of its business and one employment related claim. The Company believes it has substantial defenses and intends to vigorously defend itself against any and all actions taken by the plaintiffs in these matters. The Company does not believe that any potential damages that could arise from these claims will have a material adverse effect on its financial condition or the results of its operations.

Omni Point has been named as a defendant in a certain employment related claim which to date has not been asserted against the Company. Although the Company is not a defendant in this matter at this time, there can be no assurance that the plaintiffs will not attempt to assert this claim against the Company in the future or that such claim, if asserted, will not result in a material loss to the Company. The range of loss with respect to this matter, if any, cannot be quantified.

On April 5, 2006, Mr. Ohad Jehassi, the Company's former Chief Operating
Officer, filed an action against the Company in the Circuit Court for the 17th
Judicial Circuit in Broward County, Florida. Mr. Jehassi alleges in the
Complaint that the Company breached its Employment Agreement with Mr. Jehassi, and that the Company owes Mr. Jehassi at least the sum of $15,000 under the
Employment Agreement.

                                      F-68

                   RELATIONSERVE MEDIA, INC. AND SUBSIDIARIES
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2006

On March 6, 2006 Boston Meridian LLC ("Boston Meridian") filed a complaint in the United States District Court, District of Massachusetts, alleging it is owed certain fees and expense reimbursements in connection with the acquisition of the business of SendTec from theglobe.com Inc. On March 21, 2006, the Company filed a complaint in the Supreme Court of the State of New York, County of New
York against Boston Meridian and Sage Capital Growth, Inc. ("Sage"), alleging that Boston Meridian circulated financial information which contained inaccuracies and unauthorized representations, and that Boston Meridian and Sage acted together to ruin the Company's planned financing deal. On April 3, 2006,
Boston Meridian amended the Complaint adding Michael Brauser, the Company's
Chairman of the Board of Directors, as an additional defendant. Boston Meridian alleges that it expended time and effort to assist the Company with its acquisition of the business of SendTec, specifically that it prepared presentations, hosted conference calls with potential investors, traveled with and met with potential investors and provided advisory services to the Company.
Boston Meridian alleges that Mr. Brauser tortiously interfered with Boston
Meridian's contract with the Company. Boston Meridian seeks an aggregate of
$917,302 in fees and expenses and 100,000 shares of Common Stock. The Company intends to vigorously defend against the complaint. The Company cannot provide any assurance that the outcome of this matter will not have a material adverse effect on its financial position or results of operations.

On March 3, 2006, Richard F. Thompson, Thompson Family Wealth Management, Dwight
Thompson, Greg Thompson and Parabolic Investment Fund, L.P. commenced an action in the State Court of Indiana, County of Hamilton, against Anthony D. Altavilla,
Summit Financial Partners, LLC, Barron Partners, LP, US MedSys Corp. and
RelationServe Media, Inc. The plaintiffs in this action assert a variety of claims against non-related defendants. As against the Company, plaintiffs seek rescission of the 110,000 shares of Company' Common Stock they purchased in July
2005 (plaintiffs also received warrants for 55,000 shares of RSMI Common Stock), alleging that the shares they received were not registered as required under
Indiana Law, and that the Company failed to disclose a commission. The Company intends to file a motion to dismiss this action because the shares did not need to be registered under Indiana Law, as they were exempt from registration as a
"federal covered security." Mr. Altavilla did not sell shares on the Company's behalf. Mr. Altavilla did receive, in addition to other compensation, a finder's fee in the amount of 7% of total gross funding provided for introductions made by him to investors not already having a preexisting relationship with the
Company.

The Company believes this action is without merit, and intends to vigorously defend itself with respect to this matter; however, its outcome or range of possible loss, if any, cannot be predicted at this time. The Company cannot provide any assurance that the outcome of this matter will not have a material adverse effect on its financial position or results of operations.

On February 17, 2006, the Law Offices of Robert H. Weiss PLLC ("Weiss") filed a complaint in the Superior Court of the District of Columbia, Civil Division,
against the Company and Omni Point for fraud, breach of contract, unjust enrichment, and violation of the Uniform Deceptive Practices Act. Weiss seeks compensatory damages in an amount no less than approximately $80,000 in addition to punitive and exemplary damages with no specified amount. The Company also has accounts receivable due from Weiss of approximately $387,000 which are fully reserved. This case is in its initial stages. The Company intends to vigorously defend itself with respect to this matter; however, its outcome or range of possible loss, if any, cannot be predicted at this time. The Company cannot provide any assurance that the outcome of this matter will not have a material adverse effect on its financial position or results of operations.

On February 3, 2006, InfoLink Communications, Services, Inc, (InfoLink) filed a complaint against the Company and Omni Point in the Circuit Court of Miami Dade
County, Florida, for allegedly violating the federal CAN SPAM ACT of 2003, 15
U.S.C. Section 7701, and breach of an alleged licensing agreement between Omni
Point and InfoLink. The Company does not believe that Info Link has sufficiently pled any factual basis to support its claim. Info Link seeks actual damages in an amount of approximately $100,000 and approximately $1,500,000 in statutory damages. This case is in its initial stages. The Company intends to vigorously defend itself with respect to this matter; however, its outcome or range of possible loss, if any, cannot be predicted at this time. The Company cannot provide any assurance that the outcome of this matter will not have a material adverse effect on its financial position or results of operations.

                                      F-69

                   RELATIONSERVE MEDIA, INC. AND SUBSIDIARIES
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2006

On December 15, 2004, the Federal Bureau of Investigation served Omni Point with a search warrant regarding the alleged use of unlicensed software and seized certain e-mail servers with a net book value of approximately $135,000.
Management believes the investigation resulted from a former independent contractor of the Company using the alleged unlicensed software on the Company's behalf and without the Company's knowledge. Management and legal counsel are currently unaware of any additional developments in the investigation. The
United States Attorney's Office had then indicated that it would contact the
Company's legal counsel as the investigation continues. The Company has not received any further communications with respect to this matter, however, there can be no assurance that this matter; if further investigated, will not have a material effect on the Company.

NOTE 11 -- STOCKHOLDERS' EQUITY

Common Stock

During January 2006, warrants to purchase 50,000 shares of Company Common Stock were exercised at an exercise price of $0.25.

On February 3, 2006, and as a result of the Consolidation (Notes and ), the
Company also issued seven-year warrants to the holders of the Debentures to purchase 10,081,607 shares of the Company's Common Stock in amounts proportional to the face amount of the Debentures exercisable at $0.01 per share. The warrants will be exercisable from February 3, 2006 through October 30, 2012. The warrants feature a cashless exercise provision, which provides (a) the holder with the right, any time after one year from their date of issuance through their date of termination (and only in the event that there is not an effective registration or prospectus covering the resale of the underlying stock), to exercise such warrants using such cashless exercise feature and/or (b) for an automatic cashless exercise in the date of termination. The Company can consent to a cashless exercise of the warrants at the request of the holder at anytime.
A cashless exercise will result in a net share settlement of the warrants based on a formula in which the net shares issuable is based upon the then fair value of the Company's common stock. The Company evaluated the classification of these warrants at the date of consolidation and at March 31, 2006 in accordance with
EITF 00-19 and determined that they are equity instruments because (a) net share settlement is within the Company's control and (b) the cashless exercise feature does not potentially result in the issuance of an indeterminate number of shares.

On February 3, 2006, pursuant to the Securities Exchange Agreement, shares of
STAC Common Stock owned by STAC management were exchanged for an aggregate of
9,506,380 shares of Company Common Stock.

On February 3, 2006, pursuant to a letter agreement between the Company and the
Debenture holders, the Company issued 525,000 shares of Company Common Stock to the holders pro rata in accordance with their respective ownership of the
Debentures.

On February 3, 2006, the Company and Sunrise Equity Partners, L.P. ("Sunrise")
entered in a Securities Purchase Agreement pursuant to which the Company sold
Sunrise 500,000 shares of Company Common Stock for $750,000, of which the
Company received net proceeds of $675,000 after deducting fees and expenses of
$75,000. The Company granted Sunrise unlimited and customary "piggyback"
registration rights as well as registration rights similar to the registration rights granted by the Company in connection with that certain Registration
Rights Agreement dated October 31, 2005 with its then holders of Series A
Preferred Stock. As a result, the Company is obligated to file a Registration
Statement on or before 45 days after the Consolidation pursuant to the
Registration Rights Agreement described above. The registration rights will survive until such time as the Company Common Stock may be sold without volume restrictions pursuant to Rule 144(k) of the Securities Act.

On February 7, 2006, holders of the seven-year $0.01 warrants to purchase shares of Company Common Stock exercised 2,673,948 warrants and as a result of the cashless exercise feature, the Company issued 2,664,398 shares of the Company's
Common Stock.

On February 10, 2006 warrants to purchase 200,000 shares of Company Common Stock were exercised at an exercise price of $0.25.

                                      F-70

                   RELATIONSERVE MEDIA, INC. AND SUBSIDIARIES
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2006

On February 3, 2006, in connection with the SendTec acquisition, the Company granted 10,081,607 warrants to purchase 10,081,607 shares of Common Stock at
$0.01 per share. The warrants expire on October 31, 2012.

On March 10, 2006, the Company granted (under its 2005 option plan) options to purchase an aggregate of 1,690,000 shares of Common Stock to employees of the
Company. The options are exercisable at $1.80 per share, which was the fair market value of the Common Stock at the grant date. In accordance with SFAS 123
(R), the Company recorded stock based compensation expense in the amount of approximately $49,000 during the three months ended March 31, 2006 based on estimates of options expected to vest. The options vest as to 33% of such shares on the date one year following the date of grant, 33% and 34% of the second and third anniversaries of the date of grant, respectively, and expire on March 9,
2016 or earlier due to employment termination.

2006 Incentive Stock Plan

The 2006 Incentive Plan was adopted by the Board of Directors on March 3, 2006
(the "2006 Plan") but is still subject to approval by our stockholders. Grants under the 2006 Plan are not conditioned on stockholder approval. An aggregate of
2,700,000 shares of Common Stock have been reserved for issuance under the 2006
Incentive Plan. The purpose of the 2006 Incentive Plan is to provide an incentive to retain in the employ of and as directors, officers, consultants, advisors and employees of our company, persons of training, experience and ability, to attract new directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage the sense of proprietorship and to stimulate the active interest of such persons into our development and financial success. Under the 2006 Incentive Plan, we are authorized to issue incentive stock options intended to qualify under Section 422 of the Code, non-qualified stock options and restricted stock. The maximum number of shares of Common Stock that may be subject to options granted under the 2006 Incentive
Plan to any individual in any calendar year shall not exceed 1,000,000 shares in order to qualify as performance-based compensation under Section 162(m) of the
Code. The 2006 Incentive Plan is currently administered by the Board or a
Committee of the Board of Directors.

On March 28, 2006, the Company granted options to purchase and aggregate of
200,000 shares of Common Stock to employees of the Company. The options are exercisable at $1.70 per share, which was the fair market value of the Common
Stock at the grant date. In accordance with SFAS 123 (R), the Company recorded stock based compensation expense in the amount of approximately $1,000 during the three months ended March 31, 2006 based on estimates of options expected to vest. The options vest as to 33% of such shares on the date one year following the date of grant, 33% and 34% of the second and third anniversaries of the date of grant, respectively, and expire on March 27, 2016 or earlier due to employment termination.

A summary of the status of the Company's outstanding stock options granted to employees and a former director as of March 31, 2006 and changes during the period ending on that date is as follows:

                                                            NUMBER OF   WEIGHTED AVERAGE
                                                             OPTIONS     EXERCISE PRICE
                                                           ----------   ----------------

Outstanding at December 31, 2005........................    2,688,000         $2.98
   Granted..............................................    1,890,000         $1.79
   Exercised............................................           --
   Forfeited............................................   (1,275,500)        $3.85
                                                           ----------         -----
Outstanding at March 31, 2006...........................    3,302,500         $1.81
                                                           ==========         =====
Options exercisable at end of period....................    1,071,500         $1.19
                                                           ==========         =====
Weighted-average fair value granted during the period...                      $1.79
                                                                              =====

The following information applies to options outstanding at March 31, 2006:

                                      F-71

                   RELATIONSERVE MEDIA, INC. AND SUBSIDIARIES
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2006

                                      OPTIONS OUTSTANDING               OPTIONS EXERCISABLE
                              -----------------------------------   --------------------------
                              WEIGHTED AVERAGE
                                  REMAINING                                        WEIGHTED
   RANGE OF       NUMBER OF     CONTRACTUAL      WEIGHTED AVERAGE   NUMBER OF       AVERAGE
EXERCISE PRICES    OPTIONS      LIFE (YEARS)      EXERCISE PRICE     OPTIONS    EXERCISE PRICE
---------------   ---------   ----------------   ----------------   ---------   --------------

$1.00             1,000,000         4.21               $1.00        1,000,000        $1.00
$3.85               986,000         9.23               $3.85           71,500        $3.85
$3.85               100,000         9.67               $3.85               --           --
$1.80             1,690,000         9.95               $1.80               --           --
$1.70               200,000        10.00               $1.80               --           --

Common Stock Warrants

A summary of the status of the Company's outstanding stock warrants granted as of March 31, 2006 and changes during the period is as follows:

                                                            NUMBER OF   WEIGHTED AVERAGE
                                                             WARRANTS    EXERCISE PRICE
                                                           ----------   ----------------

Outstanding at December 31, 2005........................    6,786,757         $0.70
   Granted..............................................   10,081,607         $0.01
   Exercised............................................   (2,923,948)        $0.03
   Forfeited............................................           --            --
                                                           ----------         -----
Outstanding at March 31, 2006...........................   13,944,416         $0.29
                                                           ==========         =====
Weighted-average fair value granted during the period...                      $0.01
                                                                              =====

NOTE 12 -- SUBSEQUENT EVENTS

Issuances of Securities

On April 4, 2006, a holder of ten-year warrants to purchase shares of Company
Common Stock exercised $0.25 warrants resulting in the issuance of 353,452 shares of Company Common Stock. Such exercise was effectuated through the cashless exercise provision of $0.25 warrants equaling 56,548 shares of Company
Common Stock underlying the $0.25 warrants.

On April 9, 2006, a holder of seven-year $0.01 warrants to purchase shares of
Company Common Stock exercised 1,037,985 warrants and as a result of the cashless exercise feature, the Company issued 1,031,245 shares of the Company's
Common Stock.

On April 19, 2006, a holder of ten-year warrants to purchase shares of Company
Common Stock exercised $0.25 warrants resulting in the issuance of 250,139 shares of Company Common Stock. Such exercise was effectuated through the cashless exercise provision of $0.25 warrants equaling approximately 49,861 shares of Company Common Stock underlying the $0.25 warrants.

On April 20, 2006, a holder of seven-year $0.01 warrants to purchase shares of
Company Common Stock exercised 326,479 warrants and as a result of the cashless exercise feature, the Company issued 324,359 shares of the Company's Common
Stock.

On May 1, 2006, a holder of ten-year warrants to purchase shares of Company
Common Stock exercised $0.25 warrants resulting in the issuance of 53,967 shares of Company Common Stock. Such exercise was effectuated through the cashless exercise provision of $0.25 warrants equaling approximately 17,033 shares of
Company Common Stock underlying the $0.25 warrants.

                                      F-72

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

Our Certificate of Incorporation contains provisions to (i) eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty (other than breaches of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under Section 174 of the Delaware General
Corporation Law (the "DGCL") or for any transaction from which the director derived an improper personal benefit) and (ii) indemnify our directors and officers to the fullest extent permitted by Section 145 of the DGCL, including circumstances in which indemnification is otherwise discretionary. We believe that these provisions are necessary to attract and retain qualified persons as directors and officers. As a result of this provision, our or our stockholders'
ability to successfully prosecute an action against a director for a breach of his duty of care has been limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. The Securities and Exchange
Commission has taken the position that the provision will have no effect on claims arising under the federal securities laws.

In addition, the Certificate of Incorporation and By-Laws provide mandatory indemnification rights, subject to limited exceptions, to any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was our director or officer, or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. Such indemnification rights include reimbursement for expenses incurred by such person in advance of the final disposition of such proceeding in accordance with the applicable provisions of the DGCL.

Item 25. Other Expenses of Issuance and Distribution

The expenses payable by us in connection with this Registration Statement are estimated as follows:

SEC Registration Fee...............................................   $16,532.66
Accounting Fees and Expenses.......................................            *
                                                                      ----------
Legal Fees and Expenses............................................   $   50,000
Transfer Agent Fees and Expenses...................................   $   10,000
Printing Fees and Expenses.........................................            *
                                                                      ----------
Miscellaneous Expenses.............................................            *
                                                                      ----------
Total..............................................................   $        *
                                                                      ----------
----------
*    Represents less than 1%.

Item 26. Recent Sales of Unregistered Securities

RECENT SALES OF UNREGISTERED SECURITIES

During the last three years, we have issued the following unregistered securities. None of these transactions involved any underwriters, underwriting discounts or commissions, except as specified below, or any public offering, and we believe that each transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof and/or Regulation D promulgated thereunder. The Company believes that the various issuances described below were to "accredited investors".

On May 14, 2004, Chubasco issued 6,800,000 shares of Common Stock to Mr. Scott
Young, the Company's former President, Chief Financial Officer and sole director. Mr. Young acquired these shares at a price of $0.01 per share. We received $68,000 from this offering. These shares were issued pursuant to
Section 4(2) of the Securities Act and are restricted shares as defined in the
Securities Act.

                                      II-1

Chubasco completed an offering of 3,210,000 shares of Common Stock at a price of
$0.01 per share to a total of seven purchasers on June 8, 2004. The total amount we received from this offering was $32,100. The Company completed the offering pursuant to Regulation S of the Securities Act.

Chubasco completed an offering of 6,500 shares of our common stock at a price of
$0.25 per share to a total of forty-three purchasers on July 30, 2004. The total amount we received from this offering was $1,625. We completed the offering pursuant to Regulation S of the Securities Act.

RelationServe (Delaware's) founders (three persons) received 4,001,000 shares of common stock and 6,000,000 warrants in connection with their formation efforts, for providing the bridge loan advances and negotiating our initial acquisitions which were exchanged for 4,001,000 shares of Common Stock and warrants exercisable for 6,000,000 shares of Common Stock upon the Effective Time of the
Merger of RelationServe and RelationServe Access, Inc. These shares were issued in reliance upon and exemption from registration provided pursuant to Section
4(2) of the Securities Act and are restricted shares as defined by the
Securities Act.

On April 20, 2005 RelationServe (Delaware) commenced a private offering of
Units, each Unit consisting of 50,000 shares of RelationServe common stock with three-year warrants to purchase 25,000 shares of RelationServe (Delaware) common stock exercisable at $2.00 per share (the "Offering"). RelationServe received and accepted $1,125,000 of subscriptions from various investors. On June 24,
2005, an additional investor purchased $500,000 of our Units for cash and was issued 500,000 shares of restricted stock and 250,000 warrants to purchase
Company Common Stock. The Units were issued in reliance on an exemption from registration provided under Regulation D of the Securities Act and are restricted shares as defined by the Securities Act.

The acquisition of Omni Point and Friendsand resulted in issuance of 8,000,000 shares of RelationServe (Delaware) Common Stock, a two-year promissory note in the principal amount of $700,000, and an agreement for the payment of $550,000 of cash ($150,000 of which was paid at closing and $400,000 of which is required to be used to satisfy certain outstanding obligations) (issued to two persons).
These shares were issued pursuant to Section 4(2) of the Securities Act and are restricted shares as defined in the Securities Act.

Pursuant to the Merger, on June 13, 2005 we acquired all of the outstanding capital stock of RelationServe (Delaware) in exchange for 13,326,000 shares of our Common Stock. We also assumed warrants to purchase 6,550,000 shares of our
Common Stock issued by RelationServe (Delaware). These shares and warrants were issued pursuant to and exception from registration pursuant to Section 4(2) of the Securities Act and are restricted securities as defined in the Securities
Act.

On May 24, 2005, we entered into an independent consulting agreement with Summit
Financial Partners, LLC. Under the terms of the Agreement, Summit Financial
Partners, LLC. is to provide investor relations and similar services in exchange for issuance of 1,050,000 shares of Common Stock. These shares were issued pursuant to Section 4(2) of the Securities Act and are restricted shares as defined in the Securities Act.

On June 22, 2005 we commenced a private offering of up to $4,000,000 of Units, each Unit consisting of 50,000 shares of Common Stock with three-year warrants to purchase 25,000 shares of Common Stock exercisable at $3.50 per share. On
June 30, 2005 we conducted and initial closing of the private offering of Units to "accredited investors" as that term is defined in Regulation D of the
Securities Act, and we received and accepted $2,000,000 of subscriptions in the
Offering and issued 1,000,000 shares and 500,000 warrants sold to various investors. The Units were issued in reliance on an exemption from registration provided under Regulation D of the Securities Act and are restricted securities as defined by the Securities Act.

On June 27, 2005, we issued 550,000 shares of common stock in connection with the exercise of 550,000 common stock warrants for net proceeds of $137,500.

On June 30, 2005, we issued 48,515 shares of Common Stock and a three-year warrant to purchase 24,257 shares of Common Stock with an exercise price of
$3.50 to Olshan Grundman Frome Rosenzweig & Wolosky LLP for legal services provided to us. These warrants and shares of Common Stock were issued pursuant to Section 4(2) of the Securities Act and are restricted securities as defined in the Securities Act.

                                      II-2

On July 13, 2005 our Board of Directors ratified a consulting agreement with
Stronghurst, LLC, pursuant to which we issued 750,000 shares of Common Stock to certain principals of Stronghurst, LLC. 375,000 shares were issued on July 13,
2005, and the remaining 375,000 shares are currently being held in escrow with
187,500 to be released 270 days after the execution of the agreement and the remaining 187,500 to be released on September 13, 2006. These shares of Common
Stock were issued pursuant to Section 4(2) of the Securities Act and are restricted securities as defined in the Securities Act.

On July 13, 2005 we issued 300,000 shares of restricted Common Stock to our former Chief Executive Officer Mandee Heller Adler and 80,000 shares of restricted Common Stock to our former Chief Operating Officer Ohad Jehassi.

On October 28, 2005 the Company filed with the Secretary of State of the State of Delaware a Certificate of Designations, Preferences and Other Rights and
Qualifications of Series A Preferred Stock (the "Certificate of Designations")
designating 1,500,000 of the Company's previously authorized preferred stock. On
October 31, 2005 the Company issued $10,289,690 of RelationServe Preferred at a purchase price of $13.50 per share (762,199 shares). Each share of RelationServe
Preferred was convertible into shares of RelationServe Common Stock, at an initial conversion price of $1.35 per share. On February 3, 2006, all of the outstanding shares of the Series A Preferred automatically converted into
7,621,991 shares of Company Common Stock pursuant to the terms of the Series A
Preferred at a conversion price of $1.35 per share.

On November 30, 2005 the Company entered into a Consulting Agreement with Elite
Card Services, Inc. ("Consultant"), pursuant to which we issued 90,000 shares of restricted Common Stock.

On November 30, 2005 we issued 10,000 shares of restricted Common Stock to Shawn
McNamara, our Senior Vice-President and interim Chief Executive Officer.

During January 2006, warrants to purchase 50,000 shares of Company Common Stock were exercised at an exercise price of $0.25

On February 3, 2006, and as a result of the Consolidation, Debentures
($34,950,000) issued by SendTec Acquisition Corp. ("STAC") on October 31, 2005
and initially convertible into STAC common stock, became convertible into the
Company's Common Stock at a conversion price of $1.50 per share. On such date the Company also issued seven-year warrants to the holders of the Debentures to purchase 10,081,607 shares of the Company's Common Stock in amounts proportional to the face amount of the Debentures exercisable at $0.01 per share. The warrants will be exercisable from February 3, 2006 through October 30, 2012.

On February 3, 2006, pursuant to the Securities Exchange Agreement, shares of
STAC Common Stock owned by STAC management were exchanged for an aggregate of
9,506,380 shares of Company Common Stock.

On February 3, 2006, pursuant to a letter agreement between the Company and the
Debenture holders, the Company issued 525,000 shares of Company Common Stock to the holders pro rata in accordance with their respective ownership of the
Debentures.

On February 3, 2006, pursuant to a Securities Purchase Agreement the Company sold to an "accredited investor," 500,000 shares of Company Common Stock for
$750,000. In connection with this transaction, we paid a finder's fee of
$25,000.

On February 7, 2006, holders of the seven-year warrants to purchase shares of
Company Common Stock, exercised warrants to purchase an aggregate of 2,664,398 shares of the Company Common Stock. Such exercise was effectuated through the cashless exercise provision of the warrants equaling 9,549.81 shares in the aggregate of Company Common Stock underlying the warrants.

On February 10, 2005 warrants to purchase 200,000 shares of Company Common Stock were exercised at an exercise price of $0.25.

                                      II-3

On April 4, 2006, a holder of ten-year warrants to purchase shares of Company
Common Stock exercised $0.25 warrants resulting in the issuance of 353,452 shares of Company Common Stock. Such exercise was effectuated through the cashless exercise provision of $0.25 warrants equaling 56,548 shares of Company
Common Stock underlying the $0.25 warrants.

On April 9, 2006, a holder of seven-year warrants to purchase shares of Company
Common Stock exercised $0.01 warrants resulting in the issuance of 1,031,245 shares of the Company Common Stock. Such exercise was effectuated through the cashless exercise provision of the $0.01 warrants equaling approximately 6,740 shares of Company Common Stock underlying the $0.01 warrants.

On April 19, 2006, a holder of ten-year warrants to purchase shares of Company
Common Stock exercised $0.25 warrants resulting in the issuance of 250,139 shares of Company Common Stock. Such exercise was effectuated through the cashless exercise provision of $0.25 warrants equaling approximately 49,861 shares of Company Common Stock underlying the $0.25 warrants.

On April 20, 2006, a holder of seven-year warrants to purchase shares of Company
Common Stock exercised $0.01 warrants resulting in the issuance of 324,359 shares of the Company Common Stock. Such exercise was effectuated through the cashless exercise provision of the $0.01 warrants equaling approximately 2,120 shares of Company Common Stock underlying the $0.01 warrants.

On May 1, 2006, a holder of ten-year warrants to purchase shares of Company
Common Stock exercised $0.25 warrants resulting in the issuance of 53,967 shares of Company Common Stock. Such exercise was effectuated through the cashless exercise provision of the $0.25 warrants equaling approximately 17,033 shares of
Company Common Stock underlying the $0.25 warrants.

                                      II-4

Item 27. Exhibits.

EXHIBIT
 NUMBER   DESCRIPTION
-------   -----------
   2.1    Agreement and Plan of Merger of RelationServe Media, Inc. (Nevada)
          with and into RelationServe Media, Inc. (Delaware) dated August 29,
          2005 (incorporated herein by reference to Exhibit 2.1 to the Company's
          Current Report on Form 8-K filed with the Commission on September 2,
          2005)

   2.2    Agreement of Merger and Plan of Reorganization among Chubasco
          Resources Corp., Reland Acquisition, Inc. and RelationServe, Inc.
          dated June 10, 2005 (incorporated herein by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K filed with the Commission on June 16, 2005)

   3.1    Amended and Restated Certificate of Incorporation of RelationServe,
          Inc. dated August 29, 2005 (incorporated herein by reference to
          Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the
          Commission on September 2, 2005)

   3.2    Amended and Restated By-Laws of RelationServe Media, Inc.
          (incorporated herein by reference to Exhibit 3.2 to the Company's
          Current Report on Form 8-K filed with the Commission on September 2,
          2005)

   3.3    Amendment to Amended and Restated By-Laws of RelationServe Media, Inc.
          (incorporated herein by reference to Exhibit 2.1 to the Company's
          Current Report on Form 8-K filed with the Commission on December 5,
          2005)

   4.1    Form of Warrant to purchase Common Stock of RelationServe Media, Inc.
          at an exercise price of $0.01 per share (incorporated herein by reference to Exhibit 10.7 to the Company's Current Report on Form 8-K
          filed with the Commission on February 9, 2006)

   4.2    Form of Warrant to purchase Common Stock of RelationServe Media, Inc.
          at an exercise price of $3.50 per share (incorporated herein by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K
          filed with the Commission on June 30, 2005)

   4.3    Form of Warrant to purchase Common Stock of RelationServe Media, Inc.
          at an exercise price of $2.00 per share (incorporated by reference to exhibit 4.3 to the Company's Annual Report on Form 10-KSB for the year ended December 31, 2005)

   4.4     Form of Warrant to purchase Common Stock of RelationServe Media, Inc.
           at an exercise price of $0.25 (incorporated herein by reference to
           Exhibit 2.8 to the Company's Current Report on Form 8-K filed with the Commission on June 16, 2005)

   4.5    Form of Restricted Stock Agreement (incorporated herein by reference to Exhibit 10.15 to the Company's Quarterly Report on Form 10-QSB
          filed with the Commission on August 15, 2005)

   4.6    Form of Option Certificate (incorporated herein by reference to
          Exhibit 10.14 to the Company's Quarterly Report on Form 10-QSB filed with the Commission on August 15, 2005)

   5.1    Opinion of Olshan Grundman Frome Rosenzweig & Wolosky*

 10.01    Asset Purchase Agreement by and among RelationServe Access, Inc., Omni
          Point Marketing, LLC, Cobalt Holdings, LLC and McCall and Estes
          Advertising, Inc. dated May 12, 2005 (incorporated herein by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K filed with the Commission on June 16, 2005)

 10.02    Agreement and Plan of Merger between Friends Acquisition, Inc. and
          Friendsand LLC dated May 13, 2005 (incorporated herein by reference to
          Exhibit 2.2 to the Company's Current Report on Form 8-K filed with the
          Commission on June 16, 2005)

 10.03    Asset Purchase Agreement by and between RelationServe Media Inc.,
          theglobe.com, inc., and SendTec, Inc. (incorporated herein by reference to Exhibit 10.1 to the Company's Current Report on Form
          8-K/A filed with the Commission on August 18, 2005)

 10.04    Amendment No. 1 to Asset Purchase Agreement by and between
          RelationServe Media Inc., theglobe.com, inc., and SendTec, Inc.
          (incorporated herein by reference to Exhibit 10.1 to the Company's
          Current Report on Form 8-K filed with the Commission on August 24,
          2005)

 10.05    Holdback Escrow Agreement by and among RelationServe Media, Inc.,
          theglobe.com., SendTec,

                                      II-5

EXHIBIT
 NUMBER   DESCRIPTION
-------   -----------
          Inc. and Olshan Grundman Frome Rosenzweig & Wolosky LLP, dated August
          9, 2005 (incorporated herein by reference to Exhibit 10.8 to the
          Company's Current Report on Form 8-K/A filed with the Commission on
          November 7, 2005)

 10.06    Securities Purchase Agreement dated as of October 31, 2005, among
          SendTec Acquisition Corp., RelationServe Media, Inc., each purchaser identified on the signature pages hereto and Christiana Corporate
          Services, Inc., in its capacity as administrative agent for the
          Purchasers (incorporated herein by reference to Exhibit 10.1 to the
          Company's Current Report on Form 8-K/A filed with the Commission on
          November 7, 2005)

 10.07    Form of Senior Secured Convertible Debenture dated as of October 31,
          2005, among SendTec Acquisition Corp., RelationServe Media, Inc., purchaser, and Christiana Corporate Services, Inc., in its capacity as administrative agent for the Purchasers (incorporated herein by reference to Exhibit 10.2 to the Company's Current Report on Form
          8-K/A filed with the Commission on November 7, 2005)

 10.08    SendTec Acquisition Corp. Security Agreement (incorporated herein by reference to Exhibit 10.3 to the Company's Current Report on Form
          8-K/A filed with the Commission on November 7, 2005)

 10.09    Guarantor Security Agreement among the Grantors and Christiana
          Corporate Services, Inc., in its capacity as administrative agent for the Holders, dated February 3, 2006 (incorporated herein by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K filed with the Commission on February 9, 2006)

 10.10    Copyright Security Agreement among the Grantors and Christiana
          Corporate Services, Inc., in its capacity as administrative agent for the Holders, dated February 3, 2006 (incorporated herein by reference to Exhibit 10.3 to the Company's Current Report on Form 8-K filed with the Commission on February 9, 2006)

 10.11    Patent Security Agreement, dated February 3, 2006 among the Grantors and Christiana Corporate Services, Inc., in its capacity as administrative agent for the Holders, dated February 3, 2006
          (incorporated herein by reference to Exhibit 10.4 to the Company's
          Current Report on Form 8-K filed with the Commission on February 9,
          2006)

 10.12    Trademark Security Agreement among the Grantors and Christiana
          Corporate Services, Inc., in its capacity as administrative agent for the Holders, dated February 3, 2006 (incorporated herein by reference to Exhibit 10.5 to the Company's Current Report on Form 8-K filed with the Commission on February 9, 2006)

 10.13    General Continuing Guaranty among the Guarantors in favor of the
          Holders and Christiana Corporate Services, Inc., in its capacity as administrative agent for the Holders, dated February 3, 2006
          (incorporated herein by reference to Exhibit 10.6 to the Company's
          Current Report on Form 8-K filed with the Commission on February 9,
          2006)

 10.14    Securities Exchange Agreement by and among the Company and STAC
          Management, dated February 3, 2006 (incorporated herein by reference to Exhibit 10.8 to the Company's Current Report on Form 8-K filed with the Commission on February 9, 2006)

 10.15    Employment Agreement for Paul Soltoff, effective October 31, 2005
          (incorporated herein by reference to Exhibit 10.15 to the Company's
          Current Report on Form 8-K filed with the Commission on February 9,
          2006)

 10.16    Employment Agreement for Eric Obeck, effective October 31, 2005
          (incorporated herein by reference to Exhibit 10.16 to the Company's
          Current Report on Form 8-K filed with the Commission on February 9,
          2006)

 10.17    Employment Agreement for Donald Gould, effective October 31, 2005
          (incorporated herein by reference to Exhibit 10.17 to the Company's
          Current Report on Form 8-K filed with the Commission on February 9,
          2006)

 10.18    Employment Agreement between RelationServe Media, Inc. and Ohad
          Jehassi, dated July 13, 2005 (incorporated herein by reference to
          Exhibit 10.4 to the Company's Current Report on Form 8-K filed with the Commission on July 18, 2005)

                                      II-6

EXHIBIT
 NUMBER   DESCRIPTION
-------   -----------
 10.19    Employment Agreement between RelationServe Media, Inc. and Shawn
          McNamara, dated November 30, 2005 (incorporated herein by reference to
          Exhibit 10.2 to the Company's Current Report on Form 8-K filed with the Commission on December 5, 2006)

 10.20    Letter Agreement by and between the Company and LB I Group Inc., dated
          October 31, 2005 (incorporated herein by reference to Exhibit 10.14 to the Company's Current Report on Form 8-K filed with the Commission on
          February 9, 2006)

 10.21    Covenant Agreement among SendTec Acquisition Corp., the Company and the Purchasers, dated February 3, 2006 (incorporated herein by reference to Exhibit 10.21 to the Company's Annual Report on Form
          10-KSB for the year ended December 31, 2005)

 10.22    Release and Employment Severance Agreement between RelationServe
          Media, Inc. and Mandee Heller Adler dated November 11, 2005
          (incorporated herein by reference to Exhibit 10.1 to the Company's
          Current Report on Form 8-K filed with the Commission on November 17,
          2005)

 10.23    Severance Agreement by and between the Company and Danielle Karp, effective February 3, 2006 (incorporated herein by reference to
          Exhibit 10.11 to the Company's Current Report on Form 8-K filed with the Commission on February 9, 2006)

 10.24    Non-Competition and Non-Solicitation Agreement by and between the
          Company and the Hirsch Affiliates, dated February 3, 2006
          (incorporated herein by reference to Exhibit 10.10 to the Company's
          Current Report on Form 8-K filed with the Commission on February 9,
          2006)

 10.25    Mutual General Release by and between the Company and the Hirsch
          Affiliates, dated February 3, 2006 (incorporated herein by reference to Exhibit 10.13 to the Company's Current Report on Form 8-K filed with the Commission on February 9, 2006)

 10.26    Stock Purchase Agreement by and between the Company and Sunrise Equity
          Partners, L.P., dated February 3, 2006 (incorporated herein by reference to Exhibit 10.12 to the Company's Current Report on Form 8-K
          filed with the Commission on February 9, 2006)

 10.27    Registration Rights Agreement among the Company and the Purchasers, dated February 3, 2006 (incorporated herein by reference to Exhibit
          10.9 to the Company's Current Report on Form 8-K filed with the
          Commission on February 9, 2006)

 10.28    Waiver and Amended and Restated Registration Rights Agreement between
          RelationServe Media, Inc. and certain subscribers to RelationServe
          Media Inc.'s common stock and warrants Subscribers to the
          RelationServe Media Inc.'s common stock and warrants (incorporated herein by reference to Exhibit 10.7 to the Company's Current Report on
          Form 8-K/A filed with the Commission on November 7, 2005)

 10.29    Consulting Agreement between Elite Card Services, Inc. and the
          Company, dated November 30, 2005 (incorporated herein by reference to
          Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Commission on December 5, 2005)

 10.30    Form of Registration Rights Agreement between RelationServe Media,
          Inc. and Subscribers to the RelationServe Media Inc.'s Series A
          Convertible Preferred Stock (incorporated herein by reference to
          Exhibit 10.6 to the Company's Current Report on Form 8-K/A filed with the Commission on November 7, 2005)

 10.31    Form of Subscription Agreement between RelationServe Media, Inc. and
          Subscribers to the RelationServe Media Inc.'s Series A Convertible
          Preferred Stock (incorporated herein by reference to Exhibit 10.5 to the Company's Current Report on Form 8-K/A filed with the Commission on November 7, 2005)

 10.32    Form of Subscription Agreement of RelationServe Media, Inc. (Nevada)
          in connection with the private placement offering which closed on June
          30, 2005 (incorporated herein by reference to Exhibit 4.1 to the
          Company's Current Report on Form 8-K filed with the Commission on June
          30, 2005)

 10.33    RelationServe Media, Inc. 2006 Incentive Stock Plan (incorporated here by reference to Exhibit 10.33 to the Company's Annual Report on Form
          10-KSB for the year ended December 31, 2005)

 10.34    RelationServe Media Inc. 2005 Non-Employee Directors Stock Option Plan
          (incorporated herein by

                                      II-7

EXHIBIT
 NUMBER   DESCRIPTION
-------   -----------
          reference to Exhibit 10.1 to the Company's Current Report on Form 8-K
          filed with the Commission on August 12, 2005)

 10.35    RelationServe Media, Inc. 2005 Incentive Stock Plan (incorporated herein by reference to Exhibit 10.1 to the Company's Current Report on
          Form 8-K filed with the Commission on July 18, 2005)

 10.36    Note Purchase Agreement by and between RelationServe, Inc., JH
          Associates, Inc. and GRQ Consultants, Inc. dated April 1, 2005
          (incorporated herein by reference to Exhibit 2.3 to the Company's
          Current Report on Form 8-K filed with the Commission on June 16, 2005)

 10.37    Lease Agreement dated January 30, 2004 by and between Koger Equity,
          Inc. and SendTec, Inc. (incorporated by reference to Exhibit 10.37 to the Company's Annual Report on Form 10-KSB for the year ended December
          31, 2005)

 10.38    Lease Amendment Number 1 dated September 27, 2005 by and between CBT
          Properties, Inc. and SendTec, Inc. (incorporated by reference to
          Exhibit 10.38 to the Company's Annual Report on Form 10-KSB for the
          year ended December 31, 2005)

 10.39    Agreement of Lease dated May 23, 2005 by and between 386 PAS Partners,
          L.L.C., and SendTec, Inc. (incorporated by reference to Exhibit 10.39 to the Company's Annual Report on Form 10-KSB for the year ended
          December 31, 2005)

 10.40    Waiver Letter among the Company and the Purchasers**

 10.41    Asset Purchase Agreement dated as of June 5, 2006 by and among
          RelationServe Media, Inc., R.S.A.C., Inc. and RelationServe Access,
          Inc. (incorporated herein by reference to Exhibit 10.1 to the
          Company's Current Report on Form 8-K filed with the Commission on
          June 21, 2006)

  14.1    Code of Ethics of the Company (incorporated herein by reference to
          Exhibit 14 to the Company's Current Report on Form 8-K filed with the
          Commission on July 18, 2005)

  16.1    Letter from Sherb & Co., LLP to the Company, dated December 5, 2005
          (incorporated herein by reference to Exhibit 16 to the Company's
          Current Report on Form 8-K filed with the Commission on December 5,
          2005

  16.2    Letter from Morgan & Company to the Securities and Exchange Commission
          dated July 15, 2005 (incorporated herein by reference to Exhibit 16.1 to the Company's Current Report on Form 8-K filed with the Commission on July 18, 2005)

    21    Subsidiaries of the Registrant**

  23.1    Consent of Marcum & Kliegman LLP*

  23.2    Consent of McKean Paul Chrycy Fletcher & Co.*

  23.3    Consent of Gregory, Sharer and Stuart, P.A.*

  23.4    Consent of Olshan Grundman Frome Rosenzweig & Wolosky LLP (contained in Exhibit 5.1)

----------
*    filed herewith.

**   previously filed.

Item 28. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(i) Include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be

                                      II-8

reflected in the form of prospectus filed with the Commission pursuant to Rule
424(b) if, in the aggregate, the changes in volume and price represent II-10 no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration
Statement;

(iii) Include any additional or changed information on the plan of distribution.

(2) For determining liability under the Securities Act, the Registrant will treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 24 above, or otherwise, the
Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the
Securities Act and will be governed by the final adjudication of such issue.

                                      II-9

                                   SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 RELATIONSERVE MEDIA, INC.

                                 By: /s/ Paul Soltoff
                                     -----------------------------------------
                                 Name: Paul Soltoff
                                 Title: Director (Principal Executive Officer)
                                 Date: June 22, 2006

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this report has been signed by the following persons on behalf of the registrant and in the capacities and on the date indicated.

By: /s/ Paul Soltoff                    June 22, 2006
    ---------------------------------
    Paul Soltoff, Director (Principal
    Executive Officer)

By: /s/ Donald Gould                    June 22, 2006
    ---------------------------------
    Donald Gould, (Principal Financial
    Officer and Principal Accounting
    Officer)

By: /s/ Michael Brauser                 June 22, 2006
    ---------------------------------
    Michael Brauser, Chairman of the
    Board of Directors

By: /s/ Robert G. Beauregard            June 22, 2006
    ---------------------------------
    Robert G. Beauregard, Director

By:                                     June 22, 2006
    ---------------------------------
    Vincent Addonisio, Director

                                     II-10